                                                                    Exhibit 10.9

                                                                  EXECUTION COPY

                         OPERATIONS TRANSFER AGREEMENT

                           dated as of June 18, 2003

                                    between

                       KINDRED HEALTHCARE OPERATING, INC.,
                     KINDRED NURSING CENTERS SOUTH, L.L.C.,
                      KINDRED NURSING CENTERS EAST, L.L.C.
                         SENIOR HEALTH MANAGEMENT, LLC,
                   FLORIDA INSTITUTE FOR LONG TERM CARE, LLC,
                              FI- BAY POINTE, LLC,
                               FI-BOCA RATON, LLC,
                            FI-BROWARD NURSING, LLC,
                               FI-CAPE CORAL, LLC,
                            FI- CARROLWOOD CARE, LLC,
                               FI-CASA MORA, LLC,
                            FI-EVERGREEN WOODS, LLC,
                             FI-HIGHLAND PINES, LLC,
                            FI-HIGHLAND TERRACE, LLC,
                              FI-PALM BEACHES, LLC,
                             FI-POMPANO REHAB, LLC,
                             FI-SANFORD REHAB, LLC,
                                 FI-TAMPA, LLC,
                               FI-THE ABBEY, LLC,
                                FI-THE OAKS, LLC,
                               FI-TITUSVILLE, LLC,
                               FI-WALDEMERE, LLC,
                           FI-WINDSOR WOODS, LLC, and
                              FI-WINKLER COURT, LLC

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.    Definitions...................................................3
Section 1.02.    General Interpretive Principles...............................8

                                   ARTICLE II
                              TRANSACTION; CLOSINGS

Section 2.01.    The Transaction...............................................8
Section 2.02.    Closing.......................................................9
Section 2.03.    Deliveries at Closing.........................................9

                                   ARTICLE III
                                    TRANSFERS

Section 3.01.    Asset Transfers..............................................11
Section 3.02.    Patient Census, Patient Trust Funds and Patient Inventory....12
Section 3.03.    Accounts Receivable..........................................14
Section 3.04.    Records......................................................15
Section 3.05.    Contracts ...................................................17
Section 3.06.    Policy and Procedure Manuals.................................17
Section 3.07.    Computer Systems.............................................18

                                   ARTICLE IV
                               EMPLOYMENT MATTERS

Section 4.01.    Hired Employees..............................................18
Section 4.02.    Employees and Benefits.......................................21

                                    ARTICLE V
                            POST-CLOSING OBLIGATIONS

Section 5.01.    Cost Reports.................................................22
Section 5.02.    Prorations...................................................23
Section 5.03.    Accounting Close.............................................23
Section 5.04.    Further Assurances...........................................24
Section 5.05.    Pre-Closing Receipts.........................................24
Section 5.06.    Transfer Guaranty............................................24

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

Section 6.01.    Representations and Warranties by Senior Health..............26
Section 6.02.    Representations and Warranties by Florida Institute
                    and the New Operators.....................................27
Section 6.03.    Representations and Warranties by Kindred....................29

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

Section 7.01.    Conditions to Kindred's Obligations..........................32
Section 7.02.    Conditions to the New Operators' Obligations.................34
Section 7.03.    Conditions to the New Operator's Obligations.................35

                                  ARTICLE VIII
                                    COVENANTS

Section 8.01.    Consummation of the Transaction..............................36
Section 8.02.    Conduct of Business..........................................36
Section 8.03.    Insurance....................................................36
Section 8.04.    Service Provider Agreements..................................36
Section 8.05.    Sale or Use Tax..............................................37
Section 8.06.    Trade Names..................................................37

                                   ARTICLE IX
                                 INDEMNIFICATION

Section 9.01.    Kindred Indemnification Obligations..........................37
Section 9.02.    Florida Institute Indemnification Obligations................37
Section 9.03.    Senior Health Indemnification Obligations....................38
Section 9.04.    Kindred Indemnification from Litigation......................38
Section 9.05.    Florida Institute Indemnification from Litigation............39

                                    ARTICLE X
                              EFFECT; TERMINATION

Section 10.01.   Termination of the Agreement.................................39

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.01.   Notices......................................................40
Section 11.02.   Payment of Expenses..........................................41
Section 11.03.   Diligence Materials..........................................42
Section 11.04.   Entire Agreement; Amendment; Waiver..........................42
Section 11.05.   Assignment...................................................42

Section 11.06.   Joint Venture; Third Party Beneficiaries.....................42
Section 11.07.   Counterparts.................................................43
Section 11.08.   Governing Law................................................43

                             EXHIBITS AND SCHEDULES

Exhibit A               Form of Fairhaven Sublease Agreement
Exhibit B               Form of Lease Agreement
Exhibit C               Term Sheet: Operations Transfer Covenants
Exhibit D               Form of Bill of Sale
Exhibit E               Form of Assignment and Assumption Agreement
Exhibit F               Form of Ancillary Service Agreements
Exhibit G               Form of Management Agreement
Exhibit H               Organizational Chart
Exhibit I               Insurance Policies

Schedule IA             List of Ventas Facilities
Schedule IB             Fairhaven Facility
Schedule IC             List of Owned Facilities
Schedule 2.03(b)(ii)    Purchase Price for the Transferred Assets
Schedule 3.01(a)(ii)    Personal Property relating to each Facility
Schedule 3.01(b)(iv)    Retained Personal Property
Schedule 3.02(a)        Patient Census
Schedule 3.02(b)        Patient Trust Funds
Schedule 3.02(c)        Patient Inventory
Schedule 3.03(a)        Unpaid Accounts Receivable
Schedule 3.05           Assumed Facility Contracts
Schedule 3.07(a)        Computer Software and Systems to be Retained
Schedule 6.03(g)        Environmental Matters
Schedule 11.03          Diligence Materials

                          OPERATIONS TRANSFER AGREEMENT

          THIS OPERATIONS TRANSFER AGREEMENT (this "Agreement") is made and entered into as of the 18th day of June, 2003 by and between Kindred Healthcare Operating, Inc. ("Kindred"), a Delaware corporation formerly known as Vencor, Inc., Kindred Nursing Centers South, L.L.C. ("Kindred South"), a Delaware limited liability company, Kindred Nursing Centers East, LLC ("Kindred East"), a Delaware limited liability company, and Senior Health Management, LLC, a Pennsylvania limited liability company ("Senior Health"), Florida Institute for Long Term Care, LLC, a Delaware limited liability company ("Florida Institute"), and FI-Bay Pointe, LLC, a Florida limited liability company, FI-Boca Raton, LLC, a Florida limited liability company, FI-Broward Nursing, LLC, a Florida limited liability company, FI-Cape Coral, LLC, a Florida limited liability company, FI-Carrollwood Care, LLC, a Florida limited liability company, FI-Casa Mora, LLC, a Florida limited liability company, FI-Evergreen Woods, LLC, a Florida limited liability company, FI-Highland Pines, LLC, a Florida limited liability company, FI-Highland Terrace, LLC, a Florida limited liability company, FI-Palm Beaches, LLC, a Florida limited liability company, FI-Pompano Rehab, LLC, a Florida limited liability company, FI-Sanford Rehab, LLC, a Florida limited liability company, FI-Tampa, LLC, a Florida limited liability company, FI-The Abbey, LLC, a Florida limited liability company, FI-The Oaks, LLC, a Florida limited liability company, FI-Titusville, LLC, a Florida limited liability company, FI-Waldemere, LLC, a Florida limited liability company, FI-Windsor Woods, LLC, a Florida limited liability company, and FI-Winkler Court, LLC, a Florida limited liability company (each, a "New Operator" and collectively, the "New Operators").

                              W I T N E S S E T H:

          WHEREAS, Kindred and Senior Health entered into a letter of intent dated as of May 12, 2003 (the "LOI"), pursuant to which Senior Health expressed its interest in a possible transaction to acquire Kindred's 19 skilled nursing centers located in the state of Florida, a list of which is attached hereto as
Schedule I (each, a "Facility" and collectively, the "Facilities");

          WHEREAS, Senior Health has assigned to (i) Senior Health Management - Gold Coast, LLC, a Florida limited liability company ("Senior Health Gold Coast") its rights in the LOI as manager, (ii) WKTM-Florida, LLC ("WKTM"), a Delaware limited liability company its rights in the LOI as the purchaser of the real property and (iii) to Florida Institute its rights in the LOI as operator of the Facilities;

          WHEREAS, Senior Health has agreed to be party to this Agreement solely for the purposes of facilitating the transfer of the Facilities from Kindred and the Operators (as defined below) to the New Operators as contemplated hereby;

          WHEREAS, the respective boards of directors or other management bodies of each of the parties hereto deem it advisable and in the best interest of each entity and its respective shareholders or members to consummate the transaction to transfer the operations of the Facilities as contemplated hereby subject to the terms and conditions set forth herein (the "Transaction");

          WHEREAS Ventas Realty, Limited Partnership, a Delaware limited partnership, ("Ventas"), as prime lessor, and Kindred, as prime tenant, entered into Amended and Restated

Master Lease Agreements Nos. 1 through 4 (as amended, the "Master Leases") dated as of April 20, 2001, pursuant to which Ventas leased to Kindred various properties, including the 16 Facilities listed in Schedule IA attached hereto (the "Ventas Facilities"), and Kindred subleased the Ventas Facilities to certain of its Affiliates pursuant to that certain Amended and Restated Sublease, dated April 20, 2001, as amended by that certain First Amendment to Amended and Restated Sublease, dated as of December 12, 2001;

          WHEREAS, pursuant to an Agreement for Sale of Real Estate and Master Lease Amendments, dated as of May 14, 2003, Kindred South has agreed to acquire from Ventas, and Ventas has agreed to sell to Kindred South, the Ventas Facilities in fee (the "Ventas Acquisition");

          WHEREAS, Fairhaven South, Inc., a Florida corporation ("Fairhaven"), as lessor, and First Health Care Corporation, a Delaware corporation ("First Health Care"), as tenant, entered into that certain Lease Agreement, dated as of July 1, 1996 (the "Fairhaven Lease"), pursuant to which Fairhaven leased the Facility listed in Schedule IB attached hereto (the "Fairhaven Facility") to First Health Care and First Health Care subsequently assigned the Fairhaven Lease to Vencor Operating, Inc., which assigned the Fairhaven Lease to Kindred East, pursuant to an Assignment and Assumption of Leases dated as of April 30, 1998;

          WHEREAS, Kindred East owns in fee two of the Facilities listed in
Schedule IC attached hereto (the "Owned Facilities");

          WHEREAS, Kindred East also operates the Fairhaven Facility and the Owned Facilities;

          WHEREAS, in furtherance of the Transaction contemplated hereby, Kindred East intends to enter into an agreement of sublease (a "Sublease Agreement") with respect to the Fairhaven Facility, dated as of the Closing Date in substantially the form attached hereto as Exhibit A with FI The Oaks, LLC;

          WHEREAS, in furtherance of the Transaction contemplated hereby, the Affiliates of Kindred that own the Owned Facilities and those that will acquire the Ventas Facilities intend to enter into agreements of lease (each, a "Lease Agreement") with respect to all such Facilities, dated as of the Closing Date, with the New Operators designated by Senior Health that will be the lessees and operators of each such Facility, such Lease Agreements to be in substantially the form attached hereto as Exhibit B, provided that such Lease Agreements will not be entered into if the WKTM Acquisition (as defined below) is completed on the Closing Date hereof,

          WHEREAS, WKTM, Kindred South and Kindred East have entered into a purchase agreement on the date hereof, whereby WKTM will acquire in fee the Ventas Facilities and the Owned Facilities from Kindred South and Kindred East (the "WKTM Acquisition"); and

          WHEREAS, the New Operators desire to assume operational responsibility for the Facilities and to make agreements with Kindred and its Affiliates to facilitate a smooth transition relating to the operation of the Facilities, all on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Accounts Receivable Purchase Price" means the $9 million in immediately available funds payable at Closing as consideration for the transfer of the accounts receivable pursuant to Section 3.03 hereof, plus the Contingent Purchase Price.

          "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as of the date hereof.

          "Agreement" has the meaning set forth in the preamble.

          "Ancillary Service Agreements" has the meaning set forth in Section 7.01(1) hereof.

          "Approvals" has the meaning set forth in Section 7.01(i) hereof.

          "Assumed Facility Contracts" has the meaning set forth in Section 3.05 hereof.

          "Closing" has the meaning set forth in Section 2.02(a) hereof.

          "Closing Date" means the date of Closing of the transfer of the Facilities pursuant to Section 2.02 hereof.

          "COBRA" has the meaning set forth in Section 4.01(c) hereof.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

          "Contingent Period" has the meaning set forth in Section 5.05 hereof.

          "Contingent Purchase Price" has the meaning set forth in Section 5.05(b) hereof.

          "Diligence Materials" has the meaning set forth in Section 11.03(a) hereof.

          "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the use or release of Hazardous Substances.

          "ERISA" means the Employee Retirement Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

          "Facility" and "Facilities" have the meanings set forth for each term in the recitals.

          "Facility Contracts" has the meaning set forth in Section 3.05 hereof.

          "Facility Records" has the meaning set forth in Section 3.04(b) hereof.

          "Fairhaven" has the meaning set forth in the recitals.

          "Fairhaven Facility" has the meaning set forth in the recitals.

          "Fairhaven Lease" has the meaning set forth in the recitals.

          "First Health Care" has the meaning set forth in the recitals.

          "Florida Institute" has the meaning set forth in the preamble.

          "Florida Institute Commissioned Reports" means any and all reports commissioned at any time prior to Closing by or on behalf of Florida Institute, WKTM, any New Operator or any of their respective lenders relating to the environmental or physical condition of any Facility or the property on which it is located, including without limitation Phase I or Phase II environmental reports, mechanical reports, structural or engineering, and zoning reports.

          "Florida Institute Indemnified Parties" has the meaning set forth in
Section 9.01 hereof.

          "G/L 4000 Reports" has the meaning set forth in Section 6.03(d).

          "Governmental Entity" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

          "Guaranteed Obligations" means (1) the performance by the New Operators and Florida Institute of their covenants set forth in Article VIII,
(2) the performance by the New Operators and Florida Institute of their obligations under the Assumed Facilities Contracts and the assumed employee benefits set forth in Section 4.02(c), (3) in the event of (x) a default under the terms of the applicable Lease Agreement or Sublease Agreement, (y) the expiration or sooner termination of the applicable Lease Agreement or Sublease Agreement or (z) the commencement of the winding down of operations at any Facility (each, an "Operations Transfer Event"), the full, faithful and punctual performance of the Operations Transfer Covenants, (4) in the event of an Operations Transfer Event, the management of the Facilities for up to ninety
(90) days following such Operations Transfer Event, in the manner set forth in the section of the term sheet relating to the operations transfer agreement attached hereto as Exhibit C entitled "Transition Period" and (5) the reimbursement of all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by any Operator of a Leased Facility in connection with the enforcement of the Operations Transfer Covenants.

          "Hazardous Substance" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials that are in friable form but which are not controlled pursuant to an existing operations and maintenance program; any substance the presence of which on the Property is prohibited by any federal, state or local authority because it is hazardous or potentially hazardous or harmful or potentially harmful to human health or the environment; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Environmental Laws or regulated thereby.

          "Hired Employees" has the meaning set forth in Section 4.01 (a) hereof.

          "Insurance Policies" has the meaning set forth in Section 6.02(j) hereof.

          "Kindred" has the meaning set forth in the preamble.

          "Kindred East" has the meaning set forth in the preamble.

          "Kindred Indemnified Parties" has the meaning set forth in Section
9.02 hereof.

          "Kindred South" has the meaning set forth in the preamble.

          "knowledge" and similar terms used in this Agreement, means, with respect to the knowledge of Kindred, only the actual current knowledge, without independent investigation, of the following employees of Kindred: (1) Joseph Landenwich, Esq., (2) Richard Myers, Esq., (3) Bruce Bonzel and (4) David Stordy.

          "Law" means any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity.

          "Lease Agreement" has the meaning set forth in the recitals.

          "Leased Facilities" has the meaning set forth in the recitals.

          "LOI" has the meaning set forth in the recitals.

          "Losses" has the meaning set forth in Section 3.05 hereof.

          "Master Leases" has the meaning set forth in the recitals.

          "Material Adverse Effect" means a material adverse effect on the business, condition or prospects (financial or otherwise) of the Facilities, taken as whole.

          "New Operator" and "New Operators" have the meaning set forth in the preamble.

          "New Operator Lender" means CapitalSource Finance, LLC.

          "Notice" has the meaning set forth in Section 11.01 (a) hereof.

          "Operations Transfer Covenants" means the covenants by each New Operator of a Facility under the applicable Lease Agreement or Sublease Agreement to transfer the operations at its Facility to the Operator of such Facility or its designee upon an Operations Transfer Event, which covenants shall substantially incorporate the terms set forth in Exhibit C attached hereto.

          "Operations Transfer Event" has the meaning set forth in the definition of "Guaranteed Obligations" above.

          "Operator" means each Affiliate of Kindred currently operating a Facility as of the date hereof.

          "Operator Records" has the meaning set forth in Section 3.04(a) hereof.

          "Owned Facilities" has the meaning set forth in the recitals.

          "Patient Census" has the meaning set forth in Section 3.02(a) hereof.

          "Patient Inventory" has the meaning set forth in Section 3.02(c) hereof.

          "Patient Trust Funds" has the meaning set forth in Section 3.02(b) hereof.

          "PCBs" has the meaning set forth in the definition of "Hazardous Substances" above.

          "Person" means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization, or Governmental Entity.

          "Personal Property" means any and all equipment, inventory owned by Kindred and/or the Operators and used or useful in the operations of the Facilities transferred pursuant to Sections 3.01(a)(i) and (ii).

          "Pre-Closing Receipts" has the meaning set forth in Section 3.03(c)(i) hereof.

          "Proceeding" any action, suit, proceeding, claim or dispute pending or, to the knowledge of Kindred after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Entity, by or against Kindred or any Operator of a Facility or against any of their properties or revenues, and that relate to a Facility.

          "Purchase Price" means, with respect to each Facility, the amount paid in respect of the operating contracts set forth in Schedule 3.05 and the Personal Property relating to such Facility, as set forth on Schedule 3.01 (a) attached hereto.

          "Regulatory Approvals" means the issuance of licenses by the Florida Agency for Health Care Administration to the New Operators required in connection with the consummation of the transactions contemplated by the Transaction Documents.

          "Representatives" means, with respect to any Person, such Person's officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such a Person.

          "Resident Care System" means the computerized medical record system required to maintain resident and nursing center records and to produce mandated minimum data set reports.

          "Retained Assets" has the meaning set forth in Section 3.01(b) hereof.

          "Retention Period" has the meaning set forth in Section 3.07(a) hereof.

          "Security Deposit" means, with respect to each Facility, a cash sum equal to one monthly installment of Fixed Rent (as defined in such Lease Agreement or Sublease Agreement relating to such Facility, as applicable) due under such Lease Agreement or Sublease Agreement.

          "Senior Health" has the meaning set forth in the preamble.

          "Senior Health Gold Coast" has the meaning set forth in the recitals.

          "Software" has the meaning set forth in Section 3.07(b) hereof.

          "Sublease Agreement" has the meaning set forth in the recitals.

          "Sublease Consents" shall mean (i) with respect to the Fairhaven Facility, the written consent of Fairhaven to the sublease of such Facility and
(ii) the written consent of JP Morgan Chase, to the extent required pursuant to those certain leasehold mortgages granted by Kindred, on or about April 20, 2001, to JP Morgan Chase with respect to certain Facilities, as determined in the sole discretion of Kindred.

          "Sun Coast" means Sun Coast Nursing Centers, Inc., a Delaware not-for-profit corporation.

          "Transaction" has the meaning set forth in the recitals.

          "Transaction Documents" has the meaning set forth in Section 6.01 (a) hereof.

          "Transfer Guaranty" has the meaning set forth in Section 5.06(a) hereof.

          "Transferred Assets" has the meaning set forth in Section 3.01 (a) hereof.

          "Ventas" has the meaning set forth in the recitals.

          "Ventas Acquisition" has the meaning set forth in the recitals.

          "Ventas Facilities" has the meaning set forth in the recitals.

          "WARN Act" has the meaning set forth in Section 4.01(b) hereof.

          "WKTM" has the meaning set forth in the recitals.

          "WKTM Acquisition" has the meaning set forth in the recitals.

          SECTION 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the Section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the Exhibits and Schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

                                   ARTICLE II

                              TRANSACTION; CLOSINGS

          SECTION 2.01. The Transaction. Subject to the terms and conditions set forth herein:

          (a) Kindred East shall enter into a Sublease Agreement with respect to the Fairhaven Facility with FI-The Oaks, LLC.

          (b) Each of the New Operators of an Owned Facility shall enter into a Lease Agreement with Kindred East with respect to such Facility; provided that in the event that the closing of the WKTM Acquisition occurs on the Closing Date hereof, the New Operators shall not enter into such Lease Agreements or any agreements related thereto, and all provisions herein relating to such Lease Agreements or the obligations contained therein shall be null and void.

          (c) Each of the New Operators of a Ventas Facility shall enter into a Lease Agreement with respect to each Ventas Facility with Kindred South; provided that in the event that the closing of the WKTM Acquisition occurs on the Closing Date hereof, the New Operators shall not enter into such Lease Agreements or any agreements related thereto, and all provisions herein relating to such Lease Agreements or the obligations contained therein shall be null and void.

          (d) Each New Operator of a Facility shall purchase certain assets used by Kindred or the Operator of such Facility in connection with the operation of such Facility as set forth in Article III hereof.

          SECTION 2.02. Closing. (a) Subject to satisfaction or waiver of each of the conditions set forth in Article VII hereof, the Transaction shall be effected through a closing (a "Closing") at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, or at such other place as the parties may agree.

          (b) The Closing shall occur on June 30, 2003 unless otherwise agreed by the parties hereto.

          SECTION 2.03. Deliveries at Closing. (a) At Closing, Kindred and/or the Operator of each Facility will make the following deliveries to Senior Health and the New Operator of each such Facility:

          (i) An executed copy of the applicable Lease Agreement or Sublease Agreement relating to each Facility, together with all deliveries required thereunder, including, without limitation, with respect to Waldemere Place, an executed sublease agreement for the related parking lot,

          (ii) A bill of sale for the Transferred Assets relating to such Facility, in substantially the form attached hereto as Exhibit D,

          (iii) All documents required to be delivered pursuant to Article III hereof,

          (iv) An executed copy of the assignment and assumption agreement in substantially the form attached hereto as Exhibit E, and

          (v) Executed copies of the Ancillary Service Agreements in substantially the form attached hereto as Exhibit F,

          (vi) Consent and Estoppel Certificate in form and substance reasonably acceptable to Senior Health or its assignee from the lessor of the Fairhaven Lease, provided, that Kindred shall only be obligated to deliver such consent and estoppel in connection with the closing of The Oaks at Avon,

          (vii) A certificate of an officer of each of Kindred, Kindred East and Kindred South certifying as to (a) due execution of a resolution of the board of directors or managers of such party authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents executed by such party, (b) the incumbency of each officer or other representative executing any Transaction Document on behalf of such party and (c) the good standing of each party under the laws of the jurisdiction in which it was organized, and

          (viii) A certificate of an officer of Kindred certifying as to the matters set forth in Section 7.02(d).

          (b) At Closing, the New Operator of each Facility will make the following deliveries to Kindred and/or the Operator of such Facility:

          (i) An executed copy of the applicable Lease Agreement or Sublease Agreement relating to each Facility, together with any deliveries required thereunder, including, without limitation, the Security Deposit required with respect to such Facility and, with respect to Waldemere Place, an executed sublease agreement relating to the sublease of the related parking lot,

          (ii) The amount set forth in Schedule 2.03(b)(ii) attached hereto, which amount shall equal (i) the purchase price for the Transferred Assets, plus (ii) $9 million as initial consideration for the transfer of the accounts receivable, less (iii) the amount of all accrued wages, vacation, sick or paid time off benefits assumed by Senior Health as of the Closing Date and less (iv) any debt or other liabilities of Kindred relating to the period prior to Closing assumed by Senior Health, WKTM or any New Operator as of the Closing Date, payable in immediately available funds by wire transfer to an account designated by Kindred,

          (iii) A certificate of an officer of Senior Health certifying as to the matters set forth in Section 7.01(j),

          (iv) Proof of receipt of all Approvals required prior to such transfer,

          (v) Certificates of insurance (on ACORD Form 27 where available) in form and substance satisfactory to Kindred evidencing that all insurance of the types and in the amounts required by the Sublease Agreement or Lease Agreement, as applicable, are maintained in force by the applicable New Operator,

          (vi) All documents required to be delivered pursuant to Article III hereof,

          (vii) Evidence of consummation of a working capital facility of at least $20 million with the New Operator Lender,

          (viii) An executed copy of the assignment and assumption agreement in substantially the form attached hereto as Exhibit E,

          (ix) Executed copies of the Ancillary Service Agreements in substantially the form attached hereto as Exhibit F,

          (x) An executed copy of the management agreement between Senior Health and the New Operator of such Facility in substantially the form attached hereto as Exhibit G,

          (xi) A certificate of an officer of Senior Health certifying as to the net worth of Senior Health as of the Closing Date,

          (xii) A certificate of an officer of Senior Health, Florida Institute and each New Operator certifying as to (a) due execution of a resolution of the board of directors or managers of such party authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents executed by such party, (b) the incumbency of each officer or other representative executing any Transaction Document on behalf of such party and (c) the good standing of each party under the laws of the jurisdiction in which it was organized, and

          (xiii) A certificate of an officer of Florida Institute certifying as to the matters set forth in Section 11.03(b) hereof.

                                   ARTICLE III

                                    TRANSFERS

          SECTION 3.01. Asset Transfers. The following will apply in respect of each Facility:

          (a) For and in consideration of the Purchase Price and the Accounts Receivable Purchase Price, and subject to the terms and conditions contained herein, Kindred hereby agrees to, or to cause each Operator of a Facility to, sell, transfer and convey the following described assets relating to each Facility (the "Transferred Assets") to the New Operator of such Facility as of the Closing:

          (i) All inventory and supplies of every kind and nature whatsoever relating to the operation of each Facility including, but not limited to, all food, pharmacy, medical, office, maintenance and other inventory and supplies owned by Kindred and the relevant Operator as of the Closing Date,

          (ii) All personal property and equipment in, on, relating to or used in the operation of, such Facility, including without limitation, those listed in Schedule 3.01(a)(ii) attached hereto, except as otherwise provided in Sections 3.01(b)(iv) and 3.01(b)(v),

          (iii) Certain vendor, service and operating contracts relating to each Facility as more specifically set forth in Section 3.05 of this Agreement, and

          (iv) Accounts receivable of such Facility as described in Section 3.03 hereof.

          (b) Notwithstanding anything in this Agreement to the contrary, the Transferred Assets for each Facility shall not include, and neither Kindred nor the Operator of each Facility shall sell, transfer or convey to the New Operator of such Facility, the following property relating to such Facility (the "Retained Assets"):

          (i) All assets not directly associated with the operation of such Facility,

          (ii) All licenses to operate such Facility,

          (iii) All books and records relating to such Facility, the Operator thereof and/or the past and present patients at such Facility, except as set forth in Section 3.04(b) hereof,

          (iv) The personal property and equipment relating to the operation of such Facility set forth on Schedule 3.01(b)(iv),

          (v) All computer software and systems except as provided on Schedule 3.07(a),

          (vi) All Medicare and Medicaid provider agreements in respect of such Facility, and

          (vii) All cash on hand at such Facility, except as otherwise provided in Section 3.02(b) hereof.

          (c) All Transferred Assets shall be conveyed by Kindred, or the Operators of such Facility, to the New Operator of such Facility on an "AS IS-WHERE IS" basis free and clear of all liens, claims or encumbrances, except as otherwise specified herein.

          (d) No Operator shall have any obligation to deliver the Transferred Assets to any location other than such Facility, it being understood and agreed that the presence of the Transferred Assets at such Facility on the Closing Date shall constitute delivery thereof.

          SECTION 3.02. Patient Census, Patient Trust Funds and Patient Inventory. The following will apply in respect of each Facility:

          (a) Prior to the Closing Date, Kindred shall, or shall cause the Operator of such Facility to, prepare a true, correct and complete census report of patients at its Facility within two (2) business days prior to the Closing Date (the "Patient Census"). Each Patient Census shall be initialed by the Operator and the New Operator of such Facility and shall be substantially in the form attached hereto as Schedule 3.02(a). As soon as reasonably practicable following the Closing Date, Kindred shall, or shall cause the Operator of such Facility to, update the Patient Census to reflect the patients at such Facility as of the Closing Date.

          (b) Prior to the Closing Date, Kindred shall, or shall cause the Operator of such Facility to, prepare a true, correct and complete accounting, properly reconciled, of any patient trust funds then held by Kindred or the Operator for patients at each Facility (the "Patient Trust Funds"). The Patient Trust Funds shall be initialed by the Operator and the New Operator of such Facility and shall be substantially in the form attached hereto as Schedule 3.02(b). As soon as reasonably practicable following the Closing Date, Kindred shall, or shall cause Operator of such Facility to, update such accounting, properly reconciled, as of the Closing Date, and if and to the extent required by federal law or Florida law in connection with the issuance to the New Operator of a license to operate such Facility, cause such updated accounting to be certified by an independent certified public accountant.

          (c) Prior to the Closing Date, Kindred shall, or shall cause the Operator of such Facility to, prepare a true, correct and complete inventory of all patients' property then held on behalf of patients of each Facility (the "Patient Inventory"). The Patient Inventory shall be initialed by the Operator and the New Operator of such Facility and shall be substantially in the form attached hereto as Schedule 3.02(c). As soon as reasonably practicable following the Closing Date, Kindred shall, or shall cause the Operator of such Facility to, update the Patient Inventory to reflect patients' property as of the Closing Date.

          (d) Within ten (10) days after completion of the accounting described in Sections 3.02(b) and (c), Kindred shall cause the Operator of such Facility to, transfer the Patient Trust Funds and Patient Inventory related to such Facility to the New Operator of such Facility. Florida Institute and the New Operator, hereby agree that they will accept such Patient Trust Funds and Patient Inventory and hold the same in trust for the patients, in accordance with applicable statutory and regulatory requirements.

          (e) Kindred and the Operator of each Facility, jointly and severally, will indemnify, defend and hold the New Operator of such Facility harmless for, from and against all liabilities, claims and demands, including, without limitation, reasonable attorneys' fees, in the event the amount of the Patient Trust Funds and Patient Inventory, if any, transferred to such New Operator does not constitute the full amount of the Patient Trust Funds and Patient Inventory that were delivered to Kindred or the Operator of such Facility as custodian less any amounts used or spent since delivery in accordance with Kindred's or such Operator's custodial arrangement with its patients, including claims which arise from actions or omissions of Kindred or its Operators with respect to the Patient Trust Funds and Patient Inventory on or prior to the Closing Date; provided that such indemnity shall not apply if the claim in question is subject to the indemnity in favor of Kindred and such Facility Operator contained in paragraph (f) below; and provided further that, notwithstanding anything to the contrary contained in this Agreement, each New Operator's right to present any claim for indemnification hereunder shall terminate on the date that is twelve (12) months following the date of delivery of the Patient Trust Funds and Patient Inventory pursuant to Section 3.02(d) hereof.

          (f) Each of the New Operators will indemnify, defend and hold Kindred harmless for, from and against all liabilities, claims and demands, including, without limitation, reasonable attorneys' fees, in the event a claim is made against Kindred or the Operators of any Facility by a patient (or a patient's heirs or representatives) for his/her Patient Trust Funds or Patient Inventory after such Patient Trust Funds or Patient Inventory are transferred to such New Operator pursuant to the terms of this Agreement if caused by a New Operator; provided that such indemnity shall not apply if the claim in question is subject to the indemnity in favor of the New Operators contained in paragraph (e) above.

          SECTION 3.03. Accounts Receivable. The following will apply in respect of each Facility:

          (a) Kindred and/or the Operator of such Facility shall transfer all right, title and interest in all unpaid accounts receivable less any adjustments for credits due to third parties relating to the period prior to the Closing Date as set forth on Schedule 3.03(a) hereto, including, but not limited to, any accounts receivable arising from rate adjustments which relate to the period prior to such Closing Date even if such adjustments occur after such Closing Date, for such Facility to the New Operator of such Facility. As soon as reasonably practicable following the Closing Date, Kindred shall, or shall cause the Operator of such Facility to, update Schedule 3.03(a) to include all unpaid accounts receivable relating to the period prior to the Closing Date.

          (b) Prior to the Closing Date, Kindred shall establish a designated account for receipt of all payments from third parties relating to each Facility from and after the Closing Date for a period of thirty (30) days, and the New Operator of such Facility shall have all right, title and interest in proceeds contained in such account. Kindred shall (a) assure that such account is dedicated solely to the receipt of payments from third party payors, (b) instruct the Medicare intermediaries to wire Medicare payments to the dedicated account or immediately deposit into the dedicated account all checks received by Kindred or the Operator of such Facility from the Medicare program, (c) agree not to withdraw any funds from the account and (d) irrevocably instruct the institution maintaining such account to sweep the funds in the account at the end of each business day into an account in the name of, and controlled by, the New Operator or into a lockbox account maintained by or on behalf of the New Operator. Thereafter, at the end of each business day, Kindred and the Operator of a Facility shall forward any payments received from third parties relating to the Facility to the New Operator of the Facility. Within sixty (60) days following the Closing Date, Kindred will perform a reconciliation of all Medicare PIP payments for overpayments, underpayments or provisions for bad debts relating to services performed in June.

          (c) Payments received by the New Operator after the Closing Date from third party payors, such as Medicare, Medicaid and Veteran's Administration, relating to such Facility shall be handled as follows:

          (i) If such payments either specifically indicate on the accompanying remittance advice, or if the parties agree, that they relate to the unpaid accounts receivable listed on Schedule 3.03(a), they shall be classified as "Pre-Closing Receipts" and distributed as provided in Section 5.05 hereof.

          (ii) If such payments indicate on the accompanying remittance advice, or if the parties agree, that they do not relate to the unpaid accounts receivable listed on Schedule 3.03 (a), they shall be retained by the New Operator of such Facility.

          (iii) If such payments indicate on the accompanying remittance advice, or if the parties agree, that they relate in part to unpaid accounts receivable listed on Schedule 3.03(a), the portion thereof which does not relate to unpaid accounts receivable listed on Schedule 3.03(a) shall be retained by the New Operator of such Facility and the balance shall be classified as "Pre-Closing Receipts" and distributed as provided in Section
     5.05 hereof.

          (d) For a period of ninety (90) days following the Closing Date, unless the remittance advice indicates otherwise, any payments received by the New Operator after the Closing Date from or on behalf of private pay patients with outstanding balances as of such Closing Date will first be used to reduce the patient's pre-Closing Date balances, and as such will be treated as "Pre-Closing Receipts" and distributed as provided in Section 5.05 hereof, with any excess applied to reduce any balances due for services rendered by the New Operator of such Facility after the Closing Date. Thereafter, all payments will be applied to any post-Closing Date balances, and any balance shall be remitted to Kindred or the applicable Operator of such Facility within five (5) days of receipt thereof. If Kindred and the New Operator cannot agree as to which period a private pay patient's remittance applies, Kindred and the New Operator hereby agree to engage an independent auditor to determine the period to which such payment relates.

          (e) In the event the parties mutually determine that any payment hereunder has been misapplied by the parties, the party which erroneously received said payment shall remit the same to the other within ten (10) days after said determination is made.

          (f) Each of Florida Institute and/or the New Operator of such Facility shall have the right to inspect all cash receipts, books and records of Kindred and/or the Operator of such Facility in order to confirm compliance with the above. Each of Kindred and the Operator of such Facility shall have the right to inspect all cash receipts, books, and records of Florida Institute and its designated New Operators in order to confirm compliance with the above. Each of Kindred and/or the Operator of a Facility shall provide Florida Institute and/or the New Operator with its accounts receivable aging reports for such Facility for a period of two (2) years after the Closing Date, and Florida Institute and/or the New Operator shall provide Kindred and/or the Operator with its accounts receivable aging reports and detailed daily ledger postings relating to accounts receivable payments for such Facility on a quarterly basis for a period of two (2) years after the Closing Date.

          SECTION 3.04. Records. The following will apply in respect of each
Facility:

          (a) Within sixty (60) days following the Closing Date, Kindred and/or the Operator of such Facility shall remove from such Facility all of the records related to such Facility, including, but not limited to, (i) financial records,
(ii) the personnel files of employees other than the Hired Employees (including but not limited to personnel files, time records, assignment sheets and work schedules), (iii) medical records and patient records for patients other than those patients that are at such Facility on the Closing Date, (iv) cost reports and (v) any work papers related to preparation of costs reports, whether previously filed, audited and settled or which remain unfiled, unaudited, unsettled or any combination thereof (the "Operator Records"); provided that if required by law or any regulatory agency or third-party payor, any New Operator may review patient records relating to the period from one (1) year prior to the Closing Date through the Closing Date if requested in writing by such New Operator. In addition, Kindred may engage a third party to copy any Operator Records located at such Facility for up to sixty (60) days following the Closing Date provided that Kindred complies with all laws, rules and regulations relating to the copying of the Operator Records.

          (b) Subject to Operator's rights under Section 3.07(a), Kindred and/or the Operator of such Facility shall deliver to the New Operator of such Facility originals or copies of the following records: (i) the personnel files of the Hired Employees, and (ii) medical records and patient records for patients at such Facility on the Closing Date (the items referred to in clauses (i) and (ii) collectively, the "Facility Records"). Notwithstanding the foregoing, Kindred and/or the appropriate Operator of such Facility may, at its option, copy the Facility Records any time within sixty (60) days following the Closing Date.

          (c) From time to time Kindred shall, or shall cause the appropriate Operator of such Facility to, at Florida Institute's or the New Operator of such Facility's request and cost, send Florida Institute or the New Operator a copy of the original relevant file in the event the New Operator subsequently readmits any patient whose file was removed pursuant to Section 3.04(a). Kindred's obligation under this Section 3.04(c) shall expire one (1) year following the Closing Date.

          (d) Subsequent to the sixty (60) day period provided in Section 3.04(b), each of the parties hereto shall allow, upon reasonable prior notice and during normal business hours, each of the parties hereto and their respective agents and representatives to have reasonable access to, and to make copies of, records relating to a Facility held by such party, to the extent reasonably necessary to enable them to investigate and defend malpractice, employee or other claims, to file or defend cost reports and tax returns and to verify accounts receivable collections due. To the extent necessary, the New Operator of such Facility also will provide access to such Facility and its employees if reasonably requested by Kindred or any of its Affiliates, including, without limitation, the right to enter such Facility. To facilitate this process, each New Operator hereby designates Joyce Karoleski (727-820-8408) as liaison to assist Kindred in obtaining this information and Kindred hereby designates Douglas Curnutte (502-596-7329) as liaison to assist the New Operators in obtaining this information.

          (e) Subsequent to the Closing Date, the parties hereto shall be entitled to obtain the originals of any Facility Records and any records retained by Kindred and its Affiliates, for purposes of any litigation or other proceeding involving a patient or employee to whom such record relates, if an officer of or counsel for the appropriate party certifies that such original record must be produced in order to comply with applicable law or the order of an administrative agency or a court of competent jurisdiction in connection with such litigation or other proceeding. Any record so removed shall promptly be returned following its use or release by the applicable administrative agency or court.

          (f) The New Operator of such Facility shall maintain the Facility Records to the extent required by all applicable state and/or federal law, but in no event less than six (6) years from the Closing Date, and shall allow Kindred and its Affiliates reasonable opportunity to remove the Facility Records, at Kindred's or such Affiliate's expense, at such time after such record retention period as may be required by law has expired.

          (g) Notwithstanding anything to the contrary contained herein, the parties hereto shall not be required to disclose or to provide access to any records to the extent that such disclosure or access would constitute a violation of any federal or state law governing privacy of medical information, including, but not limited to, the Health Insurance Portability and Accountability Act and Florida laws governing privacy of patients' medical records.

          SECTION 3.05. Contracts. With respect to each Facility, Kindred has provided the New Operator of such Facility with a list of all vendor, service and other operating contracts for such Facility (the "Facility Contracts") and a copy of each contract identified on said list. Attached hereto as Schedule 3.05 is a list of all contracts that each New Operator will assume from Kindred or the Operator of such Facility as of Closing (the "Assumed Facility Contracts"). As soon as reasonably practicable following the Closing Date, Kindred shall, or shall cause the Operator of such Facility to, update Schedule 3.05 to include all Facility Contracts, to the extent assignable, that were entered into in the ordinary course of business following the preparation of such list and prior to the Closing Date. Any Facility Contracts not so listed shall not be assumed. Effective as of the Closing Date, Kindred shall, or shall cause the appropriate Operator of such Facility to, assign, and the New Operator of such Facility shall assume and agree to be bound by all of the terms and conditions of the Assumed Facility Contracts. Kindred will indemnify, defend and hold such New Operator harmless against any and all losses, penalties, judgments, suits, costs, claims, liabilities, damages and expenses including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses"), incurred by, imposed upon or asserted against such New Operator, its Affiliates and Representatives as a result of, relating to or arising out of any obligations under (a) the Assumed Facility Contracts relating to the period prior to the Closing Date, even if the same do not arise until after the Closing Date, or (b) any Facility Contracts that are not Assumed Facility Contacts with respect to such Facility. Florida Institute and the New Operator of a Facility will indemnify, defend and hold Kindred harmless against any and all Losses incurred by, imposed upon or asserted against Kindred or the Operator of such Facility as a result of, relating to or arising out of any obligations under the Assumed Facility Contracts relating to the period from and after the Closing Date. Kindred's and the New Operator's rights to be indemnified by the other party pursuant to this Section 3.05 shall terminate upon the later of (i) the date that is nine (9) months from the Closing Date or (ii) the expiration of the relevant Assumed Facility Contract.

          SECTION 3.06. Policy and Procedure Manuals. With respect to each Facility, Kindred shall, or shall cause the Operator of such Facility to, remove all policy and procedure manuals from such Facility after four (4) months. Florida Institute and the New Operator understand that the policy and procedure manuals are the sole property of Kindred and the Operator of such Facility and shall not be copied or reproduced in any way or shared with any unrelated party; provided, however, that Florida Institute or the New Operator shall be allowed to copy, reproduce and share such policy and procedure manuals to the extent reasonably necessary to enable Florida Institute, the New Operators or any of their Affiliates to investigate and defend employee claims.

          SECTION 3.07. Computer Systems. The following will apply in respect of each Facility:

          (a) On or before thirty (30) days following the Closing Date, Kindred shall, or shall cause the appropriate Operator of such Facility to, remove from such Facility all of its servers, licensed software and computer hardware, including all the hard drives of all computers, located at such Facility and listed on Schedule 3.07(a) that are connected to Kindred's or to any of its Affiliates' corporate accounting and medical records network. Notwithstanding the foregoing, Kindred agrees that in order to assist the New Operator of such Facility in ensuring the continued operation of such Facility after the Closing Date in compliance with applicable law and in a manner which does not jeopardize the health and welfare of the residents of such Facility, Kindred shall, or shall cause the Operator of such Facility to, either (i) print out the medical treatment records and physician orders for each resident as of the Closing Date or (ii) authorize the New Operator to use Resident Care System for a period of thirty (30) days after the Closing Date or until the New Operator installs its own clinical information system in such Facility, whichever occurs first (the "Retention Period"), in order to enable the New Operator to obtain the necessary copies of such medical records and physician orders. All computer hardware and peripherals, including, but not limited to, monitors, keyboards, CPUs, hard drives, network equipment, printers, mice, scanners, etc., not listed on
Schedule 3.07(a) shall not be removed.

          (b) Each of Florida Institute and such New Operator acknowledges that
(i) Kindred's computer software (the "Software") is confidential and proprietary to Kindred and (ii) Kindred has advised them that the Software is copyrighted. Each of them further acknowledge and agree that the Software is to be used solely by Florida Institute or the New Operator of such Facility during the Retention Period and neither Florida Institute nor the New Operator shall copy the Software, distribute the Software to any third party or provide access to the Software to any third party. Nothing contained herein shall preclude Florida Institute and/or such New Operator from entering into an agreement for the use of the Software.

                                   ARTICLE IV

                               EMPLOYMENT MATTERS

          SECTION 4.01. Hired Employees. The following will apply in respect of each Facility:

          (a) Upon terms and conditions set by the New Operator, as described herein, the New Operator of such Facility shall offer employment to all employees of the Operator of such Facility who, as of the Closing Date, are actively working at such Facility. The New Operator of such Facility shall also offer employment upon the terms and conditions set forth herein, to all employees of the Operator of such Facility who, as of the Closing Date, are on a leave of absence pursuant to Kindred's Family and Medical Leave of Absence Policy or due to a work-related injury or illness, when and only when they return from such leave. All such employees electing to accept employment with the New Operator of such Facility are hereinafter referred to as the "Hired Employees". Florida Institute and the New Operator of such Facility shall defend, hold harmless and indemnify Kindred from and against any and all claims, causes of action and liability for or arising out of the failure of Florida Institute and the New Operator of such Facility to offer employment to any Kindred employees, or to hire any such employees who accept the

New Operator's offer of employment, on the terms set forth in this Section 4.01(a), who are as of the Closing Date (i) actively working, or (ii) on a leave of absence pursuant to Kindred's Family and Medical Leave of Absence Policy or due to a work-related injury or illness, provided that the New Operator receives notice that any such employee is on such a leave of absence. It is understood that neither Florida Institute nor the New Operators shall be responsible for any disability or workers' compensation benefits for any employees on leave of absence pursuant to Kindred's Family and Medical Leave of Absence Policy or due to a work-related injury or illness that are receiving such benefits as of the Closing Date until such time as they become Hired Employees. As to each of the Hired Employees, the New Operator of such Facility shall recognize each such Hired Employee's original hire date and shall continue to employ each such Hired Employee for a period of no less than ninety (90) days following the Closing Date, unless the employment of such Hired Employee is terminated in accordance with the relevant New Operator's personnel policies, or as a result of such Hired Employee's resignation. The offer of employment and any such employment of a Hired Employee by the New Operator of such Facility shall be on terms which require said Hired Employee to perform comparable services, in a comparable position and at the same base salary as such Hired Employee enjoyed with such Facility prior to the Closing Date. All Hired Employees will be provided with benefit plans as described in Section 4.02 hereof. Kindred, or any of its Affiliates, shall have the right to employ or offer to employ any former employee of the Facility who declines to accept the offer of employment with the New Operator of such Facility made pursuant to Section 7.01(k) hereof. Nothing in this Agreement shall be interpreted to require the New Operator to adopt any collective bargaining agreements, tentative agreements, or terms and conditions therein, entered into by Kindred, or any of its Affiliates, and any labor organization, except to the extent specifically set forth in this Agreement.

          (b) Each of Kindred and Senior Health acknowledge and agree that the provisions of Section 4.01 (a) are designed solely to ensure that the Operator of such Facility is not required to give notice to the employees of the Facility of the "closure" thereof under the Worker Adjustment and Retraining Notification Act (the "WARN Act") or under any comparable state law. Accordingly, Senior Health, Florida Institute and the New Operator of such Facility shall indemnify, defend and hold harmless Kindred and the Operator of such Facility for, from and against any liability which it may incur under the WARN Act or under comparable state law in the event of a violation by the New Operator of such Facility of its obligations thereunder, including a violation that results from allegations that Florida Institute or the New Operator of such Facility constructively terminated employees of the Facility as a result of the terms and conditions of employment offered by the New Operator; provided, however, that nothing herein shall be construed as imposing any obligation on Florida Institute or the New Operator of such Facility to indemnify, defend or hold harmless Kindred and the Operator of the Facility for, from and against any liability which it may incur under the WARN Act as a result of the acts or omissions of Kindred or the Operator of such Facility prior to Closing, it being understood and agreed that the indemnification obligations of Florida Institute and the New Operator shall only arise if Florida Institute and such New Operator are not in compliance with the requirements of Article IV. Nothing in this Article IV shall, however, create any rights in favor of any person not a party hereto, including the employees of such Facility, or constitute an employment agreement or condition of employment for any employee of Kindred or any Affiliate thereof who is a Hired Employee.

          (c) Kindred shall, or shall cause the Operator of such Facility to, offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 4980B of the Code ("COBRA") to all of the employees of the Facility to whom it is required to offer the same under applicable law. Kindred acknowledges and agrees that neither Florida Institute nor any New Operator is assuming any of Kindred's or its Affiliates' obligations to its employees under COBRA or otherwise, except as specifically provided in this Article IV. As of the Closing Date, all active employees of the Operator of such Facility: (i) who participate as of the Closing Date in group health insurance coverage sponsored by the Operator and
(ii) who become Hired Employees after the Closing Date, shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by Florida Institute or the New Operator of such Facility for the general benefit of employees and their dependents, and all such employees shall, if permissible under the plan of Florida Institute or the New Operator of such Facility, as applicable, be covered without a waiting period and without regard to any pre-existing condition unless (a) they are under a waiting period with Operator at the time of Closing, in which case they shall be required to complete their waiting period while under the group plan of Florida Institute or of the New Operator of such Facility or (b) they were subject to a pre-existing condition exclusion while under the relevant Operator's group-health plan, in which case they shall be subject to the same exclusion while in the group plan of Florida Institute or the designated New Operator of such Facility, which exclusion shall, if applicable, be subject to the same time limitation while employed by the New Operator as was applicable thereto while said employees were employed by the Operator of such Facility, with the time limit calculated from the date the same commenced while employed by such Operator. The New Operator and Kindred acknowledge and agree that it is the intent of this provision that neither Kindred nor its Affiliates shall be required to provide continued health coverage under ERISA or Section 4980 of the Code to any Hired Employees or to any qualified beneficiary (as defined for purposes of Section 4980B of the Code) with respect to any such employees. Without limitation of the foregoing, Kindred shall be responsible for providing welfare benefits (including, without limitation, medical, hospital, dental, accidental death and dismemberment, life, disability and other similar benefits) to Hired Employees for all claims incurred and benefits earned prior to the Closing Date under and subject to the generally applicable terms and conditions of the employee benefit plans, programs and policies in which such employees were entitled to participate prior to the Closing Date, as amended from time to time. Florida Institute or the New Operator shall be responsible for providing such benefits for claims incurred and benefits earned on or after the Closing Date under and subject to the generally applicable terms and conditions of Florida Institute or the New Operator's, as applicable, employee benefit plans, programs and arrangements as amended from time to time. For purposes of this Section 4.01(c), a claim is "incurred" on the date the applicable medical or dental services are rendered, drugs or other medical equipment are purchased or used, as the case may be, or, in the case of a confinement, the related expenses are deemed incurred per diem.

          (d) Kindred agrees that the employment of the Hired Employees of such Facility will be important to the viability of operations at such Facility. Accordingly, Kindred agrees that for the period ending on the earlier of: (i) one (1) year after the Closing Date and (ii) the date of termination of the Sublease Agreement or Lease Agreement, as applicable, relating to such Facility or the purchase agreement relating to the WKTM Acquisition, it will not, and will cause its Affiliates not to, directly or indirectly solicit the employment of any of such Hired Employees nor shall it take any action to directly or indirectly interfere with their employment relationship with the New Operator of such Facility or to induce them in any manner to terminate their employment relationship with the New Operator of such Facility.

          (e) Kindred or the Operator of each Facility shall be responsible for filing and providing to Hired Employees Forms W-2 and similar forms for Hired Employees for the period up through June 30, 2003. Florida Institute and/or the New Operator of such Facility shall assume the responsibility for filing and providing to Hired Employees Forms W-2 and similar forms for Hired Employees thereafter.

          SECTION 4.02. Employees and Benefits. (a) As of the Closing Date, all Hired Employees shall cease to accrue benefits under the employee benefit plans, programs and policies of Kindred, and Kindred shall take all such action as may be necessary to effect such cessation. There shall be no transfer of assets or liabilities of such plans, programs and policies to Florida Institute or the New Operator or to any employee benefit plans of the New Operator except as provided herein. Kindred shall retain all responsibility for, and Florida Institute or the New Operator shall have no obligation or responsibility for, any of such benefits, except as provided herein.

          (b) Kindred shall retain and satisfy any and all responsibility for all, and Kindred acknowledges that Florida Institute and the New Operator shall have no obligation or responsibility for any, liabilities or obligations relating to, except as expressly assumed by Florida Institute or the New Operator hereunder, (i) any Kindred employee who is not a Hired Employee and
(ii) any Hired Employee for any period prior to such Hired Employee becoming an employee of the New Operator while such person was employed by Kindred or an Affiliate. Florida Institute and the New Operator shall assume and be responsible for all, and Florida Institute and the New Operator acknowledges that Kindred shall have no obligation or responsibility for any, liabilities or obligations relating to Hired Employees from and after the Closing Date. Kindred represents and warrants that, with respect to the Facilities, it has complied with all applicable laws respecting wage, hours of work and payroll and Family Medical Leave Act requirements and all ERISA requirements relating to funding all pension liability under any employee benefit plans identified as such on
Schedule 3.05, except to the extent that any failure to comply with such representation and warranty would not reasonably be expected to have a Material Adverse Effect.

          (c) For one (1) year following the Closing Date, Florida Institute and the New Operator of such Facility shall provide or cause to be provided to Hired Employees benefit plans, programs and policies (including, without limitation, pension, savings, paid time off, vacation, medical and other plans, programs and policies), excluding incentive compensation plans, each of which is substantially similar in value with respect to each Hired Employee to the corresponding benefit plan maintained by Florida Institute or the New Operator for similarly situated employees from time to time during such one-year period, as determined by Florida Institute or the New Operator, subject to applicable law.

          (d) Florida Institute and the New Operator of such Facility shall give credit to Hired Employees for purposes of eligibility to participate and to vest (but not for benefit accrual purposes) under the benefit plans, programs and policies (including, without limitation, pension, savings, paid time off, vacation, medical and other plans, programs and policies) in which the Hired Employees participate after the Closing Date, for service by Hired Employees prior to the

Closing Date, to the extent such service was taken into account for each such purpose by Kindred under each corresponding employee benefit plan, program or policy.

          (e) On the Closing Date, Florida Institute and the New Operator of such Facility shall assume any and all liability with respect to unused paid time off, sick leave or vacation either accrued or earned for all Hired Employees as of the Closing Date. Florida Institute and the New Operator of such Facility shall defend, hold harmless and indemnify Kindred from and against any and all claims, causes of action and liability for or relating to accrued or earned paid time off, sick leave and vacation as of the Closing Date for Hired Employees

                                    ARTICLE V

                            POST-CLOSING OBLIGATIONS

          SECTION 5.01. Cost Reports. The following will apply in respect of each Facility:

          (a) In respect of each Facility, Kindred shall cause the Operator of such Facility to prepare and file with the appropriate Medicare and Medicaid agencies its final cost reports in respect to its operation of such Facility as soon as reasonably practicable after the Closing Date, but in no event later than the date on which such final cost report is required to be filed by law under the terms of the Medicare and Medicaid Programs, and will provide the appropriate Medicare and Medicaid agencies with any information needed to support claims for reimbursement made by such Operator either in said final cost report or in any cost reports filed for prior cost reporting periods, it being specifically understood and agreed that the intent and purpose of this provision is to ensure that the reimbursement paid to Florida Institute or the New Operator after it becomes the licensed operator of such Facility is not reduced or offset in any manner as a result of such Operator's failure to timely file, or filing inaccurate or incomplete, final cost reports or supporting documentation with respect to any past reimbursement claims, including, but not limited to, those included in the final cost reports. Kindred shall cause such Operator to promptly provide Florida Institute or the New Operator for such Facility with copies of such reports and supporting documentation. Kindred shall be responsible for all liabilities under the Medicare and Medicaid programs to the extent that such liabilities arise from events, including but not limited to, overpayment, recoupments, fines, penalties, late charges and assessments occurring on or before the Closing Date. Kindred shall indemnify, defend and hold harmless Florida Institute and the New Operator of such Facility for, from and against all liabilities, losses, claims and expenses resulting from its failure to timely file cost reports or from or filing inaccurate or incomplete cost reports or any adjustment (including but not limited to, adjustments for over billing of Medicare or Medicaid) to any cost reports for cost reporting periods prior to the Closing Date.

          (b) Florida Institute and the New Operator of such Facility shall indemnify and hold harmless Kindred and the Operator of such Facility for, from and against all third party claims resulting from cost reports filed by Florida Institute or the New Operator of such Facility for cost reporting periods following the Closing Date.

          SECTION 5.02. Prorations. The following will apply in respect of each
Facility:

          (a) Revenues and expenses pertaining to Assumed Facility Contracts, utility charges for the billing period in which the Closing Date occurs, real and personal property taxes, prepaid expenses and other related items of revenue or expense attributable to such Facility shall be prorated between Kindred (or the appropriate Operator) and Florida Institute or the New Operator as of midnight of the calendar day immediately prior to the Closing Date. In general, such prorations shall be made so as to reimburse Kindred (or the appropriate Operator) for prepaid expense items and to charge Kindred (or the appropriate Operator) for prepaid revenue items to the extent that the same are attributable to periods on or after the Closing Date. The intent of this provision shall be implemented by Florida Institute or the New Operator for such Facility remitting to Kindred any invoices which reflect an invoice date before the Closing Date and by Florida Institute or the New Operator for such Facility assuming responsibility for the payment of any invoices which reflect an invoice date on and after the Closing Date, with any overage or shortage in payments by either party to be adjusted and paid as provided in Sections 5.02(b) and (c) below.

          (b) All such prorations shall be made on the basis of actual days elapsed in the relevant accounting, billing or revenue period and shall be based on the most recent information available to Kindred (which shall be deemed to include any information available to the Operator of such Facility). Utility charges that are not metered and read on the Closing Date shall be prorated upon receipt of statements therefor.

          (c) All amounts owing from one party hereto to the other party hereto that require adjustment after the Closing Date shall be settled within thirty
(30) days after the Closing Date or, in the event the information necessary for such adjustment is not available within said 30-day period, then as soon thereafter as practicable.

          SECTION 5.03. Accounting Close. The New Operators acknowledge that Kindred will need the assistance of the New Operators and access to the Facilities and the Operator Records to complete the accounting close for the most recent accounting period through the Closing Date. The employees of the New Operators will primarily accomplish the accounting close in accordance with their prior practices according to Kindred's policies and procedures within the first sixteen (16) days following the Closing Date. Each New Operator will provide Kindred with access to such Operator Records and the computer terminals and systems reasonably necessary for Kindred to complete the accounting close.

          SECTION 5.04. Further Assurances. Each of the parties hereto agrees to use its reasonable best efforts to take, and to cause its officers, employees, representatives, advisors and agents to take, all action and to do, or cause to be done, all things necessary, proper or advisable to effectuate the foregoing at the earliest practicable time.

          SECTION 5.05. Pre-Closing Receipts. The Pre-Closing Receipts shall be distributed as follows:

          (a) The initial $9 million of Pre-Closing Receipts collected by the New Operators after the Closing shall be retained by the New Operators.

          (b) Thereafter on a monthly basis until the end of the month in which the second anniversary of Closing falls (the "Contingent Period"), as further consideration for the accounts receivable transferred pursuant to Sections 3.01
(a)(iv) and 3.03 hereof, the New Operator of each Facility shall pay to Kindred an amount equal to eighty-five percent (85%) of all Pre-Closing Receipts received by or for the benefit of the New Operators as described in Section 3.03(b) (the "Contingent Purchase Price"). The New Operators agree to use reasonable efforts to collect such Pre-Closing Receipts.

          (c) The Contingent Purchase Price payable pursuant to Section 5.05(b) shall be paid to Kindred and/or the Operator of such Facility on the 15th day of the first month following collection of the amount referenced in Section 5.05(a) and continuing through the 15th day of the month following the month in which the Contingent Period ends. Such payments shall be made in immediately available funds by wire transfer to an account designated by Kindred. In event of any dispute regarding the allocation of accounts receivable, the parties shall retain an independent Florida public accountant, and the costs of such accountant shall be shared equally among the parties.

          (d) Each of Kindred and the Operator of such Facility shall have the right to inspect all cash receipts, books, and records of Florida Institute and its designated New Operators in order to confirm compliance with the above during normal business hours. Florida Institute and/or the New Operator shall provide Kindred and/or the Operator with its accounts receivable aging reports and detailed daily ledger postings relating to accounts receivable payments on a monthly basis for such Facility through the month in which the Contingent Period ends.

          SECTION 5.06. Transfer Guaranty. The following shall apply in respect of each Facility:

          (a) Senior Health unconditionally and irrevocably guarantees, as principal obligor and not as surety, to each Operator of a Facility, Kindred, Kindred South and Kindred East the prompt payment in full and performance of the Guaranteed Obligations when due in strict accordance with the Lease Agreement or Sublease Agreement, as applicable (the "Transfer Guaranty"). The Transfer Guaranty contained in this Section 5.06 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          (b) Senior Health agrees that, upon failure of the New Operator or Florida Institute either to pay or perform any of the Guaranteed Obligations, Senior Health shall immediately on demand by Kindred, and no later than 24 hours thereafter, pay or perform such Guaranteed Obligations. Senior Health agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of the attorneys of each Operator of a Facility) in any way relating to the enforcement or protection of the rights of such Operators under the Guaranteed Obligations, including, without limitation, costs and expenses in connection with any claim alleging that the payment of the Guaranteed Obligations constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. All amounts paid or delivered under this Section 5.06 shall be paid or delivered in immediately available funds, without set-off, deduction or counterclaim.

          (c) Senior Health agrees that (i) it shall not be entitled to notice of any failure by any New Operator to pay or perform any of the Guaranteed Obligations, (ii) its obligations under this Section 5.06 are independent of the obligations of the New Operators of the Leased

Facilities, and a separate action or actions may be brought and prosecuted against Senior Health and (iii) as between Senior Health and the Operators of the Facilities, such Guaranteed Obligations may be declared due and payable as provided in the Lease Agreements or Sublease Agreement, as applicable, notwithstanding any stay preventing such declaration as against any other person and that, in such event, such Guaranteed Obligations (whether or not due and payable by any other person) shall be immediately due and payable by Senior Health.

          (d) Senior Health agrees that its obligations under this Section 5.06 are absolute and unconditional, irrespective of the validity or enforceability of the Lease Agreements, Sublease Agreement or any related documents, or any substitution of any other security for the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (including, without limitation, personal defenses of any New Operator of a Facility or any other obligor) which might otherwise constitute a legal or equitable discharge or defense of a surety, Senior Health or co-obligor.

          (e) The obligations of Senior Health under this Section 5.06 shall be automatically reinstated if and to the extent that for any reason any performance by or on behalf of any person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

          (f) Without limiting the Transfer Guaranty, Senior Health waives (i) any notice with respect to any of the Guaranteed Obligations; (ii) any requirement that Kindred South and/or any Operator exhaust any right against Florida Institute or any New Operator or any other person or any collateral;
(iii) any defense (whether available to Florida Institute or any such New Operator and arising under the Lease Agreements, Sublease Agreement or this Transfer Guaranty) based upon an election of remedies by any Operator which in any manner impairs its subrogation or contribution rights to proceed against Florida Institute or any such New Operator or any other person or any collateral; provided, that this waiver of defenses is absolute and unconditional irrespective of any invalidity or unenforceability of any of the Lease Agreements, Sublease Agreement, this Transfer Guaranty or any other agreement;
(iv) any duty of any such Operator to disclose to Senior Health any matter relating to the business of any such Operator or any other party now known or hereafter known by any such Operator; (v) any requirement that any such Operator file any claim relating to the Guaranteed Obligations in the event that any person or party liable on any of the Guaranteed Obligations, or interested therein, becomes subject to a bankruptcy or similar proceeding; (vi) all demands for performance, notices of nonperformance and incurrence of new indebtedness; and (vii) the benefit of any statute of limitation affecting its liability.

          (g) Any obligations of Florida Institute or any New Operator to Senior Health, now or hereafter existing, are hereby subordinated to the Guaranteed Obligations. In addition, Senior Health hereby agrees not to exercise any rights it has or may have for subrogation, indemnity, reimbursement or contribution against Florida Institute or any New Operator, or enforce any security over assets of Florida Institute or any New Operator, for amounts paid by Senior Health pursuant hereto until such time as all Guaranteed Obligations have been paid and performed in full. If any amount shall be paid to Senior Health in violation of the preceding sentence, Senior Health shall hold such amount in trust for the benefit of Kindred, Kindred South, Kindred East and/or the Operators and it shall forthwith pay such amount to Kindred, Kindred South, Kindred East and/or the Operators, to be credited and applied to the performance of the Guaranteed Obligations. In addition, so long as any amount payable by Florida Institute or any New Operator remains outstanding, Senior Health shall not (i) exercise any right of subrogation or indemnity against Florida Institute or any New Operator or (ii) file a proof of claim in competition with Kindred, Kindred South, Kindred East and/or any Operator for any amount owing to Senior Health by Florida Institute or any New Operator in respect of such subrogation rights.

          (h) Senior Health covenants that, so long as the Lease Agreements, Sublease Agreement and related documents are in effect and until the Guaranteed Obligations have been paid and performed in full, it shall not dissolve, liquidate, or wind up its affairs.

          (i) The Transfer Guaranty shall inure to the benefit of and be enforceable by Kindred, Kindred South, Kindred East, each Operator and their respective successors and assigns. Senior Health may not assign or delegate any of its obligations hereunder, and any purported assignment or delegation hereof in violation of the foregoing shall be null and void. Kindred, Kindred South, Kindred East and/or such Operators may, without notice, assign this Transfer Guaranty in whole or in part, and no assignment or transfer of the Lease Agreements or Sublease Agreement or subletting of the properties shall operate to extinguish or diminish the liability of Senior Health hereunder.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          SECTION 6.01. Representations and Warranties by Senior Health. Senior Health, although it has no ownership interest in Florida Institute or any of the New Operators, as prospective manager of each Florida Facility on behalf of the New Operators and in order to facilitate the transactions contemplated hereby, hereby represents and warrants as follows:

          (a) Senior Health has full right, power and authority to enter into this Agreement and any other documents and instruments necessary to consummate the transactions and arrangements contemplated hereby (collectively, the "Transaction Documents") to which it is a signatory, and all necessary action has been taken to authorize the individual executing this Agreement on behalf of Senior Health to do so.

          (b) Senior Health is a duly formed limited liability company in good standing in its jurisdiction of organization and in all jurisdictions (including Florida) in which it presently conducts business, and is authorized to conduct business in Florida.

          (c) The execution, delivery and/or performance of obligations under this Agreement and all other Transaction Documents, to the extent that such documents have been executed and delivered by Senior Health, and the consummation of the transactions contemplated by the Transaction Documents in accordance with the terms and conditions thereof, are within Senior Health's powers, have been duly authorized by all necessary organizational action and do not and will not contravene the terms of Senior Health's governing documents. Each Transaction Document, to the extent that Senior Health is a party thereto, when delivered will constitute a legal, valid and binding obligation of Senior Health, enforceable against Senior Health in accordance with its terms.

          (d) All representations and warranties made by Senior Health in this Agreement, when considered as a whole are true and correct in all material respects and do not contain any untrue statement of material fact necessary to make statements contained therein not misleading in light of circumstances under which they were made.

          (e) No Person has acted directly or indirectly as a broker, finder or financial advisor of Senior Health in connection with the Transaction Documents or the transactions contemplated thereby, and no Person acting for or on behalf of Senior Health is entitled to receive any broker's, finder's or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Senior Health.

          (f) Unless otherwise indicated in a specific representation or warranty contained herein, as of the Closing Date for a particular Facility each representation and warranty of Senior Health shall be true, complete and correct in all material respects with the same force and effect as though such representation or warranty was made on such date, and all such representations and warranties shall survive such Closing Date for a period of twelve (12) months; provided, however, that if Kindred notifies Senior Health in writing of an actual claim, which notice includes a detailed description of such claim, prior to the expiration of such 12-month period, such representation or warranty shall survive, only as relates to such claim, until the resolution of such claim.

          SECTION 6.02. Representations and Warranties by Florida Institute and the New Operators. Florida Institute and the New Operator of each Facility hereby represent and warrant as follows:

          (a) As of the Closing Date, each of Florida Institute and the designated New Operator of such Facility have full right, power and authority to enter into this Agreement and to execute all Transaction Documents and all necessary action has been taken to authorize the individual executing this Agreement to do so. As of the Closing Date for each Facility, Florida Institute and/or the designated New Operator of such Facility will have all necessary power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Transaction Documents and to operate such Facility, to purchase and operate the Transferred Assets and to carry on the businesses of such Facility as is now being conducted and as is contemplated hereunder and under the Sublease Agreement or Lease Agreement, as applicable.

          (b) As of the Closing Date, Sun Coast is a duly formed not-for-profit corporation in good standing in its jurisdiction of organization and in all jurisdictions (including Florida) in which it presently conducts business, and is authorized to conduct business in Florida.

          (c) As of the Closing Date, Florida Institute is a duly formed Florida limited liability company in good standing in Florida and in each jurisdiction in which it presently conducts its business, and is authorized to conduct business in Florida.

          (d) As of the Closing Date, the designated New Operator of such Facility is a duly formed limited liability company in good standing, and is authorized to conduct business, in Florida.

          (e) As of the Closing Date, the execution, delivery and/or performance of obligations under this Agreement and all other Transaction Documents relating to such Facility, to the extent that such documents have been executed and delivered by Florida Institute and/or such New Operator, and the consummation of the transactions contemplated thereby in accordance with the terms and conditions thereof, are within Florida Institute's and/or such New Operator's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not and will not contravene the terms of their respective governing documents. As of the Closing Date for a Facility, each Transaction Document relating to such Facility when delivered will constitute a legal, valid and binding obligation of Florida Institute and/or the New Operator of such Facility, to the extent Florida Institute and/or such New Operator are parties thereto, and is enforceable against Florida Institute and such New Operator in accordance with its terms.

          (f) All representations and warranties made by Florida Institute and the New Operator of such Facility in this Agreement, the Sublease Agreement and the Lease Agreements, when considered as a whole, are true and correct in all material respects and do not contain any untrue statement of material fact necessary to make statements contained therein not misleading in light of circumstances under which they were made.

          (g) No Person has acted directly or indirectly as a broker, finder or financial advisor of Florida Institute or the New Operators in connection with the Transaction Documents or the transactions contemplated thereby, and no Person acting for or on behalf of Florida Institute or any New Operator is entitled to receive any broker's, finder's or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Florida Institute or the New Operators.

          (h) The New Operator of such Facility has sufficient available working capital to consummate the Transaction contemplated hereby and by the Transaction Documents, and to make all payments required of such New Operator under the Transaction Documents.

          (i) Unless otherwise indicated in a specific representation or warranty contained herein, as of the Closing Date each representation and warranty of Florida Institute and the New Operator of such Facility hereunder (as such representation or warranty relates to the transfer of such Facility) shall be true, complete and correct in all material respects with the same force and effect as though such representation or warranty was made on such date, and all such representations and warranties shall survive such Closing Date for a period of twelve (12) months; provided, however, that if Kindred notifies Florida Institute and/or the New Operator in writing of an actual claim, which notice includes a detailed description of such claim, prior to the expiration of such 12-month period, such representation or warranty shall survive, only as relates to such claim, until the resolution of such claim..

          (j) The organizational and ownership structure of Sun Coast, and its respective direct and indirect subsidiaries (including Florida Institute and the New Operators) is correctly set forth in Exhibit H attached hereto.

          (k) As of the Closing Date, the designated New Operator of such Facility has the insurance policies in full force and effect with responsible and reputable insurance companies or associations in such amounts and against such risks as set forth and in compliance with Exhibit H (the "Insurance Policies").

          SECTION 6.03. Representations and Warranties by Kindred. Kindred hereby represents and warrants as follows:

          (a) Each of Kindred, Kindred South, and Kindred East has full right, power and authority to enter into this Agreement and to execute, or to cause its Affiliates to execute, all other Transaction Documents, and all necessary action has been taken to authorize the individual executing this Agreement to do so.

          (b) Kindred is a duly formed Delaware corporation in good standing in its jurisdiction of organization. Kindred, Kindred South, Kindred East and/or the appropriate Operator for each Facility has all necessary power and authority to execute and deliver the Transaction Documents as appropriate. Kindred, Kindred South, Kindred East and/or the appropriate Operator for each Facility, as of the Closing Date, will have, all necessary power and authority to perform its obligations under the Transaction Documents.

          (c) The execution, delivery and/or performance of obligations under this Agreement and all other Transaction Documents, to the extent that such documents have been executed and delivered by Kindred, and the consummation of the transactions contemplated by the Transaction Documents in accordance with the terms and conditions thereof, are within Kindred's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not and will not contravene the terms of their respective governing documents. As of the Closing Date with respect to a Facility, the execution, delivery and/or performance of obligations under this Agreement and all other Transaction Documents, to the extent that such documents have been executed and delivered by Kindred South, Kindred East or an Operator, and the consummation of the transactions contemplated thereby in accordance with the terms and conditions thereof, are within Kindred South, Kindred East and/or such Operator's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not and will not contravene the terms of their respective governing documents. Each Transaction Document when delivered will constitute a legal, valid and binding obligation of Kindred enforceable against each of such companies in accordance with its terms. As of the Closing Date, each Transaction Document when delivered will constitute a legal, valid and binding obligation of Kindred, Kindred South, Kindred East and/or any Operator that is a party thereto, enforceable against each of such companies in accordance with its terms.

          (d) Kindred has provided the New Operators with Kindred's Operational Analysis report for the first three months of 2003 for each of the Facilities (collectively, the "G/L 4000 Reports"). The G/L 4000 Reports accurately summarize the balances contained in the general ledger for each of the Facilities and are based on the books and records maintained at the Facilities, and no material adverse change has occurred since the G/L 4000 Reports were provided.

          (e) The Operators (i) own the Transferred Assets relating to the Facilities, (ii) have full right, power and authority to sell such Transferred Assets, and (iii) such Transferred Assets are free and clear of all liens and encumbrances.

          (f) To Kindred's knowledge, (i) Kindred South is not in default under the ground lease relating to Casa Mora Rehabilitation & Extended Care, (ii) Kindred East is not in default under the Fairhaven Lease or the lease relating to the parking lot at the Facility known as

Waldemere Place and (iii) none of Kindred's Affiliates are in default under the Ventas Master Lease with respect to any of the Ventas Facilities.

          (g) Except as disclosed on Schedule 6.03(g), which schedule will be updated immediately prior to Closing, to Kindred's knowledge, (1) all portions of the Facilities and all operations conducted thereon, are in substantial compliance with Environmental Laws, and (2) there are no conditions on, about, beneath or arising from any portion of the Facilities which would be likely to give rise under any Environmental Laws to any liability, the imposition of a statutory lien or require any remediation.

          (h) Except as disclosed on Schedule 6.03(g), to Kindred's knowledge, Kindred has not used, handled, generated, processed, treated, stored, transported to or from, released, discharged, or disposed of on, about or beneath any portion of the Facilities any material amount of Hazardous Substances, including medical wastes, except in compliance with Environmental Laws. Except as disclosed on Schedule 6.03(g), to Kindred's knowledge, the Facilities have no (1) above or underground storage tanks or (2) electrical transformers containing or contaminated with PCB's that are currently leaking. Except as disclosed on Schedule 6.03(g), to Kindred's knowledge, there is no friable asbestos or asbestos-containing material on any portion of the Facilities that has not been maintained in a manner prudent for facilities of a similar nature to the Facilities.

          (i) Except as disclosed on Schedule 6.03(g), to Kindred's knowledge, Kindred has received no written notice of (i) any governmental or regulatory action instituted against Seller or any portion of the Facilities pursuant to any Environmental Laws; or (ii) any claim by any person (including any governmental or regulatory agency) against Kindred that alleges a violation of Environmental Laws. If Kindred receives a written notice of the type described in this paragraph (j) after the date of this Agreement but prior to Closing, Kindred shall immediately so advise Senior Health.

          (j) Kindred, Kindred South, Kindred East or the Operators are not parties to any collective bargaining agreements, employee benefit plans and other labor and employment agreements relating to the Facilities, except for those agreements included in Schedule 3.05.

          (k) To Kindred's knowledge, Kindred, Kindred South, Kindred East and the Operators are in compliance with Florida Medicaid lease bond requirements with respect to the Facilities.

          (1) To Kindred's knowledge, Kindred, Kindred South, Kindred East and the Operators are in compliance with Medicare laws, regulations and conditions for participation in the Medicare program with respect to the Facilities.

          (m) To Kindred's knowledge, all reimbursement claims submitted in respect of the Facilities are true and accurate.

          (n) All applicable tax returns have been filed and all applicable taxes, including Florida sales taxes (including sales taxes on rent under the leases relating to the Facilities) have been paid.

          (o) To Kindred's knowledge, no breaches or claims have been made or are being threatened under contracts with residents, other than any such breaches or claims that will not have a Material Adverse Effect.

          (p) All representations and warranties made by Kindred in this Agreement, and by Kindred South and the Operators in the Sublease Agreement and Lease Agreements, when considered as a whole are true and correct in all material respects and do not contain any untrue statement of material fact necessary to make statements contained therein not misleading in light of circumstances under which they were made.

          (q) Unless otherwise indicated in a specific representation or warranty contained herein, as of the Closing Date each representation and warranty of Kindred, Kindred South, Kindred East and/or the Operator of such Facility hereunder (as such representation or warranty relates to the transfer of such Facility) shall be true, complete and correct in all material respects as of the date hereof and with the same force and effect as though such representation or warranty was made on such date, and all such representations and warranties shall survive such Closing Date for a period of twelve (12) months; provided, however, that if Florida Institute or the New Operator of a Facility notifies Kindred in writing of an actual claim, which notice includes a detailed description of such claim, prior to the expiration of such 12-month period, such representation or warranty shall survive, only as relates to such claim, until the resolution of such claim.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

          SECTION 7.01. Conditions to Kindred's Obligations. Kindred shall not be obligated to consummate any transfer pursuant to Section 2.02(b) hereof unless each of the following conditions has been fulfilled or waived by Kindred:

          (a) Closing of the Ventas Acquisition. The Ventas Acquisition shall have been completed and closed.

          (b) Lenders' Consents. Kindred shall have obtained the written consent of the required lenders under each of its $120 million credit agreement, dated as of April 20, 2001, and its $300 million credit agreement, dated as of April 20, 2001, to the extent determined in the sole discretion of Kindred to be required, to Kindred's consummation of the transactions contemplated hereby.

          (c) Lease Financing. Each of the New Operators shall have secured an adequate working capital loan to enable it to consummate the Transaction and to perform its obligations hereunder and under the Lease Agreements and Sublease Agreement relating to the Facilities, as determined by Kindred in its sole discretion, which loan may be secured by post-closing accounts receivable of the Facilities, subject to the restrictions in the last paragraph of Section 5.05.

          (d) WKTM Acquisition Financing. WKTM shall have secured a financing commitment to enable it to consummate the WKTM Acquisition.

          (e) Compliance with Laws; No Adverse Action or Decision. Since the date hereof, (i) no Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents; (ii) no preliminary or permanent injunction or other order that restrains, enjoins, prevents, delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents shall have been issued and remain in effect, except for such injunctions that, if obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) no Proceeding (other than any threatened or pending Proceeding instituted by or against Ventas or any of its Affiliates, or in which Ventas or any of its Affiliates participates) shall have been instituted that seeks to restrain, enjoin, prevent, delay, prohibit or otherwise make illegal the performance of any of the Transaction Documents.

          (f) Definitive Documents. Definitive Transaction Documents necessary to consummate the Transaction as contemplated herein shall have been prepared, negotiated and, to the extent applicable, executed by the parties, and such Transaction Documents shall be reasonably satisfactory to Kindred. All Transaction Documents, to the extent applicable to such Facility, shall have been executed by the parties thereto on or prior to the Closing Date, shall not have been modified, shall be in effect and the consummation of the transfer of such Facility as contemplated by Section 2.01 hereof shall not be stayed, and all conditions to the obligations of the parties under the Transaction Documents relating to such transfer shall have been satisfied or effectively waived. All corporate and other proceedings to be taken in connection with the transfer of such Facility as contemplated by Section 2.01 hereof by the New Operators shall have been completed in form and substance reasonably satisfactory to Kindred, and Kindred shall have received all such counterpart originals or certified or other copies of such documents.

          (g) WKTM Acquisition Purchase Agreement. A definitive purchase agreement necessary to consummate the WKTM Acquisition shall have been prepared, negotiated and executed by the parties on or prior to the Closing Date, and such agreement shall not have been terminated or breached as of the Closing Date.

          (h) Delivery. The New Operators shall have made all deliveries required to be made at the Closing, as described in Section 2.03(b) hereof.

          (i) Approvals. Florida Institute and/or the New Operator for such Facility shall have received and delivered to Kindred copies of (i) all material Regulatory Approvals (other than waiting periods imposed by applicable Law as referred to later in this paragraph), which shall have become final and non-appealable, except that the licenses to be issued by the Agency for Health Care Administration may be provided within 10 days of Closing, provided that Florida Institute and/or the New Operators have provided Kindred with satisfactory evidence that such licenses will be issued upon receipt of an executed Lease Agreement or Sublease Agreement, as applicable and (ii) all other material approvals, permits, authorizations, exemptions, consents, licenses and agreements from other third parties that are necessary or appropriate to permit the transactions contemplated hereby and to permit Florida Institute and/or the New Operators to carry on the business of the Facilities after such transactions in a manner not materially inconsistent with the manner in which it was carried on prior to the Closing Date (together with the Regulatory Approvals, the "Approvals"), which Approvals shall not contain any condition or restriction that, in Kindred's judgment, diminishes the benefit of the Transaction to Kindred. All waiting periods imposed by applicable Law in connection with the transactions in respect of the transfer of such Facility shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions.

          (j) Representations and Warranties; Covenants. The representations and warranties of Senior Health set forth in Section 6.01 and of Florida Institute and the New Operators set forth in Section 6.02 hereof shall have been true and correct in all respects on and as of the date hereof and at the time immediately prior to the Closing (except where such representation and warranty speaks by its terms of "at Closing," in which case it shall be true and correct as of the time of Closing) as if made on the date of Closing (except where such representation and warranty speaks by its terms of a different date, in which case it shall be true and correct as of such date), except to the extent that such inaccuracies in any such representation or warranty have not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Florida Institute and the New Operators shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed hereunder at or prior to the Closing.

          (k) Employment Matters. Florida Institute or the New Operator for such Facility, shall have offered employment to all of employees at each Facility in the manner and on terms as set forth in Article IV at least five (5) days prior to the Closing Date, and, as of the Closing Date, Florida Institute or the New Operator for such Facility shall have hired all such employees that accept its offer.

          (l) Insurance. The designated New Operator for such Facility shall have in effect the Insurance Policies relating to each Facility with responsible and reputable insurance companies or associations in such amounts and against such risks as set forth and in compliance with Exhibit I, and certificates of insurance (on ACORD Form 27 where available) in form and substance satisfactory to Kindred shall have been provided to Kindred.

          (m) Ancillary Service Agreements. Kindred or an Affiliate thereof shall have entered into agreements with Florida Institute or the New Operator of each Facility, pursuant to which Kindred and/or its designee will provide pharmacy, rehabilitation therapy and other ancillary services to such Facility substantially in the form attached hereto as Exhibit F (the "Ancillary Service Agreements").

          (n) Security Deposit. Florida Institute or the New Operator of each Facility shall have deposited the Security Deposit with Kindred, as security for the faithful performance and observance by the New Operators of the Facilities of the terms, provisions and conditions of the applicable Lease Agreement or Sublease Agreement relating to such Facilities.

          (o) Florida Institute Commissioned Reports. Florida Institute or the New Operator of each Facility shall have delivered to Kindred copies of all Florida Institute Commissioned Reports.

          SECTION 7.02. Conditions to the New Operators' Obligations. Each New Operator shall not be obligated to consummate the Transaction unless each of the following conditions has been fulfilled with respect to each Facility, or such condition has been waived by Florida Institute or the New Operator:

          (a) Definitive Documents. Definitive Transaction Documents necessary to consummate the transfer of each Facility as contemplated herein shall have been prepared, negotiated and, to the extent applicable, executed by the parties, and such Transaction Documents shall be reasonably satisfactory to Florida Institute or such New Operator. All Transaction Documents, to the extent applicable to such Facility, shall have been executed by the parties thereto on or prior to the Closing Date, shall not have been modified, shall be in effect and the consummation of the transfer of such Facility as contemplated by Section
2.01 hereof shall not be stayed, and all conditions to the obligations of the parties under the Transaction Documents relating to such transfer shall have been satisfied or effectively waived. All corporate and other proceedings to be taken in connection with the transfer of each Facility as contemplated by
Section 2.01 hereof by Kindred and/or its Affiliates shall have been completed in form and substance reasonably satisfactory to Florida Institute or such New Operator, and Florida Institute or such New Operator shall have received all such counterpart originals or certified or other copies of such documents.

          (b) Delivery. Kindred shall have made all deliveries required to be made at the Closing as described in Section 2.03(a) hereof.

          (c) Approvals. Kindred and/or the Operator for such Facility shall have received and delivered to Florida Institute and the New Operator for such Facility copies of (i) all material Regulatory Approvals (other than waiting periods imposed by applicable Law as referred to later in this paragraph), which shall have become final and non-appealable and (ii) any required Sublease Consents, which shall not contain any condition or restriction that, impairs Florida Institute's and/or the New Operator for such Facility's ability to carry on its business at each Facility. All waiting periods imposed by applicable Law in connection with the transactions in respect of the transfer of each Facility shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions.

          (d) Representations and Warranties, Covenants. The representations and warranties of Kindred set forth in Section 6.03 hereof shall have been true and correct in all respects on and as of the date hereof and at the time immediately prior to the Closing (except where such representation and warranty speaks by its terms of "at Closing," in which case it shall be true and correct as of the time of Closing) as if made on the date of Closing (except where such representation and warranty speaks by its terms of a different date, in which case it shall be true and correct as of such date), except to the extent that such inaccuracies in any such representation or warranty have not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Kindred shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed by it hereunder at or prior to the Closing.

          (e) Employment Matters. Kindred shall have terminated or transferred the employees of each Facility that declined to accept the offer of employment from Florida Institute or the New Operator pursuant to Section 7.01(k), as set forth in a notice from Florida Institute to Kindred on the Closing Date.

          SECTION 7.03. Conditions to the New Operator's Obligations. FI-The Oaks, LLC shall not be obligated to proceed with the closing relating to The Oaks at Avon Facility unless and until Kindred has delivered to FI-The Oaks LLC a Consent and Estoppel Certificate from the lessor under the Fairhaven Lease in form and substance reasonably acceptable to FI-The Oaks LLC, provided, however, that the Closing of this Agreement with respect to all other Facilities besides The Oaks at Avon shall proceed whether or not Kindred has delivered the aforesaid Consent and Estoppel Certificate (in which event the Purchase Price shall be reduced by the portion of the Purchase Price allocated to The Oaks at Avon on Schedule 2.03(b)(ii)). In the event that Kindred delivers such Consent and Estoppel Certificate to FI-The Oaks, LLC after the Closing hereunder, then the closing of this Agreement relating to The Oaks at Avon, including payment of the portion of the Purchase Price allocated to The Oaks at Avon on Schedule 2.03(b)(ii), shall take place within five (5) Business Days after delivery thereof to Senior Health.

                                  ARTICLE VIII

                                   COVENANTS

          SECTION 8.01. Consummation of the Transaction. (a) Kindred agrees to, and to cause the Operators of each Facility to, deliver any and all Transaction Documents necessary or appropriate to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder, to use commercially reasonable efforts to satisfy the conditions referred to in Sections 7.01 (a) and 7.03, and to use commercially reasonable efforts to effect the Closings with respect to each Facility within ninety (90) days following the execution of this Agreement.

          (b) Florida Institute and the New Operators of each Facility agree to deliver any and all Transaction Documents necessary or appropriate to effectuate this Agreement and the transactions referred to herein or contemplated hereby or as are reasonably requested by Kindred to perfect or evidence their or their Affiliates' rights hereunder, to use commercially reasonable efforts to satisfy the conditions referred to in Section 7.01, and to use commercially reasonable efforts to effect the Closings with respect to each Facility within ninety (90) days following the execution of this Agreement.

          SECTION 8.02. Conduct of Business. From the date of this Agreement until the Closing Date, Kindred shall, and shall cause its Affiliates to, (i) use reasonable efforts to maintain, manage and operate such Facility in accordance with applicable law in all material respects and consistent with its historical practices and (ii) conduct its business with respect to such Facilities in the ordinary course.

          SECTION 8.03. Insurance. Florida Institute or each New Operator of a Facility shall maintain the Insurance Policies relating to such Facility in full force and effect with responsible and reputable insurance companies or associations in such amounts and against such risks as set forth and in compliance with Exhibit I, and in any event at levels no lower than (and with deductibles no greater than) the levels of insurance and deductibles maintained with other facilities operated and/or managed by Sun Coast, Florida Institute, Senior Health and their respective Affiliates.

          SECTION 8.04. Service Provider Agreements. From the date of this Agreement until the Closing Date, Kindred, Florida Institute and the New Operators shall, and each shall cause their respective Affiliates to, negotiate in good faith to prepare, negotiate and execute Ancillary Service Agreements with each Facility in substantially the form attached hereto as Exhibit F.

          SECTION 8.05. Sale or Use Tax. Kindred agrees to, or to cause the Operators to, pay any and all Florida sales or use tax due in connection with the Transaction, and to provide the New Operators with a copy of the state sales tax returns evidencing such payment. Kindred represents and warrants that it has paid all tangible personal property taxes and all sales taxes due on rents.

          SECTION 8.06. Trade Names. Florida Institute and each New Operator agrees that immediately following Closing, (1) it shall change the non-geographical names of all Facilities to names that are not recognizably similar to their current names, (2) it shall not use, in any manner, any trade names relating to the Facilities that are currently used by Kindred or any of its Affiliates, (3) it shall not use the name "Kindred" in any manner in its business operations and (4) it will cause the names of the New Operators that operate the Facilities not to include non-geographical words or names that are recognizably similar to the current names of the Facilities.

                                   ARTICLE IX

                                 INDEMNIFICATION

          SECTION 9.01. Kindred Indemnification Obligations. In addition to all other indemnities contained in this Agreement, Kindred, Kindred South, Kindred East, and, with respect to each Facility, the Operator of such Facility jointly and severally agree to indemnify, defend and hold harmless Senior Health, the New Operators of the Facilities and each of their respective partners, Affiliates and Representatives (collectively, the "Florida Institute Indemnified Parties") from and against any and all Losses, incurred by, imposed upon or asserted against any of the Florida Institute Indemnified Parties as a result of, relating to or arising out of (a) a breach by Kindred of its representations or warranties under this Agreement or (b) any debts, liabilities or other obligations of Kindred and/or the Operators that are not assumed by the New Operators pursuant hereto; provided that no indemnification shall be available under this Section 9.01 (1) if the Closing has not occurred (it being understood that the Florida Institute Indemnified Parties' sole remedy in the event that the Agreement is terminated prior to the Closing by Kindred shall be governed by
Section 11.02(b)), (2) if such Losses claimed hereunder are determined by a court of competent jurisdiction to have resulted solely from fraud, willful misconduct or gross negligence of any Florida Institute Indemnified Party, (3) to the extent that Kindred's aggregate liability under clause (a) of this
Section 9.01 exceeds $1,000,000, or (4) if such Florida Institute Indemnified Party has not presented such claim for indemnification within twelve (12) months of the Closing Date; provided that if such Florida Institute Indemnified Party notifies Kindred, Kindred South, Kindred East or the Operator of such Facility in writing of an actual claim, which notice includes a detailed description of such claim, prior to the expiration of such 12-month period, such right of indemnification shall survive, only as relates to such claim, until the resolution of such claim.

          SECTION 9.02. Florida Institute Indemnification Obligations. In addition to all other indemnities contained in this Agreement, Florida Institute and, with respect to each

Facility, the New Operator of such Facility, agree to indemnify, defend and hold harmless Kindred and each of its partners, Affiliates and Representatives (collectively, the "Kindred Indemnified Parties") from and against any and all Losses, incurred by, imposed upon or asserted against any of the Kindred Indemnified Parties as a result of, relating to or arising out of (a) a breach by Senior Health of its representations or warranties under Section 6.01 hereof, or its covenants or obligations under this Agreement, (b) a breach of the New Operators' representations or warranties under Section 6.02 hereof, or the New Operators' or Florida Institute's covenants or obligations under this Agreement,
(c) the New Operators' failure to maintain the Facility Records or provide Kindred and its Affiliates access thereto or (d) the operation of each Facility from and after the Closing Date therefor, except to the extent that such Losses are determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from fraud, willful misconduct or gross negligence of such Kindred Indemnified Party or resulting from a Kindred Indemnified Party's own acts or omissions from and after such Closing Date; provided that Florida Institute's and the New Operators' aggregate liability under this Section 9.02 (except with respect to Losses relating to Assumed Facility Contracts and employee benefit plans, programs and policies described in Section 4.02) shall not exceed $1,000,000; and provided further that Kindred's right to present any claim for indemnification under this Section 9.02 shall terminate on the date that is twelve (12) months after the Closing Date (except with respect to Losses relating to Assumed Facility Contracts and employee benefit plans, programs and policies described in Section 4.02); provided however that if such Kindred Indemnified Party notifies the New Operator of such Facility in writing of an actual claim, which notice includes a detailed description of such claim, prior to the expiration of such 12-month period, such right of indemnification shall survive, only as relates to such claim, until the resolution of such claim. Florida Institute and, with respect to each Facility, the New Operator of such Facility shall be jointly and severally liable for all Losses indemnified hereunder.

          SECTION 9.03. Senior Health Indemnification Obligations. In addition to all other indemnities contained in this Agreement, Senior Health agrees to indemnify, defend and hold harmless the Kindred Indemnified Parties from and against any and all Losses, incurred by, imposed upon or asserted against any of the Kindred Indemnified Parties as a result of, relating to or arising out or for, from and against any and all costs, liabilities and expenses, including reasonable attorneys' fees, which it may incur as a result of (a) breach by Senior Health of its representations and warranties under Section 6.01 hereof,
(b) breach of Senior Health's covenants and obligations under this Agreement, including without limitation those set forth in Section 5.06 hereof; and (c) breach of the New Operators' obligations under the Assumed Facility Contracts and employee benefit plans, programs and policies described in Section 4.02; provided, however, that, except as otherwise set forth in this paragraph, in no event shall Senior Health be deemed to indemnify any of the Kindred Indemnified Parties as to any obligations of Florida Institute or the New Operators under the Lease Agreements or Sublease Agreement, provided further that Senior Health's aggregate liability for the matters in clause (a) shall not exceed $1,000,000.

          SECTION 9.04. Kindred Indemnification from Litigation. In addition to all other indemnities contained in this Agreement, Kindred, Kindred South, Kindred East and, with respect to each Facility, the Operator of such Facility jointly and severally agree to indemnify, defend and hold harmless the Florida Institute Indemnified Parties from and against any and all Losses arising out of or attributable to Kindred, Kindred South, Kindred East or the Operators' ownership, use, operation or management of the Facilities prior to Closing including, without limitation, any and all litigation for malpractice or similar claims whether in tort or in contract, provided that such indemnity shall not cover liabilities and costs explicitly assumed by any of Senior Health, Florida Institute or any of the New Operators pursuant to Articles III and IV hereunder.

          SECTION 9.05. Florida Institute Indemnification from Litigation. In addition to all other indemnities contained in this Agreement, Florida Institute and, with respect to each Facility, the New Operator of such Facility, jointly and severally agree to indemnify, defend and hold harmless the Kindred Indemnified Parties from and against any and all Losses arising out of or attributable to Florida Institute, Sun Coast, Senior Health Gold Coast or the New Operators' ownership, use, operation or management of the Facilities from and after Closing, including, without limitation, any and all litigation for malpractice or similar claims whether in tort or in contract, provided that such indemnity shall not cover liabilities and costs explicitly retained by any of Kindred or any of the Operators pursuant to Articles III and IV hereunder.

                                    ARTICLE X

                               EFFECT; TERMINATION

          SECTION 10.01. Termination of the Agreement. (a) This Agreement may be terminated by notice in writing at any time prior to the Closing by:

          (i) Either Kindred or Florida Institute, if the Closing shall not have occurred on or before June 30, 2003;

          (ii) Kindred, if (1) there shall have been a material breach by Senior Health, Florida Institute or any New Operator of any material representation, warranty, covenant or agreement contained in this Agreement that (a) has not been cured within ten (10) days following receipt by such party of written notice from Kindred of such breach or (b) is not capable of being cured, or (2) Kindred determines, in its sole discretion, that any condition set forth in Section 7.01 hereof is not capable of being satisfied;

          (iii) Florida Institute, if there shall have been a breach by Kindred of any material representation, warranty, covenant or agreement contained in this Agreement that (a) has not been cured within ten (10) days following receipt by Kindred of written notice from Florida Institute of such breach or (b) is not capable of being cured;

          (iv) Mutual agreement in writing by Kindred and Florida Institute.

          (b) If this Agreement is terminated in accordance with Section 10.01
(a) hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect except that (i) the terms and provisions of Section 11.02(b) hereof shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. Notices. (a) Any notice, consent, approval or other communication (a "Notice") required to be given under this Agreement or pursuant to law shall be in writing and, unless otherwise required by law, shall be either personally delivered (against a receipt), or sent by reputable overnight courier service, given by registered or certified mail, return receipt requested, postage prepaid, or by facsimile if accompanied by electronic acknowledgement of receipt, addressed to the respective parties at the following addresses:

          If to Kindred:

          680 South Fourth Avenue
          Louisville, KY 40202
          Attn: President - Health Services Division
          Fax: (502) 596-

          with copies to:

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: General Counsel
          Fax: (502) 596-4075

          and to

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: Chief Financial Officer
          Fax: (502) 596-4858

          and to

          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York 10006
          Attention: Steven Horowitz
          Fax: (212) 225-3999

          and to

          Renee Richmond
          JP Morgan Chase Bank
          500 Stanton Christiana Road-3/OPS2
          Newark, DE 19713
          Fax:

          and to

          James Ely
          JP Morgan Chase Bank
          270 Park Avenue, 5th Floor
          New York, NY 10017
          Fax:

          If to Florida Institute:

          100 Second Avenue South
          Suite 901S
          St. Petersburg, Florida 33701
          Attention: Bart Wyatt, President
          Fax: (727) 823-0800

          with copies to:

          Spector Gadon & Rosen, P.C.
          1635 Market Street, 7th Floor
          Seven Penn Center
          Philadelphia, Pennsylvania 19103
          Attention: Edward G. Fitzgerald, Esquire
          Fax: (215) 241-8864

          (b) Either party may from time to time specify in writing a new address to which any such Notice intended for such party shall thereafter and until further Notice be addressed.

          (c) Any Notice given pursuant hereto shall be deemed to have been received on delivery, if personally delivered or delivered by reputable overnight courier service, or three (3) business days after the mailing thereof if mailed in accordance with the terms hereof, such mailing to be effected by depositing the Notice in any post office, branch post office or official depository regularly maintained by the United States Postal Service.

          SECTION 11.02. Payment of Expenses. (a) Each party will pay its own expenses, including legal expenses, incurred in connection with the proposed transaction, including, without limitation, all expenses incident to the negotiation, preparation and performance of this Agreement.

          (b) In the event that this Agreement is terminated pursuant to (i)
Section 10.01(a)(ii)(2) as a result of a determination by Kindred that any condition set forth in Sections 7.01(a) or 7.01(b) hereof is not capable of being satisfied or (ii) Section 10.01(a)(iii) hereof, upon presentment of receipts, Kindred will reimburse up to $500,000 of reasonable out-of-pocket expenses (including reasonable fees and expenses of outside counsel) incurred by Florida Institute in pursuing the Transaction, which amount shall be payable in immediately available funds to an account or accounts designated by Florida Institute.

          SECTION 11.03. Diligence Materials. (a) Kindred has delivered to Florida Institute all plans, maps, descriptions, permits, certifications, licenses, approvals, environmental audits, and other diligence materials (the "Diligence Materials") respecting the Facilities, as described in Schedule 11.03, which material shall be returned to Kindred by Florida Institute and/or the Operators if Closing is not completed. For purposes of this Section 11.03, Diligence Materials shall be deemed to include matters disclosed on Schedules 6.03(g) and Schedule 11.03 to this Agreement and, as of the Closing Date, any Florida Institute Commissioned Reports. No Senior Health Indemnified Party shall make a claim under this Agreement, for breach of representation or warranty, indemnification or otherwise, in respect of a fact, circumstance or condition that is disclosed in such Diligence Materials.

          (b) Florida Institute and/or each New Operator agrees to deliver copies of all Florida Institute Commissioned Reports to Kindred, as soon as they are available and in any event before Closing. At Closing, Florida Institute shall deliver a certificate of an officer of Florida Institute to Kindred certifying, to the best of such person's knowledge, (i) as to a complete list of the Florida Institute Commissioned Reports and (ii) that Florida Institute and/or each New Operation has delivered copies of each such Florida Institute Commissioned Report to Kindred.

          SECTION 11.04. Entire Agreement; Amendment; Waiver. This Agreement and the documents described herein or attached or delivered pursuant hereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may only be amended, modified or supplemented in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement; provided that Section 5.06 hereof may not be amended, changed, waived, discharged or terminated with respect to any Leased Facility, unless such amendment, change, waiver, discharge or termination is in writing and signed by the Operator of such Facility. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by a party hereto of any other party hereto prior to or after the date hereof shall stop or prevent the exercise of any right hereunder or be deemed to be a waiver of any such right.

          SECTION 11.05. Assignment. Except as otherwise provided herein, neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by any party hereto without the express prior written consent of the other parties hereto; provided that any such assignment by Senior Health shall not relieve it of its obligations hereunder.

          SECTION 11.06. Joint Venture; Third Party Beneficiaries. Nothing contained herein shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof. The parties hereto do not intend that any third party shall have any rights under this Agreement, except (i) to the extent that any Operators and/or New Operators are explicitly afforded rights under this Agreement, such provisions shall inure to the benefit of and be enforceable by such Persons, and (ii) that the provisions of Article XI shall inure to the benefit of and be enforceable by each Kindred Indemnified Party and each Florida Institute Indemnified Party.

          SECTION 11.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

          SECTION 11.08. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in that State. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement shall be any U.S. District Court or any state court located in Florida, and, the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 11.01(a) hereof. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the Law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by Law, that final and non-appealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

                                       KINDRED HEALTHCARE OPERATING, INC.


                                       By: /s/ Richard A. Lechleiter
                                           -------------------------------------
                                           Name:  Richard A. Lechleiter
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer


                                       KINDRED NURSING CENTERS SOUTH, L.L.C.


                                       By: /s/ Richard A. Lechleiter
                                           -------------------------------------
                                           Name:  Richard A. Lechleiter
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer


                                       KINDRED NURSING CENTERS EAST, L.L.C.


                                       By: /s/ Richard A. Lechleiter
                                           -------------------------------------
                                           Name:  Richard A. Lechleiter
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer

                                       SENIOR HEALTH MANAGEMENT, LLC


                                       By: /s/ Bart Wyatt
                                           -------------------------------------
                                           Name:  Bart Wyatt
                                           Title: Manager and President

                                       FLORIDA INSTITUTE FOR LONG TERM CARE, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager

                                       FI-BAY POINTE, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-BOCA RATON, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-BROWARD NURSING, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-CAPE CORAL, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-CARROLWOOD CARE, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager

                                       FI-CASA MORA, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-EVERGREEN WOODS, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-HIGHLAND PINES, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-HIGHLAND TERRACE, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-PALM BEACHES, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-POMPANO REHAB, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager

                                       FI-SANFORD REHAB, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-TAMPA, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-THE ABBEY, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-THE OAKS, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-TITUSVILLE, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-WALDEMERE, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager

                                       FI-WINDSOR WOODS, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager


                                       FI-WINKLER COURT, LLC


                                       By: /s/ Harry D. Madonna, Jr.
                                           -------------------------------------
                                           Name:  Harry D. Madonna, Jr.
                                           Title: President and Manager

                                    EXHIBIT A
                      FORM OF FAIRHAVEN SUBLEASE AGREEMENT

                              AGREEMENT OF SUBLEASE

                                     between

              Kindred Nursing Centers East, L.L.C., as Sublandlord

                                       and

                         FI-The Oaks, LLC, as Subtenant

                            dated as of June 30, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 1.  Definitions .............................................................1
 2.  Subleasing of Premises ..................................................4
 3.  Condition of Premises....................................................4
 4.  Term of Sublease ........................................................4
 5.  Intentionally Omitted ...................................................5
 6.  Rent.....................................................................5
 7.  Use .....................................................................7
 8.  Subordination to and Incorporation of the Prime Lease ...................7
 9.  Attornment and Non-Disturbance..........................................13
10.  Quiet Enjoyment ........................................................13
11.  Representations, Warranties and Covenants...............................14
12.  Services and Repairs ...................................................16
13.  Enforcement of Prime Lease..............................................16
14.  Assignment, Subletting and Encumbrances.................................17
15.  Indemnification ........................................................18
16.  Alterations ............................................................19
17.  Insurance ..............................................................19
18.  Security ...............................................................20
19.  Broker .................................................................20
20.  Notices ................................................................20
21.  No Waivers .............................................................22
22.  Consent ................................................................23
23.  Arbitration ............................................................23
24.  Operations Transfer ....................................................23
25.  Financial Statements ...................................................23
26.  Miscellaneous ..........................................................25

     AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 30th day of June, 2003, between Kindred Nursing Centers East, L.L.C. ("Sublandlord"), a Delaware limited liability corporation having an office at 680 South Fourth St., Louisville, KY 40202 and FI-The Oaks, LLC, a Florida limited liability company ("Subtenant"), having an office at US 27 N. Avon Park, FL 33825, the sole member of which is Florida Institute for Long Term Care, LLC ("Parent"), a Delaware limited liability company, having an office at 100 Second Avenue South, Suite 901S, St. Petersburg, FL 33701.

                                   WITNESSETH

     WHEREAS, pursuant to that certain Operations Transfer Agreement (the "Operations Transfer Agreement") dated as of June 18, 2003, the parties thereto agreed to enter into this Sublease for a skilled nursing facility, and certain leases of various other premises used as skilled nursing or assisted living facilities located in the State of Florida,

     WHEREAS by agreement of lease annexed hereto as Exhibit A and made a part hereof (the "Prime Lease"), between Fairhaven South, Inc., a Florida corporation ("Prime Landlord") and First Health Care Corporation ("FHC"), as tenant, Prime Landlord leased to FHC certain premises located at Avon Park, Florida (the "Premises") as more particularly described in Exhibit B attached hereto and all of the equipment and all other tangible property (the "Equipment") as more particularly described in Exhibit C attached hereto,

     WHEREAS pursuant to that certain Assignment and Assumption of Leases, dated April 30, 1998, FHC assigned its interest in the Prime Lease to Kindred Healthcare, Inc. (formerly known as Vencor Healthcare, Inc.) ("KHI"); pursuant to that other certain Assignment and Assumption of Leases, dated April 30, 1998, KHI assigned its interest in the Prime Lease to Kindred Healthcare Operating Inc. (formerly known as Vencor Healthcare Operating, Inc.) ("KHOI"; KHI and KHOI shall collectively be known as "Kindred"); and pursuant to that other certain Assignment and Assumption of Leases, dated April 30, 1998, KHOI assigned its interest in the Prime Lease to Sublandlord, and

     WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, all of the Premises and Equipment on the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

1. Definitions. In this Sublease, the following terms shall have the following meanings:

          "Additional Rent" shall mean (a) all utilities charges for the Premises, including, without limitation, all water, sewer, electricity, gas, communications and all other charges, (b) all taxes and insurance premiums payable by Sublandlord under the Prime Lease for the Premises, and (c) all other costs, charges, sums and deposits for the Premises and Equipment payable by Sublandlord under the Prime Lease and by Subtenant under this Sublease.

          "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors, officers and members of such Person), controlled by or under direct or indirect common control with any such Person. A Person shall be deemed to control a corporation, a partnership, a trust, or a limited liability company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

          "Agents" means affiliates, employees, agents, mortgagees, contractors, licensees and invitees of Sublandlord, Prime Landlord, KHI and KHOI.

          "Business Days" shall mean all days except Saturdays, Sundays and days on which banks located within the State of New York are required or permitted to be closed.

          "Combined Leases" shall mean the leases listed on Exhibit I attached hereto; each of the Combined Leases shall be referred to in the singular, as a "Combined Lease".

          "Equipment" shall have the meaning specified in the recitals hereof.

          "Expiration Date" shall mean June 29, 2006.

          "Facility" The facility being operated on the Premises.

          "Fiscal Year" The twelve (12) month period from January 1 to December 31.

          "Indemnified Parties" means Sublandlord, Prime Landlord, KHI, and KHOI, and the Agents of each.

          "Insurance Policies" shall have the meaning specified in Section 17A.

          "Kindred" shall have the meaning specified in the recitals hereto.

          "Management Agreement" shall mean the Management Agreement, between Subtenant and Manager regarding the management of the Premises, substantially in the form attached hereto as Exhibit F.

          "Manager" shall mean Senior Health Management-Gold Coast, LLC, a Florida limited liability company.

          "Notice" shall have the meaning specified in Section 20A.

          "Operations Transfer Agreement" shall have the meaning specified in the recitals hereof.

          "Operations Transfer Event" shall mean any of the following events:
(a) a default under the terms of this Sublease, (b) the expiration or earlier termination of the Term, or (c) commencement by Subtenant of the winding down of operations at the Premises (whether by notice to regulatory authorities, notice to tenants or residents at the Premises or otherwise).

          "Parent" shall have the meaning specified in the preamble hereof.

          "Patient Revenues" shall mean revenues generated from the sale of goods or services at or through the Premises, whether by Subtenant or any subtenant or licensee of Subtenant, or any other party, which revenues are primarily derived from services provided to patients (including, without limitation, revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or goods sold at the Premises, but excluding revenues received by Subtenant as rent or other consideration from a permitted assignment of this Lease or any part thereof or a permitted sublease of the Premises or any part thereof).

          "Payment Date" shall have the meaning specified in Section 6B(a).

          "Person" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county, or municipal government (or agency or political subdivision thereof), endowment fund or other form of entity.

          "Premises" shall have the meaning specified in the recitals hereof.

          "Primary Intended Use" shall have the meaning specified in Section 7.

          "Prime Landlord" shall have the meaning specified in the recitals hereof.

          "Prime Lease" shall have the meaning specified in the recitals hereof.

          "Rental" shall have the meaning specified in Section 6B(d).

          "Sublandlord" shall have the meaning specified in the preamble hereof.

          "Subsidiaries" The corporations or other entities of which securities or similar ownership interests representing (i) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) a majority of the economic interest therein, are at the time directly or indirectly owned by Subtenant (individually, a "Subsidiary").

          "Subtenant" shall have the meaning specified in the preamble hereof.

          "Superior Leases and Mortgages" shall have the meaning specified in
Section 8A.

          "Term" shall have the meaning specified in Section 4A.

          "Working Capital Facility" shall mean that certain working capital loan made by CapitalSource Finance LLC, as lender, to Subtenant, the other tenants and subtenants under the Combined Leases, and Parent, as borrower, pursuant to that certain Revolving Credit and Security Agreement, dated on or about the date hereof.

2. Subleasing of Premises. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Premises and the Equipment upon and subject to the terms, covenants, and conditions herein set forth.

3. Condition of Premises. On the Sublease Commencement Date (as hereinafter defined), Sublandlord shall deliver the Premises and Equipment, and Subtenant agrees to accept the Premises and Equipment in "as-is" physical condition on the Sublease Commencement Date and as specifically set forth in the Operations Transfer Agreement. Sublandlord shall not be obligated to perform any work or furnish any materials in, to or about the Premises or relating to the Equipment in order to prepare the Premises for use or occupancy or the Equipment for use by Subtenant, except to the extent set forth in the Operations Transfer Agreement. Subtenant agrees that in executing this Sublease, it has not relied upon any statements, representations, covenants or warranties made by Sublandlord or any person acting on behalf of Sublandlord other than those, if any, expressly set forth in this Sublease and in the Operations Transfer Agreement and on such investigations, examinations and inspections as Subtenant has chosen to make or has made.

4. Term of Sublease.

     A. The term ("Term") of this Sublease shall commence on the date first written above (the "Sublease Commencement Date") and, unless sooner terminated as herein provided, shall expire on the Expiration Date.

     B. Sublandlord shall have the right to terminate this Sublease at any time during the Term upon prior written notice to Subtenant, which termination shall become effective on the date that is no more than 90 days, and no less than 80 days following the delivery of such notice by Sublandlord, provided, that Sublandlord shall have no right to terminate this Sublease under this Section 4B if (a) Sublandlord would remain the lessee of the Premises following such termination for the balance of the term of the Prime Lease and (b) the purpose of such termination is to replace Subtenant with another subtenant, which will operate the Facility. Upon the effectiveness of any such termination, provided, that, (i) Subtenant shall have timely complied with its obligations under
Section 24, (ii) Subtenant shall have timely delivered possession of the Premises and Equipment to Sublandlord and (iii) no default shall have occurred and be continuing, then in such event Sublandlord shall pay to Subtenant a sublease termination fee in an amount equal to the monthly installments of Fixed Rent for the two calendar months preceding the delivery of such notice. Without limiting any of the foregoing, upon any termination of this Sublease pursuant to this section, the provisions of Section 24 regarding transfer of operations at the Premises from Subtenant to Sublandlord shall automatically apply.

5. INTENTIONALLY OMITTED.

6. Rent.

     A. Subtenant covenants and agrees to pay to Sublandlord, in lawful money of the United States, fixed rent ("Fixed Rent") on a monthly basis in the amount set forth on Exhibit D attached hereto. The first monthly installment of Fixed Rent payable under this Sublease shall be paid on the Sublease Commencement Date, subject to paragraph B(a) below.

          (a) In addition to the Fixed Rent set forth above, Subtenant covenants and agrees to pay Additional Rent from and after the Sublease Commencement Date. To the extent not already completed, Subtenant shall arrange for service directly with the utility providers serving the Premises, shall furnish such deposit (if any) as such utility provider may require, and shall pay the utility provider's charges promptly upon receipt of bills therefor. For each item of Additional Rent not paid directly by Subtenant to the relevant authority or vendor and in respect of which Sublandlord pays the amount due to the relevant authority or vendor, Sublandlord shall bill Subtenant promptly. Upon receipt of the corresponding bill from Sublandlord, Prime Landlord or such authority or vendor, Subtenant shall pay the relevant authority or vendor, or reimburse Sublandlord each amount so billed, within five (5) Business Days after being billed therefor, provided that if Subtenant provides written notice to Sublandlord within such five (5) day period of reasons for delaying payment of such amount, which reasons are acceptable to Sublandlord, in its sole discretion then Subtenant shall have an additional three (3) Business Days to pay or reimburse such amount. Notwithstanding anything to the contrary contained herein, Sublandlord may calculate the amounts of Additional Rent on an estimated basis for any calendar year occurring prior to the time that the actual amount of said Additional Rent with respect to such calendar year has been precisely determined. Such amounts shall be paid by Subtenant in equal monthly installments in conjunction with the Fixed Rent. Thereafter, when such amounts can be precisely determined, Sublandlord shall furnish Subtenant with a reconciliation statement setting forth the amount of said Additional Rent payable in the applicable calendar year and the amount Subtenant may have theretofore paid to or at the direction of Sublandlord. Thereafter, Subtenant shall either promptly pay to Sublandlord any shortage of Additional Rent, or, in the event of an overpayment of Additional Rent, receive a credit against its next monthly installment(s) of Fixed or Additional Rent (as determined by Sublandlord) until the credit is satisfied.

          (b) If Sublandlord shall be charged with respect to the Premises or Equipment for any other sums or charges pursuant to the provisions of the Prime Lease, including, without limitation, for extra services requested by Subtenant, then Subtenant shall be liable for all such sums and charges as Additional Rent under this Sublease and such sums shall be due and payable by Subtenant to Sublandlord on demand. The foregoing shall not be deemed to require Subtenant to make payments in respect of charges incurred by Sublandlord by reason of the acts or omissions of Sublandlord or any other subtenants, if any.

     B. (a) Fixed Rent as set forth on Exhibit D and monthly installments, if any, of Additional Rent shall be due and payable in equal monthly installments in advance in immediately available funds by wire transfer (pursuant to the wire transfer instructions delivered by Sublandlord to Subtenant), on the first day of each calendar month of the Term (each such date, a "Payment Date"). If the first day of a calendar month is not a Business Day, such installment shall be due on the first Business Day preceding the first calendar day of such month. If the Sublease Commencement Date shall be other than the first day of a calendar month or the expiration of the Term is other than the last day of a calendar month, the monthly installments of Fixed Rent and Additional Rent payable hereunder for any such month shall be prorated on a per diem basis based on the actual number of days in such month. On the first day of the calendar month following the Sublease Commencement Date, if the Sublease Commencement Date occurs after the first day of a calendar month, Subtenant shall receive a credit for the unapplied portion of the Rental deposit made pursuant to Section 6A.

          (b) Subtenant shall furnish to Sublandlord copies of all tax and insurance bills relating to the Premises and Equipment and copies of official receipts or other satisfactory proof evidencing all payments of taxes and insurance premiums, promptly following receipt or payment thereof, as applicable.

          (c) If Sublandlord shall receive a refund of any Additional Rent amounts from Prime Landlord with respect to the Premises pursuant to the terms of the Prime Lease, and such refund relates to Additional Rent paid hereunder by Subtenant, Sublandlord shall promptly notify Subtenant and shall at Sublandlord's option, either (i) credit against the next monthly installment of Additional Rent due hereunder, the portion thereof, if any, allocable to the Term of this Sublease and which shall have been theretofore paid by Subtenant or
(ii) promptly send said allocable amount to Subtenant.

          (d) All of the amounts payable by Subtenant pursuant to this Sublease, including, without limitation, Fixed Rent, Additional Rent, and all other costs, charges, sums and deposits payable by Subtenant hereunder (collectively, "Rental"), shall constitute rent under this Sublease and shall be payable to Sublandlord or its designee at such address as Sublandlord shall from time to time direct in writing. Subtenant shall have no authority to pay the Rental directly to Prime Landlord unless so directed in writing by Sublandlord or Prime Landlord.

          (e) Subtenant shall promptly pay the Rental as and when the same shall become due and payable without setoff, offset or deduction of any kind whatsoever and, in the event of Subtenant's failure to pay same when due, Sublandlord shall have all of the rights and remedies provided for in the Prime Lease and in this Sublease or at law or in equity in the case of nonpayment of rent. Subtenant's obligation to pay Rental shall survive the expiration or sooner termination of this Sublease.

          (f) If any Rental shall not be paid within five (5) days after the same is due hereunder, such unpaid Rental shall bear interest at an annual rate which is four (4%) percent in excess of the prime or base reference lending rate from time to time quoted by JP Morgan Chase (or any successor thereto) from the date on which such Rental was originally due until the date when paid.

     C. If Subtenant shall for any reason remain in possession of the Premises after the expiration of the Term or earlier termination of this Sublease, such possession shall at the option of Sublandlord in its sole discretion, be as a month-to-month holdover tenant during which time, Subtenant shall pay as rental each month (which rental constitutes liquidated damages with respect to Rental, and not a penalty for the period to which it relates), the greater of the following: (a) two times the aggregate of: (i) the installment of rent payable by Sublandlord to Prime Landlord pursuant to the Prime Lease as of the last month of the Term, and (ii) all other sums, if any, payable by Subtenant pursuant to the provisions of this Sublease and the Prime Lease with respect to the Premises, and (b) holdover damages payable by Sublandlord, as tenant under the Prime Lease, to Prime Landlord. During such period of month-to-month holdover tenancy, Subtenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Sublease and the Prime Lease with respect to the Premises, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month holdover tenancies to continue its occupancy and use of the Premises. Nothing contained herein shall constitute the consent, express or implied, of Sublandlord to the holding over of Subtenant after the expiration or earlier termination of this Sublease. Notwithstanding payment of such holdover rent, Sublandlord shall be entitled to the exercise against Subtenant of all remedies, including summary dispossession and eviction, available to Prime Landlord under the Prime Lease in the event that Sublandlord, as tenant under the Prime Lease, were to remain in possession beyond the expiration of the term or earlier termination of the Prime Lease.

7. Use. Subtenant shall use and occupy the Premises as a skilled nursing facility and for no other purpose ("Primary Intended Use").

8. Subordination to and Incorporation of the Prime Lease.

     A. This Sublease and all of Subtenant's rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the terms, conditions and provisions of the Prime Lease, a true and complete copy of which has been delivered to and reviewed by Subtenant and is attached hereto as Exhibit A, together with any amendments or modifications thereto, (ii) the lien of any fee or leasehold mortgages now or which at any time hereafter may be made a lien upon the Premises, (iii) any and all renewals, modifications, consolidations, replacements, extensions or amendments made to the Prime Lease or any of the mortgages referenced in (ii) above or supplemental agreements relating thereto hereafter made which do not in any material respect contravene any express rights granted to Subtenant hereunder or materially increase Subtenant's obligations or to which Subtenant otherwise has consented and (iv) any and all matters to which the tenancy of Sublandlord, as tenant under the Prime Lease, is or may be subordinated (the Prime Lease, the mortgages referenced in item (ii) and the foregoing items (iii) and (iv) shall collectively be referred to as "Superior Leases and Mortgages"). The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions. Nevertheless, in confirmation of such subordination, Subtenant agrees to execute and deliver promptly any commercially reasonable form of instrument (in recordable form, if requested) that the holder of any Superior Leases and Mortgages may request to evidence such subordination. Notwithstanding the above, Sublandlord agrees to obtain the Landlord Consent substantially in the form attached hereto as Exhibit J.

     B. Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord's part pertaining to the Premises which is required to be kept, observed and performed pursuant to the Prime Lease and which arises or accrues during the term of this Sublease. Subtenant shall not do, nor permit to be done, any act or thing that is, or with notice of passage of time would be, a default under this Sublease, any Superior Lease and Mortgage, or the Prime Lease.

     C. The terms of the Prime Lease, as they apply to the Premises, are incorporated herein by reference and shall, as between Sublandlord and Subtenant (as if they were the named Lessor and Lessee, respectively, under the Prime Lease) constitute the terms of this Sublease except to the extent they are inapplicable to, inconsistent with or modified by the terms of this Sublease -- as immediately set forth below, and/or as elsewhere in this Sublease provided:

          (a) Section Y of the Prime Lease is hereby deleted in its entirety and replaced with the following:

"Y. Right of First Refusal.

1. During the term of this Sublease, Sublandlord shall deliver to Subtenant a copy of any notice of Offer (a "Notice of Offer") it receives from Prime Landlord pursuant to Section Y of the Prime Lease within five (5) Business Days of its receipt thereof. Subtenant shall have twenty-five (25) days following Sublandlord's delivery of such Notice of Offer to inform Sublandlord in writing whether it will require Sublandlord to exercise its Right to purchase the Premises and Equipment upon the same terms and conditions of the Offer, as set forth in Section Y of the Prime Lease (such right of Subtenant shall be referred to as the "First Refusal Right"). If Subtenant fails to so inform Sublandlord of its election to exercise the First Refusal Right within such twenty-five (25) day period, the First Refusal Right with respect to such Offer shall be void and of no further force and effect. The exercise by Subtenant of the First Refusal Right shall be irrevocable.

2. If Subtenant timely exercises its First Refusal Right as provided herein, then Sublandlord shall exercise its Right under the Prime Lease to purchase the Premises and Equipment. In such event, Subtenant agrees to enter into a written sales contract with Sublandlord for the purchase of the Premises upon the same terms and conditions of the Offer as of the same date of Sublandlord's sales contract with Prime Landlord. Sublandlord shall, (provided, that the sale of the Premises from Prime Landlord to Sublandlord has occurred and Subtenant has paid all costs and expenses of Sublandlord in connection with such sale) upon receipt from Subtenant of the applicable purchase price, together with full payment of all Rental due and payable or other charges due and payable with respect to any period ending on or before the date of the purchase, deliver to Subtenant a deed, in form and in substance similar to the deed required to be given by Prime Landlord pursuant to the Offer, conveying the entire interest of Sublandlord in and to the Premises and Equipment. The purchase price shall be paid in immediately available funds at a closing to be held on the same date as and simultaneous with the closing of the sale of the Premises from Prime Landlord to Sublandlord. The closing shall occur at a place specified by Prime Landlord or Sublandlord. The Premises and Equipment shall be conveyed to Subtenant on an "as-is" basis and in its then physical condition. All expenses of such conveyance, including, without limitation attorney's fees of Sublandlord, the cost of title examination or title insurance, recording fees, purchase money deposits due to Prime Landlord, and transfer taxes (including, without limitation any transfer taxes due as a result of the sale of the Premises from Prime Landlord to Sublandlord) (collectively, the "First Refusal Expenses") shall be paid by Subtenant and shall be considered Additional Rent hereunder. Subtenant acknowledges that it is responsible for the payment of all First Refusal Expenses when due and that Sublandlord shall not make any funds available for the payment of such expenses. Subtenant hereby authorizes Sublandlord to use, apply or retain the whole or any part of the security deposited pursuant to Section 18 hereof to the extent required for the payment of any First Refusal Expenses.

3. Subtenant hereby acknowledges that Sublandlord is agreeing to exercise its Right under the Prime Lease and purchase the Premises and Equipment under this Sublease, as an accommodation to Subtenant, and agrees that Sublandlord shall bear no costs, expenses or liabilities with respect to the exercise of such Right, the sale of the Premises and Equipment from Prime Landlord to Sublandlord, or the sale of the Premises and Equipment from Sublandlord to Subtenant. Subtenant agrees to indemnify and hold harmless Sublandlord from and against any all suits, claims, demands, liability, damages, costs and expenses of every kind and nature including, without limitation, attorney's fees and expenses, court costs, penalties and fines, incurred in connection with the exercise of the Right, the sale of the Premises and Equipment from Prime Landlord to Sublandlord, or the sale of the Premises and Equipment from Sublandlord to Subtenant (except as a result of the gross negligence or willful misconduct of Sublandlord).

          (b) Section K.2 of the Prime Lease is hereby deleted and replaced in its entirety as follows:

          "That Subtenant shall pay any and all taxes, including personal property, franchise, use, real estate taxes and assessments, employment taxes charged against said Premises, and its operation. Nothing contained in this Sublease shall be construed to require Subtenant to pay any tax based on net income of Prime Landlord or Sublandlord."

          (c) INTENTIONALLY OMITTED.

          (d) In Section 1.3 of the Prime Lease, regarding condemnation, the number "90" is hereby deleted and replaced by "45."

          (e) Section H of the Prime Lease relating to Damage or Destruction is incorporated by reference herein, subject to the following provisos: (i) if Subtenant elects, pursuant to Section H.1, to terminate this Sublease due to damage or destruction that renders the Premises Unsuitable for their Primary Intended Use, it must do so by delivery of Notice to Sublandlord within forty-five (45) days of such damage or destruction, in which event such termination shall be effective as of the date of delivery of such Notice to Sublandlord, (ii) if Subtenant does not elect to terminate this Sublease in accordance with the foregoing clause (i), Sublandlord's sole obligation shall be to notify Prime Landlord of such circumstances and request that it commence restoration in accordance with Section H.1 of the Prime Lease and (iii) in the event of damage or destruction that does not render the Premises Unsuitable for their Primary Intended Use, as set forth in Section H.2 of the Prime Lease, Sublandlord's sole obligation shall be to notify Prime Landlord of such circumstances and request that it commence restoration in accordance with Section H.2 of the Prime Lease. The provisions of this subsection (e) shall be considered an express agreement governing any cause of damage or destruction to the Premises and, to the maximum extent permitted by law, no local or state statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

          (f) Section I of the Prime Lease relating to condemnation is incorporated by reference herein, subject to the following provisos: (i) if Subtenant elects, pursuant to Section 1.3, to terminate this Sublease due to a condemnation that renders the Premises Unsuitable for their Primary Intended Use, it must do so by delivery of Notice to Sublandlord within forty-five (45) days of the Date of Taking, in which event such termination shall be effective as of the date of delivery of such Notice to Sublandlord, (ii) in the event of a condemnation that does not render the Premises Unsuitable for their Primary Intended Use, or Subtenant does not otherwise exercise the election to terminate pursuant to the foregoing clause (i), then Fixed Rent hereunder shall be abated in the same proportion as Base Rent is abated under the Prime Lease, effective as of the Date of Taking, (iii) if there is a partial taking of the Premises and this Sublease remains in effect, as set forth in Section 1.4 of the Prime Lease, Sublandlord's sole obligation shall be to notify Prime Landlord of such circumstances and request that it commence restoration in accordance with Section 1.4 of the Prime Lease and (iv) any condemnation award that is paid to Sublandlord as lessee under the Prime Lease shall be allocated between Sublandlord and Subtenant as their interests may appear.

          (g) Section Z of the Prime Lease is hereby deleted in its entirety.

     D. The occurrence of any of the following shall be an "Event of Default" hereunder:

          (a) if Subtenant shall fail to make payment of Rental or any other sum payable under or pursuant to the terms of this Sublease, when the same becomes due and payable and such failure is not cured within a period of ten (10) days after receipt of notice from Sublandlord;

          (b) if Subtenant shall fail to observe or perform any term, covenant or condition of this Sublease or of the Prime Lease not specifically provided for in this section and such failure is not cured within a period of ten (10) days after receipt of notice from Sublandlord;

          (c) the voluntary or involuntary removal from service by Subtenant or other loss by Subtenant of any licensed beds for the Premises (whether due to so-called "bed banking", regulatory non-compliance or otherwise);

          (d) an event of default arising from the failure to pay principal or interest with respect to the Working Capital Facility, or any other indebtedness of Subtenant or any Affiliate with an aggregate outstanding principal amount equal to or exceeding $10 million shall have occurred unless such default is cured by the borrower of such indebtedness within its prescribed cure periods or waived by the party extending such indebtedness;

          (e) the acceleration of the maturity of any indebtedness of Subtenant or any Affiliate with an aggregate outstanding principal amount equal to or exceeding $10 million shall have occurred;

          (f) notwithstanding any other provisions of this Sublease, the failure of Subtenant to comply with any of the provisions of this Sublease or any other act or omission by Subtenant (whether occurring at the Premises or elsewhere) which, in the reasonable good faith judgment of Sublandlord, places in imminent jeopardy the continued licensing of the Premises as then currently licensed, or its certification as either a Medicare or Medicaid provider, and the failure of Subtenant, within twenty-four (24) hours after written notice thereof from Sublandlord to Subtenant to either (x) cure such failure, (y) obtain an injunction or other order preventing revocation or suspension of licensing and/or decertification of the Premises as either a Medicare or Medicaid provider by virtue of such failure or alleged failure or (z) provide Sublandlord with assurances satisfactory to Sublandlord in its sole discretion that the Premises will not be subject to license suspension or revocation, and/or decertification as a result of such failure or alleged failure.

          (g) An "Event of Default" under any of the Combined Leases.

     E. Sublandlord and Subtenant each agree to promptly deliver to the other party copies of all notices, requests or demands that relate to the Premises or the use or occupancy thereof after the receipt of same.

     F. (a) In addition to, and not in limitation of, the rights and remedies granted to Sublandlord with respect to a breach by Subtenant pursuant to this Sublease, Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as Prime Landlord has with respect to a breach by Sublandlord (in its capacity as Prime Tenant) of the Prime Lease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by Prime Landlord under the Prime Lease. Sublandlord herein shall not be responsible for any breach of the Prime Lease by Prime Landlord or any nonperformance or non-compliance with any provision thereof by Prime Landlord, but Sublandlord shall comply with the provisions of Section 13 hereof.

          (b) If an Event of Default shall have occurred, whether or not this Sublease has been terminated by Sublandlord, Subtenant shall, to the maximum extent permitted by law, if and to the extent required by Sublandlord to do so, immediately surrender the Premises to Sublandlord or to a qualified nursing facility operator of Sublandlord's choice and quit the same (in accordance with Section 24 hereof), and Sublandlord may enter upon and repossess the Premises by reasonable force, summary proceedings, ejectment or otherwise, and may remove Subtenant and all other persons and any and all personal property from the Premises subject to the rights of any occupants or patients and to any requirement of law. Unless expressly set forth by Sublandlord in writing, no such demand, nor change of possession pursuant thereto, shall be deemed a termination of this Sublease or a release of Subtenant from any of its obligations under this Sublease. Unless and until this Sublease is terminated by Sublandlord, Subtenant, shall remain liable under the terms of this Sublease.

          (c) If a breach or default by Subtenant of any provision of this Sublease occurs on account of which the continued effectiveness of the Prime Lease is at material risk of being terminated and the same has not been cured by Subtenant, Sublandlord may, but shall not be obligated to, in its sole discretion and regardless of whether Subtenant is proceeding to cure, or attempting to cure, such breach or default or whether the cure period related thereto has expired or is likely to expire before completion of necessary cure efforts, take such actions as it deems necessary or appropriate, including without limitation, entering the Premises, to cure such breach or default. If Sublandlord so proceeds to attempt to cure any such breach or default, Subtenant agrees within fifteen (15) days following receipt of a written demand therefore and reasonable supporting documentation to reimburse Sublandlord for the reasonable amount of all costs and expenses incurred by Sublandlord in curing or attempting to cure any such breach or default.

     G. Provided Subtenant is not in default under this Sublease beyond applicable periods of notice and grace expressly granted hereunder, Sublandlord covenants and agrees not to, without prior written consent of Subtenant: (a) voluntarily cancel or surrender the Prime Lease, except for a termination permitted under Sections H and I of the Prime Lease (relating to casualty and condemnation), or (b) consent to any material modifications, amendments or supplements to the

Prime Lease which in any material respect contravene any express rights granted to Subtenant hereunder (other than modifications, amendments or supplements which Sublandlord is required to make pursuant to the Prime Lease or pursuant to the requirements of any Superior Leases and Mortgages or prospective landlord or mortgagee thereunder), provided, that nothing in the foregoing sentence shall prohibit Sublandlord from exercising its rights to terminate this Sublease under
Section 4B hereof. If the Prime Lease as it relates to the Premises is terminated for any reason whatsoever, whether by operation of law or otherwise,
(a) except through the default of Sublandlord, Sublandlord shall not be liable in any manner whatsoever for such termination, and (b) this Sublease shall automatically terminate. Sublandlord shall promptly forward to Subtenant any default or termination notice with respect to the Prime Lease received by Sublandlord and relating to the Premises.

     H. Nothing in this Sublease shall be construed as granting Subtenant any right, title, interest in or to the beds, or the licenses relating thereto, which are located at the Premises or granting Subtenant any right to move the beds, or the licenses relating thereto, to another facility owned, leased, or operated by Subtenant or any of its Affiliates, it being understood and agreed that Subtenant's only right hereunder is to operate the Premises during the Term as the licensed operator in accordance with the terms hereof.

     I. This Sublease and the Prime Lease shall remain separate and distinct estates and shall not merge, without the consent of Sublandlord, notwithstanding the fact that any such estates in the Premises may be commonly held.

     J. Unless otherwise specifically set forth herein, the time limits set forth in the Prime Lease for the giving of notices, making of demands, performance of any act, condition or covenant or the exercise of any right, remedy or option, are changed for the purposes of incorporation into this Sublease by lengthening (in any situation where Sublandlord's delivery of notice to Subtenant is contingent on Prime Landlord's delivery of any notice to Sublandlord or performance of any act under the Prime Lease) or shortening the same in each instance, as appropriate in order to allow Sublandlord to comply with any time limits in the Prime Lease, so that notices must be given, demands made, and any act, condition or covenant must be performed and any right, remedy or option hereunder must be exercised by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so), within three (3) Business Days prior (or following, in any case where the time limit is lengthened as provided above) to the expiration of the time limit, taking into account the maximum grace period if any relating thereto, contained in the Prime Lease.

9. Attornment and Non-Disturbance. If (a) the Prime Lease and Sublandlord's leasehold interest in the Premises shall be terminated, (other than by total condemnation or sale in lieu thereof) or (b) any leasehold mortgagee shall become owner of Sublandlord's leasehold estate under the Prime Lease or shall enter into a new lease with Prime Landlord for the Premises, pursuant to the Prime Lease, then Subtenant shall, if so requested in writing by Prime Landlord, or such prospective leasehold mortgagee (each such party a "Successor Landlord"), as the case may be, either (x) attorn to Successor Landlord and waive any right Subtenant may have to terminate this Sublease or to surrender possession hereunder, as a result of termination of the Prime Lease or otherwise and shall, during the Term, perform all of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed, or (y) enter into a new lease or sublease (as applicable) with such Successor Landlord as landlord or sublandlord (as applicable) for the remaining Term and otherwise on the same terms and conditions of this Sublease. In the event of any such attornment or new lease or sublease, Successor Landlord shall not be (a) liable for any act or omission or default of any prior sublandlord (including, without limitation, Sublandlord); or (b) subject to any offsets or defenses which Subtenant might have against any prior sublandlord (including without limitation, Sublandlord); or (c) bound by any rent or additional rent which Subtenant might have paid for more than the current month to any prior sublandlord (including, without limitation, Sublandlord) or (d) bound by any amendment or modification of this Sublease made without Prime Landlord and any leasehold mortgagee's written consent; or (e) liable for any security deposited pursuant to this Sublease unless such security has actually been delivered to such Successor Landlord. In the event Subtenant receives a written notice from Prime Landlord or its assignees, Subtenant shall thereafter be obligated to pay all Rental accruing under this Sublease directly to the party giving such notice or as such party may direct. The foregoing shall be self-operative without the necessity of the execution of any further instruments but Subtenant agrees, upon the demand of a Successor Landlord to execute, acknowledge and deliver any instrument or instruments confirming such attornment. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

10. Quiet Enjoyment. Sublandlord covenants that as long as Subtenant shall pay the Rental due hereunder and shall duly perform all the terms, covenants and conditions of this Sublease on its part to be performed and observed, Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the term hereof without molestation or hindrance by Sublandlord, subject to the terms, provisions and conditions of the Prime Lease and this Sublease.

11. Representations, Warranties and Covenants.

     A. Sublandlord represents and warrants to Subtenant as follows as of the date of execution and delivery of this Sublease:

          i. the Prime Lease and all amendments thereto and assignments thereof
     (a) are listed on Exhibit A, (b) have been delivered to Subtenant for review, (c) collectively constitute a true, correct and complete copy of the Prime Lease currently in full force and effect, and (d) have not been amended, modified, altered, canceled, revoked, assigned or otherwise changed;

          ii. the Commencement Date of the Prime Lease was July 1, 1996 and the Expiration Date of the Prime Lease is June 30, 2006 unless the Prime Lease is extended as provided therein under Section B;

          iii. (a) it has neither delivered to Prime Landlord nor received from Prime Landlord a notice of any condition under the Prime Lease which, with the giving of notice or the passage of time or both, would constitute a default under the Prime Lease by either Prime Landlord or Sublandlord, and
     (b) to its actual knowledge, no condition exists which, with the giving of notice or the passage of time or both, would constitute a default under the Prime Lease by either Prime Landlord or Sublandlord;

          iv. Sublandlord holds the entire tenant's interest under the Prime Lease and there are no other deeds, leases, or licenses or other claims or rights of occupancy or use for any portion of the Premises, other recorded or unrecorded restriction or legal impediment to the Premises for the purposes for which they are sublet hereunder, in effect as of the date of this Sublease, except as set forth in Exhibit K;

          v. There are no legal actions, lawsuits, administrative proceedings, governmental proceedings pending or to the knowledge of Sublandlord, threatened against Sublandlord or the Premises that would prohibit Sublandlord from entering into this Sublease or negatively impact its ability to comply with the obligations, responsibilities and terms of this Sublease;

          vi. Subject to the consent of Prime Landlord, Sublandlord has full right, power and authority to enter into this Sublease;

          vii. This Sublease constitutes and all other instruments and documents to be executed and delivered by Sublandlord hereunder or pursuant hereto have been or will be duly executed and delivered by Sublandlord constitute (or will constitute, as to those instruments and documents to be executed and delivered) the legal, valid and binding obligation of Sublandlord, enforceable against Sublandlord in accordance with their respective terms, subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally;

          viii. Sublandlord has received no notice of any condemnation proceeding or other proceeding in the nature of eminent domain, and has no information leading Sublandlord to believe such a proceeding is planned, in connection with the Premises or any portion or portions thereof;

          ix. Sublandlord has received no notice of any violations of any federal, state, county or municipal law, ordinance, order, rule, regulation, agreement or requirement affecting any portion of the Premises including, but not limited to, violations of any housing, building, zoning, fire, safety, environmental, traffic, flood control or health laws, other than those arising in the normal course of business;

          x. The right of first refusal to purchase the Premises granted to Sublandlord pursuant to Section Y of the Prime Lease remains in full force and effect on the date of this Sublease;

          xi. Sublandlord has not consulted or negotiated with any broker, finder or agent with regard to the subletting of the Premises;

          xii. All rent and other charges due from Sublandlord to Prime Landlord or to third parties pursuant to the Prime Lease have been paid through the date of this Sublease;

          xiii. Sublandlord is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware

     B. Subtenant represents and warrants to Sublandlord as of the date of execution and delivery of this Sublease that:

          i. Subtenant has full right, power and authority to enter into this Sublease and neither the execution by Subtenant of this Sublease nor the performance by Subtenant of the terms hereof will conflict with or violate any agreement or instrument or any writ, order or decree to which Subtenant is a party or by which Subtenant is bound;

          ii. Subtenant is a duly formed limited liability company in good standing in its jurisdiction of organization and in the state where the Premises are located and is authorized to conduct business in the state where the Premises are located;

          iii. The ownership structure of Subtenant is set forth on the structure chart attached hereto as Exhibit E;

          iv. This Sublease constitutes and all other instruments and documents to be executed and delivered by Subtenant hereunder or pursuant hereto have been or will be duly executed and delivered by Subtenant and constitute (or will constitute, as to those instruments and documents to be executed and delivered) the legal, valid and binding obligation of Subtenant, enforceable against Subtenant in accordance with their respective terms, subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally;

          v. Subtenant has entered into the Management Agreement with Manager, in the form attached hereto as Exhibit F;

          vi. There are no legal actions, lawsuits, administrative proceedings, governmental proceedings pending or, to the knowledge of Subtenant, threatened against Subtenant that would prohibit Subtenant from entering into this Sublease or negatively impact its ability to comply with the obligations, responsibilities and terms of this Sublease;

          vii. Subtenant has obtained all licenses, certificates and other authorizations necessary to operate the Premises as a skilled nursing facility, and such licenses, certificates and authorizations are in full force and effect; and

          viii. Subtenant has not consulted or negotiated with any broker, finder or agent with regard to the subletting of the Premises.

     C. Subtenant shall neither engage any manager other than Manager at the Premises nor amend the Management Agreement, without the prior written consent of Sublandlord, which shall not be unreasonably withheld, delayed, or conditioned, provided, that Sublandlord may withhold consent in its sole discretion to any amendments to the Management Agreement, which in Sublandlord's reasonable opinion, materially change the economic terms thereof. Subtenant shall not terminate or assign the Management Agreement or subcontract the services to be provided thereunder, without the prior written consent of Sublandlord, to be given or withheld in its sole discretion.

12. Services and Repairs. Notwithstanding anything to the contrary herein set forth, Subtenant agrees that Sublandlord shall have no obligation to render or supply any services to Subtenant, including, without limitation (a) the furnishing of electrical energy, heat, ventilation, water, air conditioning, elevator service, cleaning, window washing, or rubbish removal services to the Premises, (b) making any alterations, repairs or restorations to the Premises or Equipment, (c) complying with any laws or requirements of any governmental authorities, or (d) taking any other action or causing any other services to be provided with respect to the Premises or Equipment.

13. Enforcement of Prime Lease. If Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Sublandlord shall not, except as and to the extent hereinafter set forth, be obligated to bring any action or proceeding or to take any steps to enforce Sublandlord's rights against Prime Landlord other than, upon the written request of Subtenant, making a demand upon Prime Landlord to perform its obligations under the Prime Lease with respect to the Premises. If following the making of such demand and the expiration of any applicable grace period granted to Prime Landlord under the Prime Lease, Prime Landlord shall fail to perform its obligations under the Prime Lease, then Subtenant shall have the right to take such action in its own name. If (a) any such action against Prime Landlord in Subtenant's name is barred by reason of lack of privity, non-assignability or otherwise, and (b) the failure of Prime Landlord to perform its obligations under the Prime Lease has, or may have, a materially adverse affect upon the Premises or Subtenant's permitted use thereof, then subject to and upon the following terms, Subtenant may bring such action in Sublandlord's name and Sublandlord shall execute all documents reasonably required in connection therewith, provided (i) the same is without cost and expense to Sublandlord, (ii) Subtenant agrees to indemnify Sublandlord against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses) resulting from or incurred in connection with such contest; (iii) Subtenant is not in default hereunder, and (iv) Subtenant shall furnish to Sublandlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Sublandlord securing Sublandlord against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses) resulting from or incurred in connection with such contest.

14. Assignment, Subletting and Encumbrances.

     A. Without the prior written consent of Sublandlord which may be withheld at Sublandlord's sole discretion and, to the extent required under the Prime Lease, the prior written consent of Prime Landlord, Subtenant shall not (i) assign this Sublease (by operation of law or otherwise), (ii) sublease all or any part of the Premises or Equipment, (iii) mortgage, pledge, hypothecate or otherwise encumber its interest in this Sublease or the Premises or Equipment or any interest therein, or (iv) grant any concession, license or otherwise permit the Premises or Equipment to be used or occupied by anyone other than Subtenant. Any assignment, sublease, mortgage, pledge, hypothecation or other encumbrance of or under this Sublease without such prior written consent shall be invalid and without force and effect.

     B. Any sale, transfer or hypothecation of the shares or other equity interests in Subtenant, and any merger or consolidation of Subtenant with any other business entity, shall constitute an assignment of this Sublease if and to the extent that any such transaction, if entered into by Sublandlord, would constitute an assignment under the terms of the Prime Lease. In addition, and without limiting the generality of the foregoing, the sale, transfer, assignment or hypothecation of (i) a total of 50% or more of the issued and outstanding common stock of Subtenant, if Subtenant is a corporation, or (ii) 50% of the beneficial or equitable interest in the economic benefits of the profits and losses of Subtenant, if Subtenant is a limited liability company, joint venture, partnership or other business entity, however accomplished and whether in a single transaction or in a series of related unrelated transactions, shall be deemed an assignment of this Sublease.

     C. Any assignment of this Sublease, if consented to by Sublandlord and Prime Landlord, to the extent required under the Prime Lease, shall be subject to and conditioned upon compliance with the following terms and conditions:

          (i) By written instrument of assignment and assumption, the assignee shall assume and agree to perform and to comply with all of the terms, conditions and agreements of this Sublease on the part of Subtenant to be kept, performed and observed and to become jointly and severally liable with the assignor for such performance and compliance;

          (ii) A duplicate original of such instrument, in form satisfactory to Sublandlord, duly acknowledged and executed by the assignor and the assignee, shall be delivered to Sublandlord within five (5) days following the date of execution thereof; and

          (iii) The assignor shall assign all of its right, title, interest and claim to any security deposited hereunder to the assignee.

     D. Any subletting of the Premises or any part thereof, if consented to by Sublandlord, shall be subject to and conditioned upon compliance with the following terms and conditions:

          (i) The sublease shall provide that it is subject and subordinate to all of the provisions of this Sublease and all of the rights of Sublandlord hereunder;

          (ii)The sublease shall expressly provide that the sublessee shall use and occupy the Premises only for the permitted purposes set forth herein and for no other purpose whatsoever; and

          (iii) A duplicate original of the sublease, duly executed by sublessor and sublessee, shall be delivered to Sublandlord within five (5) days following the date of its execution.

     E. If this Sublease is assigned, or if the Premises or any part thereof is sublet or occupied by any one other than Subtenant, whether or not Subtenant shall have been granted any required consent, Sublandlord may, after default by Subtenant, collect rent and other charges from such assignee, Subtenant or other occupant, and apply the net amount collected to Rental and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed to be a waiver of the requirements of this Article 14 or an acceptance of the assignee, subtenant or other occupant as subtenant under this Sublease. The consent by Sublandlord to an assignment or subletting shall not in any way be construed to relieve Subtenant from obtaining consent to any further assignment or subletting. No assignment or subletting shall, in any way, release, relieve or modify the liability of Subtenant under this Sublease and Subtenant shall be and remain liable under all of the terms, conditions, and covenants hereof.

     F. If Subtenant shall at any time request the consent of Sublandlord to any proposed assignment of this Sublease or subletting of all or any portion of the Premises, Subtenant shall pay on demand the reasonable costs and expenses incurred by Sublandlord and Prime Landlord, including, without limitation, architect, engineer and reasonable attorneys' fees and disbursements, and a reasonable administrative fee for review and/or preparation of documents in connection with any proposed or actual assignment of this Sublease or subletting of the Premises or any part thereof.

15. Indemnification.

     A. Sublandlord, Prime Landlord, KHI, and KHOI, and the affiliates, employees, agents, mortgages, contractors, licensees and invitees (collectively "Agents") of each (collectively, "Indemnified Parties"), shall not be liable to Subtenant or its agents and Subtenant shall indemnify and hold harmless the Indemnified Parties from and against any and all suits, claims, demands, liability, damages, costs and expenses of every kind and nature including, without limiting the generality of the foregoing, attorneys' fees and expenses, court costs, penalties and fines, incurred in connection with or arising out of the following to the extent not caused by the acts or omissions of the Indemnified Parties:

          (i) any injury or damage to any person happening on or about the Premises, or for any injury or damage to the Premises or Equipment, or to any property of Subtenant or of any other person, firm, association or corporation on or about the Premises;

          (ii) default by Subtenant in the payment of the Rental or any other default by Subtenant in the observance or performance of, or compliance with any of the terms, provisions or conditions of this Sublease including, without limitation, such matters relating to obtaining possession of the Premises or Equipment following any such default;

          (iii) the exercise by Subtenant or any person claiming through or under Subtenant of any rights against Prime Landlord granted to Subtenant hereunder;

          (iv) any holdover beyond the term of this Sublease;

          (v) any acts, omissions or negligence of Subtenant or any person claiming through or under Subtenant, or the Agents of Subtenant or any such person, in or about the Premises;

          (vi) any proceeding, action or dispute that Sublandlord or Subtenant may institute or be party to pursuant to Article 13 of this Sublease; or

          (vii) any other liabilities, claims, or losses for which Sublandlord is obligated to indemnify Prime Landlord under Section Q of the Prime Lease.

     B. The provisions of this Article 15 shall survive the expiration or earlier termination of this Sublease.

16. Alterations. Subtenant shall make no alterations, modifications, structural changes, installations, additions or improvements (collectively, "Alterations") in or about the Premises or to the Equipment without the prior written consent of Sublandlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned, subject in all cases to any consent of Prime Landlord required under the Prime Lease. Any Alterations consented to by Sublandlord shall be performed by Subtenant at its sole cost and expense (except to the extent that such costs are borne by Prime Landlord under the Prime Lease) and in compliance with all of the provisions of the Prime Lease, including the provisions requiring Prime Landlord's prior written consent, and also in compliance with other reasonable requirements of Sublandlord and Prime Landlord.

17. Insurance.

     A. At all times during the Term, Subtenant shall maintain policies of liability, casualty and other insurance (the "Insurance Policies") in full force and effect with responsible and reputable insurance companies or associations in such amounts and against such risks and in substantially the form described in
Schedule 1 as attached hereto.

     B. Subtenant represents and warrants that as of the Sublease Commencement Date, it shall have obtained the insurance described in Schedule 1.

18. Security. Subtenant has deposited with Sublandlord a cash sum equal to one monthly installment of Fixed Rent hereunder, as security for (i) the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease and (ii) the faithful performance and observance by the applicable subtenants of the terms, provisions and conditions of each of the Combined Leases. It is agreed that in the event Subtenant or the applicable subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease or any of the Combined Leases, including, but not limited to, the payment of Rental, Kindred or Sublandlord or the applicable sublandlord under a Combined Lease may, after notice to Subtenant and the expiration of any applicable grace period provided for in this Sublease or the applicable Combined Lease (as applicable with respect to such default), use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rental or any other sum as to which Subtenant or the subtenant under the applicable Combined Lease is in default or for any sum which Sublandlord or the relevant sublandlord may expend or may be required to expend by reason of Subtenant's or the applicable subtenant's default in respect of any of the terms, covenants and conditions of this Sublease or any of the Combined Lease, including but not limited to, any damages or deficiency in the reletting of the Premises or the facility under this Sublease or the applicable Combined Lease, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Sublandlord or the sublandlord under the applicable Combined Lease. In any such event, Subtenant shall promptly on demand deposit with Sublandlord so much of the security as shall have been so expended so that Sublandlord shall at all times have the full security deposit required hereunder. In the event that (a) Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease,
(b) the applicable subtenants of each of the Combined Leases shall fully and faithfully comply with the terms, provisions and conditions of such Combined Leases and (c) Subtenant has delivered possession of the Premises to Sublandlord upon expiration of the term hereof and otherwise in accordance with the provisions hereof, then the security (less any portion thereof which Sublandlord is entitled to retain) shall be returned to Subtenant. Sublandlord shall hold such security and shall not be required to account to Subtenant with respect to such security and shall not be required to pay any interest thereon. Sublandlord shall have the right to commingle such security with any other funds.

19. Broker. Each party warrants and represents to the other party hereto that it has not dealt with any brokers in connection with this Sublease. Each party hereby indemnifies and holds the other party hereto harmless from any and all loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorneys' fees, expenses and court costs) arising out of or in connection with any breach of the foregoing warranty and representation. The provisions of this Article shall survive the expiration or earlier termination of this Sublease.

20. Notices.

     A. Any notice required to be given under this Sublease or pursuant to law ("Notice") shall be in writing and, unless otherwise required by law, shall be either personally delivered (against a receipt), or sent by nationally recognized overnight courier service, facsimile, or given by registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties at the following addresses:

          If to Sublandlord:

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: Chief Financial Officer
          Fax: (502)

     with copies to:

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: General Counsel
          Fax: (502)

          and to

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: Leased Property Manager
          Fax: (502)

          and to

          Renee Richmond
          JP Morgan Chase Bank

          500 Stanton Christiana Road- 3/OPS2
          Newark, DE 19713
          Fax:

          and to

          James Ely
          JP Morgan Chase Bank
          270 Park Avenue, 5th Floor
          New York, NY 10017
          Fax:

          and to

          Fairhaven South, Inc.
          c/o World Gospel Mission
          P.O. Box 948
          Marion, IN 46952
          Attention: Brent Lindvall
          Fax:

          If to Subtenant:

          FI-The Oaks LLC
          1010 US 27N
          Avon Park, FL 33825
          Fax:

          and to:

          Senior Health Management - Gold Coast, LLC
          100 Second Avenue South
          Suite 901S
          St. Petersburg, FL 33701
          Attention:
          Fax:

          with copies to:

          Spector Gadon & Rosen, P.C.
          1635 Market Street
          Philadelphia, PA 19103
          Attention: Edward G. Fitzergrald, Esquire
          Fax:(215) 241-8844

     B. Either party may from time to time specify in writing a new address to which any such Notice intended for such party shall thereafter and until further Notice be addressed.

     C. Any Notice given pursuant hereto shall be deemed to have been received on delivery, if personally delivered or delivered by nationally recognized overnight courier service or facsimile, or three (3) Business Days after the mailing thereof if mailed in accordance with the terms hereof, such mailing to be effected by depositing the Notice in any post office, branch post office or official depository regularly maintained by the United States Postal Service.

21. No Waivers. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided by law or in equity.

22. Consent.

     A. Whenever in this Sublease it is provided that either party will not unreasonably withhold its consent to any matter, such party shall also be deemed to have agreed not to unreasonably delay such consent. Sublandlord shall not be deemed to have unreasonably withheld or delayed its consent to any matter if Prime Landlord's consent or the consent of any holder of a Superior Lease and Mortgage to the matter requested is required by the Prime Lease or any Superior Lease and Mortgage and if Prime Landlord or such holder shall have withheld or delayed its consent to such matter. The foregoing provisions shall not be deemed a waiver of Subtenant's rights herein with respect to any default by Prime Landlord in the performance of any of its obligations affecting the Premises under the Prime Lease.

     B. If either party shall request the other's consent and such consent is withheld or delayed (regardless of whether such consent may be withheld in the consenting party's sole discretion or such party has agreed that it will not unreasonably withhold its consent), the requesting party shall not be entitled to any damages by reason thereof, it being intended that the sole remedy therefor shall be an action for specific performance or injunction, provided, further that such remedy shall only be available where a party has agreed herein not to unreasonably withhold or delay such consent or where, as a matter of law, such consent may not be unreasonably withheld or delayed.

23. Arbitration.

     A. Subtenant agrees, at Sublandlord's request, to participate in any arbitration proceedings that may be required pursuant to the terms of the Prime Lease and to comply with the decisions of any such proceedings. Notwithstanding the foregoing, however, disputes between Sublandlord and Subtenant which are not subject to the arbitration provisions of the

Prime Lease will not be required to be submitted to arbitration and neither party waives its rights to seek a judicial remedy in these disputes.

24. Operations Transfer. Within twenty-four (24) hours of the occurrence of an Operations Transfer Event and delivery by Sublandlord to Subtenant of a written notice that an Operations Transfer Event has occurred, Subtenant shall execute the operations transfer agreement as of such date, in the form attached hereto as Exhibit H, which agreement shall govern the transition of operations from Subtenant to Sublandlord, Prime Landlord, or a third party operator selected by Sublandlord, as the case may be.

25. Financial Statements. Subtenant shall maintain, for itself and its subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and shall provide Sublandlord with the following information:

     A. As soon as available but in no event later than forty-five (45) days after the close of each fiscal month and within fifty (50) days after the close each of the first three fiscal quarters, for Subtenant, an unaudited consolidated balance sheet and statement of operations as of the close of each such period and the related unaudited consolidated statements of income, cash flows and stockholders equity for such period and for the year to date of Subtenant and its Subsidiaries (collectively, "Financial Statements"), setting forth in each case in comparative form the corresponding figures for the previous year, all prepared in accordance with generally accepted accounting principles and all certified in an Officer's Certificate to Sublandlord as being complete and accurate to the best of Subtenant's knowledge, subject to normal year end adjustments;

     B. Within sixty (60) days after the close of each Fiscal Year, (i) for Subtenant, consolidated Financial Statements, in each case with accompanying notes and schedules, prepared in accordance with generally accepted accounting principles and audited by a firm of independent certified public accountants of recognized standing selected by Subtenant, which accountants shall have issued an audit report thereon; and within forty-five (45) days after the close of each Fiscal Year (ii) an Officer's Certificate certifying to Sublandlord the amount of Patient Revenues for such Fiscal Year for the Facility, and attaching reasonably detailed documentation thereof;

     C. Within twenty-five (25) days after the close of each of the first three fiscal quarters, and within fifty (50) days after the close of each Fiscal Year, the following information and data for the Facility, in each case in paper format or electronic computer format: (1) income statements that include, without limitation, a breakdown of Patient Revenues and other revenues itemized by payor type and a breakdown of operating expenses to the extent reasonably available under the then current facility operation reports, but including, at a minimum, itemization of Facility rental expense, overhead charges or management fees, bad debt expense and any material non-recurring charges; and (2) patient census by payor type;

     D. As soon as available but in no event later than thirty (30) days following the commencement of each Fiscal Year, annual budgets for the operation during such Fiscal Year of the Facility, and to the extent reasonably available, a breakdown of projected Patient Revenues and other revenues itemized by payor type and a breakdown of projected operating expenses itemized to reflect, at a minimum, Facility rental expense, overhead charges or management fees, bad debt expense and any non-recurring charges;

     E. Within fifty (50) days after the close of each Fiscal Year, or otherwise upon request by Sublandlord in connection with a proposed sale or refinancing of the Facility by Sublandlord or Prime Landlord, for Subtenant an Officer's Certificate certifying to Sublandlord and Sublandlord's designees (which certificate may be relied upon by Sublandlord, Prime Landlord and any prospective purchaser or mortgagee of the Leased Property) the following information:

          (i) this Sublease is unmodified and is in full force and effect (or that this Sublease is in full force and effect as modified and setting forth the modifications);

          (ii) the dates to which Rental has been paid;

          (iii) the Facility is in good standing with respect to all necessary federal, state and local licenses, permits and other authorizations;

          (iv) if the Facility participates in the Medicare program it is in compliance with the terms of its Medicare Provider Agreement and in good standing with the Medicare program;

          (v) if the Facility participates in the Medicaid program it is in compliance with the terms of its Medicaid Provider Agreement and in good standing with the Medicaid program;

          (vi) the current number of licensed beds at the Facility; and

          (vii) Sublandlord is not in default in the performance of this Sublease, or if an Event of Default exists, specifying the same in reasonable detail;

at the request of Sublandlord, together with complete and accurate copies (originals of which shall be made available for inspection upon request by Sublandlord) of all licenses, permits and other authorizations necessary to operate the Facility in accordance with all applicable laws; and such supplements to the foregoing documents and such other information and reports (including, without limitation non-financial information), as any holder of a Superior Lease and Mortgage may reasonably request, provided such supplements, and such information and reports, are consistent with the types of supplements, reports and information generally utilized by such institutions within the financing industry.

26. Miscellaneous.

     A. This Sublease shall be governed by and construed under and pursuant to the laws of the State of Florida. Sublandlord and Subtenant hereby agree to submit to the jurisdiction and the laying of venue for any suit relating to this Sublease in the County of Highlands, State of Florida.

     B. The section headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

     C. If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     D. All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     E. All prior negotiations and agreements relating to this Sublease and the Premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Prime Lease.

     F. This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublandlord shall have obtained Prime Landlord's written consent to this Sublease and delivered to Subtenant an executed copy of such consent. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Premises.

     G. This Sublease and all the obligations of Subtenant to pay Rental and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublandlord or Prime Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublandlord or Prime Landlord is prevented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublandlord's or Prime Landlord's control.

     H. Each and every right and remedy of Sublandlord under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

     I. Subtenant shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of Sublandlord, certify by written instrument duly executed and acknowledged to any purchaser or proposed purchaser, or any other person, firm or corporation specified in such request:
(a) as to whether this Sublease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Sublease; (c) as to the existence of any Event of Default hereunder; (d) as to the existence of any offsets, counterclaims or defenses hereto on the part of Subtenant; (e) as to the commencement and expiration dates of the Term of this Sublease; and (f) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by Sublandlord and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on Subtenant.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

Witnesses:                              KINDRED NURSING CENTERS
                                        EAST, L.L.C.


---------------------------------
Name:                                   By:
                                           -------------------------------------
                                           Name:
                                           Title:


---------------------------------
Name:


Witnesses:                              FI-THE OAKS, LLC


---------------------------------
Name:                                   By:
                                           -------------------------------------
                                           Name:
                                           Title:


---------------------------------
Name:

State of         )
                 )
County of        )

          I hereby certify that on this day, before me, an officer duly authorized to administer oaths and take acknowledgments, personally
appeared                       known to me to be the person described in and who
         ---------------------
executed the foregoing instrument, who acknowledged before me that he/she is
the             of Kindred Nursing Centers East, L.L.C.
    -----------

(Check one): [ ] said person(s) is/are personally known to me. [ ] said person(s) provided the following type of identification:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Notary rubber stamp seal                Witness my hand and official seal
                                        in the county and state last aforesaid
                                        this        day of June, A.D. 2003.
                                             ------


                                        ----------------------------------------
                                        Notary Signature


                                        ----------------------------------------
                                        Printed Notary Signature

State of         )
                 )
County of        )

          I hereby certify that on this day, before me, an officer duly authorized to administer oaths and take acknowledgments, personally
appeared                       known to me to be the person described in and who
         --------------------
executed the foregoing instrument, who acknowledged before me that he/she is
the            of FI-The Oaks, LLC.
    ----------

(Check one): [ ] said person(s) is/are personally known to me. [ ] said person(s) provided the following type of identification:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Notary rubber stamp seal                Witness my hand and official seal
                                        in the county and state last aforesaid
                                        this        day of June, A.D. 2003.
                                             ------


                                        ----------------------------------------
                                        Notary Signature


                                        ----------------------------------------
                                        Printed Notary Signature

                     EXHIBITS TO BE ANNEXED TO THIS SUBLEASE

EXHIBIT A Prime Lease and all Amendments

EXHIBIT B Description of the Premises

EXHIBIT C Description of the Equipment

EXHIBIT D Rent Schedule

EXHIBIT E Ownership Structure of Subtenant

EXHIBIT F Management Agreement

EXHIBIT G INTENTIONALLY OMITTED

EXHIBIT H Operation Transfer Agreement

EXHIBIT I Combined Leases

EXHIBIT J Landlord Consent

EXHIBIT K Permitted Lease, Tenancies or Other Claims

Schedule 1 Insurance Requirements During the Term

                                    EXHIBIT B
                             FORM OF LEASE AGREEMENT

                                 LEASE AGREEMENT

                           DATED AS OF JUNE 30, 2003

                             FOR LEASE EXECUTED BY

                     KINDRED NURSING CENTERS SOUTH, L.L.C.,

                                   AS LESSOR

                                      AND

                                           /1/,
                                -----------

                                    AS TENANT
----------
/1/ Please note-there will be one lease for each of the 18 facilities (the 15 Ventas nursing centers, the Highland Terrace assisted living facility, the Boca Raton facility and the West Palm Beach facility), plus a separate sublease for the Fairhaven facility on its own form.

                                TABLE OF CONTENTS

ARTICLE I

   Section 1.1     Demise .....................................................1
   Section 1.2     Term .......................................................2

ARTICLE II

   Section 2.1     Definitions.................................................3

ARTICLE III

   Section 3.1     Rent ......................................................11
   Section 3.2     Percentage Rent ...........................................11
   Section 3.3     Additional Charges ........................................12
   Section 3.4     Survival ..................................................13
   Section 3.5     Net Lease .................................................13

ARTICLE IV

   Section 4.1     Payment of Impositions ....................................13
   Section 4.2     Notice of Impositions .....................................14
   Section 4.3     Adjustment of Impositions..................................14

ARTICLE V

   Section 5.1     No Termination, Abatement, etc.............................14

ARTICLE VI

   Section 6.1     Ownership of the Leased Property ..........................15
   Section 6.2     Tenant's Personal Property.................................15

ARTICLE VII

   Section 7.1     Condition of the Leased Property ..........................15
   Section 7.2     Use of the Leased Property ................................16
   Section 7.3     Granting of Easements, etc.................................17

ARTICLE VIII

   Section 8.1     Compliance with Legal and Insurance Requirements,
                      Instruments, etc........................................18
   Section 8.2     Legal Requirement Covenants ...............................19
   Section 8.3     Permitted Encumbrances ....................................19

ARTICLE IX

   Section 9.1     Maintenance and Repair ....................................21
   Section 9.2     Encroachments .............................................22

ARTICLE X

   Section 10.1    Construction of Capital Alterations to the Leased
                      Property ...............................................22
   Section 10.2    Capital Alterations Financed by Tenant ....................23
   Section 10.3    Capital Alterations Financed by Lessor.....................23
   Section 10.4    Non-Capital Alterations ...................................24
   Section 10.5    Salvage ...................................................25
   Section 10.6    Additional Requirements for Capital Alterations and
                      Non-Capital Alterations ................................25
   Section 10.7    Mortgagee's Consent .......................................26

ARTICLE XI

   Section 11.1    Liens .....................................................26

ARTICLE XII

   Section 12.1    Permitted Contests ........................................27

ARTICLE XIII

   Section 13.1    General Insurance Requirements.............................28

ARTICLE XIV

   Section 14.1    Insurance Proceeds.........................................28
   Section 14.2    Reconstruction in the Event of Damage or Destruction
                      Covered by Insurance ...................................28
   Section 14.3    Reconstruction in the Event of Damage or Destruction Not
                   Covered by Insurance ......................................29
   Section 14.4    Tenant's Property..........................................30
   Section 14.5    Restoration of Tenant's Property...........................30
   Section 14.6    No Abatement of Rent ......................................30
   Section 14.7    Restoration ...............................................30
   Section 14.8    Notice ....................................................31
   Section 14.9    Waiver.....................................................31

ARTICLE XV

   Section 15.1    Definitions ...............................................31
   Section 15.2    Parties' Rights and Obligations ...........................31
   Section 15.3    Total Taking ..............................................31
   Section 15.4    Partial Taking ............................................31
   Section 15.5    Restoration ...............................................32

   Section 15.6    Award-Distribution ........................................32
   Section 15.7    Temporary Taking ..........................................32

ARTICLE XVI

   Section 16.1    Events of Default .........................................32
   Section 16.2    Certain Remedies ..........................................36
   Section 16.3    Damages ...................................................36
   Section 16.4    INTENTIONALLY OMITTED .....................................37
   Section 16.5    Waiver ....................................................37
   Section 16.6    Application of Funds ......................................37
   Section 16.7    Notice to Lessor ..........................................37
   Section 16.8    Nature of Remedies ........................................37
   Section 16.9    INTENTIONALLY OMITTED .....................................38
   Section 16.10   INTENTIONALLY OMITTED .....................................38
   Section 16.11   No Mediation or Arbitration ...............................38

ARTICLE XVII

   Section 17.1    Lessor's Right to Cure Tenant's Default ...................38

ARTICLE XVIII

ARTICLE XIX

ARTICLE XX

   Section 20.1    Holding Over ..............................................41

ARTICLE XXI

   Section 21.1    Subordination .............................................41
   Section 21.2    Attornment ................................................41
   Section 21.3    Mortgagee Cure Rights .....................................42
   Section 21.4    Modifications .............................................42

ARTICLE XXII

ARTICLE XXIII

   Section 23.1    Risk of Loss ..............................................43

ARTICLE XXIV

   Section 24.1    Indemnification ...........................................43

ARTICLE XXV

   Section 25.1    Subletting and Assignment .................................45
   Section 25.2    Attornment ................................................50
   Section 25.3    Sublease Limitation .......................................50

ARTICLE XXVI

   Section 26.1    Financial Statements and Reporting ........................50
   Section 26.2    Furnishing Notice..........................................52
   Section 26.3    Quarterly Meetings; Facility Level Meetings and Reviews ...52

ARTICLE XXVII ................................................................53

   Section 27.1    Lessor's Right to Inspect .................................53

ARTICLE XXVIII ...............................................................53

   Section 28.1    No Waiver..................................................53

ARTICLE XXIX

ARTICLE XXX

   Section 30.1    Acceptance of Surrender....................................53

ARTICLE XXXI

   Section 31.1    No Merger of Title ........................................54

ARTICLE XXXII ................................................................54

   Section 32.1    Conveyance by Lessor ......................................54

ARTICLE XXXIII ...............................................................54

   Section 33.1    Quiet Enjoyment ...........................................54

ARTICLE XXXIV ................................................................55

   Section 34.1    Notices ...................................................55

ARTICLE XXXV .................................................................56

   Section 35.1    Appraisals ................................................56
   Section 35.2    Appraisal Notice...........................................56
   Section 35.3    Appointment of Appraisers..................................56
   Section 35.4    Appraisal Process..........................................57
   Section 35.5    Binding Nature.............................................57

   Section 36.6 Costs ........................................................57

ARTICLE XXXVI ................................................................57

ARTICLE XXXVII ...............................................................58

   Section 37.1    Intentionally Omitted .....................................58
   Section 37.2    Lessor's Option to Purchase the Tenant's Personal
                      Property ...............................................58

ARTICLE XXXVIII ..............................................................59

   Section 38.1    Lessor May Grant Liens ....................................59

ARTICLE XXXIX ................................................................59

   Section 39.1    Environmental Indemnity ...................................59

ARTICLE XL

   Section 40.1    Miscellaneous .............................................60
   Section 40.2    Non-Recourse ..............................................60
   Section 40.3    Transition of Operations ..................................60
   Section 40.4    Right to Enter ............................................62
   Section 40.5    Integration ...............................................62
   Section 40.6    Severability ..............................................62
   Section 40.7    Subject to Law ............................................62
   Section 40.8    Waivers ...................................................62
   Section 40.9    Binding Character .........................................62
   Section 40.10   Modification ..............................................63
   Section 40.11   Forbearance ...............................................63
   Section 40.12   INTENTIONALLY OMITTED .....................................63
   Section 40.13   Unified Commercial Operating Lease ........................63

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (hereinafter this "Lease") is dated as of the 30th day of June, 2003, and is between Kindred Nursing Centers South, L.L.C., ("Lessor"), a Delaware limited liability company, having an office at 680 South Fourth Street, Louisville, Kentucky 40202, and [ ], a Florida limited liability company having an office at 100 Second Avenue South, Suite 9015, St. Petersburg, Florida 33701 ("Tenant"), the sole member of which is Florida Institute for Long-Term Care, a Delaware limited liability company ("Parent") having an office at 100 Second Avenue South, Suite 901S, St. Petersburg, Florida 33701.

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain Operations Transfer Agreement (the "Operations Transfer Agreement"), date June 18, 2003, the parties thereto agreed to enter into certain leases and a sublease of various premises used as skilled nursing facilities located in the State of Florida.

     WHEREAS, Lessor owns in fee the healthcare facility commonly known as [ ], as more particularly described in Exhibit A attached hereto (the "Leased Property").

     WHEREAS, Lessor desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property, from Lessor on the terms and conditions hereinafter set forth.

     WHEREAS, this Lease is one of the leases contemplated in the aforesaid Operations Transfer Agreement.

     NOW, THEREFORE, in consideration of the agreement set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

     Section 1.1 Demise. Effective as of the Commencement Date, upon and subject to the terms and conditions hereinafter set forth, Lessor hereby leases to Tenant, and Tenant hereby leases from Lessor, the Leased Property:

          (i) the tracts, pieces and parcels of land, as more particularly described in Exhibit A attached hereto (collectively, the "Land"),

          (ii) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land and Capital Alterations (collectively, the "Leased Improvements"),

          (iii) all easements, rights and appurtenances relating to the Land and the Leased Improvements, and

          (iv) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property as defined in Article II below (collectively the "Fixtures"),

     SUBJECT, HOWEVER, to the Permitted Encumbrances (as defined in Section 2.1 hereof).

     Section 1.2 Term. A. The term ("Term") of this Lease shall commence on the Commencement Date and, unless sooner terminated as herein provided, shall expire on the Expiration Date.

     B. Lessor shall have the right to terminate this Lease at any time during the Term following July 31, 2003, upon prior written notice to Tenant, which termination shall become effective on the date that is no more than 30 days and no less than 20 days following the delivery of such notice by Lessor. Without limiting any of the foregoing, upon any termination of the Lease pursuant to this section, the provisions of Section 40.3 hereof regarding transfer of operations at the Leased Property from Tenant to Lessor shall automatically apply.

     C. Simultaneously with the closing of the sale of the Leased Property, pursuant to the Purchase and Sale Agreement, this Lease shall automatically terminate without any notice or further action.

                                   ARTICLE II

     Section 2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein," hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     "Additional Charges": As defined in Article III.

     "Affiliate": means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors, officers and members of such Person), controlled by or under direct or indirect common control with any such Person. A Person shall be deemed to control a corporation, a partnership, a trust, or a limited liability company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     "Ancillary Agreement": As defined in Section 25.1.7.

     "Authorizations": All licenses, operating permits, provider agreements, provider status, certificates of need, certificates of exemption, approvals, waivers, variances and other governmental, quasi-governmental and private authorizations necessary for the operation of the Leased Property for its Primary Intended Use.

     "Award": As defined in Article XV.

     "Business Day": Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

     "Capital Alterations": With respect to the Leased Property: (i) the addition of one or more new buildings, or (ii) the annexation of one or more additional structures to any portion of any of the Leased Improvements on the Leased Property, or (iii) the material expansion or contraction of the existing improvements on the Leased Property, or (iv) any alteration or modification affecting the foundation, floor slab, roof or roof structure, curtain wall, structural columns, beams or shafts or other structural components of any of the Leased Improvements on the Leased Property (other than any alterations or modifications affecting any of such components that do not in any material respect adversely affect the design, efficacy and/or quality of any such component), or (v) any alteration or modification affecting any of the electrical, plumbing, life safety, heating, ventilating, air conditioning or other operating systems serving any of the Leased Improvements on the Leased Property (other than any alterations or modifications affecting any of such systems that do not in any material respect adversely affect the design, operating capacity, efficiency and/or quality of any such system), or (vi) any alterations or modifications to the Leased Property, the cost of which (excluding cosmetic refurbishing alterations or modifications, such as painting, wallpapering or carpeting), when taken together with all other alterations and modifications (excluding cosmetic refurbishing alterations or modifications) performed on the Leased Property in the twelve (12) month period immediately preceding the subject alterations or modifications, would exceed Two Hundred Thousand Dollars ($200,000). "Capital Alterations" shall include, without limitation, (1) the construction of a new wing or new story on the Leased Property, (2) the repair, replacement, restoration, remodeling or rebuilding of the existing improvements on the Leased Property or any portion thereof, where the purpose and effect of such work is to provide a functionally new facility needed to provide services not previously offered, and (3) any expansion, construction, renovation or conversion in order to increase the bed capacity of the Facility, to change the purpose for which such beds are utilized or to improve materially the quality of the Facility.

     "Capital Alterations Cost": The term "Capital Alterations Cost" shall mean the cost of any Capital Alteration proposed to be made by Tenant at the Leased Property, whether or not paid for by Tenant or Lessor. Such cost shall include
(a) the cost of construction of the Capital Alterations (including site preparation and improvement, materials, labor, supervision, and certain related design, engineering and architectural services), the cost of any fixtures, the cost of construction financing and miscellaneous costs approved by Lessor, (b) if agreed to by Lessor in writing, in advance, the cost of any land contiguous to the Leased Property that is (1) to become part of the Leased Property and (2) is purchased for the purpose of placing thereon the Capital Alterations or any portion thereof or of providing means of access to such Capital Alterations or any existing improvements on the Leased Property or of providing parking facilities for such Capital Alterations or such existing improvements, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Alterations during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, if any, and (h) all reasonable costs and expenses of Lessor and Tenant and, if agreed to in advance by Lessor, any Lending Institution which has committed to finance the Capital Alterations, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp or transfer taxes, if any, (v) title insurance charges and appraisal fees, if any,
(vi) rating agency fees, if any, and (vii) commitment fees, if any, charged by any Lending Institution advancing or offering to advance any portion of the financing for such Capital Alterations.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Combined Leases" shall mean the leases and sublease listed on Exhibit F attached hereto.

     "Commencement Date": The date hereof.

     "Condemnation, Condemnor": As defined in Article XV.

     "Date of Taking": As defined in Article XV.

     "Encumbrance": As defined in Article XXXVIII.

     "Event of Default": As defined in Article XVI.

     "Expiration Date": shall mean the date which is one year from the date of the Commencement Date.

     "Facility": The facility being operated or proposed to be operated on the Leased Property.

     "Facility Mortgage": Any Encumbrance placed on the Leased Property in accordance with Section 38 hereof, which may now or hereafter affect Lessor's interest in the Leased Property including, without limitation, the Fee Mortgages.

     "Facility Mortgagee": The holder of any mortgage, deed of trust or other security agreement securing any Facility Mortgage including without limitation, the Fee Mortgagee.

     "Facility Termination": As defined in Section 40.3.

     "Fair Market Value": The price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for the Leased Property, including all Capital Alterations, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXV or in such other manner as shall be mutually acceptable to Lessor and Tenant, and (c) not taking into account any reduction in value resulting from any indebtedness to which the Leased Property is subject except as expressly provided hereinbelow. In determining such Fair Market Value the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance which is not removed at or prior to the closing of the transaction as to which such Fair Market Value determination is being made shall be taken into account.

     "Fee Mortgages": Those certain fee mortgages granted by Kindred to JP Morgan Chase ("Fee Mortgagee"), formerly known as Morgan Guaranty Trust Company of New York, with respect to the Leased Property.

     "Fiscal Year": The twelve (12) month period from January 1 to December 31.

     "Fixed Rent": shall have the meaning given to it in Section 3.1 hereof.

     "Fixtures": As defined in Article I.

     "Impositions": Shall mean for the Leased Property collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon any rents from the Leased Property or upon Tenant or its business conducted upon the Leased Property, but excluding any tax based on the net income or net profit of Lessor derived from any such rents), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any rents therefrom or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, an activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person or (2) any transfer, or net revenue tax of Lessor or any other person or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of the Leased Property or the proceeds thereof, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the preceding provisions of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     "Indemnified Parties": Lessor, any Facility Mortgagee, and the Agents and Affiliates of each.

     "Insurance Requirements": All terms of any insurance policy required by this Lease with respect to the applicable Leased Property and all requirements of the issuer of any such policy.

     "Kindred" shall mean collectively, Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc.

     "Land": As defined in Article I.

     "Lease": As defined in the preamble hereof.

     "Lease Year": shall mean, the date of the Commencement Date through the date following one year later, each year of the Term.

     "Leased Improvements"; and "Leased Property": Each as defined in Section
1.1.

     "Legal Requirements": As to the Leased Property, all federal, state, county, parish, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, use, operation or alteration thereof, whether now or hereafter enacted and in force, including, without limitation,
(i) any licensure requirements, certification requirements under applicable federal and/or state cost reimbursement programs, including Medicare and Medicaid (provided the Facility participates in such reimbursement), building codes and zoning regulations, (ii) any which may (x) require repairs, modifications or alterations in or to the Leased Property or (y) in any way adversely affect the use and enjoyment thereof, and (iii) all permits, licenses, certificates of need, authorizations and regulations necessary to operate the Leased Property for its Primary Intended Use.

     "Lending Institution": Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, credit union, employees' welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, endowment fund, real estate investment trust, or other institutional lender or financial enterprise, including, without limitation, any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least $50,000,000 acting on its own behalf or as agent on behalf of other Lending Institutions.

     "Lessor": As defined in the preamble hereof.

     "Litigation Costs": All costs reasonably incurred by Lessor in connection with the enforcement of any provision of this Lease and/or in connection with any third-party claim against Lessor or the Leased Property arising on account of or in connection with any default or Event of Default hereunder by Tenant, including, without limitation, costs reasonably incurred by Lessor in investigating, settling and/or prosecuting claims and for attorney's and legal assistant fees and expenses, court costs and fees and consultant and witness fees and expenses.

     "Management Agreement": the Management Agreement, between Tenant and Manager regarding the management of the Leased Property, substantially in the form attached hereto as Exhibit E.

     "Manager": Senior Health Management-Gold Coast, LLC, a Florida limited liability company.

     "Mature Care" means Mature Care Insurance Company, a Turks & Caicos Islands corporation.

     "Medicaid": A state program of medical aid established under Title XVIII of the Social Security Act of 1965, as amended, and any successor statute thereto and any successor programs.

     "Medicare": The program of medical care benefits provided under Title XVIII of the Social Security Act of 1965, as amended, and any successor statute thereto and any successor programs thereto.

     "Non-Capital Alterations": As defined in Section 10.4.

     "Officer's Certificate": A certificate of Tenant signed by the chairman of the board of directors, the president, any vice president, the secretary, the treasurer, the chief operating officer, the chief financial officer, the general counsel or any other officer authorized to so sign by the board of directors or by-laws of Tenant, or the general partner of Tenant or the managing member of Tenant, as applicable, or any other person whose power and authority to act has been authorized by delegation in writing by any person duly authorized to make such delegation of authority.

     "Operations Transfer Event": Any of the following events: (a) a default under the terms of this Lease, (b) the expiration or earlier termination of the Term, or (c) commencement by Tenant of the winding down of operations at the Leased Property (whether by notice to regulatory authorities, notice to tenants or residents at the Leased Property, or otherwise).

     "Overdue Rate": Four (4%) percent in excess of the prime or base reference lending rate from time to time quoted by JP Morgan Chase (or any successor thereto).

     "Patient Revenues": Revenues generated from the sale of goods or services at or through the Leased Property whether by Tenant or any subtenant or licensee of Tenant, or any other party, which revenues are primarily derived from services provided to patients or residents (including, without limitation, revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or goods sold at the Leased Property but excluding revenues received by Tenant as rent or other consideration from a permitted assignment of this Lease or any part thereof or a permitted sublease of any Leased Property or any part thereof).

     "Parent" shall have the meaning set forth in the preamble hereof.

     "Permitted Alteration": Any Capital Alteration or Non-Capital Alteration to a Facility or Leased Property that is permitted pursuant to the terms of this Lease.

     "Permitted Encumbrances": (a) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Leased Property that are of record as of the Commencement Date; (b) all easements, covenants, conditions, restrictions, agreements and other matters with respect to the Leased Property, whether or not of record, that are executed by Tenant or approved or consented to in writing by Tenant; (c) any easement or utility agreement entered into by Lessor with respect to the Leased Property after the Commencement Date, subject to Tenant's consent, in its sole discretion; (d) any agreement required pursuant to any Legal Requirement entered into by Lessor after the Commencement Date that affects title to the Leased Property, subject to Tenant's consent, not to be unreasonably withheld, conditioned or delayed;
(e) any matter affecting title to the Leased Property or any portion thereof that is permitted under Section 7.3 or Section 9.2; and (f) any other matters affecting title to the Leased Property or any portion thereof caused by Tenant or its assignees or sublessees or their respective agents or employees, provided, however, that, for purposes of Section 24.1 below, "Permitted Encumbrances" shall not include any Facility Mortgage or other lien created by Lessor or its agents or employees and, for purposes of Section 8.3 below, "Permitted Encumbrances" shall not include any Facility Mortgage or other lien created by Lessor or its agents or employees.

     "Person": Any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county, or municipal government (or agency or political subdivision thereof), endowment fund or other form of entity.

     "Plans and Specifications": As defined in Section 10.1.

     "Primary Intended Use": As defined in Section 7.2.2.

     "Prime Rate": On any date, a rate equal to the annual rate on such date announced by Citibank, N.A., or any successor thereof, to be its prime rate.

     "Purchase and Sale Agreement": That certain Purchase and Sale Agreement, dated June 18, 2003, between Lessor, Kindred Healthcare Operating, Inc., Kindred Nursing Centers East, L.L.C., and Kindred Nursing Centers South, L.L.C., as seller, and WKTM, as purchaser, relating to the Leased Property and the other properties leased by affiliates of Tenant under the Combined Leases.

     "Qualified Successor": As defined in Section 40.3.

     "Reimbursement Period": As defined in Section 40.3.

     "Rent": Collectively, Fixed Rent, and Additional Charges (as defined in
Section 3.3 hereof).

     "Section 40.3 Notice": As defined in Section 40.3.

     "State": The State or Commonwealth in which the Leased Property is located.

     "Sublease Rent Payments": As defined in Section 25.1.7.

     "Subsidiaries": The corporations or other entities of which securities or similar ownership interests representing (i) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) a majority of the economic interest therein, are at the time directly or indirectly owned by Tenant (individually, a "Subsidiary").

     "Taking": A taking or voluntary conveyance during the Term of all or part of the applicable Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     "Tenant": As defined in the preamble hereof.

     "Tenant's Personal Property": All motor vehicles, machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures or all other personal property, and consumable inventory and supplies, now owned or hereafter acquired by Tenant and located on the Leased Property or used or useful in Tenant's business on the Leased Property, including without limitation all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, except items, if any, included within the definition of Fixtures.

     "Term": As defined in Section 1.2.

     "Unavoidable Delays": Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease, or any guaranty of this Lease, including any obligation to provide financing undertaken by Lessor pursuant to Article X below.

     "Unsuitable For Its Primary Intended Use": A state or condition of the Facility located at the applicable Leased Property such that, by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Tenant, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial taking; provided, however that the Facility shall not be deemed to be "Unsuitable For Its Primary Intended Use" if the Leased Property can, within one (1) year after the occurrence of such damage, destruction or taking, be restored to substantially the same state and condition as existed immediately prior to such damage, destruction or taking.

     "WKTM": WKTM-Florida, LLC, a Delaware limited liability company.

     "Working Capital Facility": That certain working capital loan made by CapitalSource Finance LLC, as lender to Tenant, the other tenants and subtenants under the Combined Leases and Parent, as borrower, pursuant to that certain Revolving Credit and Security Agreement, dated on or about the date hereof.

                                   ARTICLE III

     Section 3.1 Rent.

          Section 3.1.1 Tenant covenants and agrees to pay to Lessor, in lawful money of the United States, fixed rent ("Fixed Rent") on a monthly basis in the amount set forth on Exhibit B attached hereto. The first monthly installment of Fixed Rent payable under this Lease shall be paid upon the Commencement Date.

          Section 3.1.2 Fixed Rent, as set forth on Exhibit B, and monthly installments, if any, of Additional Charges shall be due and payable in equal monthly installments in advance in immediately available funds by wire transfer (pursuant to the wire instructions delivered by Lessor to Tenant) or at such other place as Lessor may designate in writing from time to time during the Term, on the first day of each calendar month of the Term. If the first day of a calendar month is not a Business Day, such installment shall be due on the first Business Day preceding the first calendar day of such month. If the Commencement Date shall be other than the first day of a calendar month or the expiration of the Term is other than the last day of a calendar month, the monthly installments of Fixed Rent and Additional Charges payable hereunder for any such month shall be prorated on a per diem basis based on the actual number of days in such month. On the first day of the calendar month following the Commencement Date, if the Commencement Date occurs after the first day of a calendar month, Tenant shall receive a credit for the unapplied portion of the Rent deposit made pursuant to Section 3.1.1.

     Section 3.2 Intentionally omitted.

     Section 3.3 Additional Charges. In addition to Fixed Rent payable with respect to the Leased Property, Tenant shall pay and discharge as and when due and payable the following (collectively "Additional Charges"):

     (1) Impositions. Tenant shall pay all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible or, if otherwise required by law, to Lessor, and shall promptly upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), subject to the terms of any applicable Facility Mortgage, Tenant may exercise the option to pay same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same may become due and before any fine, penalty, premium, further interest or cost may be added thereto.

     (2) Utility Charges. Tenant shall pay all charges for electricity, power, gas, oil, water, sanitary and storm sewer, refuse collection, medical waste disposal and other utilities used or consumed in connection with the Leased Property during the Term.

     (3) Insurance Premiums. Tenant shall pay all premiums for the insurance coverage required to be maintained pursuant to Article XIII hereof.

     (4) Other Charges. Tenant shall pay all other amounts, liabilities and obligations that Tenant assumes or agrees to pay under this Lease, including, without limitation, all agreements to indemnify Lessor under Sections 12.1 and
24.1 and any and all fees, costs and expenses incurred by Tenant in the operation of its business at the Facility.

     (5) Late Payment of Rent. If any installment of Fixed Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor or Lessor's agent or assignee) shall not be paid within five (5) Business Days after its due date, Tenant will pay to Lessor on demand a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof.

     To the extent that Tenant pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due. If any Facility Mortgagee shall so require, or if any Additional Charges shall not be paid to a third party payee within five (5) Business Days after its due date, Lessor may at any time thereafter, at Lessor's option, require Tenant to deposit into an escrow account under the sole dominion and control of Lessor (or the applicable Facility Mortgagee), on the first day of each and every month, an amount sufficient to insure that such escrow account shall contain an amount sufficient to make such payment on its next due date, in which event Lessor shall make all future payments for such expense from the escrow account. In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost that may be added for non-payment or late payment of such items. Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of Rent.

     Section 3.4 Survival. Tenant's obligation to pay any Rent owing hereunder with respect to any period on or prior to the expiration or termination of this Lease (including, without limitation, any extensions of the Term), shall survive any such expiration or termination.

     Section 3.5 Net Lease. The Rent shall be paid absolutely net to Lessor, without any rights of deduction, set-off or abatement, so that this Lease shall yield to Lessor the full amount of the installments of Fixed Rent and Additional Charges, throughout the Term, including, without limitation, any extensions of the Term. This Lease is intended to be and shall be construed as an absolutely net lease pursuant to which Lessor shall not, under any circumstances or conditions, whether presently existing or hereafter arising, and whether foreseen or unforeseen by the parties, be required to make any payment or expenditure of any kind whatsoever or be under any other obligation or liability whatsoever, except as expressly set forth herein.

                                   ARTICLE IV

     Section 4.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Tenant shall pay all Impositions as set forth in Section
3.3. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Lessor, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action (including, without limitation, signing all required forms and documents reasonably necessary for Tenant to file and prosecute such appeal, protest or other action), provided that Tenant shall indemnify Lessor from and against all losses, claims, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) suffered or incurred by Lessor and caused by such cooperation, including, without limitation, signing or providing any such forms and documents). Billings for reimbursement by Tenant to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     Section 4.2 Notice of Impositions. Lessor shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions.

     Section 4.3 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates or expires shall be adjusted and prorated between Lessor and Tenant, whether or not such Imposition is imposed before or after such termination or expiration, and Tenant's obligation to pay its prorated share thereof shall survive such termination or expiration.

                                    ARTICLE V

     Section 5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, the Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the interruption or discontinuance of any service or utility servicing the Leased Property, (c) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title, (d) any claim which Tenant has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Tenant, or to which Lessor and Tenant are parties, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor,
(f) any revocation, suspension or non-renewal of any license, permit, approval or other Authorization necessary to operate any Facility, (g) any withholding, non-payment, reduction or other adverse change respecting any Medicare, Medicaid or other reimbursements due or available to Tenant with respect to any Facility, or (h) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Lessor and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

     Section 6.1 Ownership of the Leased Property. Tenant acknowledges that the Leased Property is the property of Lessor and that Tenant has only the right to the exclusive possession and use of the Leased Property upon and subject to the terms and conditions of this Lease. Notwithstanding anything to the contrary contained in this Lease, in the case of any easement or other rights that are appurtenant to any property owned by Lessor, Tenant agrees that Lessor makes no representation or warranty relative to Lessor's title thereto or whether such appurtenances are encumbered, and Lessor shall not be obligated to discharge any liens or encumbrances with respect to, or otherwise to defend, Lessor's right, title and interest, if any, in any such appurtenances. Tenant agrees that such appurtenances shall constitute Permitted Encumbrances, as to which Tenant shall have the obligations set forth in Section 8.3 and Section

24.1 of this Lease, provided that Tenant shall not be obligated to defend or preserve any such appurtenances against any mortgages or other liens created by the owner of the property burdened by the aforesaid appurtenances that are senior in priority to Lessor's aforesaid appurtenant rights.

     Section 6.2 Tenant's Personal Property. Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal Property and Tenant shall, subject to the conditions set forth below and except for any Tenant's Personal Property that is purchased by Lessor pursuant to
Section 37.2 below, remove the same upon the expiration or any prior termination of the Term. Tenant shall provide and maintain during the entire Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Tenant's Personal Property not removed by Tenant within twenty-one days following the expiration or earlier termination of this Lease or sold to Lessor pursuant to Section 37.2 below shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor or otherwise disposed of in accordance with applicable law. Tenant will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Lessor.

                                   ARTICLE VII

     Section 7.1 Condition of the Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the Leased Property "as is" in its present condition. Tenant waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT.

     Section 7.2 Use of the Leased Property.

          Section 7.2.1 Tenant shall maintain or cause to be maintained all licenses, permits, approvals and other Authorizations needed to use and operate for its Primary Intended Use (or any other use permitted under the terms of this Lease) the Leased Property and the Facility located at the Leased Property under and in accordance with all applicable local, state and federal laws and all applicable state and federal programs including but not limited to appropriate certifications for reimbursement and licensure. All of such Authorizations shall, to the maximum extent permitted by law, relate and apply exclusively to the Leased Property and/or the Facility operated thereon. Tenant acknowledges and agrees that, subject to applicable law, the certificates of need issued for the Facility is appurtenant to the Facility, both during and following the termination or expiration of the Term. In jurisdictions where the certificate of need is issued to Tenant or its subtenant, as the Facility operator, Tenant agrees that it shall cooperate with Lessor, in accordance with
Section 40.3 hereof, to turn over all of Tenant's rights in connection with such certificate of need to Lessor or its designee.

          Section 7.2.2 After the Commencement Date and during the entire Term, Tenant shall continuously use the Leased Property and the Leased Improvements thereof as a skilled nursing center (such use being the Leased Property's "Primary Intended Use"). Tenant shall not use the applicable Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, that will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to occupants or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Tenant's Personal Property.

          Section 7.2.3 Tenant shall during the Term operate continuously the Leased Property in accordance with all applicable federal, state and local laws as a provider of health care services in accordance with its Primary Intended Use and maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility.

          Section 7.2.4 Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon. Tenant shall not take or omit to take any action, the taking or omission of which may materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

          Section 7.2.5 Tenant shall neither suffer nor permit the Leased Property or the portion thereof, including any Capital Alteration whether or not financed by Lessor, or Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Tenant's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

     Section 7.3 Granting of Easements, etc.

          Section 7.3.1 Lessor and Tenant will, from time to time so long as no Event of Default has occurred and is continuing, at the request of the other party and at such requesting party's cost and expense (but subject to the approval of the non-requesting party, which approval shall not be unreasonably withheld, delayed or conditioned, and provided, however, that if the non-requesting party has not responded to any such request of the requesting party within 30 days after receipt thereof, such request shall be deemed approved), (i) grant easements and other rights in the nature of easements, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (iv) execute petitions to have the applicable Leased Property annexed to any municipal corporation or utility district, (v) execute amendments to any covenants and restrictions affecting the applicable Leased Property and (vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interests in the Leased Property), but only upon delivery of all documentation the non-requesting party reasonably shall deem necessary and, if Lessor is the requesting party, only if such grant, release, dedication, transfer, petition or amendment (a) is not detrimental to the proper conduct of the business of Tenant on the Leased Property and (b) does not materially reduce the value of the Leased Property, as reasonably determined by Tenant, and, if Tenant is the requesting party, only if such grant, release, dedication, transfer, petition or amendment does not materially reduce the value of the Leased Property, as reasonably determined by Lessor.

          Section 7.3.2 Notwithstanding anything to the contrary contained in
Section 7.3.1, Section 8.3, Section 24.1 or elsewhere in this Lease, in the case of any easement or license for a cell tower, antenna, satellite dish or other telecommunications equipment, a parking lot or a billboard or other signage (a) that is entered into pursuant to Section 7.3.1 hereof at the written request of Lessor and (b) from which profit is generated and all of such profit, and any reimbursements of out of pocket costs and expenses incurred by Lessor in connection therewith, are payable to Lessor, without any obligation of Lessor to pay, or credit, any of the same to Tenant, (i) Tenant shall be obligated under this Section 7.3, Section 8.3, Section 24.1 and the other provisions of this Lease only to refrain from taking, and to prevent its assignees and sublessees, and the agents, employees, contractors, invitees, licensees and concessionaires of Tenant and its assignees and sublessees, from taking, any action that would cause or result in a breach, default, violation or termination of any such easement or license and (ii) Lessor shall protect, indemnify, save harmless and defend Tenant from and against all out of pocket costs and expenses (including, without limitation, Litigation Costs), to the maximum extent permitted by law, incurred by Tenant due to any liabilities, obligations, claims, damages, penalties or causes of action asserted against Tenant primarily by reason of any such easement or license and not arising due to any breach by Tenant of its obligations under subsection (i) above.

                                  ARTICLE VIII

     Section 8.1 Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Article XII relating to permitted contests, Tenant, at its expense, will promptly (a) comply with all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply with all licenses, certificates of need and other Authorizations required for any use of the Leased Property and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation any Capital Alterations. In addition, Tenant shall promptly send to Lessor any material deficiency report Tenant receives from any federal, state or local licensure board or certification agency or authority with respect to the Facility if Tenant has not cured such deficiency within the applicable cure period. Lessor and Tenant each agree to promptly deliver to the other party copies of all notices, requests or demands that relate to the Leased Property or the use or occupancy thereof after the receipt of same.

          Section 8.1.1 Authorization Non-Compliance. In the event that Tenant shall receive notice from any federal, state or local agency or authority that Tenant is not in compliance with any material Legal Requirement, license, permit, approval, certificate of need, certification for reimbursement under Medicare or Medicaid or other Authorization, Tenant shall promptly send notice to Lessor and Tenant shall either (a) remedy any condition causing such noncompliance within any cure period allowed therefor by the applicable agency or authority (or, if no such cure period shall be allowed or specified by the applicable agency or authority, promptly and diligently following Tenant's receipt of such notice and, in any event, prior to the final unappealable revocation of any license, permit, approval, certificate of need, certification for reimbursement or other Authorization) or (b) prior to the expiration of such cure period (or if no such cure period shall be allowed or specified by the applicable agency or authority, promptly following receipt of such notice and, in any event, prior to the final unappealable revocation of any license, permit, approval, certificate of need, certification for reimbursement or other Authorization), commence appropriate proceedings to contest such notice, and, thereafter, diligently pursue such contest until there is a final unappealable determination, all in accordance with the provisions of Sections 8.2 and 12.1 hereof. Nothing in this Lease shall be construed as granting Tenant any right, title, interest in or to the beds, or the licenses relating thereto, which are located at the Leased Property or granting Tenant any right to move the beds, or the licenses relating thereto, to another facility owned, leased, or operated by Tenant or any of its Affiliates, it being understood and agreed that Tenant's only right hereunder is to operate the Leased Property during the Term as the licensed operator in accordance with the terms hereof.

     Section 8.2 Legal Requirement Covenants. Subject to the provisions of
Article XII relating to permitted contests, Tenant covenants and agrees that neither the Leased Property nor any of Tenant's Personal Property shall be used for any unlawful purpose, and Tenant shall acquire and maintain, or cause to be acquired and maintained, all licenses, certificates, permits, provider agreements, approvals and other Authorizations needed to operate the applicable Leased Property in its customary manner for the Primary Intended Use, and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Subject to Article XII, Tenant further covenants and agrees that Tenant's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state, and federal laws, ordinances, rules and regulations unless the same are held by a court of competent jurisdiction to be unlawful. Tenant may, however, upon prior written notice to Lessor, contest the legality or applicability of any law, ordinance, rule or regulation, or any other Legal Requirement or any licensure, certification or other Authorization decision (including, without limitation, any notice of non-compliance referred to in Section 8.1.1 hereof) or other Authorization if Tenant, at Tenant's own expense, maintains such action in good faith, by appropriate proceedings and with due diligence, and on a regular basis fully informs Lessor of the status of, and material developments in, any such contest and furnishes Lessor with such additional documents and information concerning such contest as Lessor may reasonably request from time to time. If, by the terms of any such law, ordinance, rule or regulation or any Legal Requirement or any such licensure, certification or other Authorization decision or any applicable court order or stay, compliance therewith pending the prosecution of any such proceeding may legally be delayed (a) without the incurrence of any lien, charge or liability of any kind against the applicable Facility or Lessor's interest therein, (b) without any loss of licensure, certification or other Authorization that would materially and adversely impair Tenant's ability to continue to operate the affected Facility in accordance with its Primary Intended Use during Tenant's contest, and (c) without subjecting Lessor to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final unappealable determination of such proceeding, provided, however, if any such lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Tenant (i) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay, (ii) prosecutes the contest with due diligence and in good faith, and (iii) keeps Lessor informed, and provides additional documentation and information, relative to such contest as described above. Following the final unappealable determination of any such proceeding adversely to Lessor or Tenant, Tenant shall comply with all requirements of such determination in accordance with Section 12.1(g).

     Section 8.3 Permitted Encumbrances.

          Section 8.3.1 Subject to Section 7.3.2 hereof, Tenant shall, at its own cost and expense, fully observe, perform and comply with all Permitted Encumbrances as the same apply to or bind Lessor or the Leased Property. Subject to Section 7.3.2 hereof, Tenant shall not cause, or permit its respective agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns (whether or not permitted hereunder) to cause, whether by act or omission, any breach of, default under or termination of any Permitted Encumbrance applicable to or binding upon Lessor or the Leased Property. Notwithstanding anything to the contrary contained in Section 16.1 or elsewhere in this Lease but subject to Section 7.3.2 hereof, an Event of Default shall be deemed to have occurred under this Lease on account of Tenant's breach of this
Section 8.3.1, when, but only if, (a) Tenant's breach of this Section 8.3.1 also results in a breach or default of an obligation under a Permitted Encumbrance,
(b) such Permitted Encumbrance breach or default is not cured by Tenant on or prior to the expiration of the cure period, if any, applicable to such breach or default by the terms of the instrument creating such Permitted Encumbrance (or such longer cure period as may be expressly authorized by an order of a court of competent jurisdiction), and (c) on account of such Permitted Encumbrance breach or default, a real property interest, or a covenant, condition, restriction, license or other beneficial right, created under such Permitted Encumbrance and benefiting Lessor or a Leased Property is terminated or otherwise lost or at material risk of being terminated or otherwise lost. Lessor agrees that, in the event Lessor receives any written notice of default from a party to a Permitted Encumbrance, Lessor shall promptly forward a copy thereof to Tenant. Tenant agrees that, if

Lessor, at its option, elects to cure an Event of Default by Tenant under this
Section 8.3.1, such cure shall not excuse Tenant from, or be deemed a cure of, such Event of Default, nor shall Tenant's reimbursement to Lessor of any costs and expenses incurred by Lessor in effecting any such cure be deemed a cure of any such Event of Default, provided, however, that, notwithstanding the foregoing, even after the occurrence of such an Event of Default by Tenant and/or Lessor's cure thereof, Lessor agrees to accept Tenant's cure thereof, or reimbursement of Lessor's costs and expenses to effect such cure, provided, and on the condition, that Lessor has not, prior thereto, terminated this Lease as it affects the Leased Property to which such Permitted Encumbrance relates or dispossessed Tenant from the Leased Property. Nothing contained in this Section
8.3 shall limit or impair Lessor's indemnification rights under Section 24.1 below.

          Section 8.3.2 If (a) a Permitted Encumbrance breach or default of the nature described in Section 8.3.1(a) above occurs, and (b) on account thereof, if the same is not cured, the condition referenced in Section 8.3.1(c) above would, or is likely to, be satisfied, Tenant agrees that, notwithstanding anything to the contrary contained in Section 17.1 below or elsewhere in this Lease, Lessor may, but shall not be obligated to, in its discretion and regardless of whether Tenant is proceeding to cure, or attempting to cure, the Permitted Encumbrance breach or default referenced in Section 8.3.1 (a) above or whether the cure period referenced in Section 8.3.1(b) above has expired or is likely to expire before completion of necessary cure efforts, take such actions as it deems necessary or appropriate to attempt to cure such Permitted Encumbrance breach or default, provided, however, that, if the breach or default referenced in subsection (a) above has applicable thereto, by the express terms of the applicable Permitted Encumbrance, a stated period to cure the same, Lessor agrees not to commence to cure such breach or default unless and until one-half (1/2) of the aforesaid stated cure period has elapsed. If Lessor so proceeds to attempt to cure any such Permitted Encumbrance breach or default, Tenant agrees, within fifteen (15) days following receipt of a written demand therefor and reasonable supporting documentation, to reimburse Lessor for the reasonable amount of all costs and expenses incurred by Lessor in curing, or attempting to cure, any such Permitted Encumbrance breach or default.

                                   ARTICLE IX

     Section 9.1 Maintenance and Repair.

     (a) Tenant, at its expense, shall keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, Tenant's Personal Property, or any portion thereof), and, except as otherwise provided in Article XIV, shall promptly make all necessary and appropriate repairs and replacements thereto, of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be made in good, workmanlike and first-class manner, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to such work. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or usefulness of the applicable Leased Property or any part thereof for its Primary Intended Use.

     (b) Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way, except as expressly provided herein. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or thereafter enacted.

     (c) Except as expressly set forth in this Lease, nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

     (d) Tenant will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term).

     (e) Tenant shall establish and maintain any reserve accounts reasonably required by a Facility Mortgagee for deferred maintenance conditions and for capital expenditures at the Leased Property.

     Section 9.2 Encroachments. If any of the Leased Improvements on the Leased Property shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, then, promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment and, in such case, in the event of any adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, whether the same shall affect Lessor or Tenant, or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant, in good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such encroachment. Any such alteration shall be made in conformity with the applicable requirements of
Article X. Tenant's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall not be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

                                    ARTICLE X

     Section 10.1 Construction of Capital Alterations to the Leased Property. Tenant shall not, without the prior written consent of Lessor, which consent, except as expressly set forth below relative to tie in/connecting Capital Alterations of the nature described below, shall not be unreasonably withheld, delayed or conditioned construct or install Capital Alterations on the Leased Property. In the event that Tenant wishes to construct or install any Capital Alteration, Tenant shall submit to Lessor in writing a proposal setting forth in reasonable detail such Capital Alteration and shall provide to Lessor for approval such plans and specifications, permits, licenses, contracts, construction schedules, construction budgets and other information concerning the proposed Capital Alteration as Lessor may reasonably request showing in reasonable detail the scope and nature of the Capital Alteration that Tenant desires to construct (collectively the "Plans and Specifications"). It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Alteration and the use or uses to which it will be put. In the event that Lessor consents in writing to any Capital Alteration, prior to commencing construction of any Capital Alteration, Tenant shall first request Lessor to provide funds to pay for such Capital Alteration in accordance with the provisions of Section 10.3. If Lessor declines or is unable to provide such financing on terms acceptable to Tenant, Tenant shall provide to Lessor, prior to commencement of any construction, proof reasonably acceptable to Lessor that Tenant has sufficient capital to complete the construction. Furthermore, no Capital Alteration shall be made which would tie in or connect any Leased Improvements on a Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Tenant shall have obtained the prior written approval of Lessor, which approval in Lessor's sole discretion may be granted, withheld, delayed or conditioned. Tenant shall reimburse Lessor for all reasonable costs and expenses incurred by Lessor in reviewing the proposal and the Plans and Specifications for a Capital Alteration and for inspecting the applicable Leased Property and otherwise monitoring the construction of the Capital Alteration, including, without limitation, the reasonable cost of engaging consultants to assist Lessor in connection with any or all of the foregoing.

     Section 10.2 Capital Alterations Financed by Tenant. If Tenant provides or arranges such financing, there shall be no adjustment in Fixed Rent by reason of any such Capital Alteration.

     Section 10.3 Capital Alteration Financed by Lessor.

     (a) Tenant shall request that Lessor provide or arrange financing for a Capital Alteration by providing to Lessor such information about the Capital Alteration as Lessor may reasonably request including without limitation all information referred to in Section 10.1 above. Lessor may, but shall be under no obligation to, obtain the funds necessary to meet the request. Within sixty (60) days after receipt of a request, Lessor shall notify Tenant as to whether it will finance the proposed Capital Alteration and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease. In no event shall the portion of the projected Capital Alterations Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of such cost. Tenant may withdraw its request by notice to Lessor at any time before or after receipt of Lessor's terms and conditions. If Tenant desires to accept Lessor's offer to finance the proposed Capital Alteration, Tenant shall notify Lessor within thirty (30) days after Tenant's receipt of Lessor's offer.

     (b) If Lessor agrees to finance the proposed Capital Alteration, Tenant shall provide Lessor with the following prior to any advance of funds:

          (i) all customary or other reasonably required loan documentation;

          (ii) any information, certificates, licenses, permits or documents requested by either Lessor or any third party lender with whom Lessor has agreed or may agree to provide financing which are necessary to confirm that Tenant will be able to use the Capital Alteration upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

          (iii) an Officer's Certificate and, if requested, a certificate from Tenant's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Alteration;

          (iv) an amendment to this Lease, duly executed and acknowledged, in form and substance reasonably satisfactory to Lessor and Tenant, providing for (1) any change in the Rent and accordingly, an amendment to Exhibit B that is set forth in Lessor's offer to finance and accepted by Tenant and any change in the legal description of the Land, that is appropriate on account of any change in the Rent as aforesaid and (2) any other Lease amendments as may be necessary or appropriate;

          (v) a deed (in the customary form used to convey commercial properties within the relevant jurisdiction) conveying title to Lessor to any land acquired for the purpose of constructing the Capital Alterations free and clear of any liens or encumbrances except those approved by Lessor, accompanied by a final as-built survey thereof satisfactory to Lessor if reasonably required by Lessor;

          (vi) endorsements to any outstanding policy of title insurance, if any, covering the applicable Leased Property or commitments therefor satisfactory in form and substance to Lessor (A) updating the same without any additional exception except as may be permitted by Lessor; and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Alteration (except to the extent covered by the owner's policy of title insurance referred to in subsection
     (vii) below);

          (vii) if appropriate, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subsection (v) free and clear of all liens and encumbrances except those approved by Lessor and (B) a lender's policy of title insurance satisfactory in form and substance to Lessor and the lending institution advancing any portion of the Capital Alterations Cost;

          (viii) if deemed necessary by Lessor, an M.A.I. appraisal of the Leased Property indicating that the value of the Leased Property upon completion of the Capital Alteration exceeds the Fair Market Value thereof prior thereto by an amount not less than 95% of the Capital Alterations Cost; and

          (ix) such other certificates (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the Board of Directors of Tenant authorizing the execution and delivery of the lease amendment and any other instruments as may be reasonably required by Lessor and any lending institution advancing or reimbursing Tenant for any portion of the Capital Alterations Cost.

     (c) Upon making a request to finance a Capital Alteration, if and when such financing is actually consummated, Tenant shall pay or agree to pay all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance such Capital Alteration paid or incurred by them in connection with the financing of the Capital Alterations, including, but not limited to, (i) the reasonable fees and expenses of their respective counsel,
(ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance and survey charges, appraisal fees, if any, and rating agency fees, if any, (vi) any other applicable consulting fees (including without limitation engineering and environmental), and (vii) commitment fees, if any.

     Section 10.4 Non-Capital Alterations. Tenant shall have the right to make additions, modifications or improvements to the Leased Property which are not Capital Alterations ("Non-Capital Alterations") from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, provided that such action will not alter the character or purpose or detract from the value or operating efficiency thereof and will not impair the revenue producing capability of the affected Leased Property or adversely affect the ability of Tenant to comply with the provisions of this Lease. The cost of such Non-Capital Alterations, modifications or improvements to a Leased Property shall be paid by Tenant.

     Section 10.5 Salvage. All materials which are scrapped or removed in connection with the making of either Capital Alterations permitted by Section
10.1 or Non-Capital Alterations permitted by Section 10.4 or repairs required by
Article IX shall be or become the property of Lessor or Tenant depending on which party is paying for, or providing the financing for, such work.

     Section 10.6 Additional Requirements for Capital Alterations and Non-Capital Alterations. Tenant shall comply with the following requirements in connection with Permitted Alterations:

     (a) In the case of Capital Alterations, the Permitted Alteration shall be made substantially in accordance with the Plans and Specifications submitted to Lessor, to the extent applicable.

     (b) The Permitted Alterations and the installation thereof shall comply with all applicable Legal Requirements and all Insurance Requirements.

     (c) The Permitted Alterations shall be performed in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of mechanic's liens.

     (d) Intentionally omitted.

     (e) Tenant shall, at Tenant's expense, obtain a builder's completed value risk policy of insurance insuring against the risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies and materials, and insuring initial occupancy. Lessor and any Facility Mortgagee shall be additional named insureds of such policy. Lessor shall have the right to approve the form and substance of such policy, which approval shall not be unreasonably withheld, delayed or conditioned.

     (f) Tenant shall pay the premiums required to increase the amount of insurance coverages required by Article XIII to reflect the increased value of the Leased Property resulting from the Permitted Alterations, and shall deliver to Lessor a certificate evidencing the increase in coverage.

     (g) In the case of Capital Alterations, Tenant shall, not less than sixty
(60) days after completion of the Capital Alterations, deliver to Lessor a revised "as-built" set of Plans and Specifications for the Capital Alterations in form and substance reasonably satisfactory to Lessor.

     (h) In the case of Capital Alterations, Tenant shall, not later than thirty
(30) days after Lessor sends an invoice, reimburse Lessor for any reasonable costs and expenses, including attorneys' fees and architects' and engineers' fees, incurred in connection with reviewing proposed Capital Alterations and ensuring Tenant's compliance with the terms of this Article X.

     (i) All Capital Alterations and Non-Capital Alterations shall, without payment by Lessor at any time (other than as expressly agreed by Lessor pursuant to Section 10.3 above), be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor free and clear of all encumbrances, other than Permitted Encumbrances.

     (j) Except as expressly agreed by Lessor and Tenant pursuant to Section 10.3(b)(iv) above, (1) there shall be no adjustment in Fixed Rent by reason of any Capital Alteration or Non-

Capital Alteration and (2) no Capital Alteration or Non-Capital Alteration shall be treated by Lessor or Tenant as rent, or amounts in lieu of rent, paid by Tenant, or any other kind of gross income to Lessor, for income tax purposes.

     Section 10.7 Mortgagee's Consent. Tenant shall not commence construction of any Capital Alteration until Lessor shall have obtained the consent of any applicable Facility Mortgagee, if such consent is required. Lessor agrees to use commercially reasonable efforts to obtain promptly any such consent, if such consent is necessary.

                                   ARTICLE XI

     Section 11.1 Liens. Subject to the provisions of Article XII relating to permitted contests, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of this Lease, (c) liens for those taxes of Lessor which Tenant is not required to pay hereunder, (d) subleases permitted by
Article XXV, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed in good faith or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (g) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVIII. Notwithstanding the foregoing, Tenant shall bond over any lien affecting the Leased Property if Lessor shall reasonably request, or if any applicable Facility Mortgagee shall so require.

                                   ARTICLE XII

     Section 12.1 Permitted Contests. Tenant, on its own or on Lessor's behalf (or in Lessor's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge, or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be reasonably likely to be in danger of being sold, forfeited, attached or lost,
(c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of criminal liability for failure to comply therewith pending the outcome of such proceedings and the contest provisions of Section 8.2 have been satisfied, (d) Tenant shall indemnify and hold harmless Lessor from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Tenant in connection therewith or as a result thereof, (e) in the case of a Legal Requirement and/or Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of or compliance with the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or non-compliance, provided, however, the provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest is resolved against Lessor or Tenant by a final unappealable determination, Tenant shall, as Additional Charges due hereunder, pay to the appropriate payee the amount required to be paid, together with all interest and penalties accrued thereon, within ten (10) days after such determination (or within such shorter period as may be required by the terms of such determination), and comply, within any cure period allowed therefor by the applicable agency or authority (or if no such cure period shall be allowed or specified by the applicable agency or authority, promptly and diligently following the effective date of such determination and, in any event, prior to the final unappealable revocation of any license, permit, approval, certificate of need, certificate for reimbursement or other Authorization), with the applicable Legal Requirement, Insurance Requirement, plan of correction or other remedial requirements of the applicable agency or authority; provided, however, that this subsection (g) is not intended, and shall not be construed, to afford Tenant any cure or grace period beyond the effective date of any final unappealable determination, unless and only to the extent that (i) such determination specifically conditions the imposition or taking effect of the adverse legal, regulatory or other consequences in issue upon Tenant's failure to make a specified payment or to take specified compliance, curative or remedial action following the effective date of such determination or (ii) Tenant is proceeding diligently and in good faith to effect an assignment or sublet hereunder and the applicable agency(ies) or authority(ies) is not enforcing such final order, pending consummation of such assignment or sublet. Lessor, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Lessor so desires, Lessor shall join as a party therein. Tenant shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

     Section 13.1 General Insurance Requirements.

     A. At all times during the Term, Tenant shall maintain policies of liability, casualty and other insurance in full force and effect with responsible and reputable insurance companies or associations in such amounts and against such risks and in substantially the form described in Schedule 1, as attached hereto.

     B. Tenant represents and warrants that as of the Commencement Date, it shall have obtained the insurance described in Schedule 1.

                                   ARTICLE XIV

     Section 14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII (excluding business interruption insurance, covering Tenant's obligations under this Lease for the payment of Rent, the disposition of the proceeds of which is described below) shall be paid to Lessor or a third party designated by Lessor and held by Lessor or such third party in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor or such third party from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction shall be paid to Tenant upon completion of any such repair and restoration, except that, in the event neither Lessor nor Tenant is required or elects to repair and restore as aforesaid, all such insurance proceeds shall be retained by Lessor free and clear. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Tenant's Personal Property shall belong to Tenant. All proceeds of the aforesaid business interruption insurance shall be paid to Lessor or a third party designated by Lessor and held by Lessor or such third party in trust. Business interruption insurance proceeds shall be applied first towards payment of any Rent that is due to Lessor as of the date such proceeds are received by Lessor or such third party, and the balance of such proceeds shall be immediately paid to Tenant, except if and to the extent that the same have been paid by the insurer as a prepayment on account of Rent to become due under this Lease in which event Lessor or such third party shall hold any such funds in trust and apply such funds to such Rent as the same becomes due.

     Section 14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

          Section 14.2.1 If, during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility located thereon is rendered Unsuitable for Its Primary Intended Use, Tenant shall either (A) restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (B) provided and on the conditions that, at the time of such damage or destruction, Tenant had in full force and effect the insurance required under Section 13.1 above, there exists no defense to, or limitation upon, the insurer's coverage of such damage or destruction under such insurance, and Tenant pays to Lessor, on or prior to the hereinafter described termination, the amount of any deductible or other uninsured portion of the loss resulting from any such damage or destruction, terminate this Lease, in which event Lessor shall be entitled to retain the insurance proceeds.

          Section 14.2.2 If, during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the Facility located thereon is not thereby rendered Unsuitable for its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease.

          Section 14.2.3 If the cost of the repair or restoration of the Leased Property exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Tenant shall be obligated to contribute any excess amounts needed to restore the Leased Property. Prior to commencement of construction, Tenant shall either (a) provide Lessor with an irrevocable, unconditional, freely transferable letter of credit issued by a Lending Institution, in the full amount of such difference and in form and substance acceptable to Lessor (and Lessor shall be entitled to draw thereon if Tenant fails to proceed diligently with such construction or to pay its contractors for such construction in a timely manner or to renew or extend such letter of credit at any time the same is scheduled to expire within forty-five (45) days, and the funds from any such draw shall be held in trust and be disbursed by Lessor as provided in subsection (b) below and elsewhere in this Article XIV), or (b) pay such difference to Lessor, to be held in trust by Lessor, together with any other insurance proceeds, for application to the cost of repair and restoration.

     Section 14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. If during the Term the Leased Property and the Facility located thereon is totally or partially destroyed from a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use, Tenant shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease as to the Leased Property.

     Section 14.4 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of the Tenant's Personal Property or Permitted Alterations financed by Tenant shall be paid to Tenant and Tenant shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property or Permitted Alterations financed by Tenant.

     Section 14.5 Restoration of Tenant's Property. If Tenant is required or elects to restore the Leased Property as provided in Section 14.2 or 14.3, Tenant shall also restore all alterations and improvements made by Tenant, Tenant's Personal Property and all Capital Alterations financed by Tenant.

     Section 14.6 No Abatement of Rent. This Lease shall remain in full force and effect and Tenant's obligation to make payments of Rent and to pay all other charges required under this Lease shall remain unabated during the Term notwithstanding any damage involving the Leased Property (provided that Lessor shall credit against such payments any amounts paid to Lessor as a consequence of such damage under any business interruption insurance obtained by Tenant); unless this Lease is terminated pursuant to Section 14.2.1(B). The provisions of this Article XIV shall be considered an express agreement governing any cause of damage or destruction to the Leased Property and, to the maximum extent permitted by law, no local or state statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

     Section 14.7 Restoration. If Tenant is required or elects to restore the Leased Property as provided in Section 14.2 or 14.3, Tenant shall promptly repair, rebuild, or restore the Leased Property, so as to make the Leased Property at least equal in value to the Leased Property as it existed immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Prior to commencing such repairs or rebuilding, Tenant shall submit to Lessor for Lessor's approval, which approval shall not be unreasonably withheld, delayed or conditioned, Plans and Specifications pursuant to Section 10.1. Promptly after receiving Lessor's approval of the Plans and Specifications, Tenant shall commence repairs and rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Subject to the provisions of the Facility Mortgage, Lessor shall make available to Tenant the insurance proceeds (net of all administrative and collection costs, including reasonable attorneys' fees) paid to Lessor for such repair and rebuilding as it progresses. Payments shall be made against certification of the architect approved by Lessor (which approval shall not be unreasonably withheld. delayed or conditioned) responsible for the supervision of the repairs and rebuilding that the work had been performed substantially in conformance with the Plans and Specifications and the value of the work in place is equal to not less than 110% of the aggregate amount advanced by Lessor for the payment of such work. Prior to commencing the repairing and rebuilding, Tenant shall deliver to Lessor for Lessor's approval a schedule setting forth the estimated monthly draws for such work. Subject to the provisions of any applicable Facility Mortgage, Lessor shall contribute to such payments out of the insurance proceeds being held in trust by Lessor an amount equal to the proportion that the total net amount so held by Lessor bears to the total estimated cost of repairing and rebuilding, multiplied by the payment by Tenant on account of such work. Lessor may, however, withhold ten percent (10%) from each payment until the work has been completed and proof has been furnished to Lessor that no lien or liability has attached or will attach to the Leased Property or to Lessor in connection with repairing and rebuilding.

     Section 14.8 Notice. If during the Term the Leased Property and/or the Facility located thereon is totally or partially damaged or destroyed, and the restoration and repair of such damage or destruction is in Tenant's reasonable estimation likely to cost in excess of $50,000.00 in the aggregate, then Tenant shall provide Lessor with written notice of such damage or destruction within fifteen (15) days after Tenant's discovery thereof. The notice requirement of this Section 14.8 shall apply regardless of whether such damage or destruction is from a risk covered by the insurance described in Article XIII or Schedule 1, and regardless of whether such damage or destruction renders the Facility Unsuitable for Its Primary Intended Use.

     Section 14.9 Waiver. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property which Tenant is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

     Section 15.1 Definitions.

          Section 15.1.1 "Condemnation" means, as to the Leased Property, (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending and (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property.

          Section 15.1.2 "Date of Taking" means, as to the Leased Property, the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

          Section 15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          Section 15.1.4 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     Section 15.2 Parties' Rights and Obligations. If during the Term there is any taking of all or any part of the Leased Property by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

     Section 15.3 Total Taking. If the Leased Property is totally taken by condemnation, this Lease shall terminate as to the Leased Property on the Date of Taking.

     Section 15.4 Partial Taking. If a portion of the Leased Property is taken by Condemnation, this Lease shall remain in effect as to the Leased Property if the Facility located thereon is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking.

     If as a result of any such partial taking by Condemnation, this Lease is not terminated as provided above, Tenant's obligation to make payments of Rent and to pay all other charges required under this Lease shall remain unabated during the Term notwithstanding such Condemnation (provided that Lessor shall credit against such payments any amount of any Award attributable to Tenant's business interruption).

     Section 15.5 Restoration. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Tenant at its cost shall accomplish all necessary restoration.

     Section 15.6 Award-Distribution.

     (a) In the event of any partial taking of the Leased Property, the entire Award shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

          (i) A sum attributable to the Capital Alterations paid for by Tenant; and

          (ii) A sum specifically attributable to Tenant's Personal Property and any reasonable removal and relocation costs included in the Award; and

          (iii) A sum specifically attributable to the cost of restoring the Leased Property in accordance with Section 15.5 hereof.

     (b) In the event of a total taking of the Leased Property, the Award shall be divided between Lessor and Tenant in such proportions relative to the appraised values of their relative estates determined in accordance with Section 35.1, taking into account the value of improvements owned by Lessor and Permitted Alterations paid for by Tenant. Tenant shall also receive a sum specifically attributable to Tenant's Personal Property and any reasonable removal and relocation costs included in the Award.

     Section 15.7 Temporary Taking. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect and Fixed Rent shall not be abated or reduced during such period of taking.

                                   ARTICLE XVI

     Section 16.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Lease:

     (a) INTENTIONALLY OMITTED

     (b) if Tenant shall fail to make payment of the Rent or any other sum payable under or pursuant to the terms of this Lease when the same becomes due and payable and such failure is not cured within a period of five (5) days after receipt of notice from Lessor, or

     (c) if Tenant shall fail to observe or perform any term, covenant or condition of this Lease not specifically provided for in this Lease and such failure is not cured within a period of ten (10) days after receipt of notice from Lessor, unless such failure cannot with due diligence be cured within such period, in which case such period of time shall be extended to such period of time, not to exceed 90 days, as may be necessary to cure such default with all due diligence, or

     (d) if Tenant shall fail to observe or perform any term, covenant or agreement on its part to be performed or observed pursuant to Section 8.1.1,
Section 11.1, the last sentence of Section 8.2, Section 12.1(g) or Section 13.1, or

     (e) Intentionally omitted.

     (f) there shall occur a final unappealable determination by applicable federal, state or local authorities of Tenant's non-compliance with Legal Requirements applicable to the Facility located on the Leased Property, or of the revocation of any license, permit, approval or other Authorization (including, without limitation, any certificate of need) required for the lawful operation of the Facility located on the Leased Property in accordance with its Primary Intended Use, or any other circumstances under which Tenant is required by a final unappealable determination of any such authority to cease operations of the Facility in accordance with its Primary Intended Use as currently operated (provided, however, that, without limitation of Section 12.1(g) hereof, before any such determination becomes final and unappealable, Tenant shall have the right to contest the same in accordance with Sections 8.1.1, 8.2 and 12.1(a)-(f) hereof) provided, further that in no event shall the non-compliance or revocation remain uncured for 30 days, or

     (g) any material representation or warranty made by or on behalf of Tenant under or in connection with this Lease or any document, certificate or agreement delivered in connection with this Lease shall prove to have been false or misleading in any material respect on the day when made or deemed made, or

     (h) if Tenant shall:

          (i) admit in writing its inability to pay its debts generally as they become due,

          (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

          (iii) make an assignment for the benefit of its creditors,

          (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

          (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

     (i) any petition shall be filed by or against Tenant or any subsidiary of Tenant under Federal bankruptcy laws, or any other proceeding shall be instituted by or against Tenant or such subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or such subsidiary, or for any substantial part of the property of Tenant or such subsidiary, and such proceeding is not dismissed within ninety (90) days after institution thereof, or Tenant or such subsidiary shall take any action to authorize or effect any of the actions set forth above in this subsection (i) (this subsection (i) shall not apply to the appointment of a receiver, trustee, custodian or other similar official in any proceeding(s) other than bankruptcy, reorganization, insolvency and other creditors' rights proceedings of the nature referenced in this subsection (i)), or

     (j) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or

     (k) if the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within sixty (60) days, or

     (1) if any receiver, trustee, custodian or other similar official is appointed for Tenant, or the Facility and any such appointment is not dismissed prior to the entry of a final, unappealable order approving such appointment (provided, however, that this subsection (1) shall not apply to any such official appointed in bankruptcy, reorganization, insolvency or other creditors' rights proceedings of the nature referenced in subsection (i) above), and, in the case of the appointment of any such official as to whom this subsection (1) does apply, prior to the entry of a final unappealable order approving the appointment of such official and denying any requested dismissal thereof, without limitation of Section 12.1(g) hereof, no Event of Default shall be deemed to have occurred under this subsection (1) so long as Tenant is contesting such appointment in accordance with Sections 8.2 and 12.1(a)-(f) hereof) provided further that in no event shall the matter remain uncured for 30 days, or

     (m) if the number of licensed beds for the Leased Property is reduced;

     (n) if Tenant shall become subject to regulatory sanctions and Tenant has failed to cure or satisfy such regulatory sanctions (including, without limitation, through payment of any such sanctions, if the same are monetary in nature) within its specified regulatory cure period in any material respect with respect to any Facility (provided, however, that, without limitation of Section 12.1(g) hereof, prior to the imposition of such sanctions on Tenant by final unappealable order of any governmental agency or authority, no Event of Default shall be deemed to have occurred under this subsection (n) so long as Tenant is contesting the imposition of such sanctions in accordance with Sections 8.2 and 12.1(a)-(f) hereof) provided further that in no event shall the matter remain uncured for 30 days, or

     (o) if, except pursuant to the terms hereof, Tenant voluntarily ceases operations on the Leased Property, or

     (p) if Tenant shall fail to observe or perform any term, covenant or other obligation of Tenant set forth in Article XXVI hereof and such failure is not cured within a period of five (5) days after receipt of notice thereof from Lessor, or

     (q) there shall occur a revocation of certification for reimbursement under Medicare or Medicaid with respect to the Leased Property, and within sixty (60) days following such revocation, Tenant fails to have its aforesaid certification fully restored, or

     (r) an Event of Default shall occur as described in Section 8.3.1 above, or

     (s) The voluntary removal from service by Tenant or other loss by Tenant of any licensed beds for the Leased Property (whether due to so-called "bed banking", regulatory noncompliance or otherwise), or

     (t) An event of default arising from the failure to pay principal or interest with respect to the Working Capital Facility, or any indebtedness of Tenant or any Affiliate (including, without limitation, Parent) with an aggregate outstanding principal amount equal to or exceeding $10 million shall have occurred, unless such default is cured by Tenant within its prescribed cure periods or waived by the party extending such indebtedness.

     (u) The acceleration of the maturity of any indebtedness of Tenant or any Affiliate with an aggregate outstanding principal amount equal to or exceeding $10 million shall have occurred.

     (v) Notwithstanding any other provisions of this Lease, the failure of Tenant to comply with any of the provisions of the Lease or any other act or omission by Tenant (whether occurring at the Leased Property or elsewhere) which, in the reasonable good faith judgment of Lessor, places in imminent jeopardy the continued licensing of the Leased Property as then currently licensed, or its certification as either a Medicare or Medicaid provider, and the failure of Tenant, within twenty-four (24) hours after written notice thereof from Lessor to Tenant to either (x) cure such failure, (y) obtain an injunction or other order preventing revocation or suspension of licensing and/or decertification of the Leased Property as either a Medicare or Medicaid provider by virtue of such failure or alleged failure or (z) provide Lessor with assurances satisfactory to Lessor that the Leased Premises will not be subject to license suspension or revocation, and/or decertification as a result of such failure or alleged failure, or

     (w) An "Event of Default" under any of the Combined Leases, or

     Upon the occurrence of an Event of Default, Lessor may at its option, terminate this Lease by giving not less than ten (10) days notice of such termination and upon the expiration of such 10-day period or other time period fixed in such notice, if any, during which 10-day or other time period, Tenant shall have no right to cure the Event of Default in question, the Term shall terminate and, subject to the provisions of Section 40.3 governing transition of operations, all rights of Tenant under the Lease shall cease as to the Leased Property. Lessor shall have all rights at law and in equity available to Lessor as a result of Tenant's breach of this Lease.

     Tenant shall pay, to the maximum extent permitted by law, as Additional Charges all Litigation Costs as a result of any Event of Default hereunder.

     Section 16.2 Certain Remedies. Without limiting the foregoing, if an Event of Default shall have occurred, whether or not this Lease has been terminated by Lessor, Tenant shall, to the maximum extent permitted by law, if and to the extent required by Lessor to do so, immediately surrender the Leased Premises to Lessor or to a qualified nursing facility operator of Lessor's choice and quit the same (in accordance with Section 40.3 hereof), and Lessor may enter upon and repossess the Leased Premises by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all personal property from the Leased Premises subject to the rights of any occupants or patients and to any requirement of law. Unless expressly set forth by Lessor in writing, no such demand, nor change of possession pursuant thereto, shall be deemed a termination of this Lease or a release of Tenant from any of its obligations under the Lease. Unless and until the Lease is terminated by Lessor, Tenant shall remain liable under the terms of this Lease.

     Section 16.3 Damages. To the extent permitted by law, neither (a) the termination of this Lease pursuant to Section 16.1, (b) the repossession of the Leased Property or any portion thereof, (c) the failure of Lessor to relet the Leased Property or any portion thereof, (d) the reletting of the Leased Property or any portion thereof, nor (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Tenant of any of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Tenant shall forthwith pay to Lessor, at Lessor's option, as liquidated damages with respect to Rent for the Leased Property:

     (A) the sum of:

          (i) the unpaid Rent which had been earned at the time of termination, which Rent and other sums shall bear interest at the lesser of the Overdue Rate and the maximum annual rate permitted by law from the date when due until paid; and

          (ii) whether or not Lessor previously collected any amounts pursuant to clause (B) below, the then net present value (computed using a discount rate equal to the Prime Rate) of the amount of unpaid Rent for the balance of the Term following the date of termination (excluding, however, any period following termination on account of which Lessor previously collected Rent pursuant to clause (B) below) without any obligation or deemed obligation on the part of Lessor to mitigate damages, or

     (B) each installment of Rent and other sums payable with respect to the Leased Property by Tenant to Lessor under this Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the lesser of the Overdue Rate and the maximum annual rate permitted by law from the date when due until paid, to the extent that such Rent and other sums exceed the rent and other sums actually collected by Lessor for the corresponding period pursuant to any reletting of the Leased Property (without any obligation or deemed obligation on the part of Lessor to mitigate damages).

     In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Lessor may, with or without terminating this Lease, (a) relet the Leased Property or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms which may, at Lessor's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Lessor considers advisable and necessary to relet the same, and
(b) make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Lessor, in its sole judgment, considers advisable and necessary for the purpose of reletting the Leased Property; and such reletting and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid (subject to Section 16.3(B) above if and to the extent the same is applicable). Lessor shall in no event be liable in any way whatsoever for failure to relet the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant's being evicted or dispossessed, or in the event of Lessor's obtaining possession of the Leased Property, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     Section 16.4 INTENTIONALLY OMITTED.

     Section 16.5 Waiver. If this Lease is terminated pursuant to Section 16.1, Tenant waives, to the maximum extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (c) the benefit of any moratorium laws or any laws now or hereafter in force exempting property from liability for rent or for debt.

     Section 16.6 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Lessor rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State where the Leased Property is located.

     Section 16.7 Notice to Lessor. If Tenant or any subtenant receives a notice of any material regulatory deficiency from any regulatory agency, Tenant shall deliver a copy of such notice to Lessor in accordance with Section 34.1.

     Section 16.8 Nature of Remedies. To the maximum extent permitted by law, the rights and remedies of Lessor and Tenant under this Lease, at law and in equity shall be cumulative and may be exercised concurrently or successively, on one or more occasions, as Lessor or Tenant, as applicable, deems appropriate in its sole discretion, as often as occasion therefor arises. To the maximum extent permitted by law, each such right and remedy shall be in addition to all other such rights and remedies, and the exercise by Lessor or Tenant, as applicable, of any one or more of such rights and remedies shall not preclude the simultaneous or subsequent exercise of any or all other such rights and remedies. Without limiting the generality of the foregoing, liquidated damages in respect of Rent provided for in clauses (A) and (B) of Section 16.3 hereof, shall be payable by Tenant in addition to, and not in lieu of, any other damages suffered by Lessor in connection with any default or Event of Default by Tenant (including, without limitation, Litigation Costs and costs of reletting).

     Section 16.9 INTENTIONALLY OMITTED.

     Section 16.10 INTENTIONALLY OMITTED

     Section 16.11 No Mediation or Arbitration. Notwithstanding anything to the contrary set forth herein (a) upon any Event of Default by Tenant, Lessor shall be entitled to proceed immediately to enforce its rights and remedies pursuant to this Article XVI and the other terms of this Lease, and (b) neither any Event of Default, nor the rights and obligations of Tenant and Lessor under this Lease, shall be subject to mediation or arbitration of any kind.

                                  ARTICLE XVII

     Section 17.1 Lessor's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property or any portion thereof for the purpose of curing such Event of Default and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate in connection with curing such Event of Default. No such entry shall be deemed an eviction of Tenant. All reasonable sums so paid by Lessor and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the maximum extent permitted by law) so incurred, together with interest thereon (to the maximum extent permitted by law) as Additional Charges hereunder at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Tenant to Lessor on demand. The obligations of Tenant and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease. Nothing contained in this Section 17.1 shall limit or impair Lessor's rights and remedies under Section 8.3.2.

                                  ARTICLE XVIII

     Intentionally omitted.

                                   ARTICLE XIX

     Section 19.1 Representations, Warranties and Covenants.

          A. Lessor represents and warrants to Tenant as follows as of the date of execution and delivery of this Lease:

               (i) Subject to obtaining the consent of Fee Mortgagee, to the extent required, Lessor has full right, power and authority to enter into this Lease; and

               (ii) This Lease constitutes and each of the other instruments and documents to be executed and delivered by Lessor hereunder or which pursuant hereto have been or will be duly executed and delivered by Lessor constitute (or will constitute as to those instruments and documents to be executed or delivered) the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally;

               (iii) There are no legal actions, lawsuits, administrative proceedings, or governmental proceedings pending or threatened against Lessor that would prohibit Lessor from entering into this Lease or negatively impact its ability to comply with the obligations, responsibilities, and terms of this Lease;

               (iv) Lessor has received no notice of any condemnation proceeding or other proceeding in the nature of eminent domain, and has no information leading Lessor to believe such a proceeding is planned, in connection with the Leased Property or any portion or portions thereof,

               (v) Lessor has received no notice of any violations of any federal, state, county or municipal law, ordinance, order, rule, regulation, agreement or requirement affecting any portion of the Leased Property including, but not limited to, violations of any housing, building, zoning, fire, safety, environmental, traffic, flood control or health laws, other than those arising in the ordinary course of business;

               (vi) Lessor has not consulted or negotiated with any broker, finder or agent with regard to the leasing of the Leased Property;

               (vii) Lessor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

          B. Tenant represents and warrants to Lessor as of the date of execution and delivery of this Sublease that:

               (i) Tenant has full right, power and authority to enter into this Lease; and neither the execution by Tenant of this Lease nor the performance by Tenant of the terms hereof will conflict with or violate any agreement or instrument or any writ, order or decree to which Tenant is a party or by which Tenant is bound;

               (ii) Tenant is a duly formed limited liability company in good standing in Florida and is authorized to conduct business in Florida;

               (iii) The ownership structure of Tenant is set forth on the structure chart attached hereto as Exhibit D;

               (iv) This Lease constitutes and each of the other instruments and documents to be executed and delivered by Tenant hereunder or which pursuant hereto have been or will be duly executed and delivered by Tenant constitute (or will constitute as to those instruments and documents to be executed and delivered) the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its respective terms, subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally;

               (v) Tenant has entered into the Management Agreement with Manager, in the form attached hereto as Exhibit E;

               (vi) There are no legal actions, lawsuits, administrative proceedings, governmental proceedings pending or, to the knowledge of the Tenant, threatened against Tenant that would prohibit Tenant from entering into this Lease or negatively impact its ability to comply with the obligations, responsibilities and terms of this Lease;

               (vii) Tenant has obtained, or will have obtained as of the Commencement Date, all Authorizations necessary to operate the Leased Property for the Primary Intended Use; and

               (viii) Tenant represents and warrants that it has not consulted or negotiated with any broker, finder or agent with regard to the leasing of the Leased Property.

          C. Tenant shall neither engage any manager other than Manager at the Leased Property nor amend the Management Agreement, without the prior written consent of Lessor, which shall not be unreasonably withheld, delayed, or conditioned, provided, that Lessor may withhold consent in its sole discretion to any amendments to the Management Agreement, which, in Lessor's reasonable opinion, materially change the economic terms thereof. Tenant shall not terminate or assign the Management Agreement or subcontract the services to be provided thereunder, without the prior written consent of Lessor, to be given or withheld in its sole discretion.

                                   ARTICLE XX

     Section 20.1 Holding Over. If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term, such possession shall, at the option of Lessor in its sole discretion as to the Leased Property, be as a month-to-month tenant during which time Tenant shall pay as rental each month (which rental constitutes liquidated damages with respect to Rent, and not a penalty for the period to which it relates), one and one-half times the aggregate of (i) Fixed Rent payable as of the end of the preceding Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Leased Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease with respect to the Leased Property, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies to continue its occupancy and use of the applicable Leased Property. Subject to
Section 40.3, nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                   ARTICLE XXI

     Section 21.1 Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to all Facility Mortgages and to all renewals, modifications, consolidations, replacements and extensions of the Facility Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant agrees to execute and deliver promptly any commercially reasonable form of instrument (in recordable form, if requested) that Lessor, or any Facility Mortgagee may request to evidence such subordination.

     Section 21.2 Attornment. If the interests of Lessor under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any such Facility Mortgage, then Tenant shall, at the option of such purchaser or assignee, as the case may be, attorn to such party and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if such party were the landlord originally named in this Lease, or (y) enter into a new lease with such party, as landlord, for the remaining Term and otherwise on the same terms and conditions of this Lease except that such successor landlord shall not be (i) liable for any previous act, omission or negligence of Lessor under this Lease; (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against Lessor; (iii) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification, amendment or prepayment shall have been approved in writing by the Facility Mortgagee through or by reason of which such successor landlord shall have succeeded to the rights of Lessor under this Lease or, in case of any such prepayment, such prepayment of rent has actually been delivered to such successor landlord; or (iv) liable for any security deposited pursuant to this Lease unless such security has actually been delivered to such successor landlord. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

     Section 21.3 Mortgagee Cure Rights. If any act or omission by Lessor would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, or abatement of rent, setoff or counterclaim not otherwise expressly permitted by the terms of this Lease, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Facility Mortgagee whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to each such party at its last address so furnished, (ii) Lessor shall have failed to cure the same within the time limits set forth in this Lease, and (iii) following the giving of such notice, no Facility Mortgagee shall have remedied such act or omission (x) in the case of an act or omission which is capable of being remedied without possession of the Leased Property, within the cure period available to Lessor under this Lease plus sixty (60) days and (y) in the case of any act or omission which is incapable of being remedied without possession of the applicable Leased Property, within sixty (60) days following the date on which possession is obtained (either by such Facility Mortgagee or by a receiver in an action commenced by such Facility Mortgagee), provided a Facility Mortgagee has promptly commenced action to obtain possession and shall diligently pursue such action to completion and provided further that such Facility Mortgagee shall, with reasonable diligence, give Tenant notice of its intention to, and commence and continue to, remedy such act or omission or cause the same to be remedied.

     Section 21.4 Modifications. Tenant shall execute any modification of this Lease requested by any Facility Mortgagee or prospective Facility Mortgagee to cause the terms of this Lease to conform with customary and reasonable mortgage financing requirements, provided that such modifications (i) do not materially adversely increase the obligations of Tenant hereunder or materially diminish Tenant's rights under this Lease, (ii) do not increase Rent payable hereunder, and (iii) are requested by any such Facility Mortgagee or prospective Facility Mortgagee only at the time of its initial loan advance or any subsequent extension of the maturity date of its loan or material modification of the terms of its loan. Tenant will not unreasonably withhold, delay or condition its consent to such modification, provided subsections (i), (ii) and (iii) above are complied with.

                                  ARTICLE XXII

     Section 22.1 Security. Tenant has deposited with Kindred a cash sum equal to one monthly installment of Fixed Rent hereunder, as security for (i) the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and (ii) the faithful performance and observance by the applicable tenants and subtenants of the terms, provisions and conditions of each of the Combined Leases (each of the Combined Leases shall be referred to in the singular, as a "Combined Lease"). It is agreed that in the event Tenant or the applicable tenant or subtenant defaults in respect of any of the terms, provisions and conditions of this Lease or any of the Combined Leases, including, but not limited to, the payment of Rent, Kindred or Lessor or the applicable landlord or sublandlord under a Combined Lease may, after notice to Tenant and the expiration of any applicable grace period provided for in this Lease or the applicable Combined Lease, as applicable with respect to such default, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Tenant or the tenant or subtenant under the applicable Combined Lease is in default or for any sum which Lessor or the relevant landlord or sublandlord may expend or may be required to expend by reason of Tenant's or the applicable tenant's default in respect of any of the terms, covenants and conditions of this Lease or any of the Combined Leases, including but not limited to, any damages or deficiency in the reletting of the Leased Property or the facility under the applicable Combined Lease, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Lessor or the landlord or sublandlord under the applicable Combined Lease. In any such event, Tenant shall promptly on demand deposit with Lessor so much of the security as shall have been so expended so that Lessor shall at all times have the full security deposit required hereunder. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security (less any portion thereof which Lessor is entitled to retain) shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of possession of the Leased Property to Lessor in accordance with the provisions of Section 40.3. Lessor shall hold such security and shall not be required to account to Tenant with respect to such security and shall not be required to pay any interest thereon. Lessor shall have the right to commingle such security with any other funds.

     Section 22.2 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time hereafter, within five (5) days after written request of Lessor, certify by written instrument duly executed and acknowledged to any purchaser or Facility Mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease; (c) as to the existence of any Event of Default hereunder; (d) as to the existence of any offsets, counterclaims or defenses hereto on the part of Tenant; (e) as to the commencement and expiration dates of the Term of this Lease; and (f) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by Lessor and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on Tenant.

                                  ARTICLE XXIII

     Section 23.1 Risk of Loss. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Tenant, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Tenant to any abatement of Rent.

                                  ARTICLE XXIV

     Section 24.1 Indemnification. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Lessor and the Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, Litigation Costs), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, (b) any use, misuse, non-use, condition, maintenance or repair by Tenant or anyone claiming under Tenant, including agents, contractors, invitees or visitors of the Leased Property or Tenant's Personal Property, (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Lease, (e) subject to Section
7.3.2 hereof, any failure by Tenant to observe, perform and comply with the terms of Permitted Encumbrance applicable to or binding upon Lessor or the Leased Property or any breach of, default under or termination of any such Permitted Encumbrance caused, whether by act or omission, by Tenant or its agents, employees, contractors, invitees, subtenants, licensees, concessionaires or assigns (whether or not permitted hereunder), and (f) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the subtenant thereunder. Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Tenant sees fit. Nothing herein shall be construed as indemnifying Lessor against its own negligent acts or omissions or willful misconduct. If at any time Lessor shall have notice of a claim, Lessor shall give reasonably prompt written notice of such claim to Tenant; provided that (i) Lessor shall have no liability for a failure to give notice of any claim of which Tenant has otherwise been notified or has knowledge and (ii) the failure of Lessor to give such a notice to Tenant shall not limit the rights of Lessor or the obligations of Tenant with respect to such claim except to the extent that Tenant incurs actual expenses or suffers actual monetary loss as a result of such failure. Tenant shall have the right to control the defense or settlement of any claim, provided that (A) Tenant shall first confirm in writing to Lessor that such claim is within the scope of this indemnity and that Tenant shall pay any and all amounts required to be paid in respect of such claim and (B) if the compromise or settlement of any such claim shall not result in the complete release of Lessor from the claim so compromised or settled, the compromise or settlement shall require the prior written approval of Lessor. Lessor shall have the right to approve counsel engaged to defend such claim and, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim.

     Lessor shall indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Tenant as a result of the gross negligence or willful misconduct of Lessor under and in connection with this Lease.

     Tenant's and Lessor's respective duties, liabilities and obligations under this Article shall survive the expiration or termination of this Lease. For example, if (x) John Doe is injured in a slip-and-fall accident that occurs at the Leased Property on January 1, 2004 and of which Lessor has no notice or knowledge, (y) this Lease terminates for any reason on March 1, 2004, and (z) on July 1, 2004, John Doe begins a lawsuit against Lessor on account of the aforesaid accident, then, notwithstanding such termination, Tenant's indemnification and other obligations with respect to such accident and lawsuit under subsection (a) above and the other provisions of this Article shall survive such termination.

                                   ARTICLE XXV

     Section 25.1 Subletting and Assignment.

          Section 25.1.1 Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right, directly or indirectly, to assign this Lease in part under any circumstances. Subject to the foregoing, except as expressly provided herein, Tenant shall not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned so long as no Event of Default has occurred and is continuing hereunder subject, in all cases, to the prior written consent of any Facility Mortgagee which has a consent right, assign this Lease in its entirety or mortgage, pledge, hypothecate, encumber or otherwise transfer any interest in this Lease in whole or in part or sublease all or any part of the Leased Property or suffer or permit this Lease or the leasehold estate created hereby or thereby or any other rights arising under this Lease to be assigned in its entirety or to be transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily or involuntarily or by operation of law, or permit the use or occupancy of the Leased Property to be offered or advertised for assignment or subletting except as hereinafter provided. For purposes of this Section 25.1, an assignment of this Lease shall be deemed to include any change in control of Tenant, as if such change in control or transaction were an assignment of this Lease. Changes in control of Tenant shall include, without limitation, (a) a change in the composition of the board of directors of any Tenant such that at the end of any period of twelve (12) consecutive months the persons constituting a majority of such board of directors are not the same as the persons constituting a majority at the start of such period (or persons appointed by such majority), (b) the sale or other disposition of all or substantially all of the assets of Tenant (other than a bona fide pledge in connection with a financing approved by Lessor), and (c) a merger or consolidation involving Tenant, which results in the stockholders of Tenant immediately prior to such event owning less than 50% of the capital stock of the surviving entity or any public parent of the surviving entity. For purposes of this Section 25.1, a sublease of all or any part of the Leased Property shall be deemed to include any concessionaire agreement, license agreement or other agreement involving use or possession of all or any part of the Leased Property.

          Section 25.1.2 Subject, in all cases, to the consent rights, if any, of any Facility Mortgagee, Lessor's consent, which shall not be unreasonably withheld, delayed or conditioned, shall be required for any subletting of the Leased Property in whole or in part or any assignment of this Lease. Any such subletting or assignment shall, at a minimum, satisfy the following conditions:
(a) in the case of a subletting, the subtenant shall comply with the provisions of Section 25.2 hereof, (b) the assignee or subtenant (1) shall be a creditworthy entity, in Lessor's reasonable judgment, with sufficient financial stability to satisfy its obligations under the Lease, (2) shall have not less than four years experience in operating health care facilities for the purpose of the Primary Intended Use, (3) has a favorable business and operational reputation and character, (4) has all licenses, permits, approvals and other Authorizations required to operate the Leased Property in question for the Primary Intended Use, and (5) in the case of an assignment, shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of

Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in the form and substance satisfactory to Lessor in its sole discretion (and to the extent required, satisfactory to any Facility Mortgagee), shall be delivered promptly to Lessor, and (d) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

          Section 25.1.3 If this Lease is assigned or if the Leased Property or any part thereof is sublet (or occupied by any entity other than Tenant and its employees), Lessor, after an Event of Default occurs and so long as it is continuing, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in
Section 25.1.1, the acceptance by Lessor of such assignee, subtenant or occupant, as the case may be, as a tenant or release of Tenant from the future performance of its covenants, agreements or obligations contained in this Lease.

          Section 25.1.4 No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in any particular instance shall be deemed a waiver of the prohibition set forth in this Section 25.1. No assignment, subletting or occupancy shall affect the Primary Intended Use. Any subletting, assignment or other transfer of Tenant's interest in this Lease in contravention of this
Section 25.1 shall be void at Lessor's option.

          Section 25.1.5 If Tenant shall desire to assign this Lease or sublet all (but not a portion) of the Leased Property other than an assignment or sublease to an Affiliate, it shall first submit in writing to Lessor a notice ("Tenant's Notice") indicating (a) the name of the proposed assignee or subtenant, (b) the material terms of the proposed assignment or sublease, (c) the nature and character of the business which the proposed assignee or subtenant will conduct at the Leased Property, (d) reasonable financial data concerning the proposed assignee or subtenant, and (e) the effective date of the proposed assignment or the commencement date and expiration date of the proposed sublease. Tenant shall additionally submit to Lessor any other information concerning the proposed assignment or sublease which Lessor may reasonably request and, prior to the effective date of any assignment permitted hereunder or the commencement date of any sublease permitted hereunder, Tenant shall deliver to Lessor evidence reasonably satisfactory to Lessor that the assignee or subtenant has all licenses, permits, approvals and other Authorizations necessary to operate the Leased Property for the Primary Intended Use (or any other use permitted under the terms of this Lease). If such notice is given, Lessor may, at its option, terminate this Lease as to the Leased Property. Lessor shall exercise its option by notice to Tenant within 30 days after Tenant's Notice (or receipt by Lessor of all information reasonably requested by Lessor pursuant to this Section 25.1.5), and during such 30-day period, Tenant shall not have the right to assign this Lease or sublet such space.

          Section 25.1.6 If Lessor exercises its option under Section 25.1.5 to terminate this Lease, this Lease shall terminate on the date which is 60 days following Tenant's Notice or on such later date as may be specified in Tenant's Notice, all Rent shall be paid and apportioned to the date of such termination. If Lessor shall exercise its options under
Section 25.1.5, Lessor may, and shall have no liability to Tenant if Lessor shall, lease to Tenant's prospective subtenant or assignee.

          Section 25.1.7 (a) Subject to subsections (b) and (c) below, Tenant shall pay to Lessor, as Additional Charges, (i) as and when received by Tenant, 80% of any consideration (including, without limitation, capital stock, stock options or warrants, license fees and all other forms of remuneration) received on account of any assignment and (ii) 80% of the excess of:

          (x) any rents, additional charges, or other consideration (including, without limitation, capital stock, stock options or warrants, license fees and all other forms of remuneration) payable to Tenant under any sublease, after deducting therefrom brokerage commissions and legal fees paid by Tenant in connection with such subletting, over (y) the sum of (1) a share of the Fixed Rent, real estate taxes and assessments, insurance premiums and charges for utility usage that, on a monthly basis, are owing with respect, or otherwise allocable, to the Leased Property (with such share to be equal to (A) if the applicable sublease relates primarily to use of areas within the Facility located on the Leased Property, the product of the total of the aforesaid Fixed Rent, real estate taxes and assessments, insurance premiums and utility usage charges owing with respect, or allocable, to the Leased Property for a particular month times a fraction, the numerator of which is the number of rentable square feet under the applicable sublease and the denominator of which is the aggregate number of rentable square feet in the Facility located on the Leased Property, and (B) if the applicable sublease relates primarily to use of areas outside the Facility located on the Leased Property, that portion of the aforesaid real estate taxes, insurance premiums and charges for utility usage as are, in the reasonable judgment of Tenant (and with supporting documentation to be delivered to Lessor upon written request), attributable to the areas outside the Facility located on the applicable Leased Property), plus (2) the amount (amortized, if applicable, as described below) of the actual out of pocket costs, if any, incurred by Tenant (on behalf of itself and, to the extent related to "Sublease Rent Payments" (as defined below), on behalf of Lessor's 80% share thereof) from time to time during the applicable sublease and directly attributable to (aa) extending telephone service to the portion of the Leased Property that is subleased per the applicable sublease or (bb) performing repairs to the portion of the Leased Property that is subleased per the applicable sublease (and, for purposes of this subsection (2) and the calculation of "Sublease Rent Payments", as hereinafter defined, (X) in the case of any costs of the nature referenced in this subsection
          (2) that, in accordance with generally accepted accounting principles, are treated as capital costs, such costs shall be amortized on a straight line basis over the longer of the useful life of the improvements or repairs to which such costs relate or the initial term of the applicable sublease, and in each month the amortized amount of such costs shall be deemed to have been incurred by Tenant, and (Y) in the case of all other costs of the nature referenced in this subsection (2), such costs shall be treated as incurred by Tenant as and when expended),

(such excess of (ii)(x) over (ii)(y) is referred to herein as the "Sublease Rent Payments").

Lessor's share, as aforesaid, of any such Sublease Rent Payments shall be paid by Tenant to Lessor as and when the Sublease Rent Payments are received by Tenant; provided, however, that:

          (cc) within sixty (60) days after the end of each calendar year, Tenant shall deliver to Lessor a Senior Officer's Certificate certifying the amount of Lessor's share of Sublease Rent Payments for the preceding calendar year and setting forth how such amount was calculated and containing a detailed breakdown of the revenues and expenses used in making such calculation, and, within thirty (30) days after Lessor's receipt of such certificate, if the aggregate amount paid by Tenant to Lessor during such preceding calendar year on account of Lessor's share of Sublease Rent Payments for such year exceeds the amount of Lessor's share as shown in such certificate, then, subject to subsection (dd) below, Lessor shall pay the overage to Tenant, and, if the aggregate amount paid by Tenant to Lessor during such preceding calendar year on account of Lessor's share of Sublease Rent Payments for such year is less than the amount of Lessor's share as shown in such certificate, Tenant shall pay such deficiency to Lessor. Lessor shall be entitled, upon three (3) Business Days prior written notice and within normal business hours, to review, and make abstracts from and copies of, Tenant's books, accounts and records relative to Tenant's subleases of the Leased Property and the calculation of Lessor's share of Sublease Rent Payments for any period; and

          (dd) for purposes of subsection (cc) above and the other provisions of this Section 25.1.7, Lessor's share of Sublease Rent Payments shall in no event be a negative number and, for all purposes of subsection (cc) above and the other provisions of this Section 25.1.7, for any calendar year in which the amount referenced in subsection (ii)(x) above for such year is less than the amount referenced in subsection
          (ii)(y) above for such year, the "Sublease Rent Payments" shall be deemed to equal zero for such year. (For example, if Tenant subleases a portion of a Leased Property, subsection (ii) above is applicable thereto, during a particular calendar year Sublease Rent Payments are received by Tenant in the aggregate amount of $100.00, and during such calendar year Tenant paid to Lessor the following monthly amounts on account of Lessor's share of Sublease Rent Payments: for each of the months January through July, $20.00 (i.e.: $140.00 in aggregate) and for each of the months August through December, $0.00, then, within thirty (30) days after Lessor's receipt of Tenant's aforesaid Senior Officer's Certificate for such calendar year, Lessor would be obligated to pay to Tenant $60.00, representing the overage of the aggregate amount received by Lessor during such calendar year ($140.00) over Lessor's share of the Sublease Rent Payments for such calendar year ($80.00 or 80% of $100.00). Alternatively, if the preceding facts are assumed except that, during the subject calendar year, the amount referenced in subsection (ii)(x) above is less than the amount referenced in subsection (ii)(y) above by $50.00, then, pursuant to subsection (dd) above, the Sublease Rent Payments for such calendar year shall be deemed to equal $0.00, and, consequently, within thirty (30) days following receipt of Tenant's aforesaid Senior Officer's Certificate for such calendar year,

          Lessor would be obligated to pay to Tenant $140.00, representing the overage of the aggregate amount received by Lessor during such calendar year ($140.00) over Lessor's share of the deemed Sublease Rent Payments for such calendar year ($0.00 or 80% of $0.00)).

In the event of an assignment or sublet pursuant to Section 25.1.2(i) hereof, the provisions of this Section 25.1.7 shall apply to any further assignment or sublet to a person or entity that is not an Affiliate of Tenant.

     (b) Notwithstanding anything to the contrary provided in this Lease, in the event Tenant enters into a sublease, license agreement, easement or other agreement (an "Ancillary Agreement") pursuant to which a third party is given the right to access, maintain or operate on the Leased Property, any antenna, cell tower, satellite dish, cable or wire installation, or other communication or telecommunication equipment, any billboard or signage, or any facility or service not within the primary scope of Tenant's business as it is conducted on the Effective Date, Tenant shall pay Lessor, as Additional Charges as and when payable to Tenant, 80% of any consideration (including, without limitation, capital stock, stock options or warrants, license fees and all other forms of remuneration) received on account of such Ancillary Agreement. At the request of Lessor, Tenant shall direct the third party in any Ancillary Agreement to pay Lessor's 80% share of such consideration directly to Lessor. No such Ancillary Agreement shall be entered into by Tenant without the prior written consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned so long as Tenant complies with the applicable requirements of subsections (a) through (d) of Section 25.1.2 above.

     (c) Notwithstanding anything to the contrary contained in subsection
(a)(ii) above, Lessor shall not be entitled to any Sublease Rent Payments on account of any sublease of space within the Leased Property for a flower shop, beauty salon, barber shop, gift shop, restaurant, cafeteria, coffee shop, snack shop or the like or any other concessionaires (which term shall not include, without limitation, medical offices and clinics and other providers of medical services) typically found in nursing centers or hospitals (as applicable depending upon the Primary Intended Use of the particular Leased Property) (including those subleases of the nature referenced in this subsection (c) existing at the Leased Property as of the Commencement Date), so long as the aggregate square footage of the Leased Property that is subleased for such uses does not exceed twenty percent (20%) of the rentable space within the Facility(ies) located on the Leased Property.

          Section 25.1.8 Any assignment and/or sublease must provide that (a) it shall be subject and subordinate to all of the terms and conditions of this Lease, (b) the use of the Leased Property shall be restricted to the applicable Primary Intended Use and shall not conflict with any Legal Requirement, Insurance Requirement or any other provision of this Lease, (c) no sublessee or assignee shall be permitted to further sublet all or any part of the Leased Property or assign this Lease or its sublease except as expressly provided in this Lease and (d) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including extensions and renewals granted thereunder, at Lessor's option, the subtenant shall make full and complete attornment to Lessor for the balance of the term of the sublease, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Lessor and which the subtenant shall execute and deliver within 5 days after request by Lessor, its successors or assigns and the subtenant shall waive the provisions of any law now or hereafter in effect which may give the subtenant any right of election to terminate the sublease or to surrender possession in the event any proceeding is brought by Lessor to terminate this Lease.

          Section 25.1.9 Any assignment of this Lease or sublease of the applicable Leased Property in contravention of the express terms of this Article XXV shall be voidable at Lessor's option and the acceptance of rent by Lessor from any such unauthorized assignee or subtenant shall not constitute a recognition or acceptance of the tenancy of such unauthorized assignee or subtenant.

          Section 25.1.10 Tenant shall pay to Lessor, within ten (10) business days after request therefor, all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lessor in connection with any request by Tenant to assign this Lease or sublet the applicable Leased Property.

     Section 25.2 Attornment. Tenant shall insert in each sublease permitted under Section 25.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will, at Lessor's option, attorn to Lessor and waive any right the subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, and (c) in the event the subtenant receives a written notice from Lessor or Lessor's assignees, if any, stating that an Event of Default has occurred, the subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the subtenant by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Tenant under this Lease.

     Section 25.3 Sublease Limitation. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by the subtenant thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the subtenant, or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

                                  ARTICLE XXVI

     Section 26.1 Financial Statements and Reporting. Tenant shall maintain, for itself and its subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and shall provide Lessor with the following information:

     (a) As soon as available but in no event later than thirty (30) days after the close of each fiscal month for Tenant and within thirty (30) days after the close of each of the first three fiscal quarters for Tenant, an unaudited consolidated balance sheet and statement of operations as of the close of each such period and the related unaudited consolidated statements of income, cash flows and stockholders equity for such period and for the year to date of Tenant and its Subsidiaries (collectively, "Financial Statements"), setting forth in each case in comparative form the corresponding figures for the previous year, all prepared in accordance with generally accepted accounting principles and all certified in an Officer's Certificate to Lessor as being complete and accurate to the best of Tenant's knowledge, subject to normal year end adjustments;

     (b) Within sixty (60) days after the close of each Fiscal Year, for Tenant, consolidated Financial Statements, in each case with accompanying notes and schedules, prepared in accordance with generally accepted accounting principles and audited by a firm of independent certified public accountants of recognized standing selected by Tenant, which accountants shall have issued an audit report thereon;

     (c) Within twenty-five (25) days after the close of each of the first three fiscal quarters, and within fifty (50) days after the close of each Fiscal Year, the following information and data for the Facility, in each case in paper format or electronic computer format: (1) income statements that include, without limitation, a breakdown of Patient Revenues and other revenues itemized by payor type and a breakdown of operating expenses to the extent reasonably available under the then current facility operation reports, but including, at a minimum, itemization of Facility rental expense, overhead charges or management fees, bad debt expense and any material non-recurring charges; and (2) patient census by payor type;

     (d) Prior to the Commencement Date, annual budgets for the operation during such Fiscal Year of the Facility, and to the extent reasonably available, a breakdown of projected Patient Revenues and other revenues itemized by payor type and a breakdown of projected operating expenses itemized to reflect, at a minimum, Facility rental expense, overhead charges or management fees, bad debt expense and any non-recurring charges;

     (e) Within ten (10) days following the request by Lessor, at any time during the Term of the Lease, an Officer's Certificate of Tenant certifying to Lessor and Lessor's designees (which certificate may be relied upon by Lessor and any prospective purchaser or mortgagee of the Leased Property) the following information:

          (i) this Lease is unmodified and is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

          (ii) the dates to which Rent has been paid;

          (iii) the Facility is in good standing with respect to all necessary federal, state and local licenses, permits and other Authorizations;

          (iv) if the Facility participates in the Medicare program it is in compliance with the terms of its Medicare Provider Agreement and in good standing with the Medicare program;

          (v) if the Facility participates in the Medicaid program it is in compliance with the terms of its Medicaid Provider Agreement and in good standing with the Medicaid program;

          (vi) the current number of licensed beds at the Facility; and

          (vii) Tenant is not in default in the performance of this Lease or if an Event of Default exists, specifying the same in reasonable detail;

together with, at the request of Lessor, complete and accurate copies (originals of which shall be made available for inspection upon request by Lessor) of all licenses, permits and other Authorizations necessary to operate the Facility in accordance with all applicable laws;

     (f) Within three (3) Business Days following Tenant's receipt thereof, true, correct and complete copies of all professional negligence, malpractice and/or general liability actuarial studies, reports and/or analyses prepared from time to time for or by Tenant or at Tenant's direction other than those prepared by its independent auditors;

     (g) Within thirty (30) days after the close of each fiscal quarter, for Mature Care, an unaudited balance sheet and statement of operations as of the close of each such period and the related unaudited statements of income, cash flows and stockholders equity for such period and for the year to date of Mature Care, setting forth in each case in comparative form the corresponding figures for the previous year, all prepared in accordance with generally accepted accounting principles and all certified in an Officer's Certificate to Lessor as being complete and accurate to the best of Tenant's knowledge, subject to normal year end adjustments;

     (h) Within sixty (60) days after the close of each Fiscal Year, for Mature Care, a balance sheet and statement of operations as of the close of such Fiscal Year and the related statements of income, cash flows and stockholder's equity for such Fiscal Year, in each case with accompanying notes and schedules, prepared in accordance with generally accepted accounting principles and audited by a firm of independent certified public accountants of recognized standing selected by Tenant, which accountants shall have issued an audit report thereon;

     (i) On or prior to the date which is sixty (60) days following the end of each Fiscal Year, a report that allocates all professional negligence and malpractice liability expenses incurred by Tenant and its Subsidiaries and Affiliates during such preceding Fiscal Year to the Facility, to each of the other Facilities under the Combined Leases and to all other healthcarerelated facilities of Tenant and its Subsidiaries and Affiliates that are not leased by Tenant under the Combined Leases and that explains the methodology of such allocation in reasonable detail;

     (j) Such supplements to the foregoing documents and such other information and reports (including, without limitation non-financial information), as any Facility Mortgagee may reasonably request, provided such supplements, and such information and reports, are consistent with the types of supplements, reports and information generally utilized by such institutions within the financing industry;

     Section 26.2 Furnishing Notice. During the Term of this Lease, Tenant shall furnish to Lessor within two (2) days of receipt by Tenant, copies of all licenses, surveys and inspection reports relating to the Leased Property, together with copies of all correspondence received by Tenant from any and all regulatory authorities having cognizance or authority over operations at the Leased Property, including but not limited to the agencies regulating Medicare and Medicaid certification of the Leased Property, and their reimbursement and/or provider programs. Tenant shall also furnish to Lessor copies of all plans of correction submitted to any such agency simultaneously with such submission. Tenant shall notify Lessor immediately (i) each time a survey or inspection of the Leased Property is commenced by any regulatory body or authority and in the event, as a result of any such survey or inspection, Tenant is advised, or has a reasonable basis to believe, that the applicable regulatory body or authority proposes or intends to take any action to revoke, rescind or not renew the Facility's license or Medicare or Medicaid recertification and/or
(ii) Tenant receives written or verbal notification or has a reasonable basis to believe that the applicable agency has appointed or intends to appoint a receiver or trustee to assume operational and/or financial responsibility for the Leased Property.

     Section 26.3 Quarterly Meetings; Facility Level Meetings and Reviews. On a quarterly basis, Tenant shall permit, and upon request by Lessor shall make appropriate arrangements for, Lessor and/or its representatives to discuss the affairs, operations, finances and accounts of Tenant and its Subsidiaries and Affiliates with, and be advised as to the same by, senior officers of Tenant (and such of Tenant's independent accountants and other financial advisors as would be relevant to the topic of the particular meeting), all as Lessor may deem appropriate for the purpose of verifying any report(s) delivered by Tenant to Lessor under this Lease or for otherwise ascertaining compliance with this Lease by Tenant or the business, operational or financial condition of Tenant and/or its Subsidiaries and Affiliates and/or the Facility. Without limitation of the foregoing, from time to time promptly following receipt of written notice from Lessor to Tenant (and in any event within ten (10) Business Days of such receipt), Tenant shall permit, and shall make appropriate arrangements for, Lessor and/or its representatives or designees to discuss the business, operational and financial condition of the Facility designated by Lessor with, and be advised as to the same by, appropriate personnel of Tenant and its Subsidiaries and Affiliates having operational and accounting responsibilities for the Facility so specified by Lessor and to review, and make abstracts from and copies of, the books, accounts and records of Tenant and its Subsidiaries and Affiliates relative to the Facility, in each case provided, and on the condition, that any such discussions or reviews, abstracting or copying shall not materially interfere with Tenant's business operations relative to the Facility. Unless otherwise agreed in writing by Lessor and Tenant, all of the discussions, reviews, abstracting and copying referenced in this Section 26.3 shall occur during normal business hours.

                                  ARTICLE XXVII

     Section 27.1 Lessor's Right to Inspect. Tenant shall permit Lessor, any then current or prospective Facility Mortgagee or other lender to Lessor, any then current or prospective investment banker, mortgage broker or other professional engaged by Lessor, any prospective purchaser of the Leased Property or any interest in Lessor or any Affiliate of Lessor and/or, only during any permitted exhibition period under Section 40.4 below, any prospective lessee, and its and their respective authorized representatives, to enter upon and conduct a physical inspection of the Leased Property during usual business hours and, except in an emergency, upon not less than three (3) business days prior notice, subject to any security, health, safety or confidentiality requirements of any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations and provided that no such entry or inspection shall materially interfere with Tenant's business operations within the affected Leased Property. Nothing contained in this Section 27.1 shall limit or impair Lessor's right to enter upon and inspect the Leased Property, or any of Lessor's other rights or remedies, upon the occurrence of any Event of Default by Tenant.

                                 ARTICLE XXVIII

     Section 28.1 No Waiver. No failure by Lessor or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                  ARTICLE XXIX

                             INTENTIONALLY OMITTED.

                                   ARTICLE XXX

     Section 30.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part of any thereof, or of any interest herein or therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXXI

     Section 31.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created thereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXXII

     Section 32.1 Conveyance by Lessor. Subject only to the Purchase and Sale Agreement, Lessor may, without the consent or approval of Tenant, sell, transfer, assign, convey or otherwise dispose of the Leased Property. If Lessor or any successor owner of the Leased Property shall sell, transfer, assign, convey or otherwise dispose of the Leased Property in accordance with the terms hereof other than as security for a debt, and the purchaser, grantee, assignee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder with respect to the Leased Property arising or accruing from and after the date of such sale, conveyance, transfer, assignment or other disposition and shall be reasonably capable of performing the obligations of Lessor hereunder, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease with respect to the Leased Property arising or accruing from and after the date of such sale, conveyance, transfer, assignment or other disposition as to the Leased Property and all such future liabilities and obligations with respect to the Leased Property shall thereupon be binding upon such purchaser, grantee, assignee or transferee. Lessor agrees to deliver to Tenant promptly following the consummation of any such sale, conveyance, transfer, assignment or other disposition (other than as security for a debt), written notice of such sale, conveyance, transfer, assignment or other disposition and, if applicable, a copy of the aforesaid assumption agreement.

                                 ARTICLE XXXIII

     Section 33.1 Quiet Enjoyment. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder and thereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all Permitted Encumbrances, including, without limitation, liens and encumbrances of record as of the date hereof or otherwise permitted to be created by Lessor hereunder, liens as to the obligations of Lessor that are either not yet due or which are being contested in good faith and by proper proceedings, and liens hereafter consented to by Tenant. No failure by Lessor to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action, to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXXIV

     Section 34.1 Notices.

     A. Any Notice required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be either personally delivered (against a receipt), or sent by reputable overnight courier service or facsimile, or given by registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties at the following addresses:

          If to Lessor or Kindred:

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: Chief Financial Officer
          Fax:

          with copies to:

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: General Counsel
          Fax: (502) 596-4075

          and to

          680 S. Fourth Street
          Louisville, Kentucky 40202
          Attention: Leased Property Manager
          Fax:

          and to

          Renee Richmond
          JP Morgan Chase Bank
          500 Stanton Christiana Road- 3/OPS2
          Newark, DE 19713
          Fax:

          and to

          James Ely
          JP Morgan Chase Bank
          270 Park Avenue, 5th Floor
          New York, NY 10017
          Fax:

          If to Tenant:

          Senior Health Management - Gold Coast, L.L.C.
          100 Second Avenue South
          Suite 901S
          St. Petersburg, Florida 33701
          Attention: Bart Wyatt, President
          Fax: (727)823-0800

          with copies to:

          Spector Gadon & Rosen, P.C.
          1635 Market Street, 7th Floor
          Seven Penn Center
          Philadelphia, Pennsylvania 19103
          Attention: Edward G. Fitzgerald, Esquire
          Fax: (215) 241-8844

     B. Either party may from time to time specify in writing a new address to which any such Notice intended for such party shall thereafter and until further Notice be addressed.

     C. Any Notice given pursuant hereto shall be deemed to have been received on delivery, if personally delivered or delivered by reputable overnight courier service or facsimile, or three (3) Business Days after the mailing thereof if mailed in accordance with the terms hereof, such mailing to be effected by depositing the Notice in any post office, branch post office or official depository regularly maintained by the United States Postal Service.

                                  ARTICLE XXXV

     Section 35.1 Appraisals. In the event that it becomes necessary to determine the Fair Market Value of a Capital Alteration or of the Leased Property, pursuant to Section 10.3 and the parties cannot agree amongst themselves on such values, allocations or percentages, the procedures of this
Article XXXV shall apply.

     Section 35.2 Appraisal Notice. If a determination of the Fair Market Value is required pursuant to Section 10.3, then Lessor or Tenant may give written notice (an "Appraisal Notice") to the other party, which Appraisal Notice shall state the requesting party's desire for an appraisal or other determination under this Article XXXV.

     Section 35.3 Appointment of Appraisers. The parties hereby agree that for all purposes under this Article XXXV, the appraiser (the "Final Appraiser") shall be American Appraisal Associates ("AAA"), unless AAA is not available, in which case the Final Appraiser shall be Valuation Counselors ("VC"). If neither AAA nor VC are available, then the parties shall endeavor to agree on a Final Appraiser. If and only if the parties cannot agree on a Final Appraiser and neither AAA nor VC are available within such twenty (20) day period, then either party may request that the American Arbitration Association or any successor organization thereto appoint a Final Appraiser which (a) shall be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and/or a person employed by an accounting firm that, at the time of such appointment, is one of the five (5) largest public accounting firms in the United States, and (b) shall have not less than five (5) years experience, and substantial expertise, in valuing nursing centers and/or determining the fair market rental value of nursing centers, and both parties shall be bound by any such appointment. If no such Final Appraiser shall have been appointed in such manner within ninety (90) days after issuance of the original Appraisal Notice, either Lessor or Tenant may apply to any court having jurisdiction to have such appointment made by such court.

     Section 35.4 Appraisal Process. The Final Appraiser appointed in accordance with the foregoing procedures shall complete the appraisals, and make any other determinations, submitted to him or her in accordance with the terms of this Lease within thirty (30) days after his or her appointment and shall notify each of Lessor and Tenant of his or her appraisals and other determinations. In performing such appraisals, and making such other determinations, the Final Appraiser shall make the assumptions, and follow any other directives or instructions, contained in this Lease relative to the subject matter of the Final Appraiser's appointment.

     Section 35.5 Binding Nature. The provisions of this Article XXXV, and related provisions of this Lease, providing for determination of certain values, allocations, percentages and other matters by the Final Appraiser shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

     Section 35.6 Costs. Tenant shall pay the fees and expenses of the Final Appraiser and all other costs and expenses incurred in connection with the appointment thereof.

                                  ARTICLE XXXVI

     Section 36.1 General REIT Provisions;

     Section 36.1.1 Tenant understands that, Lessor, its affiliates, or a successor landlord may be required to qualify as a real estate investment trust ("REIT"), and accordingly the following requirements (the "REIT Requirements") must be satisfied:

          (i) Rent allocable for purposes of Section 856 of the Code to Lessor's personal property that is leased to Tenant under a lease at the beginning and end of a calendar year cannot exceed 15% of the total Rent under such lease.

          (ii) Tenant cannot sublet the property that is leased to it by Lessor, or enter into any similar arrangement, on any basis such that the rental or other amounts paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the sublessee or (ii) any other formula such that any portion of the rent paid by Tenant to Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

          (iii) Tenant cannot transfer or assign Tenant's rights under the Lease to, or sublease the property leased to it by Lessor to, or enter into any similar arrangement with, any person in which Lessor has provided written notice to Tenant that it owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code.

     Section 36.1.2 Notwithstanding any other provisions of this Lease to the contrary, Tenant agrees, and agrees to use reasonable efforts to cause its Affiliates, to cooperate in good faith with Lessor to ensure that the REIT Requirements are satisfied, including, but not limited to, providing Lessor with information about the ownership of Tenant, and its Affiliates to the extent that such information is reasonably available. Tenant agrees, and agrees to use reasonable efforts to cause its Affiliates, upon request by Lessor to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Tenant shall notify, or use reasonable efforts to cause its Affiliates to notify, Lessor of such noncompliance.

     Lessor agrees to reimburse Tenant for the reasonable amount of any out of pocket expenses incurred by Tenant or its Affiliates in satisfying the requirements of this Section 36.1.2.

     Section 36.1.3 Lessor and Tenant agree that, for all income tax purposes, they shall accrue and report and maintain the Rent (or the portion thereof falling within a taxable period) in the amounts specified in this Lease for each Lease Year and shall not report as income or deduct, as the case may be, amounts of income or deduction allocable to such Lease Year in a manner inconsistent with such amounts, it being the intent of the parties that accrual of income and deductions for federal and other income tax purposes shall be in the same amounts and at the same times as such amounts are specified in this Lease. Neither Lessor nor Tenant shall treat this Lease as subject to rent leveling (or constant rental accrual) under the disqualified rental agreement rules of Section 467 of the Code.

     Section 36.1.4 In the event that Lessor or any successor landlord to this Lease becomes subject to the REIT Requirements, Tenant agrees to amend this Lease from time to time to the extent reasonably requested by Lessor or such successor landlord, in order to conform the Lease to the REIT Requirements.

                                 ARTICLE XXXVII

     Section 37.1 Intentionally Omitted

     Section 37.2 Lessor's Option to Purchase the Tenant's Personal Property. Effective on not less than ninety (90) days prior written notice given at any time within one hundred eighty (180) days prior to the expiration of the Term, but not later than ninety (90) days prior to such expiration, or such shorter notice as shall be appropriate if this Lease is terminated in whole or in part or Tenant is dispossessed of the Leased Property prior to the expiration of the Term, Lessor or its designee shall have the option to purchase all (but not less than all) of Tenant's Personal Property located at the Leased Property, if any, at any expiration or termination of the Term, for a purchase price equal to the unamortized portion of the original cost based upon the economic useful life, as defined by the American Hospital Guide (or, if such guide ceases to be published by the American Hospital Association, a substitute guide or other economic useful life reference book mutually agreed upon by Lessor and Tenant, each acting reasonably), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such Personal Property is subject. Promptly following demand by Lessor (but in any event within thirty (30) days following such demand), Tenant shall deliver to Lessor a computation and statement, in form, content and detail reasonably satisfactory to Lessor, of the purchase price described above as of the date of such expiration, termination or dispossession, as the case may be, for all of Tenant's Personal Property located at the Leased Property.

                                 ARTICLE XXXVIII

     Section 38.1 Lessor May Grant Liens. Without the consent of Tenant, Lessor may, subject to the terms and conditions set forth below in this Section 38.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing.

                                  ARTICLE XXXIX

     Section 39.1 Environmental Indemnity. Tenant hereby agrees to hold harmless Lessor, any successors to Lessor's interest in this Lease and in the Leased Property, and Lessor's and such successors' directors, officers, partners, members, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable attorneys'
fees) incurred by Lessor or any other indemnitee or assessed against the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, all as amended from time to time, and all state laws and federal and state regulations pursuant to the foregoing (collectively "Environmental Laws"). Tenant's indemnity shall survive the expiration or any termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to (i) Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated or (ii) Hazardous Materials first introduced to the Leased Property prior to the date hereof. "Hazardous Materials" means any substance the presence of which poses a hazard to the health or safety of persons on or about the Leased Property or which requires removal or remediation under any Environmental Law, including without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous or is included within the meaning of "hazardous substance", "hazardous waste", "toxic substance", or "pollutant" as defined in any Environmental Law. At any time during the Term of this Lease, Lessor may require one or more environmental audits of the Leased Property, in such form, scope and substance as specified by Lessor, at Tenant's expense. Tenant shall, within thirty (30) days after receipt of an invoice from Lessor, reimburse Lessor for all costs and expenses incurred in reviewing any environmental audit, including without limitation, reasonable attorneys' fees and costs.

                                   ARTICLE XL

     Section 40.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Lessor arising prior to any date of termination or expiration of this Lease shall survive such termination or expiration. If any term or provision of this Lease or any application hereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Tenant. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 40.2 Non-Recourse. Tenant specifically agrees to look solely to Lessor's and any successor owner's interest in the Leased Property for recovery of any judgment from Lessor, it being specifically agreed that neither Lessor, any such successor owner, nor any officer, director, employee, lender, agent or Affiliate of Lessor or any such successor owner shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. Tenant shall have no recourse against any other property or assets of Lessor or any successor owner, or against any property or assets of any officer, director, shareholder, partner, lender, agent or Affiliate of Lessor or any successor owner. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any action not involving the personal liability of Lessor (original or successor). Furthermore, except as otherwise expressly provided herein, in no event shall Lessor (original or successor) ever be liable to Tenant for any special, indirect or consequential damages suffered by Tenant from whatever cause.

     Section 40.3 Transition of Operations.

     (a) Within twenty-four (24) hours of the occurrence of an Operations Transfer Event and delivery by Lessor to Tenant of a written notice that an Operations Transfer Event has occurred, Tenant shall execute the operations transfer agreement as of such date, in the form attached hereto as Exhibit G, which agreement shall govern the transition of operations from Tenant to Lessor or a third party operator selected by Lessor, as the case may be.

     (b) INTENTIONALLY OMITTED

     (c) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, prior to the sixtieth (60th) day preceding the expiration of this Lease as to the Leased Property, commence to wind up and terminate the operations of the Facility operated thereon by relocating the patients or occupants thereof to other health care facilities (a "Facility Termination"). If Lessor has not notified Tenant in writing prior to the sixtieth (60th) day preceding the expiration of this Lease that Lessor has procured a successor operator for the Facility who has submitted applications for the Authorizations required to assume the operations of the Facility (a "Qualified Successor"), then Tenant may commence the Facility Termination and, upon the expiration of this Lease, Tenant shall vacate the Leased Property and surrender possession thereof to Lessor in accordance with all of the applicable requirements of this Lease. If, prior to the sixtieth (60th) day preceding the expiration of this Lease as to a Leased Property and the Facility thereon, Lessor notifies Tenant in writing that Lessor has procured a Qualified Successor for Facility, Tenant shall not commence the Facility Termination (any notice of the nature referenced in this sentence is herein referred to as a "Section 40.3 Notice"). In such event, Tenant shall thereafter operate the Facility in accordance with all of the requirements of this Lease until the earliest to occur of (i) the date (on or after the expiration of this Lease) on which such Qualified Successor will assume the operation of the Facility, as specified in a written notice from Lessor to Tenant given not less than thirty (30) days prior to the date of such assumption, (ii) the date that is ninety (90) days after the expiration of this Lease as to the Leased Property and Facility, and (iii) the date (on or after the expiration of this Lease as to the Leased Property and Facility) which is ninety (90) days after Tenant receives written notice from Lessor that, notwithstanding the foregoing, Tenant may commence the Facility Termination, on which earliest date, Tenant shall vacate the Leased Property in question and surrender possession thereof to Lessor in accordance with all of the applicable requirements of this Lease. In the event Lessor sends Tenant a Section 40.3 Notice and, as a result thereof, Tenant operates a Facility beyond the aforesaid expiration date applicable thereto, then, from and after the expiration of this Lease and until the earliest to occur of the dates described in clauses (i),
(ii) and (iii) above (the "Reimbursement Period"), Lessor shall reimburse Tenant for any operating deficits of the Facility that Tenant may be required to fund out-of-pocket on account of operating losses and expenses of the Facility incurred by Tenant with respect to the Reimbursement Period. Any such reimbursement shall be due from Lessor to Tenant within thirty (30) days after written request by Tenant, provided that Tenant shall furnish such documentation of such operating deficits, losses and expenses as Lessor may reasonably request. For purposes of determining the amount of any operating deficits, or operating losses and expenses, so incurred by Tenant with respect to the Reimbursement Period, Lessor and Tenant agree that (1) there shall be included therein, without limitation,
(x) Rent, which shall continue to be due and payable or accrue, as the case may be, at the same rates as are in effect prior to the expiration of the Term, and
(y) any increase in employee severance, and all costs and liabilities, that may be incurred by Tenant in connection with Tenant's employees' employment by virtue of Tenant's delayed compliance with the Worker Adjustment and Retraining Notification Act, or any similar State law, due to Tenant's cooperation and other obligations under this subsection (c), and (2) Tenant shall serve upon its employees any notice required under the Worker Adjustment and Retraining Notification Act, or any similar State law, as soon as reasonably practicable after it becomes clear when the Reimbursement Period will end, whether due to Tenant's receipt of a written notice under subsection (i) or (iii) above or due to the terms of subsection (ii) above which provides that, in all events, the Reimbursement Period shall end no later than the date referenced in such subsection (ii). In lieu of the aforesaid reimbursement from Lessor, Tenant may instead elect to continue to be responsible for payment of all costs and expenses of continuing to comply with this Lease as to the Facility during the Reimbursement Period, provided and on the condition that Tenant provides written notice to Lessor of such election within fifteen (15) days after Tenant's receipt of Lessor's Section 40.3 Notice. In the event Tenant so elects to forego its aforesaid reimbursement from Lessor, during the Reimbursement Period, Fixed Rent shall be payable in the manner set forth in Section 3.1 of this Lease, but with each such component of Rent being reduced to one-half (1/2) of the respective amounts thereof as of the expiration of the Term.

     Section 40.4 Right to Enter. Lessor and Lessor's agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others during the last eighteen (18) months of the Term.

     Section 40.5 Integration. This Lease contains the entire agreement between Lessor and Tenant with respect to the subject matter hereof. No representations, warranties or agreements have been made by Lessor except as set forth in this Lease.

     Section 40.6 Severability. If any term or provision of this Lease is held or deemed by Lessor to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such term or provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Lease and same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Lessor of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

     Section 40.7 Subject to Law.

     (a) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof, including those which do not require the giving of notice, does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid or unenforceable under any applicable law. All waivers, consents, confessions and releases provided for in this Lease are effective only to the extent permitted by applicable law.

     (b) This Lease was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of New York shall govern the validity of and enforceability of the obligations of the parties set forth herein, but all provisions hereof relating to the creation of the leasehold estate and remedies set forth in Article XVI shall be governed by the laws of the State of Florida and the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Lease in the Commonwealth of Kentucky.

     Section 40.8 Waivers. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein construed as a waiver of such default, or of Lessor's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

     Section 40.9 Binding Character. This Lease shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lessor and Tenant.

     Section 40.10 Modification. This Lease may be only be modified by a writing signed by both Lessor and Tenant.

     Section 40.11 Forbearance. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

     Section 40.12 INTENTIONALLY OMITTED.

     Section 40.13 Unified Commercial Operating Lease. It is acknowledged and agreed that this Lease is an operating lease, and not a capital lease, for all accounting, tax and legal purposes.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers hereunto duly authorized.

Witnesses:                                 KINDRED NURSING CENTERS
                                           SOUTH, L.L.C.


                                           By:
----------------------------------------       ---------------------------------
Name:                                          Name:
                                               Title:


----------------------------------------
Name:


Witnesses:                                 [                  ]


                                           By:
----------------------------------------       ---------------------------------
Name:                                          Name:
                                               Title:


----------------------------------------
Name:

                         List of Exhibits and Schedules

Exhibit A    Legal Description

Exhibit B    Fixed Rent

Exhibit C    Intentionally omitted

Exhibit D    Ownership Structure of Tenant

Exhibit E    Management Agreement

Exhibit F    Combined Leases

Exhibit G    Operations Transfer Agreement

Schedule 1   Insurance Requirements

                                    Exhibit A

                               Legal Description

                                 (see attached)

                                    Exhibit B

                                   Fixed Rent

                                    Exhibit C

                              Intentionally omitted

                                    Exhibit D

                          Ownership Structure of Tenant

                                    Exhibit E

                              Management Agreement

                                    Exhibit F

                                 Combined Leases

Lease Agreement between FI- Bay Pointe, LLC, and Kindred Nursing Centers South, L.L.C., regarding Bay Pointe Nursing Pavilion

Lease Agreement between FI- Boca Raton, LLC, and Kindred Nursing Centers East, L.L.C., regarding Boca Raton Rehabilitation Center

Lease Agreement between FI- Broward Nursing, LLC, and Kindred Nursing Centers South, L.L.C., regarding Kindred Rehabilitation and Nursing Center of Broward

Lease Agreement between FI- Cape Coral, LLC, and Kindred Nursing Centers South, L.L.C., regarding Rehabilitation and Healthcare Center of Cape Coral

Lease Agreement between FI- Carrollwood Care, LLC, and Kindred Nursing Centers South, L.L.C., regarding Carrollwood Care Center

Lease Agreement between FI-Casa Mora, LLC, and Kindred Nursing Centers South, L.L.C. regarding Casa Mora Rehabilitation and Extended Care

Lease Agreement between FI-Evergreen Woods, LLC, and Kindred Nursing Centers South, L.L.C. regarding Evergreen Woods Health and Rehabilitation Center

Lease Agreement between FI-Highland Pines, LLC, and Kindred Nursing Centers South, L.L.C. regarding Highland Pines Rehabilitation and Nursing Center

Lease Agreement between FI-Highland Terrace, LLC, and Kindred Nursing Centers East, L.L.C. regarding Highland Terrace Rehabilitation & Nursing Center

Lease Agreement between FI-Palm Beaches, LLC, and Kindred Nursing Centers East, L.L.C., regarding The Rehabilitation Center of the Palm Beaches

Lease Agreement between FI- Pompano Rehab, LLC, and Kindred Nursing Centers South, L.L.C., regarding Pompano Rehabilitation & Nursing Center

Lease Agreement between FI-Sanford Rehab, LLC, and Kindred Nursing Centers South, L.L.C., regarding Healthcare and Rehabilitation of Sanford

Lease Agreement between FI-Tampa, LLC, and Kindred Nursing Centers South, L.L.C., regarding Rehabilitation & Healthcare Center of Cape Coral

Lease Agreement between FI- The Abbey, LLC, and Kindred Nursing Centers South, L.L.C., regarding The Abbey Rehabilitation and Nursing Center

Lease Agreement between FI- The Oaks, LLC, and Kindred Nursing Centers South, L.L.C., regarding The Oaks at Avon

Lease Agreement between FI- Titusville, LLC, and Kindred Nursing Centers South, L.L.C., regarding Titusville Rehabilitation & Nursing Center

Lease Agreement between FI-Waldemere, LLC, and Kindred Nursing Centers South, L.L.C., regarding Waldemere Place

Lease Agreement between FI-Windsor Woods, LLC, and Kindred Nursing Centers South, L.L.C., regarding Windsor Woods Rehabilitation and Healthcare Center

Lease Agreement between FI- Winkler Court, LLC, and Kindred Nursing Centers South, L.L.C., regarding Winkler Court

                                    Exhibit G

                          Operations Transfer Agreement

                                   Schedule 1

                             Insurance Requirements

                                    EXHIBIT C

                    TERM SHEET: OPERATIONS TRANSFER COVENANTS

                                                                   April 4, 2003

                    TERM SHEET: OPERATIONS TRANSFER COVENANTS

     The following is a summary of the material terms of the operations transfer covenants (the "Operations Transfer Covenants") to be made a part of each of those certain subleases (each a "Sublease"), each between an affiliate of Kindred Healthcare, Inc. ("Kindred Parent" and collectively with such affiliates, "Kindred") and an affiliate of Florida Institute for Long Term Care, LLC ("Florida Institute"; each such affiliate shall be known as an "FI Operator"), for nursing centers in Florida (each a "Facility"), which Subleases shall be executed following the date hereof. Reference is hereby made to that certain Operations Transfer Agreement (the "OTA"; capitalized terms not defined herein shall have the meanings given them in the OTA), [to be executed], among Kindred Parent, Senior Health Management, LLC ("SHM"), Florida Institute, and the FI Operators.

Asset Transfer                        As of the date that the Operations
                                      Transfer Covenants become effective
                                      under the terms of any Sublease (the
                                      "Transfer Effective Date"), the
                                      applicable FI Operator shall transfer
                                      and convey the following assets (the
                                      "Transferred Assets") to Kindred (with
                                      respect to the assets described in (a)
                                      and (b) below only, for and in
                                      consideration of an amount equal to the
                                      book value of such assets): (a) all
                                      inventory and supplies relating to the
                                      operation of the Facility owned by the
                                      FI Operator as of the Transfer Effective
                                      Date, (b) all personal property relating to the operation of the Facility owned by the FI Operator as of the Transfer
                                      Effective Date, (c) the Assumed Facility
                                      Contracts (as hereinafter defined), (d)
                                      all licenses relating to the operation
                                      of the Facility, to the extent
                                      transferable, and (e) all books and
                                      records relating to the Facility, as
                                      described in Section 3.04 of the OTA
                                      (the "Transferred Books and Records").
                                      The Transferred Assets shall not
                                      include: (i) assets not directly
                                      associated with the operation of the
                                      Facility, (ii) accounts receivable,
                                      (iii) any Medicare or Medicaid provider
                                      agreements in respect of such Facility,
                                      and (iv) any cash at hand except for
                                      Patient Trust Funds.

Patient Census, Patient Trust Funds   No later than five (5) days following
and Patient Inventory                 the Transfer Effective Date (or prior to
                                      the Transfer Effective Date, in the case of expiration of the Sublease by its terms), the FI

                                      Operator shall deliver to Kindred the
                                      following items, each dated as of the
                                      Transfer Effective Date: (a) a Patient
                                      Census substantially in the form
                                      attached to the OTA as Schedule 3.02(a),
                                      (b) a complete accounting of Patient
                                      Trust Funds then held by the FI
                                      Operator, in substantially the form as
                                      the accounting delivered by Kindred to
                                      the FI Operator pursuant to Section
                                      3.02(b) of the OTA, and (c) a Patient
                                      Inventory in substantially the same form as the Patient Inventory delivered by Kindred to the FI Operator pursuant to
                                      Section 3.02(c) of the OTA. Within ten
                                      (10) days of the Transfer Effective
                                      Date, FI Operator will transfer the
                                      Patient Trust Funds and Patient
                                      Inventory related to the applicable
                                      Facility to Kindred.

                                      Each FI Operator will provide the
                                      indemnity set forth in Section 3.02(e)
                                      of the OTA; Kindred will provide the
                                      indemnity set forth in Section 3.02(f)
                                      of the OTA.

Accounts Receivable                   Payments received by Kindred with
                                      respect to a Facility following the
                                      Transfer Effective Date ("Post-Transfer
                                      Payments") shall be applied as set forth in Section 3.03 of the OTA as between each FI Operator and Kindred (as if the FI Operator were Kindred under the OTA and Kindred were the New Operator under the OTA), provided, that any such Post-Transfer Payments shall first be applied to any amounts due to Kindred under any of the Subleases.

Records Within 60 days of the Transfer Effective Date, the FI Operator shall remove from the Facility all of the records referenced in Section 3.04(a) of the OTA.

                                      On the Transfer Effective Date, FI
                                      Operator shall deliver to Kindred all of the Transferred Books and Records.

Contracts                             Effective as of the Transfer Effective
                                      Date, FI Operator shall assign, and
                                      Kindred shall assume and agree to be
                                      bound by all the terms and conditions of all vendor, service and operating contracts directly related to the operations of such Facility (the
                                      "Facility Contracts"), with the
                                      exception of any such contracts which
                                      have termination penalties or which FI
                                      Operator or its assignee cannot
                                      terminate with thirty (30) days notice
                                      without penalty (such excluded
                                      contracts, the "Excluded Facility
                                      Contracts"). On or immediately following the Transfer Effective Date (or prior to the Transfer Effective Date, in the case of expiration of the Sublease by its terms), the FI Operator shall deliver to Kindred a complete list of the Facility
                                      Contracts, in effect as of the Transfer
                                      Effective Date. Within ten (10) days of
                                      receipt of such list, Kindred shall
                                      notify the FI Operator which of the
                                      Excluded Facility Contracts it shall
                                      assume and following such notification,
                                      FI Operator shall assign, and Kindred
                                      shall assume and agree to be bound by
                                      all the terms and conditions of such
                                      contracts (all such assumed contracts
                                      together with the contracts assumed by
                                      Kindred as described in the first
                                      sentence of this paragraph, the "Assumed
                                      Facility Contracts"). The FI Operator
                                      shall provide the indemnity set forth in
                                      Section 3.05 of the OTA to Kindred with
                                      respect to the Assumed Facility
                                      Contracts.

Computer Systems                      On a date not earlier than the 90th day
                                      following the Transfer Effective Date
                                      and not later than the 120th day
                                      following the Transfer Effective Date,
                                      the applicable FI Operator shall remove
                                      from the Facility all of its servers,
                                      licensed software and computer hardware
                                      located at its Facility that are
                                      connected to its or any of its
                                      affiliates' corporate accounting and
                                      medical records network (the "Computer
                                      Systems"). Notwithstanding the
                                      foregoing, Kindred shall have the right
                                      to use the Computer Systems as it deems
                                      necessary to operate the Facility for a
                                      period of ninety (90) days following the Transfer Effective Date.

                                      Following the Transfer Effective Date,
                                      FI Operator shall cause SHM to cooperate with Kindred in sharing any SHM files, books, records or information (whether paper or electronic) relating to the Facility, which Kindred reasonably requests.

Hired Employees and Employee          The obligations of FI Operator and
Benefits                              Kindred with respect to hiring employees
                                      shall be substantially similar to those
                                      set forth in Section 4.01 of the OTA.

                                      Kindred shall have no obligation to
                                      assume any liabilities or obligations
                                      with respect to employee benefits of
                                      employees of FI Operator.

Cost Reports                          The FI Operator shall prepare and file
                                      its final cost reports in accordance
                                      with the requirements of Section
                                      5.01(a).

Prorations                            Revenues and expenses in respect of the
                                      Facility shall be prorated between
                                      Kindred and the FI Operator as of
                                      midnight of the calendar day immediately prior to the Transfer Effective Date in accordance with Section 5.02 of the OTA
                                      (as if the FI Operator were Kindred
                                      under the OTA and Kindred were the New
                                      Operator under the OTA), provided, that
                                      Kindred may apply any revenues it
                                      receives with respect to a Facility to
                                      any amounts due to Kindred under any of
                                      the Subleases prior to payment of any
                                      such amounts to FI Operator.

Transition Period                     Following the Transfer Effective Date,
                                      at Kindred's option, FI Operator (a)
                                      shall continue to operate the Facility
                                      in accordance with the requirements of
                                      the Sublease and shall not vacate the
                                      Facility, and/or (b) shall cause SHM to
                                      continue to manage the Facility, until a date not later than ninety (90) days following the Transfer Effective Date
                                      (such period to be known as the
                                      "Transition Period"). During the
                                      Transition Period, if Kindred exercises
                                      its option in (a) above, then FI
                                      Operator shall continue to pay rent to
                                      Kindred at the same rate as was in
                                      effect under the Sublease prior to the
                                      Transfer Effective Date (provided, that
                                      SHM shall have no obligation to pay any
                                      such rent to Kindred) and Kindred shall
                                      reimburse FI

                                      Operator for any actual operating
                                      deficits, losses, and expenses of such
                                      Facility incurred during the Transition
                                      Period. During the Transition Period, if
                                      Kindred exercises its option in (b)
                                      above, then Kindred shall pay SHM a
                                      management fee at the same rate as was
                                      in effect under the management agreement between FI Operator and SHM prior to the Transfer Effective Date (the "Contract Management Fee"), provided, that if the Transfer Effective Date has occurred as a result of FI Operator's Sublease default or winding down of operations by Subtenant at the Facility, then such management fee shall equal the lesser of
                                      (i) 3%, and (ii) the Contract Management
                                      Fee.

                                    EXHIBIT D
                              FORM OF BILL OF SALE

     In consideration of              ($__________) and other good and valuable
                        -------------
consideration, the receipt and sufficiency of which are hereby acknowledged, [name of Operator of such Facility], a Delaware limited liability company ("Seller"), does hereby grant, bargain, sell, convey and transfer
to                        ("New Operator"), all of its right, title and interest
   ----------------------
in and to, all and singular, the Transferred Assets, as defined in that certain
Operations Transfer Agreement dated as of                 , 200  between Kindred
                                          ----------------     -
Healthcare, Inc. and Senior Health Management, LLC (the "Transfer Agreement").

     TO HAVE AND TO HOLD, all and singular, the Transferred Assets hereby sold, assigned, transferred and conveyed to New Operator and its successors and assigns, to and for its own use and benefit.

     Seller hereby represents and warrants to New Operator that Seller is the owner of the Transferred Assets, that Seller has full right, power and authority to sell the Transferred Assets and to make this Bill of Sale, and that the Transferred Assets are free and clear of all liens and encumbrances. With the exception of the representations and warranties set forth in the immediately preceding sentence, the Transferred Assets are transferred in "AS IS, WHERE IS" condition, WITH ALL FAULTS, and without any representation or warranty of any kind.

                                            [OPERATOR]


                                            By:
                                               ---------------------------------
                                            Its:
                                               ---------------------------------

Dated:           , 200
       ----------     --

                                    EXHIBIT E
                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), is made as of the 30th day of June, 2003, between Kindred Healthcare Operating, Inc., a Delaware corporation, on behalf of itself and its subsidiaries (collectively, "Kindred"), and [name of New Operator], a Florida limited liability company (the "New Operator"), the sole member of which is Florida Institute for Long Term Care, LLC, a Delaware limited liability company ("Florida Institute"), the sole member of which is Sun Coast Nursing Centers, Inc., a Delaware corporation ("Sun Coast").

                               W I T N E S S E T H

          WHEREAS, pursuant to that certain Operations Transfer Agreement (the "Operations Transfer Agreement") dated June 18, 2003, Kindred agreed to assign, and the New Operators agreed to assume certain operating contracts relating to Kindred Healthcare, Inc.'s 18 skilled nursing centers located in the state of Florida (the "Facilities");

          WHEREAS, the respective boards of directors or other management bodies of each of the parties hereto deem it advisable and in the best interest of each entity and its respective shareholders or members to consummate the transaction to transfer the operations of the Facilities as contemplated hereby subject to the terms and conditions set forth herein (the "Transaction");

          WHEREAS, in furtherance of the Transaction, Kindred desires to assign the operating contracts listed on Schedule 1 attached hereto (the "Assumed Facility Contracts") relating to [name of Facility] (the "Facility") to the New Operator and the New Operator desires to assume such contracts on the terms and conditions hereinafter set forth;

          WHEREAS, in furtherance of the Transaction, Kindred desires to assign certain liabilities and obligations relating to the employees of the Facility to the New Operator and the New Operator desires to assume such liabilities and obligations on the terms and conditions hereinafter set forth; and

          WHEREAS, this Agreement is one of the Assignment and Assumption Agreements contemplated in the aforesaid Operations Transfer Agreement.

          NOW, THEREFORE, in consideration of the agreement set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Agreement" has the meaning set forth in the preamble.

          "Assumed Facility Contracts" has the meaning set forth in the recitals.

          "Effective Date" means the date first above written.

          "Facility" has the meaning set forth in the recitals.

          "Facilities" has the meaning set forth in the recitals.

          "Hired Employees" means the employees of each Operator who, as of the Effective Date, are employees of the Facility that are (i) actively working at the Facility, (ii) are on leave of absence pursuant to Kindred's Family and Medical Leave of Absence Policy or due to a work-related injury or illness, when and only when they return from such leave, that elect to accept employment with the New Operator of the Facility as provided in Section 4.01 of the Operations Transfer Agreement.

          "Kindred" has the meaning set forth in the preamble.

          ["Kindred East" has the meaning set forth in Section 3 hereof. / "Kindred South" has the meaning set forth in Section 3 hereof.]

          "New Operator" has the meaning set forth in the preamble.

          "Operations Transfer Agreement" has the meaning set forth in the recitals.

          ["Sublease Agreement" means the sublease agreement, dated as of the date hereof, between Kindred as sublandlord and the New Operator as subtenant of the Facility.]/1/

          "Terminated Facility Contracts" has the meaning set forth in paragraph 2 below.

          "Transaction" has the meaning set forth in the recitals.

          2. Assignment and Assumption. Effective as of the Effective Date, Kindred does hereby assign, and the New Operator does hereby assume and agree to be bound by all of the terms and conditions of the Assumed Facility Contracts listed on Schedule 1 attached hereto, without recourse, warranty or representation, except as otherwise set forth in the Operations Transfer Agreement. Nothing herein shall be construed as imposing any liability on the New Operator with respect to any obligations under (A) the Assumed Facility Contracts which relate to the period prior to the Effective Date even if the same do not arise until after the Effective Date, it being specifically understood and agreed that the New Operator's liability shall be limited to its acts and omissions thereunder from and after the Effective Date or (B) any Operating Contracts which are not Assumed Operating Contacts (the "Terminated Facility Contracts") and any other contracts or agreements of Kindred.

          [3. Operations Transfer. The parties hereby agree that, in the event of (a) a default under the terms of the [Sublease Agreement]/2/ to which [Kindred Nursing Centers South, L.L.C. ("Kindred South")/Kindred Nursing Centers East, L.L.C. ("Kindred East")] and the New

----------
/1/ For the Fairhaven Facility, the agreement will be revised to refer to the Lease Agreement.

/2/ For the Fairhaven Facility, the provision will be revised to refer to the Lease Agreement.

Operator are parties, (b) the expiration or earlier termination of such [Sublease Agreement] or (c) the commencement of winding down of operations at the Facility, Kindred or [Kindred South / Kindred East] may elect to require the New Operator to reassign the Assumed Facility Contracts to Kindred or its assignee in the manner set forth in Exhibit G to the Sublease Agreement.]/3/

          4. Employee Benefits. Effective as of the Effective Date, Kindred does hereby assign and Florida Institute and the New Operator shall assume and be responsible for, without recourse, warranty or representation, except as otherwise set forth in the Operations Transfer Agreement, (a) all liabilities or obligations relating to Hired Employees from and after the Effective Date with respect to such Facility, and Florida Institute and the New Operator acknowledge that Kindred shall have no obligation or responsibility for any such liabilities or obligations and (b) all liability with respect to paid time off, sick leave and vacation accrued, earned and unused as of the Effective Date with respect to such Facility for Hired Employees.

          5. Miscellaneous.

          a. Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the Section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the Exhibits and Schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. Any capitalized term used and not otherwise defined herein shall have the definition assigned to such term in the Operations Transfer Agreement.

          b. Amendment; Waiver. No provision of this Agreement may be amended, modified or supplemented in whole or in part at any time, except by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by a party hereto of any other party hereto prior to or after the date hereof shall stop or prevent the exercise of any right hereunder or be deemed to be a waiver of any such right.

          c. Assignment. Except as otherwise provided herein, neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by any party hereto without the express prior written consent of the other parties hereto.

          d. Third Party Beneficiaries. The parties hereto do not intend that any third party shall have any rights under this Agreement.

----------
/3/ In the event that the purchase and the operations transfer transactions close simultaneously, this paragraph will be deleted in all assignment and assumption agreements other than the one relating to the Fairhaven Facility.

          e. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

          f. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement shall be any U.S. District Court or any state court located in Florida, and, the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in
Section 11.01(a) of the Operations Transfer Agreement. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and non-appealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                   KINDRED HEALTHCARE OPERATING,
                                                    INC.


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                   [NEW OPERATOR]


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                    EXHIBIT F
                      FORM OF ANCILLARY SERVICE AGREEMENTS

                        PHARMACEUTICAL SERVICES AGREEMENT

          THIS PHARMACEUTICAL SERVICES AGREEMENT (the "Agreement") is made
effective as of the     day of            ,      by and between Kindred
                    ---        -----------  ----
Hospitals East, L.L.C. d/b/a Kindred Pharmacy Services ("Pharmacy"), located at 9402 International Court North, St. Petersburg, FL 337164801 and Fl-The Oaks, LLC d/b/a The Oaks at Avon ("Health Care Facility").

     RECITALS:

     A. Health Care Facility is engaged in the business of operating a skilled nursing facility located at 1010 U.S. Hwy 27 N, Avon Park, FL 33825.

     B. Pharmacy is a duly registered and licensed pharmacy engaged in compounding and dispensing physician-ordered prescriptions including, but not limited to, prescription drugs, over-the-counter drugs, enteral and parenteral nutrition, hydration, intravenous antibiotics and pain management therapy and related services (the "Pharmaceutical Services") and providing consulting pharmacist services to skilled nursing facilities.

     C. Health Care Facility desires that Pharmacy provide certain pharmaceutical services and Pharmacy desires to provide those certain services to Health Care Facility's patients on the terms set forth in this Agreement.

     AGREEMENT:

     NOW, THEREFORE the parties agree as follows:

     1. Purpose of Agreement. Health Care Facility has requested that Pharmacy provide Pharmaceutical Services for patients of Health Care Facility, and Pharmacy has agreed to provide such services.

     2. Duties and Obligations of Pharmacy.

          A. Services. Pharmacy shall provide to patients of Health Care Facility the pharmaceutical services ("Services") described on Addendum A upon Pharmacy's receipt of the written order of an attending physician given in accordance with accepted professional practices.

          B. Equipment. Equipment necessary to provide the Services shall be provided by Pharmacy pursuant to the provisions in Addendum A. Any and all equipment provided by Pharmacy in order to deliver the services shall remain the property of Pharmacy at all times.

                                  Page 1 of 19            Friday, April 18, 2003

     3. Duties and Obligations of Health Care Facility. Health Care Facility shall comply with its duties and obligations as provided in Addendum A.

     4. Compensation.

          A. Fee Schedule. Health Care Facility shall pay Pharmacy the amounts set forth on Schedules [A, B] to Addendum A for the Services rendered to Health Care Facility's patients. During the term of this Agreement Shedules [A, B] and Addendum A may be amended from time to time by Pharmacy and Health Care Facility by dating and initialing (by authorized employees) the changes thereto. A Vice President of Pharmacy shall be an authorized employee of Health Care Facility for this purpose.

          B. Billing & Payment. Pharmacy shall bill Health Care Facility monthly for all services and supplies provided under this Agreement except for state and county welfare programs which are directly billed by Pharmacy. The rates for house supplies shall be shown on the attached Schedule A. Health Care Facility shall remit payment in full for all prescription and nonprescription drugs and supplies furnished by Pharmacy to Health Care Facility for all private, Medicare and Veterans' Administration residents, all house supplies and all consulting pharmacist services within 60 days of the day on which Pharmacy's invoices are received by Health Care Facility. If Health Care Facility fails to make a payment when due, Pharmacy may terminate this Agreement immediately without prejudice to its claims for such payment or for other damages on account of the breach of this Agreement and Pharmacy may seek such other remedies as may be available at law or in equity. In addition, late payments shall bear interest from the date an invoice is due until paid at the rate of one and one-half percent (1 1/2%) per month. Health Care Facility shall identify and furnish to Pharmacy on a timely basis, and in no case over (30) thirty days after service, all necessary information for billing regarding those residents who are covered by any and all state or county welfare programs. If Health Care Facility fails to identify and furnish all necessary billing information within (30) thirty days of service. Health Care Facility shall remit payment for all services provided for which it failed to provide billing information on a timely basis. Pharmacy shall prepare and submit directly invoices for all covered services for welfare e.g., Medicaid, residents for whom a direct state or county vendor billing process is applicable. Health Care Facility shall notify Pharmacy promptly of any changes in payor status or source of reimbursement for each resident.

At Health Care Facility's option; Pharmacy shall invoice the following payment sources directly for Services rendered to Health Care Facility's residents (please circle and initial selected payors):

          Private Pay [X]           Commercial Insurance and HMOs [X]

For those payment sources that Pharmacy agrees to invoice directly under this section of the Agreement, Health Care Facility is not responsible for payment to Pharmacy for Pharmaceutical Services provided to Health Care facility's residents, except as otherwise provided herein. Notwithstanding the foregoing, Health Care Facility shall be responsible for payment to Pharmacy for Pharmaceutical Services provided to Health Care Facility's residents if a resident or third-party payor refuses to pay Pharmacy as a result of the error or omission of Health Care Facility or any of its agents or employees.

                                  Page 2 of 19            Friday, April 18, 2003

     5. Term. This Agreement shall be effective for the period beginning on March 01, 2003, and shall continue for a term of 1 year (the "Term"), and thereafter it shall be renewed automatically for successive periods of 1 year unless notice of non-renewal is provided not less than 90 days days prior to the end of a term. This Agreement may be terminated earlier if either party materially breaches this Agreement. If either party is in breach, the non-breaching party shall provide written notice to the breaching party advising of the particular circumstances and details of said breach. Except for non payment, the breaching party shall have 90 days from receipt of such notice of breach to cure the breach. Notwithstanding the above, the non-breaching party may terminate this Agreement immediately upon the occurrence of either of the following events: (i) loss of licensure or Medicare or Medicaid ceitification by the breaching party; or (ii) dissolution, reorganization or material change in business of the reaching party. In addition to the right to terminate for cause as set forth above. Pharmacy may terminate this Agreement immediately upon delivery of written notice if Health Care Facility fails to make timely payment for amounts due hereunder.

     6. Additional Provisions.

          A. Insurance. Each party shall maintain for itself on behalf of each of its employees providing services hereunder, general and professional liability insurance. Each party shall upon request provide the other party with a certificate of insurance evidencing such coverage and shall also provide 30 days' written notice to the other party prior to the cancellation of any such policies.

          B. Indemnification. Each party agrees to indemnify the other, their affiliates and their respective officers, directors, employees and agents against, and hold the same harmless from, all liability, losses, damages, obligations, judgments, claims, causes of action and expenses associated therewith (including settlement, judgments court costs and attorneys' fees) resulting from or arising out of, directly or indirectly, any act or omission including but not limited to, any neglect, reckless or intentional act or failure to act) or any failure to perform any obligation undertaken in or any covenant made under this Agreement. Upon notice, the indemnifying party shall resist and defend at its own expense, and by counsel reasonably satisfactory to the other, any such claim or action.

          C. Independent Contractor Relationship. The parties agree that Pharmacy is at all times acting and performing an independent contractor under this Agreement. Nothing in this Agreement shall be construed as creating a partnership, joint venture or employment arrangement between the parties.

          D. Nondiscrimination. Neither party shall discriminate on the basis of race, color, sex, age, religion, national origin, sexual orientation, pregnancy, marital status, veteran status or handicap in providing services under this Agreement or in the selection of employees or independent contractors.

          E. Confidentiality. In order to facilitate the performance of this Agreement, each party may deem it necessary to disclose to the other certain proprietary and/or confidential information. Such information may include, without limitation, patient information, personnel information, financial information, market information, pricing information and service delivery information. Health Care Facility agrees that all prices referenced in this Agreement are to be kept confidential and will not be disclosed to another person or entity except as required by law. Each party agrees to keep all such information strictly confidential. No attorney-client, accountant-client or other legal privilege will be deemed to have been waived by Pharmacy or Health Care Facility by virtue of this Agreement.

                                  Page 3 of 19            Friday, April 18, 2003

          F. No Violation. Neither party shall be deemed to be in violation of this Agreement if it is, or reasonably determines that it is, prevented from performing any of its duties or obligations hereunder for any reason beyond such party's control, including without limitation flood, storm, strikes, acts of God or the public enemy, or statute, ordinance, regulation, rule or action of any applicable governmental entity.

          G. Access to Records. To the extent required by Section 1861(v)(1)(I) of the Social Security Act and its implementing regulations, the parties agree to retain all books, documents and records necessary to certify the nature and extent of the costs of providing services under this Agreement.

          H. Change in Law. In the event of any change in law regulations or interpretations applicable to Pharmacy and the Services provided hereunder ("Change"), including but not limited to a Change in the Medicare or Medicaid programs after July 1, 1998, such that either Pharmacy or Health Care Facility cannot receive substantially the same benefits on account of the Change as is anticipated to be, available to either under the terms of this Agreement given the law in effect as of the date of this Agreement, the parties shall use all reasonable efforts to negotiate in good faith necessary modifications to this Agreement so as to allow each party to obtain, as nearly as possible given the effect of the Change, the benefit which party was intended to receive under the law in effect as of the date of this Agreement.

          I. Notices; Consents. All notices consents or other communications which either party is required or may desire to give to the other under this Agreement shall be in writing and shall be given by personal delivery, by deposit, postage prepaid, in the United States mail, certified or registered mail, return receipt requested, by overnight delivery, or by fax addressed to the parties at their respective address set forth below:

               If to Pharmacy:              Kindred Pharmacy Services
                                            9402 International Court
                                            North
                                            St. Petersburg, FL
                                            337164801
                                            Attn:Pharmacy Manager
                                            Fax:727-578-3862

                                            Kindred HealthCare, Inc
                                            680 South Fourth Street
                                            Louisville, KY 40202
                                            Attn: VP, Kindred
                                            Pharmacy Services
                                            Fax: 502-596-7602
                                            cc: General Counsel
                                            Fax: 502-596-4075

               If to HealthCare Facility:   The Oaks at Avon
                                            1010 U.S. Hwy 27 N
                                            Avon Park, FL 33825
                                            Attn:Administrator
                                            Fax:863-453-0831

                                  Page 4 of 19            Friday, April 18, 2003

     Any notice sent in compliance with this section shall be deemed to have been given upon the earlier of actual receipt or three days after mail deposit, except, that notice of change of address shall not be deemed effective until actual receipt by the intended recipient.

          J. Licensure and Certification. Each party shall operate at all times in compliance with federal, state and local laws, rules and regulations, and all currently accepted methods and practices related to the provision of services contemplated hereunder. Each party hereby certifies that it is licensed by the State of Florida, and that it has all necessary approvals and certificates required by the appropriate state and federal agencies in order to qualify for and participate in the Medicaid and Medicare programs.

          K. Governing Law; Severability. This Agreement shall be construed under, and governed in accordance with, the laws of the Commonwealth of Kentucky. The invalidity or unenforceability of any provision herein shall not affect the validity or enforceability of any other provision.

          L. Headings. The headings of this Agreement are inserted for convenience only and are not to be considered in the interpretation of this Agreement.

          M. No Waiver. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any other breach of this Agreement, whether of a similar or dissimilar nature:

          N. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements, undertakings and understandings of the parties in connection with the subject matter hereof. No representation warranty, inducement, promise, understanding or condition which is not set forth in this Agreement has been made or relied upon by Health Care Facility or Pharmacy. This Agreement may be modified or amended only in writing duly signed by both parties.

          O. Attorneys' Fees. If this Agreement is placed in the hands of an attorney to enforce any of the terms or conditions in this Agreement the prevailing party (whether litigation is filed or not) shall be entitled to reasonable attorneys' fees and costs from the non-prevailing party.

          P. Approval. This Agreement shall not be effective or legally binding until it has been executed by a Vice President of Pharmacy.

          Q. Assignability. Neither party may assign its rights or obligations hereunder without the prior written approval of the other party; provided, however, that such an assignment may be made without the other party's approval to an entity which is related by virtue of a common parent corporation or which is, directly or indirectly wholly owned or controlled by the same entity as the assigning party.

          R. No Construction Against Drafter. No inference in favor of, or against, any party to this Agreement shall be drawn from the fact that such party has drafted any portion of this Agreement.

          S. Survival. Any provisions of this Agreement creating obligations extending beyond the term of this Agreement shall survive the expiration or termination of this Agreement, regardless of the reason for such termination.

                                  Page 5 of 19            Friday, April 18, 2003

                                   ADDENDUM A

                           1. PHARMACEUTICAL SERVICES

     1.1 Description of Services

          1. Pharmaceutical Services. Pharmacy is a duly registered and licensed pharmacy engaged in compounding and dispensing physician-ordered prescriptions including but not limited to, prescription drugs, over-the-counter drugs, enteral and parenteral nutrition, hydration intravaneous antibiotics and pain management therapy and related services (the "Pharmaceutical Services") and providing consulting pharmacist services to skilled nursing facilities. Pharmacy shall provide routine Pharmdceutical Services to Health Care Facility's residents on an exclusive basis. (except as Provided below) five days per week, Monday through Friday. Pharmacy shall have a licensed pharmacist available 24 hours each day, seven days per week, to supply the Pharmaceutical Services to Health Care Facility's residents and respond to Health Care Facility's requests for pharmacist consultation. Health Care Facility shall receive one delivery per day and up to (10) ten emergency deliveries per month. Additional deliveries shall be billed at $50.00 per delivery. The parties acknowledge that residents of Health Care Facility may exercise freedom of choice to utilize the services of any pharmacy of their choice, subject to the Health Care Facility's policies and procedures.

          2. Pharmacist Services. Pharmacy shall provide pharmacist services under the general supervision of a qualified licensed pharmacist who shall be responsible for developing, coordinating, supervising and reviewing all Pharmaceutical Services delivered to residents in the Health Care Facility. Such pharmacist services shall include:

               A. Serving, as required on appropriate Health Care Facility committees, including quality assurance committee and pharmaceutical services committee.

               B. Submitting, at least quarterly, a written report to Health Care Facility's quality assurance committee on the status of Health Care Facility's Pharmaceuticals Services and staff performance. Such report shall include, but not limited to:

                    i. A review and assessment of compliance with any plan of action previously adopted by the Health Care Facility's quality assurance committee.

                    ii. A review and ongoing assessment of compliance with all federal, state and local laws, regulations and rules and all of Health Care Facility's pharmaceutically related policies and procedures including for example, that drugs are dispensed and labeled in compliance with federal and state laws, and provided on a prompt and timely basis.

                                  Page 6 of 19            Friday, April 18, 2003

                    iii. Recommendations, if any, for improving the delivery of Pharmaceutical Services with the goal of correcting or preventing instances of noncompliance and enhancing the level of resident care in Health Care Facility.

               C. Preparing and maintaining Health Care Facility's Pharmacy Policy and Procedure Manual

               D. Assisting Health Care Facility in the accounting, destruction and reconciliation of unused controlled substances as prescribed by law, rule or regulation.

               E. Assisting Health Care Facility's administrative staff in establishing and implementing policies and procedures for the safe and effective distribution, control and use of drugs.

               F. Participating as needed in Health Care Facility's inservice training program for the licensed nursing staff at least once each calendar year.

          3. Licensure Compliance. Pharmacy shall obtain and maintain necessary licenses and certifications from all appropriate state and federal regulatory authorities including, but not limited to, the State Board of Pharmacy, the federal Drug Enforcement, and any state controlled substance licensing agency (if applicable).

          4. Standards of Practice. Pharmacy shall develop implement and maintain systems that meet or exceed applicable state and federal laws and regulations, Medicare and Medicaid standards and requirements for the filling and compounding of prescriptions and IV solutions, and any other standards or requirements required by third-party payors or insurers.

          5. Inventory Control. Pharmacy will maintain an adequate inventory of supplies to fill Health Care Facility's prescription orders subject to manufacturer's availability.

          6. Delivery, of Orders. Upon receipt of prescription orders from Health Care Facility, Pharmacy shall provide the requested Pharmaceutical Services promptly.

          7. House Supplies. Pharmacy shall provide house supplies, as needed, to Health Care Facility.

          8. Information. Pharmacy shall provide education materials, operational manuals and such other information as Health Care Facility may request in order to understand and be able to use Pharmacy's equipment and instruments.

                                  Page 7 of 19            Friday, April 18, 2003

     1.2 HealthCare Facility Obligations

          1. Prescriptions. Health Care Facility shall provide Pharmacy with copies of the prescription and/or medication orders for each new order for Pharmaceutical Services.

          2. Controlled Substance Prescriptions. Health Care Facility shall provide Pharmacy with the original, properly executed prescription for all controlled substance prescriptions.

          3. Delivery of Orders. Health Care Facility, in conjunction with Pharmacy shall determine the most appropriate arrangement for the delivery of all Pharmaceutical Services and choose a single drug distribution system for all Health Care Facility residents.

          4. Recordkeeping. Health Care Facility shall maintain all medical records for residents receiving Pharmaceutical Services under this Agreement. Health Care Facility shall secure written consent from its eligible patients authorizing Pharmacy to access their medical records for the purpose of Pharmacy's fulfilling its obligations under this Agreement. Pharmacy agrees to abide by all federal, state and local laws, rules and regulations pertaining to the confidentiality of such patient records.

          5. Billing Information. Health Care Facility shall provide Pharmacy promptly with proper billing information for Health Care Facility's residents including admission date, source of payment information, Medicare and Medicaid billing information and payment status change.

          6. Drug Dispensing Equipment. Pharmacy shall provide Health Care Facility with the drug distribution equipment described in detail or the attached Medication Carts Addendum. All drug dispensing equipment provided by Pharmacy including but not limited to medication carts and trays, shall remain the property of Pharmacy. Pharmacy shall replace or repair the equipment as necessary due to normal wear and tear, except that if repair or replacement of this equipment is required due to its misuse by Health Care Facility personnel, then Health Care Facility shall bear the sole expense of such repair or replacement. If this Agreement is terminated or cancelled by Health Care Facility for any reason before the expiration of its initial term, Health Care Facility shall purchase this equipment from Pharmacy at its then depreciated value using five year straight line depreciation.

          7. FaxMachine for Drug Orders. Pharmacy shall furnish Health Care Facility with one facsimile machine that Health Care Facility agrees to use exclusively to transmit orders for Pharmaceutical Services to Pharmacy. If Health Care Facility desires to use this facsimile machine for other purposes, then Health Care Facility shall pay Pharmacy an additional fee of $7 per month as rent for such use. Check here if Health Care Facility chooses this
option:    . Such facsimile machine shall remain the property of Pharmacy and
       ----
shall be returned to Pharmacy promptly upon the termination or cancellation of this Agreement. Pharmacy shall replace or repair the machine as necessary due to normal wear and tear, except that if repair or replacement of this machine is required due to its misuse by Health Care Facility personnel,

                                  Page 8 of 19            Friday, April 18, 2003
then Health Care Facility shall bear the sole expense of such repair or replacement. Pharmacy shall maintain a service contract on the machine for necessary repairs and maintenance and will have the machines repaired or replaced by the contract company when service is needed. If Health Care Facility authorizes any work on this machine by a different repair service, Health Care Facility shall be solely responsible for the total service bill, including labor and parts. Health Care Facility also shall be responsible for repairs or replacement of the machine if, on account of servicing by an unauthorized repair service, Pharmacy's service maintenance contract is voided. Health Care Facility shall be responsible for provision of fax paper.

          8. Change in Ownership. Health Care Facility shall provide thirty (30) days written notice of (i) the sale of all or substantially all of the assets (70%) of Health Care Facility, or (ii) the transfer of more than fifty percent of the outstanding shares of Health Care Facility (collectively, "Change of Ownership"). Such notice shall include the name, address and phone number of the purchaser, as well as any person implementing the Change of Ownership ("Escrow Agent"). At the closing, Health Care Facility shall cause Escrow Agent to disburse to Pharmacy all amounts owed for Services rendered through the date of closing.

          9. Notice of Adverse Actions. Health Care Facility shall immediately notify Pharmacy of any legal, administrative or governmental surveys, investigations reviews or proceedings initiated against it or any provider that might affect Health Care Facility's ability to perform their duties and obligations under this Agreement.

                                  Page 9 of 19            Friday, April 18, 2003

                                   SCHEDULE A

                               3. Fee For Service

Health Care Facility shall pay Pharmacy at the rates set forth below for Pharmaceutical Services:

A. Fee for Service Pricing

Health Care Facility shall pay a fee for service rate based on AWP - 13.25% + $4.73

IV products and supplies & OTC products will be billed at their own specific rates

Health Care Facility shall pay to Pharmacy the Average Wholesale Price plus ten percent (10%) for OTC products. Average Wholesale Price shall be defined as the average wholesale price per Bergen Brunswig Corporation (or its successor) as of the date of the billing.

B. Medical Records

Pharmacy shall provide medical records to Health Care Facility for a fee of $2.50 per resident per month.

                                  Page 10 of 19           Friday, April 18, 2003

                                   ADDENDUM A

                              4. INFUSION SERVICES

     4.1 Description of Services

          1. Pharmacy shall provide routine Infusion Services to Health Care Facility's residents on an exclusive basis (except as provided below). Pharmacy shall have a licensed pharmacist available 24 hours each day, seven days per week to supply the Infusion Services to Health Care Facility's residents. The parties acknowledge that residents of Health Care Facility may exercise freedom of choice to use the services of any pharmacy of their choice, subject to the Health Care Facility's policies and procedures.

          2. With Respect to IV and parental nutrition services offered within Health Care Facility, Pharmacy will assist in the development, coordination and imp1ementation of such services by providing.

               A. IV classes for Health Care Facility RN and LVN staff, to a maximum of 8 hours annually, scheduled by mutual agreement. There shall be an additional charge for supplies;

               B. Assist the facility in the development of policies, procedures and protocols for IV and parenteral nutrition service, amended and updated as necessary;

               C. Assisting Health Care Facility's administrative staff in establishing and implementing policies and procedures for the safe and effective distribution and administration of IV therapies, and,

               D. Participating as needed in Health Care Facility's inservice training program for IV therapies for the licensed nursing staff as mutually agreed to a maximum of 1 hour per month during months Health Care Facility has residents receiving IV service. Other in service education provided at $100.00 per hour of trainer time. Minimum 2 hours charge.

          3. Licensure Compliance. Pharmacy shall obtain and maintain necessary licenses and certifications from all appropriate state and federal regulatory authorities including, but not limited to, the State Board of Pharmacy the federal Drug Enforcement, and any state controlled substance licensing agency (if applicable).

                                 Page 11 of 19            Friday, April 18, 2003

          4. Standards of Practice. Pharmacy shall develop, implement and maintain systems that meet or exceed applicable state and federal laws and regulations and Medicare and Medicaid standards and requirements for the filling and compounding of prescriptions and IV solutions, and any other standards or requirements required by third-party payors or insurers.

          5. Inventory Control. Pharmacy will maintain an adequate inventory of supplies to fill Health Care Facility's prescriptions orders, subject to manufacturer's availability.

          6. Delivery of Orders. Upon receipt of prescription orders from Health Care Facility, Pharmacy shall provide the requested Infusion Services promptly.

          7. House Supplies. Pharmacy shall provide house supplies, as needed, to Health Care Facility.

          8. Information. Pharmacy shall provide education material, operations manuals and such other information as Health Care Facility may request in order to understand and be able to use Pharmacy's equipment and instruments.

     4.2 Health Care Facility's Obligations.

          1. Prescriptions. Health Care Facility shall provide Pharmacy with copies of the prescription and/or medication orders for each new order for Infusion Services.

          2. Controlled Substance Prescriptions. Health Care Facility shall provide Pharmacy with the original, properly executed prescription for all controlled substance prescriptions.

          3. Delivery of Orders. Health Care Facility shall determine, in conjunction with Pharmacy, the most appropriate arrangement for the delivery of al1 Infusion Services and choose a single infusion device for all Health Care Facility residents.

          4. Recordkeeping. Health Care Facility shall maintain all medical records for residents receiving Infusion Services under this Agreement. Health Care Facility shall secure written consent from its eligible patients authorizing Pharmacy to access their medical records for the purpose of Pharmacy's fulfilling its obligations under this Agreement. Pharmacy agrees to abide by all federal, state and local laws, rules and regulations pertaining to the confidentiality of such patient records.

                                  Page 12 of 19           Friday, April 18, 2003

          5. Billing Information. Health Care Facility shall provide Pharmacy promptly with proper billing information for Health Care Facility's residents including admission date, source of payment information, Medicare and Medicaid billing information and payment status change.

          6. Chance in Ownership. Health Care Facility shall provide thirty
(30) days written notice of (i) the sale of all or substantially all of the assets (70%) of Health Care Facility, or (ii) the transfer of more than fifty percent of the outstanding shares of Health Care Facility (collectively, "Change of Ownership"). Such notice shall include the name, address and phone number of the purchaser, as well as any person implementing the Change of Ownership ("Escrow Agent"). At the closing, Health, Care Facility shall cause Escrow Agent to disburse to Pharmacy all amounts owed for Services rendered through the date of closing.

          7. Notice of Adverse Actions. Health Care Facility shall immediately notify Pharmacy of any legal, administrative or governmental surveys, investigations, reviews, or proceedings initiated against it or any provider that might affect Health Care Facility's ability to perform their duties and obligations under this Agreement.

                                 Page 13 of 19            Friday, April 18, 2003

                                   SCHEDULE B

                              5. INFUSION SERVICES

Health Care Facility shall pay Pharmacy at the rates set forth below for Infusion Services:

              THERAPY, PLASTICS AND SUPPLIES RELATING TO IV THERAPY

Pricing for all types of infusion therapy (antibiotic, antifungal, hydration, TPN, and pain management) includes the following items in quantities appropriate, per the Pharmacy IV therapy protocol:

     .    Infusion pump rental .
     .    Pump sets or administration sets with filter

Intravenous Medication Therapy

1 dose/day AWP* + $45.00/day

2 doses/day AWP* + $50.00/day

3 doses/day AWP* + $55.00/day

4 or more doses/day AWP* + $60.00/day

(*Average Wholesale Price of Drug and Diluent)

Hydration Therapy

1 liter/day $25.00/day

2 liters/day $30.00/day

3 or more liters/day $40.00/day

(*Average Wholesale Price of Drug and Diluent)

Pain Management Therapy

Continuous IV/SubQ infusion AWP* + $50.00/day

                                  Page 14 of 19           Friday, April 18, 2003

Total Parenteral Nutrition (TPN) Therapy

1 liter/day $105.00/day

2 liters/day $115.00/day

3 liters/day $130.00/day

TPN per diem pricing includes the following components along with the standard inclusions for all infusion therapy:

     . Amino acid/Dextrose formulation including electrolytes, trace elements, heparin, insulin, multivitamins, and lipids (daily).

MISC Therapy (Heparin, Dobutamine, Chemotherapy ETC.)

AWP* + $50.00/day

Additives for Any Therapy (Hydration, Non-Standard TPN, etc.)

These additives will be charges at AWP*

(*Average Wholesale Price of Drug and Diluent)

                                  Page 15 of 19           Friday, April 18, 2003

                                   ADDENDUM A

                          6. ENTERAL THERAPY SERVICES

     6.1 Description of Services.

          1. Upon receipt of an order from Health Care Facility, Pharmacy shall provide Enteral Therapy Services to Health Care Facility's residents on an exclusive basis (except as provided below). Pharmacy shall have a licensed pharmacist available 24 hours each day, seven days a week, to supply the Enteral Therapy Services to Health Care Facility's residents. The parties acknowledge that residents of Health Care Facility may exercise freedom to use the services of any pharmacy of their choice, subject to the Health Care Facility's policies and procedures. Products used for patients eligible for Medicare Part B will be billed using Pharmacy's Part B Provider Number. Pharmacy shall also provide bulk Enteral Therapy Services necessary for Health Care Facility's house or dietary supplies and bill for such services and products pursuant to rates stated in Schedule [insert] to Addendum A, attached hereto and incorporated by reference herein.

          2. Licensure Compliance. Pharmacy shall obtain and maintain necessary licenses and certifications from all appropriate state and federal regulatory authorities including, but not limited to, the State Board of Pharmacy, the Federal Drug Enforcement Administration and any state controlled substance licensing agency (if applicable).

          3. Equipment. Pharmacy shall provide and maintain enteral therapy equipment and instruments as required by the Health Care Facility pursuant to the rental rates described in Schedule C and assume the cost of maintenance and replacement as a result of normal wear and tear. Health Care Facility will be responsible for maintenance or replacement in cases of misuse or abuse by Health Care Facility.

          4. Delivery of Orders. Upon receipt of prescription orders from Health Care Facility, Pharmacy shall arrange for prompt and regular delivery of Enteral Therapy Services.

          5. Information. Pharmacy shall provide educational materials, operational manuals and such other information as Health Care Facility may request in order to understand and be able to use Pharmacy's enteral therapy equipment and instruments.

     6.2 Health Care Facility's Obligations

                                  Page 16 of 19           Friday, April 18, 2003

          1. Orders. Health Care Facility shall provide Pharmacy with copies of new orders for Enteral Services to be provided to residents.

          2. Billing Information. Health Care Facility shall fax or transmit by other legal methods, copies of all documentation necessary for Pharmacy to dispense Enteral Services pursuant to this Agreement and to assist in billing, including admission date, source of payment information, Medicaid and Medicare billing information and payment status changes.

          3. Recordkeeping. Health Care Facility shall maintain all medical records for residents receiving Enteral Therapy Services under this Agreement, including updating the enteral log with new orders, discharges and changes. Health Care Facility shall secure written consent from its eligible patients authorizing Pharmacy to access their medical records for the purpose of Pharmacy's fulfilling its obligations under this Agreement. Pharmacy agrees to abide by all federal, state and local laws, rules and regulations pertaining to the confidentiality of such patient records.

          4. Change in Ownership. Health Care Facility shall provide thirty (30) days written notice of (i) the sale of all or substantially all of the assets (70%) of Health Care Facility, or (ii) the transfer of more than fifty percent of the outstanding shares of Health Care Facility (collectively, "Change of Ownership"). Such notice shall include the name, address and phone number of the purchaser, as well as any person implementing the Change of Ownership ("Escrow Agent"). At the closing, Health Care Facility shall cause Escrow Agent to disburse to Pharmacy all amounts owed for Services rendered through the date of closing.

          5. Notice of Adverse Actions. Health Care Facility shall immediately notify Pharmacy of any legal, administrative or governmental surveys, investigations, reviews, or proceeding initiated against it or any provider that might affect Health Care Facility's ability to perform their duties and obligations under this Agreement.

                                  Page 17 of 19           Friday, April 18, 2003

                                   SCHEDULE C

                               7. ENTERAL SERVICES

Enteral Services:

Based on the Ross line of products: AWP of Formula

     Includes pump, pole, bags and formula.

     Spikes, syringes, NG and G tubes are charged separately.

Medicare B Residents

The pharmacy can bill on the Pharmacy Provider Number.

                                  Page 18 of 19           Friday, April 18, 2003

     IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the date first above written.

Kindred Hospitals East, L.L.C.           FI- The Oaks, LLC
d/b/a Kindred Pharmacy Services          d/b/a The Oaks at Avon


By:                                      By:
    ----------------------------------       -----------------------------------
Name: Mark McCullough                    Name: Joyce Karoleski


Title: President                         Title: CEO


Date:                                    Date:
      --------------------------------         ---------------------------------
               ("Pharmacy")                             ("Facility")

                                  Page 19 of 19           Friday, April 18, 2003

                           THERAPY SERVICES AGREEMENT

     THIS THERAPY SERVICES AGREEMENT (the "Agreement") is made as of the
                                                                         ----
day of             , 2003, by and between Senior Health Management, L.L.C.
       -----------
("Health Care Facility") and Kindred Rehab Services, Inc. ("Kindred").

     RECITALS

     A. Kindred provides certain rehabilitation therapy services to residents of skilled nursing facilities. Health Care Facility is a licensed health care facility with Medicare-certified beds which provides skilled nursing services to
residents. Health Care Facility's Medicare provider number is         , its
                                                              --------
Medicare cost report fiscal year end is        , and its Fiscal Intermediary is
                                        -------
        .
--------

     B. Health Care Facility desires that Kindred provide certain rehabilitation therapy services, as described more particularly in Addendum A attached hereto and incorporated by reference, to residents of Health Care Facility, and Kindred desires to provide those certain rehabilitation therapy services to Health Care Facility's residents on the terms set forth in this Agreement.

     AGREEMENT:

     NOW, THEREFORE, the parties agree as follows:

     1. Purpose of Agreement. Health Care Facility has requested that Kindred provide rehabilitation services including physical therapy, occupational therapy and speech therapy services to residents of Health Care Facility, and Kindred has agreed to provide such services.

     2. Duties and Obligations of Kindred.

          a. Services. Kindred shall provide to residents of Health Care Facility the rehabilitation therapy services ("Services") described on Addendum A upon Kindred's receipt of (i) the written order of an attending physician given in accordance with accepted professional practices; and (ii) specific authorization to treat the resident from a representative of Health Care Facility.

          b. Equipment. Kindred will provide any necessary office equipment and supplies. All equipment so provided shall remain the exclusive property of Kindred at all times under this Agreement.

          c. Staffing. Kindred shall provide Health Care Facility with sufficient personnel to deliver the Services under this Agreement. Kindred shall employ credentialed qualified personnel to provide all such Services to eligible residents of Health Care Facility.

          d. Record Maintenance. Kindred shall maintain written documentation of the services provided to Health Care Facility's residents in accordance with the requirements of applicable federal, state and local laws and regulations.

     3. Duties and Obligations of Health Care Facility.

          a. Space and Equipment. Health Care Facility shall provide all equipment and supplies necessary for the provision of rehabilitation services pursuant to the provisions in Addendum A. Health Care Facility shall (i) set aside designated areas adequate for Kindred's provision of the Services (including, but not limited to, adequate storage space for equipment and supplies) and (ii) maintain such designated areas in accordance with applicable federal, state and local laws, rules and regulations. Without limiting the foregoing, Health Care Facility shall supply the necessary utilities and support services (such as laundry and housekeeping) reasonably necessary to allow Kindred to provide the Services at Health Care Facility. Kindred will use such space, utilities and support services solely for the purpose of fulfilling its duties under this Agreement.

          b. Record Maintenance. Health Care Facility shall (i) have primary responsibility for maintaining all resident records, and (ii) make available to Kindred for review the individual resident treatment records necessary for the proper evaluation, screening and treatment of Health Care Facility's residents. Health Care Facility shall. secure written consent from its eligible residents authorizing Kindred to access their medical records for the purpose of Kindred's fulfilling its obligations under this Agreement. Kindred agrees to abide by all federal, state and local laws, rules and regulations pertaining to the confidentiality of such resident records.

          c. Minimum Data Set Completion. Health Care Facility shall have primary responsibility for performing and completing the Minimum Data Set (MDS) assessment for all residents.

          d. Physician Orders for Rehabilitation Therapy Services. Health Care Facility shall be responsible for obtaining all required written orders for provision of the Services to eligible residents from their attending physicians in accordance with accepted professional practices.

          e. Billing and Submission of Cost Reports. Except as otherwise set forth in this Agreement, Health Care Facility shall be responsible for, and incur the costs associated with, preparation and submission of all bills, cost reports and other claims for reimbursement to residents and any government programs and other third-party payors.

          f. Change in Ownership. Health Care Facility shall provide thirty (30) days' written notice of (i) the sale of all or substantially all of the assets (70%) of Health Care Facility, or (ii) the transfer of more than fifty percent of the outstanding shares of Health Care Facility (collectively, "Change of Ownership"). Such notice shall include the name, address and phone number of the purchaser, as well as any person implementing the Change of Ownership ("Escrow Agent"). At the closing, Health Care Facility shall cause Escrow Agent to disburse to Kindred all amounts owed for Services rendered through the date of closing.

          g. Notice of Adverse Actions. Health Care Facility shall immediately notify Kindred of any legal, administrative or governmental surveys, investigations, reviews, or proceedings initiated against it or any provider that might affect Health Care Facility's ability to perform their duties and obligations under this Agreement.

     4. Compensation.

          a. Fee Schedule. Health Care Facility shall pay Kindred the amounts set forth on Schedules A, B, and C to Addendum A for the Services rendered to Health Care Facility's residents. During the term of this Agreement, Schedules A, B, and C, and Addendum A may be amended from time to time by Kindred and Health Care Facility by dating and initialing (by authorized employees) the changes thereto. Both the National Director of Rehabilitation Services and an authorized agent of Health Care Facility shall approve these Schedules and any changes thereto.

          b. Invoices. Kindred shall submit an invoice to Health Care Facility within three business days following the close of the monthly billing period. Health Care Facility shall remit payment in full as shown on each invoice within 60 days after date of the invoice. Except as otherwise agreed to by the parties, Kindred shall not bill residents or the government or other third-party payors directly unless required to do so by applicable federal, state or local law.

          c. Late Payments. If Health Care Facility fails to make any payment when due, Kindred may terminate this Agreement immediately without prejudice to its claims for such payment or for other damages on account of the breach of this Agreement, and Kindred may seek such other remedies as may be available at law or in equity. In addition, late payments shall bear interest from the date an invoice is due until paid at the rate of one and one-half percent (1 1/2 %) per month.

          d. Denial of Payment. If Medicare or its agent notifies Health Care Facility that due to inaccurate or incomplete information that is necessary to complete the MDS Assessment and is required to be provided by Kindred with respect to any Service Medicare: (i) reclassifies a resident to a lower RUGS category, or (ii) issues a denial or disallowance on the grounds that such Services were not medically necessary, Health Care Facility will be entitled to offset against Kindred's next invoice to Health Care Facility an amount equal to the amount previously paid to, or billed by, Kindred for such unreimbursed Service for that specific resident.

          e. Kindred Notification of Denial. Health Care Facility shall provide written notice to Kindred of the receipt of any such RUGS reclassification, denial or disallowance notice or any medical necessity denial or disallowance from Medicare or its agent ("Notice") related to Kindred's Services within 10 days of receipt. If Health Care Facility fails to notify Kindred as required by this section, Health Care Facility shall remain responsible for compensating Kindred for any Services rendered which are the subject of such Notice and shall have no right to offset such unreimbursed amounts as provided in Section 4(d).

          f. Appeal Rights. Upon Kindred's request to the extent allowed by law, Health Care Facility shall timely appeal any Notice received in connection with Kindred's Services. The parties agree to cooperate in preparing such appeal. If the Notice resulted from the error or omission of Kindred, Health Care Facility shall appoint Kindred to act as its agent for purposes of conducting the appeal and Kindred shall be responsible for preparing such appeal and incurring the costs associated with the appeal. Health Care Facility shall grant to any fiscal agency involved the right to discuss the status of the claim with Kindred.

          g. No Right of Offset. Health Care Facility shall have no right of offset for any denial, disallowance or reduction in reimbursement caused by or resulting from the failure of Health Care Facility, its agents or employees to
(i) comply with any provisions of this Agreement; (ii) correctly bill Medicare or the appropriate fiscal intermediary or other third-party payor; (iii) correctly complete and file the resident's MDS assessment, including the timeliness of the assessment; or (iv) correctly determine or communicate to Kindred a resident's eligibility for coverage or change in coverage status. Health Care Facility shall have no right of offset for any amounts which Medicare refuses to reimburse to Health Care Facility for a Service except as otherwise provided herein.

     5. Term. This Agreement shall be effective for the period beginning on
                                                                            ----
2003, and shall continue for a term of 1 year (the "Term") and thereafter it shall be renewed automatically for successive periods of 1 year. This Agreement may be terminated earlier if either party materially breaches this Agreement. After the expiration of the first one year term, either party may terminate this Agreement on thirty (30) days written notice to the other, pursuant to paragraph 7(i) of this Agreement.

     6. Non-Solicitation of Personnel. During the term of this Agreement and for a one-year period thereafter (commencing with the date of expiration or termination of this Agreement), neither party shall directly or indirectly solicit the employees of the other party or "employ" (directly or indirectly, as an employee, independent contractor or otherwise) any such person or persons without the prior written consent of the other party; provided, however, that this provision shall apply only to those employees who have provided services directly to Health Care Facility at any time during the term of this Agreement. "Indirectly employ" shall include, but not be limited to, Health Care Facility contracting with, or receiving therapy services from, another provider who employs or contracts with any person who was employed by Kindred and provided services to Health Care Facility within the previous ninety (90) days. The parties agree that damages may not adequately compensate the non-breaching party for a breach of this paragraph and that, in addition thereto, the non-breaching party shall be entitled to injunctive relief and specific performance in addition to all other remedies. The parties hereby agree that the damages which will be incurred by virtue of the breach of this Agreement by either party shall be an amount equal to 75% of any solicited employee's annual base salary then in effect.

     7. Additional Provisions

          a. Insurance. Each party shall maintain for itself and on behalf of each of its employees providing services hereunder, general and professional liability insurance with a limit of not less than $1,000,000 per occurrence and $3,000,000 in the aggregate. Each party shall upon request provide the other party with a certificate of insurance evidencing such coverage and shall also provide 30 days' written notice to the other party prior to the cancellation of any such policies. This provision shall survive, and remain in full force and effect, after the termination of this Agreement.

          b. Indemnification. Each party agrees to indemnify the other, their affiliates and their respective officers, directors, employees and agents against, and hold the same harmless from, all liability, losses, damages, obligations, judgments, claims, causes of action and expenses associated therewith (including settlements, judgments, court costs and attorneys' fees) resulting from or arising out of, directly or indirectly, any act or omission (including, but not limited to, any neglect, reckless or intentional act or failure to act) by it's officers, directors, employees and agents or any failure by it's officers, directors, employees and agents to perform any obligation undertaken in or any covenant made under this Agreement. Upon notice, each party shall resist and defend at its own expense, and by counsel reasonably satisfactory to the other, any such claim or action.

          c. Independent Contractor Relationship. The parties agree that each is at all times acting and performing as an independent contractor under this Agreement. Nothing in this Agreement shall be construed as creating a partnership, joint venture or employment arrangement between the parties.

          d. Nondiscrimination. Neither party shall discriminate on the basis of race, color, sex, age, religion, national origin, sexual orientation, pregnancy, marital status, veteran status or handicap in providing services under this Agreement or in the selection of employees or independent contractors.

          e. Confidentiality. In order to facilitate the performance of this Agreement, each party may deem it necessary to disclose to the other certain proprietary and/or confidential information. Such information may include, without limitation, resident information, personnel information, financial information, market information, pricing information and service delivery information. Health Care Facility agrees that all prices referenced in this Agreement are to be kept confidential and will not be disclosed to another person or entity except as required by law. Each party agrees to keep all such information strictly confidential. No attorney-client, accountant-client or other legal privilege will be deemed to have been waived by Kindred or Health Care Facility by virtue of this Agreement.

          f. No Violation. Neither party shall be deemed to be in violation of this Agreement if it is, or reasonably determines that it is, prevented from performing any of its duties or obligations hereunder for any reason beyond such party's control, including without limitation flood, storm, strikes, acts of God or the public enemy, or statute, ordinance, regulation, rule or action of any applicable governmental entity.

          g. Access to Records. To the extent required by Section 1861(v)(1)(I) of the Social Security Act and its implementing regulations, the parties agree to retain all books, documents and records necessary to certify the nature and extent of the costs of providing services under this Agreement.

          h. Change in Law. In the event of any change in law, regulations or interpretations applicable to Kindred and the Services provided hereunder ("Change"), including but not limited to a Change in the Medicare or Medicaid programs after July 1, 1998, such that either Kindred or Health Care Facility cannot receive substantially the same benefits on account of the Change as is anticipated to be available to either under the terms of this Agreement given the law in effect as of the date of this Agreement, the parties shall use all reasonable efforts to negotiate in good faith necessary modifications to this Agreement so as to allow each party to obtain, as nearly as possible given the effect of the Change, the benefit which each party was intended to receive under the law in effect as of the date of this Agreement.

          i. Notices; Consents. All notices, consents or other communications which either party is required or may desire to give to the other under this Agreement shall be in writing and shall be given by personal delivery, by deposit, postage prepaid, in the United States mail, certified or registered mail, return receipt requested, by overnight delivery, or by fax, addressed to the parties at their respective address set forth below:

          If to Kindred:            National Director of Rehabilitation Services
                                    1542 Canterbury Lane
                                    Liberty, MO 64068
                                    Fax: (816) 781-3301

          and:                      Kindred Rehab Services, Inc.

                                    680 South Fourth Avenue
                                    Louisville, KY 40202
                                    Attn: Director of Finance
                                    Fax: (502) 596-4104
                                    cc: General Counsel
                                    Fax: (502) 596-4075
                                    cc: National Director of Client Services
                                    Fax: (678) 461-0734

          If to Health Care Facility: Senior Health Management
                                      100 Second Avenue South, Suite 9015
                                      St. Petersburg, FL 33701
                                      Attn: Mr. Bart Wyatt
                                      Fax:

Any notice sent in compliance with this section shall be deemed to have been given upon the earlier of actual receipt or three days after mail deposit, except that notice of change of address shall not be deemed effective until actual receipt by the intended recipient.

          j. Licensure and Certification. Each party shall operate at all times in compliance with federal, state and local laws, rules and regulations, the standards of JCAHO (if applicable), and all currently accepted methods and practices related to the provision of services contemplated hereunder. Each party hereby certifies that it is licensed by the State or Commonwealth of Florida, and that it has all necessary approvals and certificates required by the appropriate state and federal agencies in order to qualify for and participate in the Medicaid and Medicare programs.

          k. Governing Law; Severability. This Agreement shall be construed under, and governed in accordance with, the laws of the State or Commonwealth of Florida. The invalidity or unenforceability of any provision herein shall not affect the validity or enforceability of any other provision.

          1. Headings. The headings of this Agreement are inserted for convenience only and are not to be considered in the interpretation of this Agreement.

          m. No Waiver. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any other breach of this Agreement, whether of a similar or dissimilar nature.

          n. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements, undertakings and understandings of the parties in connection with the subject matter hereof. No representation, warranty, inducement, promise, understanding or condition which is not set forth in this Agreement has been made or relied upon by Health Care Facility or Kindred. This Agreement may be modified or amended only in writing duly signed by both parties.

          o. Attorneys' Fees. If this Agreement is placed in the hands of an attorney to enforce any of the terms or conditions in this Agreement, the prevailing party (whether litigation is filed or not) shall be entitled to reasonable attorneys' fees and costs from the non-prevailing party.

          p. Approval. This Agreement shall not be effective or legally binding until it has been executed by a Vice President of Kindred Healthcare, Inc.

          q. Assignability. Neither party may assign its rights or obligations hereunder without the prior written approval of the other party; provided, however, that such an assignment may be made without the other party's approval to an entity which is related by virtue of a common parent corporation or which is, directly or indirectly, wholly owned or controlled by the same entity as the assigning party.

          r. No Construction Against Drafter. No inference in favor of, or against, any party to this Agreement shall be drawn from the fact that such party has drafted any portion of this Agreement.

     IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the date first above written.

KINDRED REHAB SERVICES, INC.             SENIOR HEALTH MANAGEMENT, L.L.C.


By:                                         By:
   ----------------------------------          ---------------------------------
Title:                                      Title:
      -------------------------------             ------------------------------
Date:                                       Date:
     --------------------------------            -------------------------------
              ("Kindred")                            ("Health Care Facility")

                                   ADDENDUM A

        [to Therapy Services Agreement for Kindred Rehab Services, Inc.]

                           1.0 REHABILITATION SERVICES

1.1 Description of Services. Kindred shall provide the rehabilitation services described herein in accordance with the terms and conditions of this Agreement. Such services shall be provided to individuals located at the address for Health Care Facility set forth in the first recital paragraph of this Agreement (the "Building").

     1.1.1 Physical Therapy Services

          Kindred shall provide such physical therapists and/or physical therapy assistants and/or physical therapy aides as shall be required to provide physical therapy services to the Health Care Facility which may include, without limitation, the following:

          (i) All physical therapy for resident treatment as prescribed by a physician and related consultation upon request by a physician.

          (ii) A registered physical therapist's supervision of staff training for physical therapy care and treatment.

          (iii) Review of Health Care Facility's personnel and resident care policies with respect to the Services and the implementation of such changes or amendments to those policies as are necessary to conform the Health Care Facility's policies to all applicable state and federal regulations.

          (iv) All other matters as necessary to provide physical therapy services to the Health Care Facility in accordance with this Agreement.

     1.1.2 Occupational Therapy Services

          Kindred shall provide such registered occupational therapists and/or occupational therapy assistants and/or occupational therapy aides as shall be required to provide occupational therapy services to the Health Care Facility, which may include, without limitation, the following:

          (i) All occupational therapy for resident treatment as prescribed by a physician and related consultation upon request by a physician.


                                                                   -------- ----
                                                                   Initials Date


                                                                   -------- ----
                                                                   Initials Date

                                    EXHIBIT G
                          FORM OF MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement") is dated as of the 1st day of June 2003, by and between [New Operator] ("Owner'), a limited liability company organized and existing under laws of the State of Florida, and Senior Health Management-Gold Coast, LLC ("Manager"), a limited liability company organized and existing under the laws of the State of Florida.

                                WITNESSETH THAT:

     WHEREAS, Owner is the owner of the lessee of nursing facility described on Appendix "A" hereto together with the equipment, furnishings and other tangible personal property used in connection with the facility (the "Facility");

     WHEREAS, Owner wishes to retain the services of Manager, as manager of the Facility, to meet Owner's obligations;

          (i) as lessee under that certain Lease Agreement among Owner and
Florida Institute for Long Term Care, LLC dated as of                         ,
                                                      ------------------------
2003 (the "Lease Agreement");

          (ii) as a party to any easement or other agreements which now or hereafter affect the Facility;

          (iii) as licensee or permittee under any licenses or permits, governmental or otherwise, pursuant to which either the Facility is or may be operated;

          (iv) otherwise as owner of the Facility (all of the documents evidencing the functions referred to in paragraphs (i) - (iii) above, together with all amendments and modifications now or hereafter made thereto, all of which have been delivered to Manager, are hereinafter collectively called the "Basic Documents"); and

     WHEREAS, Manager is willing to perform such services with regard to the management, operation, maintenance, marketing, and servicing of the Facility (the "Management Services"), upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing and of the full and faithful performance of all the terms, conditions, and obligations herein contained, and intending to be legally bound hereby, Owner and Manager agree as follows:

                                    ARTICLE I

                                   APPOINTMENT

     1.1 Appointment. Owner hereby appoints and engages Manager, exclusively, to provide, supervise, and direct the enumerated Services herein for the operation of the Facility, subject to the terms and conditions set forth in this Agreement, and Manager hereby accepts such appointment and engagement on the terms and conditions set forth in this Agreement, provided that Manager shall have no right or authority, express or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided in this Agreement.

     1.2 Control Retained by Owner. Owner shall at all times retain and exercise control over the assets and operations to the extent not delegated herein of the Facility, and Manager shall perform the functions described in this Agreement to be performed by it in accordance with policies, directives and operating agreement in effect and recommended changes adopted by Owner. It is expressly agreed by and between Owner and Manager that Manager is at all times acting and performing as an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership, joint venture, employment relationship, or principal and agent relationship between Owner, its successors and assigns on the one part, and Manager, its successors and assigns on the other part.

     1.3 Term. Subject to the provisions of Article VIII, the term of this Agreement shall be for a period of five (5) years ("Term"), commencing on
           , 2003.
-----------

                                   ARTICLE II

                                     DUTIES

     2.1 During the Term, Manager shall be responsible to either provide or arrange for the Services enumerated for the proper and efficient operation of the Facility as a skilled and/or intermediate care nursing facility and shall provide Owner with the Services and other services requested that will be necessary to maintain the Facility as such, including, but not limited to those set forth below.

          2.1.1 Initial Document Requirements.

               a. On or prior to commencement of the Term, Owner will provide Manager with copies of the Basic Documents.

               b. Owner, within thirty (30) days after commencement of the Term, shall prepare and submit to Manager a complete list of:

                    (i) books and records of the Facility held by Owner or the prior manager;

                    (ii) personal property relating to the Facility;

                    (iii) service contracts relating to the Facility;

                    (iv) all necessary records relating to the operation of the Facility and the personal property located at the Facility belonging to Owner; and

                    (v) all licenses, permits, operating or occupancy certificates, employment contracts, service contracts, cooperation agreements, transfer or transportation agreements, and insurance certificates relating to the maintenance and operation of the Facility.

Manager shall be responsible for the due and proper maintenance of all items on the foregoing lists at the expense of Owner.

     2.2 Manuals. Manager, upon execution of this Agreement, will review existing, or if those are not available, furnish Owner with a copy of its standard operating procedures manual covering operation, financial, accounting, employees and other managerial aspects of the Facility's operations (the "Operating Procedures Manual"). Manager acknowledges that it has met with Owner representatives, has been briefed on general policies and procedures of Owner with respect to managing the Facility, and has agreed to modify the Operating Procedures Manual, where required, to reflect Owner's policies and procedures. Manager and Owner shall develop a policies and procedures manual for the operations of the Facility (the "Facility Manual"), a marketing plan (the "Marketing Plan") and such other materials as Manager or Owner shall from time to time deem appropriate. Manager agrees to abide by the directives, terms and conditions of the Operating Procedures Manual, Facility Manual and Marketing Plan, as amended from time to time.

     2.3 Management of the Facility. Manager shall provide the management services consistent with all applicable licensing, accreditation and professional standards, including the standard of care for long-term care facility operators in the State of Florida. Manager shall make available to Owner the full benefit of the judgment, experience and advice of the members of Manager's organization and staff. Manager shall act as agent of Owner for the proper protection of and accounting for those of Owner's assets at or related to the Facility.

     2.4 Compliance with Basic Documents In the Use and Maintenance of the Facility. Manager agrees not to permit the use of the Facility for any purpose likely to void any policy of insurance held by Owner known to Manager or which would be likely to render any loss insured thereunder uncollectible, or which would violate in any material respect any governmental restriction, deed, covenant, easement or requirement of any of the Basic Documents furnished to it from time to time, or other agreement governing the occupancy, use or operation of the Facility that has been delivered to Manager.

     2.5 Personnel. On behalf of Owner, Manager shall investigate (where appropriate), hire, pay, promote, supervise, and discharge (as necessary) full-time and part-time on-site personnel necessary for the efficient discharge of Manager's duties hereunder. All personnel, except for the personnel described below, shall be employees of Owner.

     Manager shall exercise due care in the selection of competent, diligent, and honest Personnel and also shall:

          a. provide a properly licensed, full time, on-site nursing home [or assisted living facility] administrator ("Administrator") for the Facility, who shall be selected with and upon the advice and approval of Owner, which approval shall not be unreasonably withheld, and the salary, benefits and other compensation shall be paid as an expense of the operation of the Facility. The amount of such salary and other compensation which is reimbursable hereunder will be within the range paid to comparable personnel at facility similar to and in the local area of the Facility. The

Administrator shall be an employee of Owner unless Owner and Manager shall specifically agree otherwise.

          b. ensure that all Personnel are employees of Owner, and all salaries, benefits, wages, and other compensation of the Personnel, will be charged to Owner as expenses of the operation of the Facility.

          c. use its best efforts to assure compliance with all applicable employment, wrongful discharge, anti-discrimination, occupational safety, and health and other similar laws and regulations affecting employment of Personnel, and with private employment or union contracts; Manager agrees to indemnify and hold Owner harmless from and against any loss, damage, claim, expense or other liability arising out of or in connection with a breach or alleged breach of such laws, regulations, or contracts created by Manager's fraudulent or willful misconduct.

          d. provide for and maintain an employee training and testing program with objective standards for all categories of employees that will meet or exceed all governmental and industry requirements for minimum levels of training and degree of experience, all as specified in the Operating Procedures Manual and the Facility Manual, and will provide for an adequate level of staffing for all categories of employees consistent with the budgeted salary levels of the Facility.

          e. negotiate with any labor union lawfully entitled to represent all or any group of Personnel, if any; provided, however, that any collective bargaining agreement or labor contract resulting therefrom must first be approved by Owner who shall be the only person authorized to execute the same.

     2.6 Promotional Activities. Manager shall be responsible, exclusively, for conducting promotional activities on behalf of the Facility, in accordance with the

Marketing Plan, including media advertising and related marketing efforts, together with occasional on-site seasonal or promotional activities. In order to assure the efficiency and effectiveness of such marketing and promotion, Owner shall refrain from undertaking any such activity except as may be recommended or consented to by Manager.

     2.7 Utilities and Supplies. Manager shall make all arrangements for the furnishing to the Facility of utility, maintenance and other services and for the acquisition of equipment, food, beverages and supplies as necessary for the management, operation, maintenance and servicing of the Facility in the manner described in Section 2.3. To the extent permitted by law, Manager will offer to the Facility the opportunity to participate in any group or volume purchasing contracts in which Manager may from time to time participate.

     2.8 Telephone. Manager shall be responsible for: the proper operation and maintenance of the telephone system; dealing with telephone company representatives; for recommending significant changes, expansions or substitutions of equipment to Owner; and controlling access to the Facility for such purposes.

     2.9 Cable. Manager shall be responsible for the proper control of cable-related services, including the placement, maintenance and removal of installed lines by third parties, and the access of such third parties to the Facility. Manager shall be responsible for supervising such third parties or service providers in installation, operation, maintenance, or removal of equipment.

     2.10 Emergency and Evacuation Procedures. Within thirty (30) days after the occupancy of the Facility by Manager and annually thereafter, if required by Owner, Manager shall review and make recommendations to Owner concerning all written emergency and evacuation procedures presently covering the Facility for the protection, warning and safe and timely evacuation of all residents, guests, invitees and staff from the Facility (the "Emergency and Evacuation Procedures"). Manager agrees to consult with insurance carrier loss prevention consultants if so required by Owner, and to change such Emergency and Evacuation Procedures if so recommended; provided, however, that the Emergency and Evacuation Procedures shall at all times comply with applicable governmental requirements. Manager shall take such steps as it deems appropriate to assure the proper training of the Personnel and Administrator and shall assure that all residents receive training and are, to the extent reasonably possible, knowledgeable about such Emergency and Evacuation Procedures.

     2.11 Rebates, Discounts. Any and all refunds, volume discounts, rebates, reduced rates for timely payment, or other benefits derived from business done at, on or through the Facility shall be credited to Owner and not to Manager.

     2.12 Assessments, Charges. Manager shall issue monthly bills to all residents of the Facility for fees and other charges due the Facility or Owner, and shall use diligent efforts to collect all such fees and charges and all other revenues relating to the Facility, on behalf of Owner. Manager promptly shall deposit all funds so collected in trust for Owner.

     Manager shall notify Owner promptly, and in any event not less frequently than monthly, of any and all defaults in payment of fees and other charges due and shall institute, upon request of Owner and in the name of the applicable Facility and/or Owner, as appropriate, any and all legal actions or proceedings reasonable or necessary to collect such fees and charges, including any finance charges, and, upon the request of Owner, exercise any and all remedies available to such Facility and/or Owner to enforce such payment.

     2.13 Compliance with Laws. Manager shall take such action as shall be necessary to ensure that the Facility and the operation thereof by Manager will comply with all federal, state, and local laws, rules, regulations, and ordinances applicable to the Facility or the operation thereof by Manager including the particular laws and regulations applicable to nursing homes [or assisted living Facility]. In the event the terms of this Agreement or the actions taken hereunder by Manager or Owner, at any time, fail to comply with any federal, state or local law, rule, regulation or ordinance, including any regulation of the Internal Revenue Service relating to the management or operation of a nursing home [or assisted living facility], such failure shall be cured immediately by Manager or Owner and, to the extent such failure requires the modification of this Agreement, Manager and Owner agree to make such modification to cause this Agreement to comply with all applicable rules, laws, regulations and ordinances.

     Manager shall promptly provide to Owner as and when received by Manager, all notices, reports or correspondence from governmental agencies that assert deficiencies or charges against the Facility or that otherwise relate to the suspension, revocation, or any other action adverse to any approval, authorization, certificate, determination, license or permit required or necessary to own or operate the Facility. Manager may appeal any action taken by any governmental agency against the Facility; provided, however, that Owner shall adequately secure and protect the Manager from loss, cost, damage or expense by bond or other means reasonably satisfactory to Manager in order to contest by proper legal proceedings the validity of any such statute, ordinance, law, regulation or order, provided that such contest shall not result in the suspension of operations of the Facility and provided, further, that Owner shall adequately secure and protect Manager from any loss, cost, damage or expense by bond or other means reasonably satisfactory to

Manager in order to contest by proper legal proceedings the validity of any such stature, ordinance, law, regulation or order, provided, however, that such contest shall not result in the suspension of operations of a Facility and provided, further, that Owner shall not have any obligation to secure and protect Manager from any loss, cost damage or expense that arises directly out of Manager's breach of any of its covenants under this Agreement.

     2.14 Compliance with Official Orders: Copies of Notices. Manager shall take such action as may be necessary to comply promptly with any and all orders, evaluations, reports, or other requirements of any federal, state, regional, county or municipal authority affecting the Facility or the operation thereof, and orders of the Board of Fire Underwriters or other similar bodies. Manager, however, shall not take any action under this Section so long as Manager has been informed that Owner is contesting, or has affirmed its intention to contest any such order or requirement, unless a failure to comply promptly with any such order or requirement would expose Manager to civil or criminal liability. Manager shall promptly, and in no event more than forty-eight (48) hours after receipt, notify Owner of all such orders, notices, evaluations, reports or other requirements. Manager immediately shall deliver to Owner copies of all notices received by it or received at the Facility from any trustee, mortgagee, ground landlord, or other party relating or pertaining to any of the Basic Documents.

     2.15 Contracts. Manager is authorized to make and enter into such contracts and agreements for the provision of supplies, material or labor to or for the benefit of the Facility as are required in the ordinary course of business for the operation, maintenance and service of the Facility; provided, however, that Manager may not enter into any construction contract or other agreement which could result in the creation of a lien on the Facility of more than $10,000 or any contract involving the expenditure of more than

$10,000, without the prior written consent of Owner, which shall not unreasonably be withheld.

     2.16 Repairs. Manager shall make or install or cause to be installed, at Owner's expense and in the name of the Owner, any proper repairs, replacements, additions and improvements in and to the Facility and the furnishings and equipment in order to keep and maintain the same in good repair, working order and condition, and outfitted and equipped for the proper operation thereof in accordance with standards comparable to those prevailing in other similar Facility, provided, however that nothing contained in this section shall be deemed to authorize Manager to make any additions to the Facility increasing the square foot area thereof, without the prior written approval of Owner, which shall not unreasonably be withheld, and all such expenditures shall conform to the requirements of the Basic Documents. Manager shall maintain a maintenance log of all repairs, replacements or improvements made to the Facility. Manager may contract with its affiliates with respect to the provision of supplies, material or labor to or for the benefit of the Facility, provided that the terms, conditions, provisions or arrangements are on the same or similar terms as they would be if negotiated and consummated on a "arms-length" basis. Unless the consent of Owner is otherwise obtained, all contracts or agreements entered into by Manager shall be for a term of one (1) year or less, and shall provide for payments within the then current Approved Budget (as hereinafter defined).

     2.17 Licenses and Permits. Manager shall apply for and use its best efforts to obtain and maintain in the name and at the expense of the Owner, all licenses and permits required in connection with the management and operation of the Facility. Owner agrees to cooperate with Manager in applying for, obtaining and maintaining such licenses and permits.

     2.18 Taxes. Manager shall cause all taxes, assessments, withholdings, payroll taxes and charges of every kind imposed upon the Facility by any governmental authority, including interest and penalties thereon, to be paid when due if funds are available. Manager shall deliver to Owner a copy of any assessment, tax notice or tax bill received by Manager and shall pay the same as and when due; provided, however, that Manager shall not cause such payment to be made if (i) same is in good faith being contested by Owner at its sole expense and without cost to Manager, (ii) enforcement thereof is stayed and (iii) Owner shall have given Manager written notice of such contest and stay and authorized the nonpayment thereof not less than ten (10) days prior to the date on which such tax, assessment or charge is due and payable. Interest or penalty payments shall be reimbursed by Manager to Owner if imposed upon Owner solely by reason of negligence on the part of Manager in making the payment if funds are available therefor in a timely manner.

     2.19 Maintenance and Disbursement of Funds. All bank accounts maintained by Manager for the Facility will be opened and maintained as separate, segregated accounts. Owner shall approve the banks selected for all accounts maintained at offices of financial institutions or firms located in the State of Florida. Such accounts shall permit checks thereon to be signed by any appropriate officer or employee of Manager or Owner (such officer or employee to be specifically designated). Funds in such account or accounts shall not be commingled with any other funds controlled by Manager, and will be disbursed only in accordance with this Agreement and, from time to time, upon the specific instructions of Owner. Nothing contained herein shall require Manager to secure the signature of Owner for a wire transfer of payroll and payroll taxes.

               a. The Operating Account. Manager shall maintain an interest bearing operating account (the "Operating Account") to and from which all funds collected from the operation of the Facility are to be deposited and disbursed.

               b. Disbursements from Operating Account. Owner shall assist Manager in timely obtaining funds for the payment of Operating Expenses in accordance with the terms of the Basic Documents and place such funds in the Operating Account. Manager shall disburse such funds to pay promptly all expenses authorized in the Approved Budget (as hereinafter defined) or otherwise under the terms of this Agreement. For priority of payment purposes, the Monthly Fee as well as any Reimbursable Costs shall be paid out of first available revenues.

               c. Non-Reimbursable Expenses. Except and to the extent approved by Owner as a part of an Approved Budget or otherwise as an Approved Expense, the following expenses shall be paid by Manager, without reimbursement by Owner:

                    (i) any expenses for Manager's home office, equipment or supplies;

                    (ii) any overhead expense of Manager incurred in its general offices;

                    (iii) salaries of any executive or supervisory personnel of Manager, other than the full time on-site Administrator[s], including regional or multisite managers, but excluding regional bookkeepers;

                    (iv) salaries, wages, and expenses allocable to any personnel for activities with regard to providing in-house accounting services (other than full-time personnel employed by Owner at the Facility);

                    (v) any salaries, wages, and expenses for any central office personnel located at the Facility;

                    (vi) wages, salaries, or other expenses for any services provided by or on behalf of Manager, except as specifically provided herein and authorized in advance by Owner; and

                    (vii) in addition, other than as provided in Article III hereof, any computer time, equipment or other expense used or incurred in processing payroll, the books and records of the Facility or in preparing any statements or reports. However, nothing contained herein shall prohibit Manager from hiring the services of a third-party payroll service as an operating expense of the Facility.

               d. Additional Funding. In the event funds in the Operating Account are or will be insufficient to meet Authorized Expenses of the Facility and any other expenses approved in writing by Owner, Manager will notify Owner immediately of such deficiency, and, thereupon, Owner, or, at the request of Owner, Manager may provide funds to meet such expenses. Any party so making such an advance shall be reimbursed the full amount thereof, together with interest on such amount from the date of such advance calculated at a rate of ten percent (10%) per annum. Manager shall not be obliged to advance any of its own funds to or for the account of Owner or to incur any liability hereunder for Authorized Expenses or any other expenses approved in writing by Owner unless Owner shall have furnished Manager with funds necessary to discharge the same. Nevertheless, if Manager at any time advances any funds for Authorized

Expenses, Owner shall immediately reimburse Manager for such funds upon demand, provided Manager shall not be in default hereunder.

               e. Patient Trust Account. Manager shall establish and maintain records and procedures to account for all patient funds deposited with the Facility. A "Patient Trust Account" shall be established for each Facility in accordance with the terms hereof and the Basic Documents and all disbursements therefrom and records and procedures relating thereto shall conform with the requirements of third party reimbursement, licensure and all other applicable requirements and the terms hereof and thereof.

     2.20 Internal Control. Manager shall maintain adequate systems and procedures governed by written policies and procedures covering all aspects of its operational and fiscal processes and sufficient to ensure that the Facility's assets and business are safeguarded in all material respects.

     2.21 Extraordinary Services. Whenever Manager and Owner determine that services not included in the services required to be rendered pursuant to this Agreement are necessary or desirable for the efficient and economic operation of the Facility ("Extraordinary Services"), Manager shall advise Owner of the need and cost therefor and make recommendations related thereto. Manager shall then perform the Extraordinary Services in accordance with the direction of Owner. Such Extraordinary Services may include repairs, replacements and alterations to the Facility not covered by the Approved Budget.

                                   ARTICLE III

                                    COVENANTS

     3.1 Manager and Owner each covenant that during the term of this Agreement, except as otherwise approved in writing by the other, neither it nor any of its subsidiaries or related entities ("Affiliates"), shall, either directly or indirectly, for itself, or through, on behalf of or in cooperation with, any person, persons, partnership or corporation:

               a. materially divert or attempt to divert any business or customer of the Facility to any competitor by direct or indirect inducement or otherwise other than for services not provided by the Facility; or

               b. do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Facility. Provided, however, that the foregoing shall not be construed to limit the right of: (i) Owner to own other nursing homes; or (ii) Manager or an affiliate of Manager to engage in management activities that do not compete, by reason of geographic location (within a 20 mile radius of the Facility), type of service, patient or provider characteristics, or other basis upon which such services may reasonably be considered to be outside of the market for the services of the Facility. Notwithstanding the foregoing, it is acknowledged and agreed that Manager may continue to manage any facilities owned by Owner within such territory.

     3.2 The Owner does hereby represent to Manager as follows, which representations and warranties are being relied upon by Manager, without investigation, fur purposes of entering into this Agreement.

          3.2.1 The Owner has ownership or leasehold interests and/or title to the Facility free and clear of any liens, encumbrances, restrictions and interest whatsoever except the third party interests set forth and described on
Exhibit 3.1 ("Adverse Interests"), none of which Adverse interests prohibit the execution and performance of this Agreement by the Owner or Manager. Owner is a limited liability company, duly formed in and in good standing in the State of Florida, and has taken all action deemed necessary and/or required to enter into this Agreement and bind the Owner to the full and faithful performance of the terms of this Agreement. The individual executing this Agreement is an officer of the Owner and is fully authorized to execute this Agreement on behalf of the Owner.

          3.2.2 The Facility is duly licensed for operation as a skilled
nursing, intermediate care facility, with a total of     licensed skilled
                                                     ---
nursing beds,     of which are currently in service, is duly certified for
              ---
participation in the Medicare and State of Florida Medicaid programs, and such licenses and provider agreements are not probationary, conditional or in any manner restricted and to the knowledge of the Owner, there is no notice of termination pending, outstanding or threatened by any governmental agency. To the knowledge of the Owner, the Facility is in good standing with all governmental agencies having governance over the business conducted at the Facility and there do not exist any state survey deficiencies containing deficiencies which have not been fully corrected. To the knowledge of the Owner, neither the Owner nor the Facility is the subject of any investigation by any governmental agency, including without limitation, HCFA, the OIG, the FBI, the DOJ, OSHA or the Department of Labor. A copy of the Facility's current license, provider agreements with the Medicare and Medicaid programs, permits and most recent state survey are attached hereto as Exhibit 3.2 ("Licenses, Agreements and Surveys").

          3.2.3 To the knowledge of the Owner, the Facility, including without limitation, the real property, improvements, equipment, furniture, furnishings, supplies and structural components, are in good condition and repair and fit for use in the operation of the Facility as licensed and as required by applicable laws, rules and regulations. Manager has conducted an on-site inspection of the Facility and has identified for the Owner necessary repairs and improvements.

                                   ARTICLE IV

                                    BUDGETING

     4.1 Budget. As soon as practicable after the date hereof and at least ninety (90) days prior to the commencement of each subsequent fiscal year during the term of this Agreement, Manager shall prepare and submit to Owner a proposed accrual basis operating budget (the "Budget") in accordance with the requirements of the Basic Documents, for the ensuing calendar year setting forth, on a monthly basis, Manager's estimates of:

               a. operating revenue;

               b. operating expenses, including the costs for repairs and maintenance;

               c. expenditures for capital improvements, including alterations, improvements, additions and replacements to the Facility;

               d. expenditures for advertising, promotion, and personnel training programs to be undertaken by Manager;

               e. management fees;

               f. all other matters required by the Basic Documents.

     Owner shall approve or disapprove of the proposed Budget in writing to Manager, detailing the basis for disapproval, within thirty (30) days after receipt. If Owner does not approve or disapprove of the proposed Budget within such thirty (30) day period then Owner shall be deemed to have approved the Budget. If Owner disapproves the Budget,

Manager will resubmit a Budget within fifteen (15) days after initial rejection. Owner shall approve or disapprove any such resubmitted Budget within fifteen
(15) days of its receipt thereof. The Budget as so finally approved by Owner shall constitute the "Approved Budget" for purposes hereof and the annual budget for such calendar year for purposes of the Basic Documents. Owner will not unreasonably withhold or delay approval of a proposed Budget or revision.

     An Approved Budget shall constitute authorization for Manager to expend funds to operate and manage the Facility pursuant to such Approved Budget, and Manager may do so without further approval. Manager shall adhere to the Approved Budget and shall notify Owner of any proposed increases in expenditure, which must be approved in advance by Owner.

     4.2 Forecast and Budget Revisions. If at any time circumstances indicate that the Approved Budget does not properly take into account the projected needs of the Facility, Manager shall notify Owner of the same and shall submit to Owner a proposed revision to the Approved Budget which Owner shall approve or disapprove within thirty (30) days after submission. If the proposed revision is disapproved by Owner, Owner and Manager shall endeavor to agree on a revised Budget.

     Once approved, Manager's authority as to any revised Budget is the same as that authorized for the original Approved Budget. In any event, not later than thirty (30) days prior to the first day of the sixth month of each fiscal year, Manager shall prepare a forecast of operations of the current year taking into account actual operations to date and estimated operations for the remainder of the year.

     4.3 Expenditures for Capital Items. The Approved Budget shall constitute authorization for Manager to make the capital expenditures contemplated thereby. If

Manager believes the purchase or installation of new or replacement equipment or other capital items not contemplated by the Approved Budget is or will be necessary or desirable, Manager shall advise Owner thereof, but shall cause such items to be purchased and installed only after obtaining the prior written authorization of Owner.

     4.4 Authorized Expenses. All expenses authorized pursuant to this Article IV or authorized by Owner in writing, shall constitute "Authorized Expenses" for purposes of this Agreement.

                                    ARTICLE V

                                    INSURANCE

     5.1 Owner's Insurance. Manager will procure and maintain, at Owner's expense with appropriate coverage for Manager as an additional insured, all insurance required under any of the Basic Documents, and to the extent consistent with such requirements, the following insurance.

               a. insurance against loss or damage by fire, wind, hail, lightning and other perils insurable under the broad form of extended coverage insurance available in the area where the Facility is located, on all buildings and improvements, and contents thereof, constituting all or any portion of the Facility, in amounts sufficient to cover one hundred percent (100%) of the replacement cost thereof and in amounts which are sufficient to prevent any applicable coinsurance provision from becoming effective subject to a maximum $10,000 deductible;

               b. insurance against loss or damage resulting from explosion of boilers, heating apparatus or other apparatus containing fluids under pressure, in amounts reasonably determined by Owner;

               c. comprehensive general public liability insurance against loss or liability for damages for personal injury, death or property damage occurring on, in or about the Facility in amounts and on terms agreed to by Owner and Manager;

               d. professional liability insurance covering all liabilities arising from the providing of health care or other services at the Facility where deemed appropriate by Owner or required by insurance carrier;

               e. loss of income or business interruption coverage in an amount not less that six (6) month's debt service on all outstanding obligations secured by the revenues of the Facility or such greater amount as may reasonably be determined by Owner;

               f. insurance for automobiles owned or hired by Manager or Owner and used in connection with the Facility having a combined single limit bodily injury and property damage of at least $ 1,000,000;

               g. such other insurance as Owner may from time to time reasonably require; and

               h. worker's compensation and employer's liability insurance required under applicable laws covering all employees at the Facility if requested by Owner.

     5.2 Nature of Policies. Unless otherwise approved by Owner, all insurance policies required under the provisions of this Article shall be written by companies selected by Manager and approved by Owner and to the extent possible:

               a. name and designate Owner and Manager (together with any mortgagee or other lien holders, as applicable) as named insureds;

               b. provide that such policy shall not be canceled or materially altered or amended without at least thirty (30) days' prior written notice to each insured named therein, notwithstanding any act or negligence of Manager that otherwise might result in forfeiture of said insurance; and

               c. provide that such insurance shall not be invalidated by any act or negligence of Owner or Manager.

     Manager shall furnish to Owner evidence of all insurance coverage required herein within thirty (30) days of the date hereof and renewals thereof at least thirty (30) days prior to expiration.

                                   ARTICLE VI

                           BOOKS, RECORDS AND REPORTS

     6.1 Fiscal Year. The fiscal year of the Facility shall end on December 31.

     6.2 Records. Manager shall maintain a comprehensive system of office records, books and accounts in connection with its management and operation of the Facility, in form satisfactory to Owner, which shall belong to Owner. Such books and records shall be kept in accordance with generally accepted accounting principles ("GAAP"). Owner and others designated by Owner shall have at all reasonable times access to such records, accounts and books and to all vouchers, files and all other material pertaining to the Facility and this Agreement, all of which Manager agrees to keep safe and separate from any records not having to do with the Facility.

     6.3 Monthly Reports. During the term of this Agreement, Manager shall deliver to Owner the following statements prepared in accordance with GAAP applied consistently from period to period on the accrual basis by the twenty-fifth (25th) of the following month:

                    (i) balance sheet dated as of the last day of the preceding month;

                    (ii) comparative profit-and-loss statement presenting the monthly and year-to-date results of operations of the Facility as compared with the month and year-to-date budget and showing the variances in dollars and per beds per day; and

                    (iii) any other information relating to the Facility reasonably requested by Owner.

     The Manager shall cooperate with any auditor or accountant selected by Owner in connection with the preparation of financial statements which are required to be prepared by a certified public accountant in accordance with the Basic Documents.

     6.4 Performance. To insure the reliability and reasonableness of all statements required by this Article VI, Manager shall regularly perform the following:

               a. either pay, on or before the respective invoice due dates, all monthly charges, fees, bills, invoices, etc., normally and customarily incurred for such month in connection with the operation of the Facility, or if any such charges, fees, bills, or invoices were incurred but are not paid by the last day of such month, accrue such amounts; and

               b. accrue proportionally to each applicable month payable for a period greater than a month, any charges including but not limited to real estate taxes, assessments and insurance premiums.

     If due to extraordinary circumstances, Manager identifies expenditures after the last day of the month which are in fact properly chargeable to that month but which are not reflected on statements submitted pursuant to this Section, Manager shall immediately notify Owner of said expenditures and include them in the next month's financial statements. All statements required by this Section shall be prepared in accordance with GAAP.

     6.5 Reports to Agencies.

               a. Manager shall prepare in a timely and diligent manner all forms and returns required by law or regulation to be prepared or filed in connection with the operation of the Facility and the rendering of services to residents, including but not limited to, any reports or filings required by any local, state of federal law in connection with licensing, unemployment insurance, worker's compensation insurance, disability benefits, FICA and withholding taxes, and other similar reports or returns now in effect or hereinafter imposed.

               b. Manager shall not be responsible for preparing or filing Owner's federal or state income tax returns but Manager shall be responsible for furnishing operating information required therefor.

     6.6 Audits. Manager will cooperate with and give reasonable assistance to any independent public accountant retained by Owner to examine any cost reports, financial statements or other records pertaining to the Facility.

                                   ARTICLE VII

                                  COMPENSATION

     7.1 Monthly Fee. During the Term of this Agreement, the Manager shall receive an amount equal to Four Percent (4%) of the gross revenue of the Facility annually payable on a monthly basis on or prior to the tenth (10th) day of each month (the "Due Date"). The monthly amount payable will be a good faith estimate of the revenue for that month with a reconciliation within thirty (30) days of the end of the year

("Annual Due Date) (the "Monthly Fee" or the "Management Fees"). The reconciliation will reflect the total gross revenue by month with the prior payments. Any balance due Manager will be paid within ten (10) days thereafter. The Monthly Fee shall be fully earned by the Manager and paid by the Owner to the Manager on the Due Date and Annual Due Date without setoff or deduction, time being of the essence.

     7.2 Reimbursable Expenses. In addition to the Management Fee, Owner hereby agrees to reimburse Manager for any and all reasonable costs and expenses incurred by Manager in connection with the performance of its services under this Agreement relating to copying, supplies and other customary costs and expenses incurred in providing management services (the "Reimbursable Costs and Expenses"). Such reimbursement shall be made within thirty (30) days from the submission by Manager to Owner of an invoice detailing such expenses with supporting documents.

     7.3 Additional Costs and Expenses. In addition to the fees, costs and expenses agreed to be paid by the Owner, it is agreed that the following costs and expenses also will be paid by Owner to Manager.

          7.3.1 Reasonable costs and expenses incurred by the members of Manager's quality validation team during twice a year site visits to the Facility including transportation, lodging and meals.

          7.3.2 The fees and reasonable costs and expenses incurred as a result of contracts entered into by Manager with the prior written approval of Owner for the services of outside consultants and professionals including accountants, attorneys, healthcare specialists and others which are deemed necessary in the reasonable discretion of Manager and have been reviewed with Owner in advance.

     7.4 Payment of Management Fees. Owner hereby authorizes Manager to pay the Monthly Fee, and reimbursable and approved costs and expenses out of the Operating Account established and maintained by Manager pursuant to this Agreement; provided, however, such authorization shall not relieve Owner from its primary obligation and liability for the payment of such Monthly Fee and reimbursable and approved costs and expenses to Manager pursuant to this Agreement in the event that there are not sufficient funds in the Operating Account or generated by the Facility operations to make such payments.

     7.5 Facility Operating Costs and Expenses. Owner hereby acknowledges, covenants and agrees that it is fully liable for providing any and all required and/or necessary funds of every nature and kind whatsoever for the operation of the Facility in full compliance with any and all federal, state and local laws, rules and regulations, including without limitation, compliance with any and all federal and state licensing requirements, the Medicare program and the state Medicaid program. Manager has absolutely no liability or responsibility whatsoever for providing any such funds except that Manager shall be required to supervise and manage the payment of funds pursuant to this Agreement out of the funds deposited into the Operating Account of the Facility. Owner hereby covenants and agrees to fund any operating deficits within forty-eight (48) hours from receipt of a notice from Manager that such funds are needed to operate the Facility and meet their obligations. Owner covenants and agrees to take any and all action to fund any deficits and to deposit or otherwise make available to Manager all necessary operating funds to assure the payment, on a timely basis, in accordance with applicable laws, rules and regulations and the provisions of any contracts entered into by Owner, the Facility or Manager on behalf of the Owner or the Facility, of all amounts due to employees, independent contractors including Manager, vendors, consultants and others to whom amounts are legally due and payable. Owner hereby acknowledges that Manager is not hereby assuming nor shall Manager be liable for providing any funds or capital, including without limitation, working capital to pay Facility's liabilities, costs or expenses.

     7.6 Pre Agreement Services. In the course of assisting Owner in the transition of the operation of the Facility by Owner to Manager, Manager has undertaken certain actions to assure to Owner that such transition would be done in an efficient manner and in the best interests of the Owner. Manager has undertaken to assist Owner in working out a smooth transition of management of the operations to Manager. Manager has, in this process, incurred certain out of pocket cost and expenses including salaries of personnel and fees of consultants and professionals. Owner agrees to pay Manager at the commencement date of this
Agreement a fee of                 to cover such costs and expenses.
                   ---------------

     7.7 Payment of Management Fees Upon Damage or Destruction. In the event that any of the Facility are damaged by fire or other casualty or any of the Facility loses its license to operate through no negligence of Manager, the obligations of Owner for payment of the Management Fee shall continue through the Term of the Agreement and Owner shall purchase necessary insurance policies, including without limitation, business interruption insurance, to provide funds from which to pay to Manager the Management Fee which Manager would have reasonably anticipated to receive had a Facility not been damaged, destroyed or lost the ability to operate its business as a skilled nursing [or assisted living] facility. In such event, the Management Fee payable to Manager shall be equal to the normal monthly management fee.

                                  ARTICLE VIII

                           TERMINATION AND ASSIGNMENT

     8.1 Automatic Renewal, The Initial Term of this Agreement shall be automatically extended on the same terms, covenants and conditions as are then in effect, for additional consecutive periods of one (1) year each (the "Extended Term") unless one of the parties provides a written notice of termination to the other party at least ninety (90) days prior to the expiration of the Initial Term or at least thirty (30) days prior to the expiration of any Extended Term. (The Initial Term and the Extended Term, if any, are herein collectively referred to as the "Term").

     8.2 Termination. This Agreement may be terminated at any time prior to the expiration of the Term as follows, without prejudice to any other rights or remedies available to the terminating party pursuant to this Agreement or applicable Law:

          8.2.1 In the event that Manager is not paid the Management Fee ("Payment Default") in whole or in part, on the due date, Manager shall have the right to terminate this Agreement unless such Payment Default is cured within twenty (20) days from receipt of written notice setting forth such Payment Default. The termination right granted to Manager shall not be conditioned upon Manager first complying with the dispute resolution provisions of this Agreement.

          8.2.2 Either party may terminate this Agreement upon written notice to the other party if there is a material breach of this Agreement, other than a Payment Default described in Section 8.2.1 by the other party ("Non-Payment Default") and such breach remains uncured and uncontested for a period of ten
(10) days following notice to the other party setting forth in reasonable detail the nature of the breach.

          8.2.3 Either party may terminate this Agreement upon written notice to the other party if (i) a petition of bankruptcy is filed (or other commencement of a bankruptcy or similar proceeding shall have occurred) against the other party without its consent under applicable bankruptcy, insolvency or similar laws as now or hereafter in effect, (ii) the other party consents to the institution of bankruptcy or insolvency proceedings against it or it files a petition or answer or consent seeking reorganization or relief (other than as a creditor) under the U.S. Bankruptcy Code or any other federal or state law relating to its bankruptcy or insolvency, (iii) the other party consents to the appointment of a receiver, (iv) the other party makes an assignment for the benefit of its creditors, or (v) the other party admits in writing its inability to pay its debts generally as they become due.

          8.2.4 Either party may terminate this Agreement upon thirty (30) days prior written notice to the other party if the Facility has its state operating license suspended, revoked or otherwise terminated and, as a result, the Facility is unable to be operated as a skilled nursing [or assisted living] facility; provided, however, in such event the parties shall cooperate in assuring the orderly transition and safety of all residents.

          8.2.5 Owner shall have the right to terminate this Agreement upon sixty (60) days' prior written notice in the event that Manager assigns this Agreement to a third party which is not an affiliate of Manager; provided, however, that Manager may enter into an agreement with Extendicare Health Services, Inc. or any of its affiliates or other unaffiliated entities to provide certain of the financial services to be provided by Manager.

          8.2.6 Manager shall have the right to terminate this Agreement on 30 days prior written notice in the event that there occurs either (a) a change of ownership of the Facility or Owner or (b) the controlling interest in Owner is transferred to a third party for any reason.

          8.2.7 Owner may terminate this Agreement upon thirty (30) days written notice if:

               a. Manager has caused or allowed to exist an Event of Default under any Basic Document; or

               b. A receiver, liquidator or trustee for Manager shall be appointed by court order or a petition to liquidate or reorganize Manager under any bankruptcy, reorganization, or insolvency law, shall have been filed and such order or petition is not vacated or dismissed within sixty (60) days, or Manager shall file a petition in bankruptcy, or if Manager shall make an assignment for the benefit of its creditors; or

     8.3 Survival. The following provisions shall survive the expiration or termination of this Agreement: Sections 8.4, 8.5, 12.10, 12.11, 12.12, 12.13, 12.14, 12.16 and 12.18.

     8.4 Manager's Obligations After Termination. Upon the expiration or termination of this Agreement or the termination of Manager's services hereunder, as provided above, Manager shall:

               a. deliver to Owner, or such other person or persons designated by Owner, copies of all books and records of the Facility and all funds in the possession of Manager belonging to Owner or received by Manager pursuant to the terms of this Agreement or of any of the Basic Documents for or on behalf of Owner;

               b. assign, transfer, or convey to such person or persons all service contracts and personal property relating to or used in the operation and maintenance of the Facility, except any personal property which was paid for and is owned by Manager;

               c. remove, at its cost and expense, all signs that it may have placed at the Facility indicating that it is the manager of same and replace and restore any damage resulting therefrom; and

               d. make itself available at reasonable times at the expense of Owner, for a period of 120 days after such expiration or termination, to consult with and advise Owner or such other person or persons regarding the operation and maintenance of the Facility.

     Upon any termination or the expiration pursuant to this Section, the obligations of the parties hereto (except those specified as surviving) shall cease as of the date specified in the notice of termination, except that Manager shall comply with the applicable provisions of this Section and shall be entitled to receive any and all compensation which may be due Manager hereunder through the effective date of such termination or expiration, subject to the terms of the Basic Documents. In addition, Manager shall not hire any employees of Owner following any such termination or expiration of this Agreement without the prior written consent of Owner.

     8.5 Owner's Obligation upon Termination. Upon any termination of this Agreement by Owner, Manager shall be paid three (3) Month's Fee.

                                   ARTICLE IX

                            CASUALTY AND CONDEMNATION

     9.1 Casualty. If, during the term hereof, the Facility is damaged or destroyed, in whole or in part, by fire, casualty or other cause, Owner, at its option, may repair or replace the damaged or destroyed portion of the Facility. Subject to the provisions of any

Basic Documents, all insurance proceeds or recoveries shall be payable to, and are hereby assigned to Owner and shall be paid directly to Owner.

     9.2 Condemnation; Eminent Domain. If the whole of the Facility shall be taken by condemnation or in the exercise of the right of eminent domain, compulsory acquisition, or like proceeding by any competent authority for any public or quasi-public use or purpose or if such portion thereof shall be taken or condemned as to make it imprudent or unreasonable, in Owner's reasonable opinion, to use the remaining portion of the Facility as a facility of the type and class immediately preceding such taking or condemnation, then in either such event, at Owner's option the term of this Agreement shall cease and terminate as to the condemned Facility on the date on which Owner shall determine to cease using the Facility as such as a consequence of such taking or condemnation.

     Nothing herein shall limit or restrict Manager from filing a claim with any competent authority for compensation, loss, or damages which Manager might suffer by reason of such taking and the consequential termination of this Agreement.

     If only a portion of the Facility shall be taken or condemned as aforesaid, and in the opinion of Owner, such taking does not result in an unreasonable deprivation or limitation of the continued use and operation of the Facility, this Agreement shall remain in full force and effect as between the parties, except that, effective as of the date of such taking appropriate abatement shall be made in the services to be performed by Manager as to such taken area of the Facility.

                                    ARTICLE X

                                    NOTICES

     10.1 Notices. All notices shall be in writing and shall be deemed to have been properly given on the earlier of (i) when delivered in person, (ii) when deposited in the United States Mail, with adequate postage, and sent by registered or certified mail with return receipt requested, to the appropriate party at the address set out below, or (iii) when deposited with Federal Express, Express Mail or other overnight delivery service for next day delivery, addressed to the appropriate party at the address set out below.

     Owner:

               [New Operator]

          Manager:

               Senior Health Management-Gold Coast, LLC
               Attn: Bart Wyatt, President
               100 Second Avenue South
               Suite 901S
               St. Petersburg, FL 33701

               with a copy to:

               Harry D. Madonna, Esquire
               Republic First Bank
               1608 Walnut Street
               Suite 1000
               Philadelphia, PA 19103

     Rejection or other refusal by the addressee to accept, or the inability of the courier service or the United States Postal Service to deliver because of a changed address of which no notice was given, shall be deemed to be receipt of the notice sent. Any party shall have the right, from time to time, to change the address to which notices to it shall be sent by giving to the other party or parties at least ten (10) days prior notice of the changed address.

                                   ARTICLE XI

                                 OWNER'S RIGHTS

     11.1 Owner's Sale, Transfer or Lease. Owner shall have the right to sell, lease, hypothecate, mortgage, and convey the Facility, or any portion thereof and to assign this Agreement in connection therewith, without the consent of Manager provided any purchaser, lessee, mortgagee or other transferee expressly assumes all of the obligations of Owner hereunder pursuant to a written agreement. In the event of such an assignment, the obligations of Owner hereunder shall terminate, and, after satisfying in full its obligations to Manager hereunder, which have accrued prior to the date of such assignment, Owner will not be responsible to Manager for any acts arising out of the actions of Manager or the new owner or lessee thereafter. Notwithstanding anything contained herein to the contrary, Manager shall cooperate with any such purchaser or lessee of the Facility, if the sale or lease occurs at such time as this Agreement is in effect. Manager acknowledges and consents to the collateral assignment of this Agreement to the Bond Trustee for the Bond Financing.

     11.2 Assignment. Manager may not assign or otherwise transfer this Agreement or any interest therein without the prior written consent of Owner, which consent will not unreasonably be withheld.

     11.3 Cooperation. Manager shall furnish such information and certifications with respect to the Facility and this Agreement as are reasonably requested by any secured party, assignee of this Agreement, or purchaser of all or any portion of the Facility.

                                   ARTICLE XII

                                     GENERAL

     12.1 Legal Actions. Manager shall institute, in its own name or in the name of the Owner, but in any event at the expense of the Owner, any and all legal actions or proceedings to collect charges, rent, or other sums due the Facility or to lawfully oust or dispossess tenants or other persons in possession under, or lawfully cancel, modify, or terminate any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee, or concessionaire.

     Unless otherwise directed by Owner, Manager shall take, at Owner's expense, appropriate steps to protect and/or litigate to final judgment in any appropriate court any violation, order, rule, or regulation affecting the Facility. Any counsel to be engaged under this or the next preceding paragraph of this section shall be approved by Owner, which approval shall not be unreasonably withheld. Manager shall promptly notify Owner of all legal actions.

     12.2 Use of Facility. Manager shall use the Facility solely for the operation of a skilled and intermediate care nursing [and an assisted living] facility and for all activities in connection therewith which are customary and usual to such a facility.

     12.3 Liens. Manager and Owner shall use their best efforts to prevent any liens from being filed against the Facility which arise from any maintenance, repairs, alternations, improvements, renewals or replacements in or to the Facility, other than to secure the financing thereof. Both parties shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

     12.4 Modification and Amendments. This Agreement shall not be altered or amended except in writing, signed by the party sought to be charged with such alteration or amendment, or its authorized agent and, to the extent required by the Basic

Documents, with the consent of the holder of the bonds described in the Basic Documents.

     12.5 Waivers. No party shall be deemed to have waived any rights provided to such party under this Agreement without a written statement by such party indicating that such party was aware of such rights and intended to waive such rights. No waiver of any right by a party or failure to exercise any right of a party with respect to any occurrence or event shall be deemed a waiver of such party's right with respect to any other occurrence or event or with respect to a later happening of the same occurrence or event.

     12.6 Complete Agreement. This Agreement constitutes and embodies the full and complete understanding of the parties hereto with respect to the management of the Facility, and supersedes all prior understandings whether oral or written.

     12.7 Drafting. The language of this Agreement is the result of discussion and negotiation between the parties, each of which has read and understands each provision of this Agreement, and interpretation or construction of this Agreement shall not be affected by any determination as to who was the draftsman of all or any part of this Agreement.

     12.8 Headings. The article and section headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provisions of this Agreement.

     12.9 Governing Law. The law of the state where the Facility is located shall govern the validity, interpretation and enforcement of this Agreement, and any action brought with respect to this Agreement shall be brought in that state in the county where the Facility is located. Owner and Manager each hereby consents to jurisdiction under the courts of such state.

     12.10 Indemnity by Owner. Owner shall indemnify, defend and hold Manager, its members, managers, officers, employees and affiliates harmless from any and all liabilities, obligations, claims, litigation, losses, damages, judgments, fines, penalties (including without limitation, civil money penalties), costs and expenses (including reasonable attorney fees) (collectively the "Liabilities") arising as a result of Manager's performance of the management services except to the extent that such liabilities are caused by the negligence, criminal or wanton or willful acts or omissions of Manager in the performance of the management services.

     12.11 Indemnity by Manager. Manager shall indemnify, defend and hold Owner, its members, directors, officers, employees and affiliates harmless from any and all liabilities, obligations, claims, litigation, losses, damages, judgments, fines, penalties (including without limitation, civil money penalties), costs and expenses (including reasonable attorney fees) (collectively the "Liabilities") arising as a result of Manager's negligence, criminal or wanton or willful acts or omissions in the performance of the management services.

     12.12 HHS. Until the expiration of four (4) years after the furnishing of the services called by this Agreement, Manager shall make available upon request to the United States Department of Health and Human Services ("HAS"), the United States Comptroller General and their representatives, this Agreement and all other books, documents and records as are necessary to certify the nature and extent of the costs incurred by Owner in purchasing services under this Agreement, and if Manager provides such services through a subcontract worth $10,000 or more over a twelve-month period with a related organization, the subcontract shall also contain a clause permitting access by the HAS, the United States Comptroller General and their representative to books and records of the related organization.

     12.13 Basic Documents to Control. In the event of an inconsistency between the provisions of this Agreement and the Basic Documents, the Basic Documents shall control. Manager acknowledges that it has received copies of the Lease and any loan documents.

     12.14 Manager's Personal Property. Confidentiality. During the course of providing the management services to Owner, Manager shall provide to the Facility certain personal property of Manager, including, without limitation, certain proprietary and confidential information which has been developed, purchased, leased or licensed by Manager for its exclusive use in the operation of its business. Such proprietary and confidential personal property shall include, without limitation, written policy and procedure manuals, systems and techniques, written forms, documents, software programs, trade names, trademarks, and copyrighted material. In addition, from time to time, Manager shall bring upon the Facility certain tangible items of personal property for use in the performance of its management services. All of such personal property described above is and shall remain the property of Manager and shall not, under any circumstances, be the property of Owner or the Facility, except pursuant to a written agreement for the sale, lease or license of such personal property. None of the proprietary personal property shall be reprinted, duplicated, kept or in any other manner appropriated for the use and benefit of Owner or the Facility or any other third party, in any manner, in whole or in part, without the prior written authorization of Manager, which authorization may be withheld by Manager in its sole and absolute discretion. Upon termination of this Agreement, all of such personal property shall be removed by Manager from the Facility and any such personal property in the possession of the Facility employees or Owner shall be returned to Manager.

     12.15 Purchase of Computer Equipment and Software. Owner hereby agrees to purchase, at its sole cost and expense, if required, the computer equipment, accessories, software applications and maintenance programs and services, of a quality and quantity as deemed appropriate and recommended by Manager, in Manager's reasonable discretion and approved by Owner, in order to enable the Facility to operate efficiently and in compliance with all applicable laws, including, without limitation, the preparation of the minimum data sets, resident assessments, resident care plans and such other applications as may, from time to time, be appropriate or required for the efficient operation of the Facility and the submission of required information to the Medicare and Medicaid programs and other payors. Any such computer equipment, accessories and software programs purchased by Owner shall remain the property of the Owner upon termination of this Agreement.

     12.16 Non-Employment of Manager's Personnel Owner shall not, during the Term of this Agreement and for a period of one (1) year thereafter, employ, solicit or seek to solicit or employ any person who is employed by Manager either in the performance of the management services with respect to the Facility or elsewhere, without first obtaining the written consent of Manager.

     12.17 Manager's Affiliation: Signs. Manager, at its option, shall provide Owner with suitable signs and appropriate decals indicating Manager's affiliation with the Facility and Manager shall have the right to erect such signs, decals, indicia and identification which identifies Manager as the Manager of the Facility. It is specifically understood, however, that such signs and decals shall remain the property of Manager, and Manager shall have the right to reclaim and remove same from the Facility upon termination of this Agreement.

     12.18 Dispute Resolution. In the event that a dispute arises out of this Agreement which the parties cannot resolve by negotiation, the dispute shall be settled by binding arbitration conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA") unless the parties select another arbitration service through mutual agreement. Demand for such arbitration shall be made by either party within thirty (30) days after the negotiations have, in the opinion of such party, been unsuccessful. The parties shall select an arbitrator within ten (10) days of the arbitration demand. If the parties are unable to select an arbitrator one shall be selected under the AAA procedures. The arbitrator shall hold a hearing and decide the matter within thirty (30) days after appointment. Arbitration shall take place in Tampa, Florida or another place agreed upon by the parties. The results of the arbitration shall be final and binding and the results may be entered in any court having jurisdiction. Costs of any arbitration shall be shared equally by the parties. The non-prevailing party in such arbitration shall be responsible for the payment of the reasonable attorney's fees of the prevailing party.

     12.19 Consents and Approvals. Whenever the consent or approval of a party to this Agreement is required pursuant to the terms of the Agreement such consent or approval shall not be unreasonably withheld or delayed unless it is specifically stated in the section requiring such consent or approval that such consent or approval may be withheld or delayed for any reason within the sole discretion of the party whose consent or approval is required.

     12.20 Brokers, Finders. Owner and Manager each represent to the other that no broker(s) or finder(s) have been involved in this transaction in any manner and that there is no broker or finder entitled to any fee, compensation or any other form of consideration in connection with the transaction described in this Agreement or the transactions to be provided for herein, including without limitation, the rights of first refusal granted by Owner to Manager. Each of the parties hereby agrees to indemnify, defend and hold the other party harmless against any claim (including reasonable attorneys' fees incurred by the other party) by or liability to any broker or finder purporting to act on behalf of either Owner or Manager in connection herewith.

     12.21 Manager's Representative. On the Commencement Date of this Agreement, Manager shall assign Ms. Joyce Karoleski of Clearwater, Florida, the CEO of the Manager ("Ms. Karoleski"), to be Manager's representative responsible for the delivery of the management services. Manager retains the right, in its sole discretion, to replace Ms. Karoleski and assign another employee to provide the management services.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, Owner and Manager have caused their incumbent and duly authorized officers to set their respective hands as of the date first written above.

                                     OWNER:

                                     [New Operator], a Florida limited liability company


                                     By:
                                        ----------------------------------------
                                          Its:

                                     [SEAL]

                                     MANAGER:

                                     SENIOR HEALTH MANAGEMENTGOLD COAST, LLC, a Florida limited liability company

                                     By:
                                        ----------------------------------------
                                          Its:

                                     [SEAL]

                                  APPENDIX "A"

                            The Facility Description

                                   (attached)

                                   EXHIBIT 3.1

                                ADVERSE INTERESTS

                                   EXHIBIT 3.2

                        LICENSES, AGREEMENTS AND SURVEYS

                                    EXHIBIT H
                              ORGANIZATIONAL CHART

---------------------------   -------------------------------------      --------------------
 Senior Health Management,                                               WKTM-Florida, LLC, a
LLC, a Pennsylvania limited    Sun Coast Nursing Centers, Inc., a          Delaware limited
     liability company                 Delaware corporation                liability company
---------------------------   -------------------------------------      --------------------

         100%                               100%                      Master Lease

---------------------------   -------------------------------------
Senior Health Management-     Florida Institute for Long Term Care,
Gold Coast, LLC, a Florida      LLC, a Delaware limited liability
limited liability company                     company
---------------------------   -------------------------------------

                              -------------------------------------
                                        FI-Bay Pointe, LLC
                              -------------------------------------

                              -------------------------------------
                                        FI-Boca Raton, LLC
                              -------------------------------------

                              -------------------------------------
                                      FI-Broward Nursing,LLC
                              -------------------------------------

                              -------------------------------------
                                        FI-Cape Coral, LLC
                              -------------------------------------

                              -------------------------------------
                                     FI-Carrollwood Care, LLC
                              -------------------------------------

                              -------------------------------------
                                        FI-Casa Mora, LLC
                              -------------------------------------

                              -------------------------------------
                                     FI-Evergreen Woods, LLC
                              -------------------------------------

                              -------------------------------------
                                      FI-Highland Pines, LLC
                              -------------------------------------

                              -------------------------------------
                                     FI-Highland Terrace, LLC
                              -------------------------------------
                                                                                18
Management Agreements                                                100%    Subleases

                              -------------------------------------
                                       FI-Palm Beaches, LLC
                              -------------------------------------

                              -------------------------------------
                                      FI-Pompano Rehab, LLC
                              -------------------------------------

                              -------------------------------------
                                        FI-The Abbey, LLC
                              -------------------------------------

                              -------------------------------------
                                      FI-Sanford Rehab, LLC
                              -------------------------------------

                              -------------------------------------
                                          FI-Tampa, LLC
                              -------------------------------------

                              -------------------------------------
                                        FI-Titusville, LLC
                              -------------------------------------

                              -------------------------------------
                                        FI-Waldemere, LLC
                              -------------------------------------

                              -------------------------------------
                                      FI-Windsor Woods, LLC
                              -------------------------------------

                              -------------------------------------
                                      FI-Winkler Court, LLC
                              -------------------------------------

                              -------------------------------------
                                         FI-The Oaks, LLC*
                              -------------------------------------

                             Ownership relationship
                             Contractual relationship

Note: All FI entities are Florida limited liability companies

* FI-The Oaks, LLC will enter into a sublease agreement with Kindred Nursing Centers East, LLC

                                    EXHIBIT I
                               INSURANCE POLICIES

                                    Exhibit I

                     Insurance Requirements During the Term

A. General Insurance Requirements. During the Term, Subtenant shall at all times keep the Leased Premises, and all property located in or on the Leased Premises, including "Leasehold Improvements," "Fixtures" and "Personal Property," of the Subtenant, as such terms are defined in the Master Lease, insured with the kinds and amounts of insurance described below. The policies must name as loss payee, by way of a standard form of mortgagee's loss payable endorsement (i) Fee Mortgagee, or (ii) if no mortgage encumbers the fee interest in the Leased Premises, Prime Landlord and, in the case of any commercial general liability and/or umbrella liability insurance coverages, must name Prime Landlord and each Facility Mortgagee as additional insureds. Losses shall be payable to Prime Landlord and/or Facility Mortgagee as provided in Article XIV of the Master Lease. Any loss adjustment shall require the written consent of Sublandlord (to be withheld in its sole discretion), whenever the loss exceeds ten percent (10%) of the Fair Market Value of the Leased Premises. Evidence of insurance shall be deposited with Sublandlord and, if requested, with any Leasehold Mortgagee and Facility Mortgagee. If any provision of any Facility Mortgage requires deposits of insurance premiums to be made with such Facility Mortgagee, Subtenant shall either pay to Sublandlord monthly the amounts required and Sublandlord shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Sublandlord, Subtenant shall make such deposits directly with Prime Landlord or such Facility Mortgagee. The policies on the Leased Premises, including the "Leasehold Improvements," "Fixtures" and "Personal Property" of Subtenant, shall insure against the following risks:

     1. Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk", including flood, the backup of sewers and drains, earthquake, breakage of plate glass and all physical loss perils including but not limited to sprinkler leakage, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section B), subject to no coinsurance requirement or on an agreed amount basis;

     2. Broad form comprehensive boiler and machinery insurance, on a blanket repair and replace basis, with limits for each accident in an amount not less than one hundred percent (100%) of the then full replacement cost (as defined in Section B) of the Leased Premises;

     3. Business Interruption insurance on a Business Interruption, Gross Profits or Gross Rents form, including all standing charges, with a period of indemnity of no less than twelve (12) months, resulting from loss or damage as described in Section A.1 or A.2 above, subject to no coinsurance requirement or on an agreed amount basis;

     4. Claims for bodily injury, including death resulting therefrom, personal injury and property damage on an occurrence basis, under a policy of commercial general liability ("CGL") insurance (including, without limitation, broad form property damage and broad form contractual liability) for a limit of not less than One-Hundred Thousand and No/100 Dollars ($100,000.00) per occurrence, and One-Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate, with a deductible of no more than Fifty Thousand and No/100 Dollars ($50,000.00) per occurrence. Relative to the insurance referenced in this Section A.4, Subtenant shall be permitted to use a claims made policy form rather than an occurrence based policy form with the consent of Sublandlord, to be given or withheld in its sole discretion.

     5. Claims arising out of malpractice in an amount not less than One-Hundred Thousand and No/100 Dollars ($100,000.00) per claim or injury and in the aggregate, with a deductible of no more than Fifty Thousand and No/100 Dollars ($50,000.00) per claim or injury;

     6. Claims arising out of directors and officers liability in an amount not less than One Million and No/100 Dollars ($1,000,000.00) per claim and in the aggregate, with a deductible of no more than $100,000 ($250,000 for employment practices liability insurance);

     7. Claims arising out of commercial automobile liability in an amount not less than One Million and No/100 Dollars ($1,000,000.00) per claim and in the aggregate for bodily injury and property damage with no deductible;

     8. Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, in commercially reasonable amounts acceptable to Sublandlord for a limit of not less than Eight-Hundred Thousand and No/100 Dollars ($800,000.00) with a deductible of no more than Ten Thousand and No/100 ($10,000.00) per claim.

B. Replacement Cost. The term "full replacement cost," as used herein, shall mean the actual replacement cost of the property requiring replacement from time to time including an increased cost of construction endorsement, without reduction or deduction for depreciation. Subtenant shall have the full replacement cost redetermined by an accredited appraiser approved by Sublandlord (which approval may be withheld in Sublandlord's sole discretion), hereinafter referred to as "impartial appraiser", anytime that Sublandlord is required to do so pursuant to Section 13.2 of the Master Lease, and at such other times that either party believes that full replacement cost has increased or decreased. Subtenant shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to Sublandlord. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Subtenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser.

C. Additional Insurance. In addition to the insurance described above, Subtenant shall maintain such additional insurance as may reasonably be required from time to time by any Facility Mortgagee and, further, shall at all times maintain adequate worker's compensation insurance coverage for all persons employed by Subtenant on each Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

D. Waiver of Subrogation. Sublandlord and Subtenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss that is covered by insurance then being carried by Sublandlord and Subtenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss where such insurance is valid and collectible respecting any such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. Nothing contained herein is intended, nor shall it be construed, to require that Sublandlord maintain any insurance coverage.

E. Form Satisfactory, etc. All of the policies of insurance referred to in this Section shall be written in form satisfactory to Sublandlord and any Facility Mortgagee and by insurance companies (i) authorized to do insurance business in the State of Florida, (ii) satisfactory to Sublandlord and any Facility Mortgagee, and (iii) with the claims-paying ability ratings set forth in Paragraph J of this Schedule 1. Subtenant shall pay all of the premiums therefor not later than the earlier of the date which is ten (10) days after Subtenant's receipt of an invoice therefor or the due date of the applicable premium, and shall deliver such policies or certificates thereof to Sublandlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Subtenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Prime Landlord, Sublandlord and each Facility Mortgagee at the times required, Sublandlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Sublandlord upon written demand therefor, and failure to repay the same shall constitute an Event of Default by Subtenant within the meaning of Section 16.1(c) of the Master Lease. Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Sublandlord and any Facility Mortgagee, that it will give to Sublandlord thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

F. Limits; Deductibles. In the event that either party shall at any time deem the limits of the personal injury or property damage public liability insurance then carried to be either excessive or insufficient or in the event that Sublandlord shall at any time deem the deductible amount under any insurance then carried by Subtenant pursuant to this Schedule 1 to be excessive, the parties shall endeavor to agree on the proper and reasonable limits or deductible amount, as applicable, for such insurance to be carried; and such insurance shall thereafter be carried with the limits or deductible amount, as applicable, thus agreed on until further change pursuant to the provisions of this Section. Nothing herein shall permit the amount of insurance to be reduced below, or the deductible amount under any insurance carried by Subtenant pursuant to this Schedule I to be increased above, the amount or amounts required by any Facility Mortgagee.

G. Blanket Policy. Notwithstanding anything to the contrary contained in this Section but subject to any requirements of any applicable Facility Mortgagee, Subtenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Subtenant; provided, however, that the coverage afforded Sublandlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Sublease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Schedule 1 are otherwise satisfied.

H. No Separate Insurance. Subtenant shall not on Subtenant's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Schedule 1, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Sublandlord, Prime Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Sublease. Subtenant shall immediately notify Sublandlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

I. Survival. All of Subtenant's obligations under this Schedule 1 or otherwise relating to obtaining, and maintaining, claims made coverages, and/or switching back to occurrence based coverage, shall survive the expiration or termination of this Sublease as it applies to any or all of the Leased Premises.

J. Ratings Requirements. Any insurance, or portion thereof, required by this
Schedule 1 shall be with carriers, which are licensed to do business in the jurisdiction in which the Leased Premises is located, and (with the exception of commercial general liability insurance and malpractice insurance, which may be insured with Mature Care Insurance Company) shall be with (a) the same carriers which provide the applicable insurance coverage to Kindred, or (b) carriers which have a claims-paying ability rating at least as high as the rating required by any applicable Facility Mortgagee but in no event less than a claims-paying ability rating by S&P of "A", by Moody's of "A3" and by A.M. Best Company, Inc. of not less than A (and an A.M. Best Company, Inc. financial size category of not less than VIII).

                          SCHEDULE I: LIST OF FACILITES
                           A. LIST OF VENTAS FACILITES

Bay Pointe Nursing Pavilion
4201 31st Street South
St. Petersburg, FL 33712

Carrollwood Care Center
15002 Hutchinson Road
Tampa, FL 33625

Casa Mora Rehabilitation & Extended Care
1902 59th Street West
Bradenton, FL 34209

Evergreen Woods Health & Rehabilitation Center
7045 Evergreen Woods Trail
Spring Hill, FL 34608

Healthcare and Rehabilitation of Sanford
950 Mellonville Avenue
Sanford, FL 3277

Highland Pines Rehabilitation & Nursing Center
1111 South Highland Avenue
Clearwater, FL 33756*

Kindred Rehabilitation & Nursing Center of Broward
401 East Sample Road
Pompano Beach, FL 33064

Pompano Rehabilitation & Nursing Center
51 West Sample Road
Pompano Beach, FL 33064

Rehabilitation & Healthcare Center of Cape Coral
2629 Del Prado Boulevard
Cape Coral, FL 33904

Rehabilitation & Healthcare Center of Tampa
4411 North Habana Avenue
Tampa, FL 33614

----------
* Please note that Highland Pines Rehabilitation & Nursing Center is one facility under the Ventas Master Lease, but following the Transaction, will be operated as two separate Facilities, called Highland Pines Rehabilitation & Nursing Center and Highland Terrace Rehabilitation & Nursing Center, respectively, by separate New Operators and pursuant to separate licenses.

The Abbey Rehabilitation & Nursing Center
7101 9th Street North
St. Petersburg, FL 33702

Titusville Rehabilitation & Nursing Center
1705 Jess Parrish Court
Titusville, FL 32796

Waldemere Place
1524 East Avenue South
Sarasota, FL 34239

Windsor Woods Rehabilitation & Healthcare Center
13719 Dallas Drive
Hudson, FL 34667

Winkler Court
3250 Winkler Avenue Extension
Fort Myers, FL 33916

                             B. FAIRHAVEN FACILITY

The Oaks at Avon
1010 US 27 North
Avon Park, FL 33825

                           C. LIST OF OWNED FACILITIES

Boca Raton Rehabilitation Center
755 Meadows Road
Boca Raton, FL 33486

The Rehabilitation Center of the Palm Beaches
301 Northpoint Parkway
West Palm Beach, FL 33407

                              SCHEDULE 2.03(b)(ii)
                      PURCHASE PRICE FOR TRANSFERRED ASSETS

Florida Transaction
Preliminary Closing Statement
Schedule 2.03(b)(ii)

                                                       As of May 31,
                                                           2003
                                                       -------------
Inventory                                                  457,586

Prepaids                                                        --

Net Book Value of Equipment                              2,228,824

DSI Labs Deposit                                             5,000

Amounts Due From Employees For Benefits In Arrears          15,000

Accounts Receivable                                      9,000,000

Credit for Retained Equipment                              (76,209)

Credit for Vacation Benefits                            (1,199,853)

Credit for Sick Benefits                                  (284,270)

Credit for Personal Leave Benefits                        (231,455)

Credit for PTO Benefits                                   (849,297)
                                                        ----------

Total Due To (From) Kindred                              9,065,325
                                                        ==========

Note: To be updated pre and post closing.

INVENTORY
FLORIDA FACILITIES
DECEMBER 2002
Schedule 3.01(a)

                                                                                                                        Calculated
                                                                                                                        Inventory
Fac    Fac Name                           Med Supplies      Food     Lau / Lin     Kitchen    Maint/Hskp   Forms/Rec      Total
---------------------------------------------------------------------------------------------------------------------------------
115    REHAB CENTER OF PALM BEACHES          7,664.43     3,114.44     5,966.73      767.26     1,895.90      600.00    20,008.76
---------------------------------------------------------------------------------------------------------------------------------
117    SARASOTA FL (EAST MANOR)              5,393.80     2,191.77    10,185.63      539.96     1,334.23      600.00    20,245.39
---------------------------------------------------------------------------------------------------------------------------------
124    SANFORD FL                            8,829.29     3,587.78     6,870.78      883.87     2,184.05      600.00    22,955.77
---------------------------------------------------------------------------------------------------------------------------------
125    TITUSVILLE FL                        11,142.12     4,527.60     9,462.39    1,115.40     2,756.16      600.00    29,603.67
---------------------------------------------------------------------------------------------------------------------------------
181    HUDSON FL-WINDSOR WOODS               7,841.69     3,186.47     6,207.81      785.01     1,939.75      600.00    20,560.73
---------------------------------------------------------------------------------------------------------------------------------
245    ST PETERSBURG FL (BAY POINTE)         7,537.81     3,062.99     7,232.40      754.59     1,864.58      600.00    21,052.37
---------------------------------------------------------------------------------------------------------------------------------
246    OAKS AT AVON NURSING AND REHAB        8,424.12     3,423.14     6,268.08      843.31     2,083.82      600.00    21,642.47
---------------------------------------------------------------------------------------------------------------------------------
268    FORT MEYERS FL (LEE COUNTY)           9,521.45     3,869.04     7,232.40      953.16     2,355.26      600.00    24,531.31
---------------------------------------------------------------------------------------------------------------------------------
372    TAMPA FL - CARROLLW00D                9,994.14     4,061.12     7,232.40    1,000.48     2,472.19      600.00    25,360.33
---------------------------------------------------------------------------------------------------------------------------------
610    BOCA RATON REHAB CTR                  8,609.82     3,498.60     7,232.40      861.90     2,129.76      600.00    22,932.48
---------------------------------------------------------------------------------------------------------------------------------
637    SPRING HILL FL (EVERGREEN WOODS)      9,529.89     3,872.47     7,232.40      954.01     2,357.35      600.00    24,546.12
---------------------------------------------------------------------------------------------------------------------------------
836    HILLHAVEN REHAB CENTER               14,130.23     5,741.82    10,486.98    1,414.53     3,495.31      600.00    35,868.87
---------------------------------------------------------------------------------------------------------------------------------
837    CAPE CORAL FL                         9,850.65     4,002.81     7,232.40      986.12     2,436.70      600.00    25,108.68
---------------------------------------------------------------------------------------------------------------------------------
1217   BRADENTON FL - CASA MORA REHAB       10,509.05     4,270.35    14,464.80    1,052.03     2,599.56      600.00    33,495.79
---------------------------------------------------------------------------------------------------------------------------------
1218   POMPANO BEACH FL - NORTH BROWARD     13,151.08     5,343.94    11,692.38    1,316.51     3,253.10      600.00    35,357.01
---------------------------------------------------------------------------------------------------------------------------------
1220   CLEARWATER FL - HIGHLAND PINES       11,403.79     4,633.93    11,451.30    1,141.60     2,820.89      600.00    32,051.51
---------------------------------------------------------------------------------------------------------------------------------
1232   POMPANO BEACH FL - POMPANO REHAB      7,951.42     3,231.06     7,654.29      795.99     1,966.90      600.00    22,199.66
---------------------------------------------------------------------------------------------------------------------------------
1233   ST. PETERSBURG FL - ABBEY REHAB       5,874.94     2,387.28     9,161.04      588.12     1,453.25      600.00    20,064.63
---------------------------------------------------------------------------------------------------------------------------------
       Total 18 Florida Facilities         167,359.72    68,006.61   153,266.61   16,753.85    41,398.76   10,800.00   457,585.55
                                           ======================================================================================

Kindred Healthcare, Inc.
Florida Nursing Center Book Value 02/28/03

    Facility Name        Facility #   Asset Category      Cost        A/D         NBV
----------------------   ----------   --------------   ---------   --------   ---------
       Waldemere Place       117      Major Moveable      65,354    (16,554)     48,800
                                            Computer       4,672     (2,192)      2,479
                                      Facility Total      70,026    (18,747)     51,279
                                                       --------------------------------

    Sanford Healthcare       124      Major Moveable      45,968    (11,979)     33,989
                                            Computer       4,880     (2,070)      2,811
                                      Facility Total      50,848    (14,049)     36,800
                                                       --------------------------------

      Titusville Rehab       125      Major Moveable      78,684    (18,467)     60,217
                                            Computer       8,531     (3,406)      5,124
                                      Facility Total      87,215    (21,874)     65,341
                                                       --------------------------------

   Windsor Woods Rehab       181      Major Moveable      51,056    (10,843)     40,213
                                            Computer       5,904     (2,100)      3,804
                                      Facility Total      56,960    (12,943)     44,017
                                                       --------------------------------

Bay Pointe Nursing Ctr       245      Major Moveable      63,408    (14,839)     48,569
                                            Computer       4,876     (2,204)      2,672
                                      Facility Total      68,284    (17,043)     51,242
                                                       --------------------------------

         Winkler Court       268      Major Moveable      51,710    (12,917)     38,793
                                            Computer       5,799     (2,567)      3,232
                                      Facility Total      57,508    (15,484)     42,024
                                                       --------------------------------

  Carrollwood Care Ctr       372      Major Moveable      55,880    (12,839)     43,041
                                            Computer       4,109     (1,932)      2,177
                                      Facility Total      59,989    (14,771)     45,218
                                                       --------------------------------

       Evergreen Woods       637      Major Moveable     325,599    (89,146)    236,454
                                            Computer       6,930     (2,736)      4,194
                                      Facility Total     332,530    (91,882)    240,648
                                                       --------------------------------

       Rehab Ctr Tampa       836      Major Moveable      84,709    (17,985)     66,724
                                            Computer       6,305     (2,340)      3,965
                                      Facility Total      91,015    (20,325)     70,690
                                                       --------------------------------

  Rehab Ctr Cape Coral       837      Major Moveable      67,043    (14,556)     52,487
                                            Computer       7,897     (3,382)      4,515
                                                 CIP      55,780                 55,780
                                      Facility Total     130,720    (17,938)    112,782
                                                       --------------------------------

       Casa Mora Rehab      1217      Major Moveable     110,797    (25,284)     85,513
                                            Computer       7,082     (2,713)      4,370
                                      Facility Total     117,879    (27,996)     89,883
                                                       --------------------------------

     Rehab Ctr Broward      1218      Major Moveable     114,179    (27,292)     86,887
                                            Computer      10,436     (4,474)      5,961
                                                 CIP      69,864                 69,864
                                      Facility Total     194,479    (31,767)    162,712
                                                       --------------------------------

  Highland Pines Rehab      1220      Major Moveable     119,171    (14,768)    104,403
                                            Computer       9,794     (2,668)      7,126
                                      Facility Total     128,965    (17,436)    111,529
                                                       --------------------------------


    Facility Name        Facility #   Asset Category      Cost        A/D         NBV
----------------------   ----------   --------------   ---------   --------   ---------

         Pompano Rehab      1232      Major Moveable      76,793    (15,516)     61,277
                                            Computer       7,987     (2,813)      5,174
                                      Facility Total      84,780    (18,329)     66,451
                                                       --------------------------------

            Abby Rehab      1233      Major Moveable      91,081    (26,102)     64,979
                                            Computer       5,868     (2,202)      3,666
                                      Facility Total      96,948    (28,303)     68,645
                                                       --------------------------------

          Oaks at Avon       246      Major Moveable     247,534    (79,569)    167,966
                                            Computer       6,438     (2,883)      3,555
                                      Facility Total     253,972    (82,452)    171,520
                                                       --------------------------------

Rehab Ctr Palm Beaches       115      Major Moveable     462,018    (86,602)    375,416
                                            Computer       4,373     (1,618)      2,755
                                      Facility Total     466,391    (88,220)    378,172
                                                       --------------------------------

  Boco Raton Rehab Ctr       610      Major Moveable     253,022    (65,167)    187,855
                                            Computer       4,206     (1,990)      2,216
                                      Facility Total     257,227    (67,157)    190,070
                                                       --------------------------------

          Grand Totals                Major Moveable   2,364,007   (560,424)  1,803,584
                                            Computer     116,086    (46,290)     69,796
                                                 CIP     125,644                125,644
                                               Total   2,605,738   (606,714)  1,999,024
                                                       ================================

 Kindred Florida
 Vacation Balances
 Schedule 3.01(a)

                                                                           $ Unearned                                Effective
      Facility         Hr Unearn   $un @100%    $ Available   Hr Avail    GL Liability    Total Hr        Total $       Date
------------------------------------------------------------------------------------------------------------------------------
Totals for 0115         3,423.04    44,832.87     34,316.60    2,401.57      28423.74      5,824.61      79,149.47    3/6/2003
Totals for 0117         1,900.79    26,378.32     32,744.74    2,183.99      16724.07      4,084.78      59,123.06    3/6/2003
Totals for 0124         2,859.41    36,273.65     36,774.76    2,935.30      22997.82      5,794.71      73,048.41    3/6/2003
Totals for 0125         5,207.62    70,688.57     58,987.99    4,491.74      44816.50      9,699.36     129,676.56    3/6/2003
Totals for 0181         2,229.49    27,761.03     30,153.91    2,279.47      17600.25      4,508.96      57,914.94    3/6/2003
Totals for 0245         2,104.88    30,739.34     31,881.19    2,420.04      19488.60      4,524.92      62,620.53    3/6/2003
Totals for 0246         2,771.43    34,279.07     35,754.99    2,666.32      21733.40      5,437.75      70,034.06    3/6/2003
Totals for 0268         2,303.78    34,394.91     28,253.60    1,811.75      21806.97      4,115.53      62,648.51    3/6/2003
Totals for 0372         3,534.00    48,626.98     51,575.59    3,592.48      30829.37      7,126.48     100,202.57    3/6/2003
Totals for 0610         2,982.74    42,627.89     60,836.19    3,886.77      27026.23      6,869.51     103,464.08    3/6/2003
Totals for 0637         3,648.79    48,565.45     48,919.15    3,605.15      30790.89      7,253.94      97,484.60    3/6/2003
Totals for 0836         7,172.58    94,883.77     55,506.06    4,283.65      60156.54     11,456.23     150,389.83    3/6/2003
Totals for 0837         2,604.96    35,646.71     65,504.34    4,563.89      22600.34      7,168.85     101,151.05    3/6/2003
Totals for 1217         3,831.65    47,319.41     86,790.57    6,169.52      30000.08     10,001.17     134,109.98   3/15/2003
Totals for 1218         4,743.60    61,711.77     89,782.76    6,795.87      39125.28     11,539.47     151,494.53   3/15/2003
Totals for 1220         2,217.28    30,683.65     32,569.56    2,418.17      19453.79      4,635.45      63,253.21   3/15/2003
Totals for 1232         2,329.15    30,938.77     37,030.80    2,596.55      19615.06      4,925.70      67,969.57   3/15/2003
Totals for 1233         1,633.31    22,955.66     26,299.07    1,588.80      14554.27      3,222.11      49,254.73   3/15/2003
                       -------------------------------------------------------------------------------------------
Vacation Grand Total   57,498.50   769,307.82    826,806.32   60,691.03    487,743.20    118,189.53   1,612,989.69
                       -------------------------------------------------------------------------------============

Kindred Florida
Sick Balances
Schedule 3.01(a)

                                                                       $ Unearned                             Effective
   Facility        Hr Unearn   $un @100%    $ Available   Hr Avail    GL Liability   Total Hr     Total $        Date
-----------------------------------------------------------------------------------------------------------------------
Totals for 0115        14.67       110.37     13,056.54    1,334.80         110.37    1,349.47    13,166.91    3/6/2003
Totals for 0117           --           --     33,991.12    2,585.10             --    2,585.10    33,991.12    3/6/2003
Totals for 0124           --           --      2,698.60      211.18             --      211.18     2,698.60    3/6/2003
Totals for 0125       166.30     2,008.82     99,554.39    7,051.70       2,008.82    7,218.00   101,563.21    3/6/2003
Totals for 0181           --           --      7,344.09      630.45             --      630.45     7,344.09    3/6/2003
Totals for 0245           --           --     22,965.15    1,897.64             --    1,897.64    22,965.15    3/6/2003
Totals for 0246           --           --      1,646.73       90.97             --       90.97     1,646.73    3/6/2003
Totals for 0268           --           --         32.66        2.82             --        2.82        32.66    3/6/2003
Totals for 0372           --           --     22,277.48    1,603.92             --    1,603.92    22,277.48    3/6/2003
Totals for 0610           --           --     11,501.40      783.73             --      783.73    11,501.40    3/6/2003
Totals for 0637           --           --     19,510.65    1,841.22             --    1,841.22    19,510.65    3/6/2003
Totals for 0836           --           --     54,464.43    4,236.42             --    4,236.42    54,464.43    3/6/2003
Totals for 0837           --           --     12,680.62      896.20             --      896.20    12,680.62    3/6/2003
Totals for 1217           --           --        726.70       41.67             --       41.67       726.70   3/15/2003
Totals for 1218           --           --        312.14       25.59             --       25.59       312.14   3/15/2003
Totals for 1220           --           --        390.94       31.57             --       31.57       390.94   3/15/2003
Totals for 1232                                                                             --           --   3/15/2003
Totals for 1233           --           --      1,458.48       59.76             --       59.76     1,458.48   3/15/2003
                   ----------------------------------------------------------------------------------------
Sick Grand Total      180.97     2,119.19    304,612.12   23,324.74       2,119.19   23,505.71   306,731.31
                   ------------------------------------------------------------------------------==========

Kindred Florida
PTO Balances
Schedule 3.01(a)

                                                                     $ Unearned                             Effective
   Facility       Hr Unearn   $un @100%    $ Available   Hr Avail   GL Liability   Total Hr      Total $       Date
---------------------------------------------------------------------------------------------------------------------
Totals for 0115                                                                           --           --    3/6/2003
Totals for 0117    1,933.68    26,169.90        --          --        26,169.90     1,933.68    26,169.90    3/6/2003
Totals for 0124    2,598.84    33,149.20        --          --        33,149.20     2,598.84    33,149.20    3/6/2003
Totals for 0125       26.27       422.93        --          --           422.93        26.27       422.93    3/6/2003
Totals for 0181    1,847.61    23,545.47        --          --        23,545.47     1,847.61    23,545.47    3/6/2003
Totals for 0245    2,156.44    28,537.54        --          --        28,537.54     2,156.44    28,537.54    3/6/2003
Totals for 0246    2,609.92    33,223.68        --          --        33,223.68     2,609.92    33,223.68    3/6/2003
Totals for 0268    2,491.42    35,178.30        --          --        35,178.30     2,491.42    35,178.30    3/6/2003
Totals for 0372    3,076.04    40,163.00        --          --        40,163.00     3,076.04    40,163.00    3/6/2003
Totals for 0610    2,833.29    38,550.43        --          --        38,550.43     2,833.29    38,550.43    3/6/2003
Totals for 0637    3,107.23    40,235.63        --          --        40,235.63     3,107.23    40,235.63    3/6/2003
Totals for 0836                                                                           --           --    3/6/2003
Totals for 0837    2,889.63    38,807.23        --          --        38,807.23     2,889.63    38,807.23    3/6/2003
Totals for 1217    4,670.48    58,706.26        --          --        58,706.26     4,670.48    58,706.26   3/15/2003
Totals for 1218    5,714.11    76,692.05        --          --        76,692.05     5,714.11    76,692.05   3/15/2003
Totals for 1220    2,973.84    40,153.39        --          --        40,153.39     2,973.84    40,153.39   3/15/2003
Totals for 1232    2,827.42    38,809.76        --          --        38,809.76     2,827.42    38,809.76   3/15/2003
Totals for 1233    2,146.55    29,191.70        --          --        29,191.70     2,146.55    29,191.70   3/15/2003
                  ---------------------------------------------------------------------------------------
PTO Grand Total   43,902.77   581,536.47        --          --       581,536.47    43,902.77   581,536.47
                  -----------------------------------------------------------------------------==========

Kindred Florida
Personal Leave Balances
Schedule 3.01(a)

                                                                      $ Unearned                             Effective
   Facility        Hr Unearn   $un @100%   $ Available   Hr Avail    GL Liability   Total Hr      Total $       Date
-----------------------------------------------------------------------------------------------------------------------
Totals for 0115       24.41       521.90     17,543.50      886.79       330.96        911.20    18,065.40     3/6/2003
Totals for 0117        7.68        75.65     10,310.09      811.78        47.96        819.46    10,385.74     3/6/2003
Totals for 0124        5.69        73.58     12,075.84      912.19        46.66        917.88    12,149.42     3/6/2003
Totals for 0125          --           --        901.17       53.34           --         53.34       901.17     3/6/2003
Totals for 0181        2.15        13.87     12,648.87      968.84         8.77        970.99    12,662.74     3/6/2003
Totals for 0245        3.32        35.59     10,316.87      681.71        22.62        685.03    10,352.46     3/6/2003
Totals for 0246        2.38        18.05     15,992.07    1,202.08        11.45      1,204.46    16,010.12     3/6/2003
Totals for 0268       10.45       110.23     18,474.96    1,208.75        69.96      1,219.20    18,585.19     3/6/2003
Totals for 0372          --           --     28,491.54    1,731.83           --      1,731.83    28,491.54     3/6/2003
Totals for 0610       14.38       112.27     18,580.75    1,204.61        71.12      1,218.99    18,693.02     3/6/2003
Totals for 0637        6.55        76.71     26,301.47    1,762.71        48.60      1,769.26    26,378.18     3/6/2003
Totals for 0836      185.54     2,240.72     37,107.68    2,716.13     1,420.61      2,901.67    39,348.40     3/6/2003
Totals for 0837        2.75        28.46     25,057.81    1,872.14        18.02      1,874.89    25,086.27     3/6/2003
Totals for 1217          --        41.42     11,641.78      882.94        26.30        882.94    11,683.20   3/15/52003
Totals for 1218          --        66.64     28,158.97    2,143.90        42.40      2,143.90    28,225.61   3/15/52003
Totals for 1220          --        46.07     11,953.64      960.34        29.24        960.34    11,999.71   3/15/52003
Totals for 1232          --        39.73     16,397.72    1,064.70        25.20      1,064.70    16,437.45   3/15/52003
Totals for 1233          --        97.13     14,039.63      872.73        61.46        872.73    14,136.76   3/15/52003
                   ---------------------------------------------------------------------------------------
PLSV Grand Total     265.30     3,598.02    315,994.36   21,937.51     2,281.33     22,202.81   319,592.38
                   -----------------------------------------------------------------------------==========

                              SCHEDULE 3.01(a)(ii)
                  PERSONAL PROPERTY RELATING TO EACH FACILITY

Schedule 3.01(a)(ii) was sent to Jennifer Cederwall of Spector, Gadon & Rosen, P.C. by Deborah Ulin of Kindred on March 11, 2003. Due its size it is not attached directly hereto.

                              SCHEDULE 3.01(b)(iv)
                           RETAINED PERSONAL PROPERTY

None, other than computer software and systems as provided in Section
3.01(b)(v).

                                SCHEDULE 3.02(a)
                                 PATIENT CENSUS

Schedule 3.02(a) was sent to Jennifer Cederwall of Spector, Gadon & Rosen, P.C. by Deborah Ulin of Kindred on March 19, 2003. Due its size it is not attached directly hereto.

                                SCHEDULE 3.02(b)
                              PATIENT TRUST FUNDS

Schedule 3.02(b) was sent to Jennifer Cederwall of Spector, Gadon & Rosen, P.C. by Deborah Ulin of Kindred on February 28, 2003. Due its size it is not attached directly hereto.

                                SCHEDULE 3.02(c)
                               PATIENT INVENTORY

Schedule 3.02(c) was sent to Jennifer Cederwall of Spector, Gadon & Rosen, P.C. by Deborah Ulin of Kindred on April 21, 2003. Due its size it is not attached directly hereto.

                                SCHEDULE 3.03(a)
                           UNPAID ACCOUNTS RECEIVABLE

Schedule 3.03(a) was sent to Dominic Marco of Spector, Gadon & Rosen, P.C. by Joseph Landenwich of Kindred on June 17, 2003. Due its size it is not attached directly hereto.

                                  SCHEDULE 3.05
                           ASSUMED FACILITY CONTRACTS

                                  SCHEDULE 3.05
                           ASSUMED FACILITY CONTRACTS

Waldemere Place

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                  Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Hospice Contract pursuant to         East Manor Medical Care Center      7/1/01       Automatic renewal; This Agreement may
services provided by the Hospice     and Hospice of Southwest Florida,                terminate with or without cause, by
and the Facility                     Inc.                                             giving 30 days advance written notice to
                                                                                      the other party.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Laboratory      East Manor Medical Care Center      7/13/01      Expired.
Services                             and Midwest Medical Laboratory
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Professional    East Manor Medical Care Center      8/1/86       Automatic renewal; This Agreement may be
Consulting and Advisory Services     and Randy B. Powell M.D.                         terminated by either party for good
                                                                                      cause upon 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Knowles' Mobile Diagnostics          East Manor Medical Care Center      4/18/00      Automatic renewal; This Contract may be
Contract                             and Knowles' Mobile Diagnostics                  canceled by either party with or without
                                                                                      cause, upon a 30 day written notice to
                                                                                      the other party.
------------------------------------------------------------------------------------------------------------------------------
Independent Contractor Agreement     East Manor Medical Care Center      9/26/00      Automatic renewal; This Agreement may
                                     and Richard R. Namikas, M.S.                     be terminated by either party by giving
                                                                                      30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Contract for Ophthalmic Services     East Manor Medical Care Center      3/10/99      This Agreement shall remain in force for
                                     and Ophthalmic Consultants to                    1 year, and thereafter, indefinitely.
                                     Nursing Facilities                               Either party may terminate this notice
                                                                                      by providing the other party with a 30
                                                                                      days written notice.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         East Manor Medical Care Center      8/1/98       5 year period and thereafter
                                     and Vencor Hospital Tampa                        automatically renewed unless notice of
                                                                                      non-renewal is provided not less than 90
                                                                                      days prior to the end of a term. It may
                                                                                      also be terminated earlier if either
                                                                                      party materially breaches this
                                                                                      Agreement.
------------------------------------------------------------------------------------------------------------------------------
Geriatric Psychological              East Manor Medical Care Center      6/1/99       Automatic renewal; Initial period of 2
Specialists Mental Health Services   and Geriatric Psychological                      years unless either party elects to
Agreement                            Specialists                                      terminate this Agreement at the end of
                                                                                      the original or any renewal term by
                                                                                      giving written notice to the other party
                                                                                      at least 30 days prior to the expiration
                                                                                      of the then current term.
------------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Services and          East Manor Medical Care Center      1/1/98       Initial period of 5 years. Thereafter it
Consulting Agreement                 and Vencare Pharmacy Services                    will be renewed automatically unless
                                                                                      terminated by Pharmacy on account of
                                                                                      Facility's failure to pay outstanding
                                                                                      bills.
------------------------------------------------------------------------------------------------------------------------------
Facility Consulting Agreement        Waldemere Place and Crandall &      5/16/02      Automatic renewal; Until 30 days after
                                     Associates Consulting Dietitians,                written notice of termination from
                                     Inc.                                             either party.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Lease Agreement Addendum             Pitney Bowes Credit                 12/10/96     Unknown.
Adjustment for Meter Rental          Corporation and Vencor, Inc.
Agreement                            #2338 (117)
------------------------------------------------------------------------------------------------------------------------------
Addendum to Service Agreement /      East Manor Medical Care Center      6/1/00       Automatic renewal; This Agreement may be
Equipment Lease                      and Air Touch Pagings                            terminated with 30 days advance written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Service Agreement Non Hazardous      East Manor Medical Care Center      8/31/02      Initial period is 36 months from the
Wastes & Recyclables                 and Waste Management of Sarasota                 date set forth. Thereafter 12 months.
                                     County
------------------------------------------------------------------------------------------------------------------------------
Cable Television Extension           East Manor Medical Care Center      7/5/01       This Agreement is hereby extended for an
Agreement                            and Comcast Cablevision of                       additional three years commencing
                                     West Florida, Inc.                               10/1/01 through 9/30/04. Thereafter, the
                                                                                      Agreement shall be automatically renewed
                                                                                      for like terms, unless either party
                                                                                      provides written notice to the other of
                                                                                      its intent not to renew at least 90 days
                                                                                      prior to the expiration of the then
                                                                                      current term.
------------------------------------------------------------------------------------------------------------------------------
Pest Elimination Agreement           East Manor Medical Care Center      11/19/99     Expired.
                                     and Western Pest Services
------------------------------------------------------------------------------------------------------------------------------
Medical Oxygen and Healthcare        East Manor Medical Care Center      9/26/00      Automatic renewal; This Agreement may be
Equipment Agreement for Services     and Medox Corporation                            terminated upon 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Industrial Fire & Safety, Inc.       East Manor Medical Care Center      1/15/99      Unknown.
Inspection Service Contract          and Industrial Fire & Safety Inc.
------------------------------------------------------------------------------------------------------------------------------

Healthcare and Rehabilitation of Sanford

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Ashburry Water    Healthcare & Rehab of Sanford and   8/9/01       Unknown.
Conditioning                         Ashburry Water Conditioning
------------------------------------------------------------------------------------------------------------------------------
Letter of Agreement for Consultant   Healthcare & Rehabilitation         1/6/03       Unknown.
Dietitian Services                   Center of Sanford and Long Term
                                     Care Nutrition, Inc.
------------------------------------------------------------------------------------------------------------------------------
Nursing Home Transfer Agreement      Healthcare & Rehabilitation         7/31/02      This Agreement shall continue in effect
                                     Center of Sanford and Adventist                  indefinitely unless either party cancels
                                     Health System/Sunbelt, Inc. and                  this Agreement with or without cause, by
                                     d/b/a Florida Hospital Orlando,                  giving 30 days written notice to the
                                     Florida Hospital Altamonte,                      other party of its intention to do so.
                                     Florida Hospital Apopka, Florida
                                     Hospital East Orlando, Florida
                                     Hospital Kissimmee, Celebration
                                     Health, Winter Park Memorial
------------------------------------------------------------------------------------------------------------------------------
Transfer Agreement                   Hillhaven Healthcare Center and     6/1/90       Expired.
                                     HCA Central Florida Regional
                                     Hospital
------------------------------------------------------------------------------------------------------------------------------
Vitas HealthCare Corporation of      Vitas HealthCare Corporation of     8/9/96       Initial period of 1 year and shall
Central Florida Agreement with       Central Florida and Hillhaven                    continue automatically for successive 1
Hillhaven Health Care and            Health Care and Rehabilitation                   year terms, unless terminated as
Rehabilitation Center of Sanford     Center of Sanford                                provided in this Agreement.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Vitas             Healthcare & Rehab of Sanford and   8/9/01       Unknown.
Healthcare Corp. of Central          Vitas
Florida
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Hospice of the    Health Care and Rehabilitation      8/9/01       Unknown.
Comforter (amending agreement        Center of Sanford and Hospice of
made on 8/9/01)                      the Comforter
------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing Facility Contract    Healthcare and Rehabilitation of    8/23/02      Renewable each year unless terminated by
                                     Sanford and Hospice of the                       either party with a 30 days written
                                     Comforter, Inc.                                  notice.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Hospice of the    Health Care and Rehabilitation      8/9/02       Unknown.
Comforter (amending agreement        Center of Sanford and Hospice of
made on 8/9/02)                      the Comforter
------------------------------------------------------------------------------------------------------------------------------
Podiatry Services Agreement          Health Care and Rehabilitation      Undated      Unknown.
                                     Center of Sanford and John
                                     Davenport, D.P.M.
------------------------------------------------------------------------------------------------------------------------------
Agreement by and between Orlando     Health Care and Rehabilitation      Undated      Initial period of 1 year and renewable
Regional Healthcare System, Inc.     Center of Sanford and Orlando                    after the initial period unless
and HealthCare & Rehabilitation      Regional Healthcare System, Inc.                 terminated in accordance with the
Center of Sanford                                                                     provisions provided in this Agreement.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Consultant      Health Care and Rehabilitation      3/1/97       Expires on 3/1/02 and shall be renewed
Pharmacist Services                  Center of Sanford and Vencor                     at the end of each period for an
                                     Hospital South d/b/a Medisave                    additional 5 year period unless either
                                     Pharmacy                                         party notifies the other by a 30 day
                                                                                      written notice of their desire to
                                                                                      terminate this Agreement.
------------------------------------------------------------------------------------------------------------------------------
Dialysis Services Agreement          Health Care and Rehabilitation      1/2/02       This Agreement will remain in continuous
                                     Center of Sanford and Central                    effect unless canceled by either party
                                     Florida Kidney Center, Inc.                      with 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Central Florida   Health Care and Rehabilitation      8/9/02       Unknown.
Kidney Center, Inc.                  Center of Sanford and Central
                                     Florida Kidney Center, Inc.
------------------------------------------------------------------------------------------------------------------------------
Managed Service Agreement            Health Care and Rehabilitation      9/21//00     This Agreement will continue until
                                     Center of Sanford and InSight                    canceled by either party with 30 days
                                     Health Network                                   written notice, except in the case of a
                                                                                      breach, in which either party can
                                                                                      terminate automatically.
------------------------------------------------------------------------------------------------------------------------------
Medical Record Consultant            Health Care and Rehabilitation      6/1/00       This Agreement is subjected to renewal
Agreement                            Center of Sanford and Terry E.                   for an additional 1 year term unless
                                     House, R.H.I.T.                                  terminated by either party. 30 days
                                                                                      written notice must be given to the
                                                                                      other party.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Terry E. House,   Health Care and Rehabilitation      8/9/01       Unknown.
A.R.T.                               Center of Sanford and Medical
                                     Records Consultant
------------------------------------------------------------------------------------------------------------------------------
Eye Care Service Contract            Health Care and Rehabilitation      6/26/02      This Agreement will remain in effect
                                     Center of Sanford and Mobile                     year-to-year unless terminated by either
                                     Eyecare Associates, Inc.                         party upon 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Medical           Health Care and Rehabilitation      8/8/01       Unknown.
Director Agreement                   Center of Sanford and Sukhinder
                                     Joshi, MD
------------------------------------------------------------------------------------------------------------------------------
Service Agreement by and between     Health Care and Rehabilitation      2/2/01       This Agreement will be automatically
HealthCare Rehabilitation of         Center of Sanford and                            renewed annually at the end of the
Sanford and TransFlorida Mobile      TransFlorida Mobile Diagnostic                   stated period unless canceled by either
Diagnostic Services L.C.             Services L.C.                                    party with 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
RMC Dental Contract                  Health Care and Rehabilitation      11/22/02     Renewable each year unless notified 60
                                     Center of Sanford and Ricardo M.                 days prior to the anniversary date. If
                                     Carreno D.D.S.                                   either party wishes to terminate this
                                                                                      Agreement, a 30 days written notice must
                                                                                      be given to the other party.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to ADT Security      Healthcare & Rehab of Sanford and   8/9/01       Unknown.
Systems, Inc.                        ADT Security Systems, Inc.
------------------------------------------------------------------------------------------------------------------------------
Commercial Sales/ Proposal           Healthcare & Rehab and ADT          1/29/02      Period of 5 years and thereafter it
Agreement                            Security Systems, Inc.                           shall be automatically renewed yearly
                                                                                      unless terminated by either party upon
                                                                                      written notice at least 30 days prior to
                                                                                      the anniversary date.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Jim Morrison,     Healthcare & Rehab of Sanford and   8/9/01       Unknown.
Exhaust Hood Cleaning                Jim Morrison
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Medical Gases Supply Agreement       MEDIQ/PRN Life Support Services,    11/01/00     Automatic renewal; This Agreement may
                                     Inc. and Vencor Nursing Centers                  terminate if the other party fails to
                                     East, LLC d/b/a Healthcare &                     pay any amount owed and such failure
                                     Rehabilitation Center of Sanford                 continues for a period of 20 days or
                                                                                      more or if there is a material violation
                                                                                      by the other party.
------------------------------------------------------------------------------------------------------------------------------
Professional Vending Service         Healthcare & Rehabilitation         8/1/00       Unknown.
Agreement                            Center of Sanford and The Vendors
                                     Group
------------------------------------------------------------------------------------------------------------------------------
First Amendment to A.L.P. Vending    Healthcare & Rehab of Sanford and   10/23/01     Unknown.
Service                              A.L.P. Vending Service
------------------------------------------------------------------------------------------------------------------------------
Rental Contract                      Vencor Healthcare and Ashburry      12/15/99     Unknown.
                                     Water Conditioning
------------------------------------------------------------------------------------------------------------------------------
Crystal Springs Equipment Rental     Not executed                        No date      Automatic renewal; This Agreement may be
and Service Agreement (Bottled                                                        canceled by either party upon 30 days
Water)                                                                                prior written notice.
------------------------------------------------------------------------------------------------------------------------------
Service Contract of installment      Hillhaven Healthcare Center and     5/20/94      This lease shall be renewed
and maintenance of digital           On-Hold Concepts                                 automatically from year to year unless
playback equipment                                                                    either party gives a 45 advance written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Proposal from Morrison Diversified   Hillhaven Healthcare Center and     5/25/95      Unknown.
Enterprises                          Morrison Diversified Enterprises
------------------------------------------------------------------------------------------------------------------------------
Landscape Maintenance                Healthcare & Rehabilitation         8/1/99       Unknown.
Specifications                       Center (Sanford) and Laguna
                                     Property Maintenance
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Laguna Property   Healthcare & Rehab of Sanford and   8/9/01       Automatic renewal; This Agreement may be
Management                           Laguna Property Maintenance                      canceled by either party 120 days after
                                                                                      the service begins, provided a 30 day
                                                                                      written notice has been given.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Hair Care Services     Healthcare & Rehabilitation         11/12/01     Automatic renewal; This Agreement may be
                                     Center of Sanford and Sharon M.                  terminated by either party by giving 30
                                     Streb                                            days written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Healthcare & Rehabilitation of       Healthcare & Rehabilitation         7/19/00      Unknown.
Sanford Full Service Housekeeping    Center of Sanford and Healthcare
and Laundry Proposal                 Services Group, Inc.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Health Care       Healthcare & Rehabilitation         8/9/01       Unknown.
Services Group                        Center of Sanford and Healthcare
                                     Services Group, Inc.
------------------------------------------------------------------------------------------------------------------------------
RMAP (Ricoh Major Account Program)   Vencor and Ricoh                    9/5/00       Unknown.
Lease  Agreement
------------------------------------------------------------------------------------------------------------------------------

Titusville Rehabilitation and Nursing Center

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Medical Director Agreement           Vencor Titusville Rehabilitation    4/1/98       Automatic renewal; Either party may at
                                     & Nursing Center and Dr. Victor                  any time terminate this Agreement, with
                                     Boodhoo                                          or without cause, upon 30 days written
                                                                                      notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Medical Record Consultant Contract   Titusville Nursing and Rehab        2/9/00       This Contract will renew each year,
                                     Center and Kathleen S. Wahl, RHIA                unless canceled with 30 days advance
                                                                                      written notice by either party.
------------------------------------------------------------------------------------------------------------------------------
Agreement for the arrangement of     Titusville Rehabilitation and       10/10/95     Automatic renewal; Either party may
services of David Greenblum, M.D.    Nursing Center and David                         terminate this Agreement with a 30 days
and Titusville Rehabilitation and    Greenblum, M.D.                                  advance written notice to the other
Nursing Center                                                                        party.
------------------------------------------------------------------------------------------------------------------------------
Contract for Nutrition Services      Titusville Rehabilitation and       11/4/02      Automatic renewal; This Contract may be
                                     Nursing Center and Angela                        canceled upon 30 days written notice by
                                     Gallagher, RD, LD/N                              either party.
------------------------------------------------------------------------------------------------------------------------------
Vencor Inc. Service Agreement        Titusville Nursing & Convalescent   10/1/97      Automatic renewal; This Agreement can
                                     Center and Vencor, Inc.                          be canceled by either party 120 days
                                                                                      after the services begin, provided a 30
                                                                                      days written notice has been given.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Kindred Healthcare #125 and         9/17/02      51 months.
Lease Agreement                      Pitney Bowes Credit Corporation
------------------------------------------------------------------------------------------------------------------------------
Product / Equipment Sales            Titusville Rehabilitation and       6/12/01      This Agreement will continue to run, but
Agreement                            Nursing Center and the Steritech                 may be canceled with 30 days written
                                     Group, Inc.                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Gases Supply Agreement       Titusvile Rehabilitation and        11/1/00      This Agreement shall continue from
                                     Nursing Center and MEDIQ/PRN Life                year-to-year until canceled by either
                                     Support Services, Inc.                           party upon no less than 30 days prior
                                                                                      written notice.
------------------------------------------------------------------------------------------------------------------------------
Grinnell Fire Protection Systems     Grinnell Fire Protection Systems    9/1/98       Automatic renewal; This Agreement may be
Company (I) Contract for automatic   Company and Vencore, Inc.                        terminated by either party on at least
sprinkler equipment inspection                                                        30 days written notice being given to
(II) Contract for testing of fire                                                     the other party prior to the anniversary
alarm and detection equipment                                                         date thereof.
(III) Contract for extinguisher
inspection and tag (IV) Contract
for range hood inspection (V)
Contract for backflow inspection
------------------------------------------------------------------------------------------------------------------------------
Letter from Progressive Document     N/A                                 3/22/00      N/A.
Destruction (PDD)
------------------------------------------------------------------------------------------------------------------------------

Windsor Woods Rehabilitation & Healthcare Care

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Contract Agreement for Podiatric     Windsor Woods Convalescent Center   7/1/99       Automatic renewal; Agreement may be
Services                             and John F. Parrinello, D.P.M.                   terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to provide           Kindred and Dr. John Parrinello     7/24/01      Unknown.
healthcare services to nursing
home
------------------------------------------------------------------------------------------------------------------------------
Agreement for the Provision of       Hemando-Pasco Hospice Inc. and      5/22/97      Automatic renewal; Agreement may be
Hospice Services to Residents of     Windsor Woods Nursing Center                     terminated with 30 days advance notice.
Windsor Woods Nursing Center
------------------------------------------------------------------------------------------------------------------------------
Hospice/Nursing Facility Agreement   Windsor Woods Convalescent Center   4/26/02      Automatic renewal; Agreement may be
                                     and Hospice of Pasco, Inc.                       terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Purchase Option Letter               Windsor Woods Convalescent Center   6/10/99      N/A.
                                     and Mellon First United Leasing
------------------------------------------------------------------------------------------------------------------------------
Lease Agreement                      Kindred Healthcare, Inc. d/b/a      1/2/02       24 months.
                                     Windsor Woods Rehabilitation and
                                     Healthcare Center and All-Lines
                                     Leasing
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Windsor Woods Convalescent Center   7/1/98       Automatic renewal; Agreement may be
                                     and Vencor Hospital Tampa                        terminated with 90 days prior notice of
                                                                                      non-renewal; Agreement may be terminated
                                                                                      earlier in the case of a material
                                                                                      breach.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to provide           Windsor Woods Convalescent Center   7/16/01      Unknown.
healthcare services to nursing       and "Physician"
home
------------------------------------------------------------------------------------------------------------------------------
Managed Service Agreement            Windsor Woods and Insight Health    12/9/02      Automatic renewal; Agreement may be
                                     Network, Inc.                                    terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Professional Services Agreement      Windsor Woods Convalescent Center   2/12/96      Automatic renewal; Agreement may be
                                     and Vickie L. Tuten, M.Ed., CCC-A                terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Eye Care Service Contract            Windsor Woods Convalescent Center   1/29/01      Automatic renewal; Agreement may be
                                     and West Coast Mobile Eye Care,                  terminated with 30 days advance notice.
                                     Inc.
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            Windsor Woods Rehabilitation &      10/26/01     Automatic renewal; Agreement may be
Agreement                            Healthcare and John Pirrello M.D.                terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Laboratory Services    Windsor Woods Rehabilitation and    8/12/02      Automatic renewal; Agreement may be
                                     Healthcare, Hudson, Florida and                  terminated with 30 days advance notice.
                                     CHC Labs, Inc.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to provide           WWCC and Dr. Ponce; Dentistry on    7/24/01      Unknown.
dental services at nursing home      Wheels
------------------------------------------------------------------------------------------------------------------------------
Beauty Shop Services Agreement       Windsor Woods and Shirley Cassady   3/l/99       Automatic renewal; Agreement may be
                                                                                      terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Equipment Lease                      Windsor Woods Convalescent Center   6/10/99      60 months.
                                     and Mellon First United Leasing
------------------------------------------------------------------------------------------------------------------------------

Bay Pointe Nursing Pavilion

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Direct          Bay Pointe Nursing Pavilion and     12/4/92      This Agreement shall remain in effect
Patient Services Podiatry            Darall J. Moore, D.P.M.                          unless terminated by either party upon
                                                                                      30 days advance written notice for good
                                                                                      cause shown.
------------------------------------------------------------------------------------------------------------------------------
Department of Veterans Affairs       Bay Pointe Nursing Pavilion and     1/1/02       Unknown.
Contract Number V516P-6500           Department of Veteran Affairs
------------------------------------------------------------------------------------------------------------------------------
Addendum to ERN Enrollment Form      Bay Pointe Nursing Pavilion and     11/6/00      Unknown.
for Billing Services and             Palmetto Government Benefits
Clearinghouses                       Administrators, LLC
------------------------------------------------------------------------------------------------------------------------------
Addendum to CSI Enrollment Form      Bay Pointe Nursing Pavilion and     11/6/00      Unknown.
for Billing Services and             Palmetto Government Benefits
Clearinghouses                       Administrators, LLC
------------------------------------------------------------------------------------------------------------------------------
Podiatric Services Agreement         Bay Pointe Nursing Pavilion and     10/1/02      This Agreement shall be renewed
                                     KG Health Partners, Inc.                         automatically for successive 1 year
                                                                                      periods and may be terminated upon the
                                                                                      conditions under this Agreement.
------------------------------------------------------------------------------------------------------------------------------
Mental Health Services Agreement     Bay Pointe Nursing Pavilion and     7/31/98      Initial term of 1 year and shall be
                                     John J. McDonough Ph.D. Geriatric                renewed annually for 1 year period
                                     Psychological Specialist                         unless otherwise terminated without
                                                                                      cause upon no less than 30 days prior
                                                                                      written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Mental Health Services Agreement     Bay Pointe Nursing Pavilion and     7/7/98       Initial term of 1 year and may be
                                     Geriatric Psychological                          terminated by either party with a
                                     Specialists                                      written notice to the other party at
                                                                                      least 30 days prior to the expiration of
                                                                                      the then-current term.
------------------------------------------------------------------------------------------------------------------------------
Contract for Ophthalmic Services     Bay Pointe Nursing Pavilion and     9/13/00      This Agreement will remain in force
                                     Jeffrey D. Phillips, O.D., P.A.                  indefinitely unless terminated by either
                                                                                      party by providing the other party with
                                                                                      30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            Bay Pointe Nursing Pavilion and     11/1/02      Initial term of 1 year and shall be
Agreement                            Mark B. Norstein, MD                             automatically renewed for a 1 year
                                                                                      period. Either party may terminate this
                                                                                      Agreement without cause upon no less
                                                                                      than 30 days prior written notice to the
                                                                                      other party.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide                 Bay Pointe Nursing Pavilion         11/30/95     Expired.
Professional Consulting and          and Dr. Mark Shay, M.D.
Advisory Services
------------------------------------------------------------------------------------------------------------------------------
Agreement for services to be         Vencor d/b/a Bay Pointe Pavilion    9/16/99      Initial term of 1 year and will
provided by hospice and Nursing      and The Hospice of the Florida                   automatically renew for successive 1
Facility                             Suncoast                                         year terms, unless terminated by giving
                                                                                      30 days advance written notice to the
                                                                                      other party.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Vencor, Inc. Service Agreement for   Healthcare Services Group, Inc.     12/1/97      This Agreement will continue unless
provision of all necessary           and Vencor, Inc. which operates                  canceled by either party 120 days after
services on the premises of the      Bay Pointe Nursing Pavilion                      the services begin, provided a 30 day
Facility                                                                              written notice has been given.
------------------------------------------------------------------------------------------------------------------------------
Contract for dental care services    Bay Pointe Nursing Pavilion         5/19/02      This Agreement will automatically renew
                                     Ricardo M. Carreno D.D.S.                        annually unless notified 60 days prior
                                                                                      to the anniversary date. Either party
                                                                                      may terminate this Agreement with 30
                                                                                      days written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Institutional Medicaid Provider      Bay Pointe Nursing Pavilion and     5/1/01       Unknown.
Agreement                            Agency for Health Care
                                     Administrator
------------------------------------------------------------------------------------------------------------------------------
Memorandum of Agreement FMQAI -      Bay Pointe Nursing Pavilion and     11/1/99      Initial period through 10/31/02 and
Medicare Skilled Nursing Facility    Florida Medical Quality                          shall be automatically renewable for a
                                     Assurance, Inc.                                  second three-year period. It may be
                                                                                      terminated by either party upon 60 days
                                                                                      written notice or automatically on the
                                                                                      date the Department of Health and Human
                                                                                      Services no longer funds FMQAI.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Professional    Bay Pointe Nursing Pavilion and     12/1/95      Expired.
Consulting and Advisory Services     Dr. Mark Shay, M.D.
------------------------------------------------------------------------------------------------------------------------------
Letter from Stevens & Stevens Inc.   N/A                                 2/5/99       N/A.
------------------------------------------------------------------------------------------------------------------------------
Continuation Certificate             Safeco Insurance Company of         2/26/02      Expires on 6/3/03.
                                     America and Kindred Nursing
                                     Centers East LLC d/b/a Bay Pointe
                                     Nursing #245
------------------------------------------------------------------------------------------------------------------------------
Equipment Agreement for water        Bay Pointe Nursing Pavilion and     3/12/01      Unknown.
coolers                              Barron Investments, Inc. d/b/a
                                     LaPure Water Coolers
------------------------------------------------------------------------------------------------------------------------------
Service Agreement for vending        Bay Pointe Nursing Pavilion and     11/19/01     Unknown.
machines                             RK Vending
------------------------------------------------------------------------------------------------------------------------------
Pest Management Agreement            Bay Pointe Nursing Pavilion and     6/6/02       1 year contract, automatically renewable
                                     Ultimate Pest Control Services,                  on a month to month basis and may be
                                     Inc.                                             canceled anytime after the first 12
                                                                                      months by either party giving a 30 day
                                                                                      written notice.
------------------------------------------------------------------------------------------------------------------------------
Generator Set Inspection/            Bay Pointe Nursing Center and       3/12/96      Unknown.
Maintenance Agreement                Diesel Energy Systems, Inc.
------------------------------------------------------------------------------------------------------------------------------
Quarterly Fire Sprinkler             Bay Pointe Nursing Pavilion and     1/2/03       1 year period and shall continue
Inspection Contract                  WSC Inspection Services                          thereafter until terminated by 30 days
                                                                                      written notice sent to either party.
------------------------------------------------------------------------------------------------------------------------------
Service Agreement for protection     Bay Pointe Nursing Pavilion and     3/12/02      1 year period and shall automatically
of occupants and property from       SimplexGrinnell                                  renew each year thereafter. Either party
fire                                                                                  may terminate this Agreement by giving
                                                                                      30 days advance written notice.
------------------------------------------------------------------------------------------------------------------------------
Cosmetology Standard Contract        Bay Pointe Nursing Pavilion and     4/1/98       Either party may terminate this
Clauses                              Cosmetology                                      Agreement with or without cause upon a
                                                                                      written 30 day notice of cancellation to
                                                                                      the other party.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Bio-Medical Waste Service            Bay Pointe Nursing Pavilion and     11/28/00     Expires on 11/28/03 and shall be
Agreement                            Bio-Spec, Inc.                                   automatically renewed for a successive
                                                                                      year unless either party submits a
                                                                                      cancellation notice to the other no less
                                                                                      than 60 days prior to the expiration.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Kindred Healthcare #245 and         8/1/02       51 months.
Lease Agreement                      Pitney Bowes Credit Corporation
------------------------------------------------------------------------------------------------------------------------------

Winkler Court

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Addendum for Inpatient Respite       Hillhaven Rehabilitation & Health   7/30/99      Automatic renewal; Cancellation with or
Care                                 Care and Southwest Florida                       without cause with 30 days written
                                     Regional Medical center                          notice.
------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing Facility             First Health Care Corporation       1/1/97       Term of l year. It shall automatically
Participation Agreement              d/b/a Colonial Oaks                              renew for subsequent 1 year terms unless
                                     Rehabilitation Center of                         terminated by either party upon 90 days
                                     Ft.-Myers and Human Medical Plan,                written notice to the other party.
                                     Inc. Human Health Plan of
                                     Florida, Inc. and Human Health
                                     Insurance Company of Florida,
                                     Inc. and Human Insurance Company
------------------------------------------------------------------------------------------------------------------------------
Addendum J to the Skilled Nursing    HMHS and Colonial Oaks              5/19/03      N/A
Facility Participation Agreement     Rehabilitation Center of
                                     Ft.-Myers d/b/a Colonial Oaks
                                     Rehabilitation Center of
                                     Ft.-Myers
------------------------------------------------------------------------------------------------------------------------------
Southwest Florida Regional Medical   Hillhaven Rehabilitation & Health   2/1/95       Expired.
Center Service Agreement             Care and Southwest Florida
                                     Regional Medical center
------------------------------------------------------------------------------------------------------------------------------
Addendum A Southwest Florida         Unexecuted                          Unexecuted   N/A.
Regional Medical Center Mature
Adult Counseling Center Service
Agreement
------------------------------------------------------------------------------------------------------------------------------
Addendum B Southwest Florida         Hillhaven Rehabilitation & Health   2/6/95       N/A.
Regional Medical Center Non          Care and Southwest Florida
Invasive Cardiology Services         Regional Medical center
Service Agreement
------------------------------------------------------------------------------------------------------------------------------
Addendum D Southwest Florida         Hillhaven Rehabilitation & Health   2/6/95       N/A.
Regional Medical Center              Care and Southwest Florida
Respiratory Care Services            Regional Medical center
Agreement
------------------------------------------------------------------------------------------------------------------------------
Addendum E Southwest Florida         Hillhaven Rehabilitation & Health   2/6/95       N/A.
Regional Medical Center              Care and Southwest Florida
Radiology Services Service           Regional Medical center
Agreement
------------------------------------------------------------------------------------------------------------------------------
Exclusive Provider Agreement         Hillhaven Rehabilitation & Health   9/5/95       Automatic renewal; Either party may
pursuant to intravenous therapy      Care and Lee Memorial Home                       terminate this Agreement at any time
and nutrition support services       Infusion                                         with 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Hillhaven Rehabilitation Center of   First Healthcare Corporation        10/22/95     Automatic renewal; This Agreement can be
Fort Myers Service Agreement         which owns a Nursing home known                  canceled by either party upon a 30 day
                                     as Hillhaven Rehabilitation                      written notice.
                                     Center of Fort Meyers and
                                     Healthcare Services Group
------------------------------------------------------------------------------------------------------------------------------
Laboratory Services Agreement        Vencor Inc. d/b/a Colonial Oaks     10/25/00     Automatic renewal; Termination with or
(Included, but not limited,          Rehabilitation & Healthcare                      without cause by delivering to the other
specimen collection and analysis)    Center and Med Services of                       party, at least 30 days prior to the
                                     America                                          date upon which termination is desired.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Laboratory Services Agreement        Vencor Inc. d/b/a Colonial Oaks     10/18/99     Automatic renewal; Termination with or
(Included, but not limited,          Rehabilitation & Healthcare                      without cause by delivering to the other
specimen collection and analysis)    Center and St. Joseph's Hospital,                party a 30 days written notice prior to
                                     Inc.                                             termination date desired.
------------------------------------------------------------------------------------------------------------------------------
Medical Records Consultant           Colonial Oaks Rehabilitation        4/1/97       Automatic renewal; Either party may
Agreement                            Center - Fort Myers and Sharon                   terminate this Contract with a 30 day
                                     Fitzgerald                                       notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Directors Service            Colonial Oaks Rehabilitation        11/1/97      Automatic renewal; It may be canceled
Agreement                            Center - Fort Myers and Abusayeed                upon 30 days advance written notice by
                                     M. Feroz, MD                                     either party.
------------------------------------------------------------------------------------------------------------------------------
Medical Directors Service            Colonial Oaks Rehabilitation        1/23/03      1 year term, automatic renewal for
Agreement                            Center - Fort Myers and Abusayeed                additional 1 year terms; It may be
                                     M. Feroz, MD                                     canceled upon 30 days advance written
                                                                                      notice by either party.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Medical           Colonial Oaks Rehabilitation        7/20/01
Director Contract                    Center - Fort Myers and Abusayeed
                                     M. Feroz, MD
------------------------------------------------------------------------------------------------------------------------------
Agreement (plus several addendums)   Hillhaven Rehabilitation Center     6/14/95      This Agreement shall be ongoing from the
pursuant to services provided to     of Ft. Myers and H.O.P.E. of Lee                 date signed by both parties. It may be
eligible patients                    County, d/b/a Hope Hospice                       canceled by either party upon 30 days
                                                                                      written notice.
------------------------------------------------------------------------------------------------------------------------------
Addendum C - Patient                 Winkler Court Nursing Home and      3/20/03
Responsibility                       Hope Hospice of Southwest
                                     Florida, Inc. d/b/a Hope Hospice
------------------------------------------------------------------------------------------------------------------------------
Standard Consulting Agreement        Colonial Oaks and Sharon            2/4/00       Expired.
pursuant to provision of services    Fitzgerald
from Consultant to Health Care
Facility
------------------------------------------------------------------------------------------------------------------------------
Standard Consulting Agreement        Colonial Oaks and Sharon            5/12/03      From 5/12/03 through 5/12/04.
pursuant to provision of services    Fitzgerald
from Consultant to Health Care
Facility
------------------------------------------------------------------------------------------------------------------------------
Medicare Memorandum of Agreement     Rehab Ctr of Ft. Myers and          11/1/99      From 11/1/99 through 10/31/02, and shall
                                     Florida Medical Quality                          be automatically renewable beginning
                                     Assurance, Inc.                                  11/1/02.
------------------------------------------------------------------------------------------------------------------------------
Addendum to Service                  Colonial Oaks Rehab Center and      9/1/97       Effective for 1 year from 9/1/97 and
Agreement/Equipment Lease for        Airtouch Paging                                  renew automatically unless otherwise
radio telephone service and/or the                                                    specified in writing.
lease of communications equipment
------------------------------------------------------------------------------------------------------------------------------
Optometric Services Agreement        Colonial Oaks Rehab Center and      12/14/00     From 1/15/00 until terminated by either
                                     Jonathan M. Frantz, M.D., P.A.                   Party.
                                     d/b/a Florida Eye Health
------------------------------------------------------------------------------------------------------------------------------
Optometry Services Agreement         Colonial Oaks Rehab Center and      1/1/99       From 1/1/99 until terminated by either
                                     Eye Centers of Florida, PA.,                     Party.
                                     d/b/a Eye Centers of Florida
------------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Services and          Colonial Oaks Rehab of Fort Myers   5/1/97       Initial period of 5 years; Renewed
Consulting Agreement                 and Vencare Pharmacy Services                    automatically for successive 1 year
                                                                                      periods unless terminated by Pharmacy on
                                                                                      account of Facility's failure to pay
                                                                                      outstanding bills.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Colonial Oaks of Fort Myers and     7/1/98       Period of 3 years and automatically
                                     Vencor Hospital Tampa                            renewed for 1 year periods unless notice
                                                                                      of termination is provided not less than
                                                                                      90 days prior to the end of a term.
------------------------------------------------------------------------------------------------------------------------------
Mental Health Services Agreement     Colonial Oaks and                   2/2/00       Period of 1 year and shall renew
                                     Neuropyschiatric Associates                      automatically for another like term
                                                                                      unless written notice of termination is
                                                                                      provided 30 days more prior to
                                                                                      expiration.
------------------------------------------------------------------------------------------------------------------------------
Agreement: Stellar Care, Inc.        Colonial Oaks Rehabilitation        4/500        Period of 1 year and shall renew
                                     Center and Stellar Care, Inc.                    automatically for another like term
                                                                                      unless written notice of termination is
                                                                                      provided 30 days notice.
------------------------------------------------------------------------------------------------------------------------------
Memorandum of Agreement pursuant     Colonial Oaks Rehabilitation        6/16/99      From 6/16/99 until terminated via 60
to the education of students in      Center of Fort Myers and the                     days written notice.
Lee County                           School Board of Lee County
------------------------------------------------------------------------------------------------------------------------------
Dental Services Agreement            Colonial Oaks, Inc. and Peninsula   4/10/00      Period of 1 year with automatic renewals
                                     Dental Corporation                               and may be terminated upon 30 days
                                                                                      advanced written notice.
------------------------------------------------------------------------------------------------------------------------------
Dietary Services Agreement           Colonial Oaks Rehabilitation and    10/25/00     Period of 1 year with automatic renewals
                                     Healthcare Center and Mary                       and may be terminated upon 30 days
                                     McCormack                                        advanced written notice.
------------------------------------------------------------------------------------------------------------------------------
Dietary Consultant Services          Winkler Court and Larissa           3/25/03      Automatically renewable, but may be
Agreement                            Sgarlato                                         terminated on 30 day notice by either
                                                                                      party.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Professional    Hillhaven Rehab. Center of Fort     1/1/95       Period of 1 year and shall renew
Consulting and Advisory Services     Myers and Dr. Gordon Kleinpell,                  automatically from year to year.
(Podiatric Services)                 DPM                                              Agreement shall be renegotiated upon the
                                                                                      initiative of either Party.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Professional    Hillhaven Rehabilitation & Health   11/1/94      Period of 5 years unless terminated by
Consulting and Advisory Services     Care Center - Fort Myers and                     either party for good cause upon 30 days
                                     Dr. D. A. Newland, M.D.                          written notice.
------------------------------------------------------------------------------------------------------------------------------
Lehigh Regional Medical Center       Lehigh Regional Medical Center      1/1/03       Period of 1 year and shall renew
Transfer Agreement                   and Winkler Court                                automatically for 1 year periods unless
                                                                                      terminated upon 30 day notice.
------------------------------------------------------------------------------------------------------------------------------
Hillhaven Agreement for Services;    Hillhaven Rehabilitation & Health   12/1/94      Unknown.
Provisions for Emergency Food        Care Center and Sysco Food
Delivery                             Service
------------------------------------------------------------------------------------------------------------------------------
Recycling Agreement                  Hillhaven Rehab and                 6/30/95      36 months.
                                     Browning-Ferris Industries of
                                     Florida, Inc.
------------------------------------------------------------------------------------------------------------------------------
"Shred-It, Tampa" Service            Winkler Court and Shred-It Tampa    4/1/03       3/31/04, with optional renewal in 1 year
Agreement                                                                             periods. May be terminated on 90 days
                                                                                      written notice to the other party
------------------------------------------------------------------------------------------------------------------------------
Fire Protection Systems Inspection   Colonial Oaks Rehabilitation        11/15/00     Initial term of 2 years.
and Testing                          Center of Fort Myers and Fire
                                     Sprinkler Systems Company
------------------------------------------------------------------------------------------------------------------------------
Industrial Fire & Safety, Inc.       Colonial Oaks Rehabilitation        9/25/00      Unknown.
Inspection Service Contract          Center and Industrial Fire &
                                     Safety Inc.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Fire Protection Systems Inspection   Colonial Oaks Rehabilitation        8/23/00      Unknown.
and Testing                          Center of Fort Myers and Fire
                                     Sprinkler Systems Company
------------------------------------------------------------------------------------------------------------------------------
Firemaster Master Protection         Colonial Oaks Rehabilitation and    3/3/99       Expired.
Corporation Agreement                Fire Master Master Protection
                                     Corporation
------------------------------------------------------------------------------------------------------------------------------
Osbom Sound & Communications of      Vencor Colonial Oaks                3/17/98      This Agreement shall remain in effect
Florida, Inc. Service Agreement      Rehabilitation Center and Osbom                  for successive 60 month periods unless
                                     Sound & Communications of                        terminated by either party at the end of
                                     Florida, Inc.                                    any such period by written notice sent
                                                                                      to the other by registered mail, 90 days
                                                                                      prior to the expiration thereof.
------------------------------------------------------------------------------------------------------------------------------
Preventive Maintenance Agreement     Colonial Oaks Rehabilitation &      2/24/00      It will remain in force until canceled
                                     Healthcare Center and Power                      by either party through written notice
                                     Equipment Company                                to the other.
------------------------------------------------------------------------------------------------------------------------------
Preventive Maintenance Agreement     Colonial Oaks Rehabilitation &      9/2/88       It will remain in force until canceled
                                     Healthcare Center and Superior                   by either party through written notice
                                     Power Equipment Company, Inc.                    to the other.
------------------------------------------------------------------------------------------------------------------------------
Commercial Pest Management           Colonial Oaks Rehabilitation        6/2/99       This Agreement is effective for a period
Agreement                            Center and Truly Nolen                           of twelve consecutive months and shall
                                     Exterminating, Inc.                              renew month to month thereafter unless
                                                                                      written notice is given 30 days in
                                                                                      advance by either party.
------------------------------------------------------------------------------------------------------------------------------
Sprint Payphone Services, Inc.       Colonial Oaks and Sprint Payphone   6/24/98      Automatic renewal.
Exclusive Pay Telephone Service      Services, Inc.
and Lease Agreement
------------------------------------------------------------------------------------------------------------------------------
United Telephone Company of          Hillhaven Rehab Center and United   3/1/95       Period of 12 months and shall renew
Florida Exclusive Pay Telephone      Telephone Company of Florida                     automatically for another like term
Service and Lease Agreement                                                           unless written notice of termination is
                                                                                      provided 30 days more prior to
                                                                                      expiration.
------------------------------------------------------------------------------------------------------------------------------
Commercial Propane and Gas Sales     Colonial Oaks Rehabilitation        11/1/98      Unknown.
and Service Agreement                Center and Suburban Propane
                                     Division of Quantum Chemical
                                     Corporation
------------------------------------------------------------------------------------------------------------------------------
Healthcare HairServices Inc. Hair    Hillhaven Rehabilitation Center     8/4/94       Period of 1 year with automatic renewal
Care Independent Contractor          and HealthCare HairServices Inc.                 provisions. May be terminated upon
Agreement                                                                             receipt of 30 days notice.
------------------------------------------------------------------------------------------------------------------------------

Carrollwood Care Center

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Carrollwood Care Center and          Carrollwood Care Center and         5/19/95      Expired.
LifeFleet Southeast, Inc. Service    LifeFleet, Inc.
Agreement
------------------------------------------------------------------------------------------------------------------------------
Ambulance Service Agreement          Carrollwood Care Center and         9/27/99      Expired.
                                     AmeriCare Ambulance Service, Inc.
------------------------------------------------------------------------------------------------------------------------------
American Medical Response            American Medical Response and       5/31/99      Automatic renewal; Agreement may be
Healthcare Facility Disaster         Carrollwood Care Center                          terminated with 30 days advance notice.
Transport Agreement
------------------------------------------------------------------------------------------------------------------------------
Medical Transportation Services      American Medical Response and       5/31/99      Automatic renewal; Agreement may be
Agreement                            Carrollwood Care Center                          terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Professional Services Agreement      Carrollwood Care Center and         7/20/95      This Agreement may be terminated only if
regarding audiologist's services     Vickie Tuten (Audiologist)                       initiated by either party with 30 days
for residents living at the                                                           advance notice.
Facility
------------------------------------------------------------------------------------------------------------------------------
Transfer Agreement of patients       St. Joseph's Hospital, Inc. and     7/10/95      Automatic renewal; This Agreement may be
between institutions                 Carrollwood Care Center                          terminated with or without cause upon 30
                                                                                      days prior written notice.
------------------------------------------------------------------------------------------------------------------------------
Transfer Agreement (Post Acute       University Community Hospital,      8/5/99       Automatic renewal; This Agreement may be
Care)                                Inc. and UCH-Carrollwood and                     terminated 90 days after delivery of
                                     Carrollwood Care Center                          written notice of termination.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Patient Transfer       Town and Country Hospital and       3/28/97      Automatic renewal; This Agreement may be
between institutions                 Carrollwood Care Center                          terminated with 90 days written notice
                                                                                      or automatically if either party fails
                                                                                      to maintain its licensure or
                                                                                      certification.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Carrollwood Care Center and         7/3/95       Automatic renewal; This Agreement may be
                                     Vencor Hospital Tampa                            terminated with 30 days prior written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Galencare, Inc. d/b/a Brandon       4/1/00       Expired.
                                     Regional Hospital and Carrollwood
                                     Care Center
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Carrollwood Care Center and         3/25/96      Automatic renewal; This Agreement may be
                                     Transitional Hospital of Tampa,                  terminated with 30 days written notice.
                                     Inc.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Carrolwood Care Center and          4/23/01      Automatic renewal; This Agreement may be
                                     Florida Health Sciences Center,                  terminated with 30 days advance written
                                     Inc.                                             notice or immediate upon material
                                                                                      breach.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
AmeriCare Ambulance Service, Inc.,   AmeriCare Ambulance Service, Inc.   5/7/02       Automatic renewal; This Agreement may be
Preferred Ambulance Provider         and Carrollwood Care Center                      terminated with 30 days prior written
Agreement; Wheelchair &                                                               notice.
Non-Medical Stretcher Provider
Agreement; Healthcare Facility
Disaster Transportation Agreement
------------------------------------------------------------------------------------------------------------------------------
Medico Environmental Services,       Carrollwood Care Center and         2/28/02      Automatic renewal; This Agreement may be
Inc., Biomedical Waste Disposal      Medico Environmental Services,                   terminated with 30 days written notice.
Services Agreement                   Inc.
------------------------------------------------------------------------------------------------------------------------------
Behavioral Health Agreement          Carrollwood Care Center and         2/28/97      Automatic renewal; This Agreement may be
                                     Insight Health Network                           terminated with 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Purchase                Carrollwood Care Center and         9/3/96       Automatic renewal; This Agreement may be
Pharmaceutical Products and          Medisave Pharmacies, Inc.                        terminated with cause upon 15 days
Services (for Vencor nursing                                                          written notice or 30 days written notice
facilities)                                                                           to cancel renewal.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Carrollwood Care Center and         7/1/98       Automatic renewal; This Agreement may be
                                     Vencor Hospital Tampa                            terminated with 90 days written notice
                                                                                      prior to end of term or immediate upon
                                                                                      loss of licensure or Medicare or
                                                                                      Medicaid certification or material
                                                                                      change in business of breaching party.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Portable X-Ray         Carrollwood Care Center and         12/98        Automatic renewal; This Agreement may be
Services                             Mobile Radiology and EKG Service,                terminated with 30 days prior written
                                     Inc. d/b/a RADS Mobile X-Ray &                   notice.
                                     EKG Service, Inc.
------------------------------------------------------------------------------------------------------------------------------
Agreement with Nursing Facility      Lifepath Hospice and Palliative     4/5/02       Automatic renewal; This Agreement may be
                                     Care, Inc. and Carrollwood Care                  terminated without cause at least 60
                                     Center                                           days prior written notice or within 5
                                                                                      days after written notice or if material
                                                                                      breach.
------------------------------------------------------------------------------------------------------------------------------
Podiatric Services Agreement         KG Health Partners, Inc. and        9/11/01      Automatic renewal; This Agreement may be
                                     Carrollwood Care Center                          terminated with 30 days advance written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Service Agreement for provision of   Alec H. Jaret and Carrollwood       10/1/94      Automatic renewal; This Agreement may be
all dental care required by          Care Center                                      terminated for any reason on 30 days
residents of the Facility                                                             written notice.
------------------------------------------------------------------------------------------------------------------------------
Eye Care Service Contract            Carrollwood Care Center and         8/7/00       Automatic renewal; This Agreement may be
                                     Mobile Eyecare Associates, Inc.                  terminated with 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Service Contract Agreement           Carrollwood Care Center and         8/1/00       Automatic renewal; This Agreement may be
                                     Gary L. Feller H.A.S.                            terminated with 30 days advance written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            Carrollwood Care Center and         1/22/01      Automatic renewal; This Agreement may be
Agreement                            Dr. Krockta                                      terminated with 30 days prior written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Kindred Healthcare #372 and         9/23/02      51 months.
Lease Agreement                      Pitney Bowes Credit Corporation
------------------------------------------------------------------------------------------------------------------------------
Maintenance Agreement                Vencor Carrollwood Care Center      10/25/96     Unknown.
                                     and Ricoh Corporation
------------------------------------------------------------------------------------------------------------------------------
Service Agreement for digital        On hold Concepts, Inc. and          2/6/98       Unknown.
playback equipment to the premises   Carrollwood Care Center
------------------------------------------------------------------------------------------------------------------------------
HealthCare HairServices Inc. Hair    Carrollwood Care Center and         1/19/95      Automatic renewal provisions; This
Care Independent Contractor          HealthCare HairServices                          Agreement may be terminated with 60 days
Agreement                                                                             written notice.
------------------------------------------------------------------------------------------------------------------------------
TECO Gas Services FTA Supply &       Carrollwood Care Center and TECO    4/26/00      Automatic renewal; This Agreement may be
Service Agreement                    Gas Services                                     terminated after initial 5 year term
                                                                                      with 90 days prior written notice.
------------------------------------------------------------------------------------------------------------------------------
Industrial Fire & Safety, Inc.,      Industrial Fire & Safety Inc. and   4/26/99      Automatic renewal provisions; It may be
Inspection Service Contract          Carrollwood Care Center                          terminated with cause 10 days prior
                                                                                      written notice.
------------------------------------------------------------------------------------------------------------------------------
Hawkeye, Pest Control Service        Carrollwood Care Center and         5/15/01      Automatic renewal; Within first year: 60
Agreement                            Hawkeye Pest Control, Inc.                       days prior written notice; after first
                                                                                      year: 30 days prior written notice.
------------------------------------------------------------------------------------------------------------------------------
Contract for Automatic Fire          Wiginton Fire Sprinklers, Inc.      8/28/90      Automatic renewal; This Agreement may be
Sprinkler Equipment Inspection       and Carrollwood Care Center                      terminated with 30 days prior written
Service                                                                               notice.
------------------------------------------------------------------------------------------------------------------------------
Ultrasound Service Agreement         Mobile Ultrasound Services, Inc.    2/26/02      Automatic renewal; This Agreement may be
                                     and Carrollwood Care Center                      terminated without cause upon 30 days
                                                                                      prior written notice.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Fac. # 372 and Pitney Bowes         Unknown.     63 months.
Lease Agreement                      Credit Corporation
------------------------------------------------------------------------------------------------------------------------------

Evergreen Woods Health & Rehabilitation Center

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Contract for dental care services    Evergreen Woods Health and          2/23/96      Automatic renewal; Agreement may be
                                     Rehabilitation and Comprehensive                 terminated with 30 days advance notice.
                                     Caring Dentistry
------------------------------------------------------------------------------------------------------------------------------
Agreement for the Provision of       Evergreen Woods Health Care         2/17/93      Automatic renewal; Agreement may be
Hospice Services to Residents of     Center and Hemando-Pasco Hospice                 terminated with 30 days advance notice.
Evergreen Woods Health Care          Inc.
Center
------------------------------------------------------------------------------------------------------------------------------
Agreement for Laboratory Services    Evergreen Woods Health and          7/16/02      Automatic renewal; Agreement may be
                                     Rehabilitation Spring Hill,                      terminated with 30 days advance notice.
                                     Florida and CHC Labs, Inc.
------------------------------------------------------------------------------------------------------------------------------
Medical Record Consultant            Evergreen Woods Health and          7/9/97       Automatic renewal; Agreement may be
Agreement                            Rehabilitation and Georgia Sasser                terminated with 30 days advance notice.
                                     Consulting Inc.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Medical Record    Evergreen Woods Health and          7/17/01      Unknown.
Consultant Agreement                 Rehabilitation and Georgia Sasser
                                     Consulting Inc.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Evergreen Woods Health and          7/1/98       Automatic renewal; Agreement may be
                                     Rehabilitation Center and Vencor                 terminated with 90 days prior notice of
                                     Hospital Tampa                                   non-renewal; Agreement may be terminated
                                                                                      earlier in the case of a material
                                                                                      breach.
------------------------------------------------------------------------------------------------------------------------------
Podiatric Service Agreement          Evergreen Woods Health and          5/7/99       Automatic renewal; Agreement may be
                                     Rehabilitation Center and John P.                terminated with 30 days advance notice.
                                     Parrinello, D.P.M
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Podiatric         Evergreen Woods Health and          7/17/01      Unknown.
Service Agreement                    Rehabilitation Center and John P.
                                     Parrinello, D.P.M
------------------------------------------------------------------------------------------------------------------------------
Medicare Memorandum of Agreement     Evergreen Woods Health and          11/1/99      Automatic renewal; Agreement may be
                                     Rehabilitation and Florida                       terminated with 60 days advance notice.
                                     Medical Quality Assurance, Inc.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Service           Evergreen Woods Health and          8/7/01       Unknown.
Agreement                            Rehabilitation Center and Austin
                                     Respiratory Equipment, Inc.
------------------------------------------------------------------------------------------------------------------------------
Mobile Diagnostic Services           Evergreen Woods and Ultra           4/26/00      Automatic renewal; Agreement may be
Agreement                            Healthcare Services, Inc.                        terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Service Agreement of fire            Kindred Healthcare Operating,       7/1/01       Automatic renewal; Agreement may be
protection equipment                 Inc. d/b/a Evergreen Woods Health                terminated at the completion of a
                                     Care and Pasco Fire & Safety                     service year (July 1-June 30).
                                     Equipment Company
------------------------------------------------------------------------------------------------------------------------------
Grinnell Fire Protection Systems     Evergreen Woods Health and          9/22/99      Automatic renewal; Agreement may be
Company (I) Contract for Automatic   Rehabilitation Center and                        terminated with 30 days advance notice.
Sprinkler Equipment Inspection       Grinnell Fire Protection Systems
(II) Contract for Testing of Fire    Company
Alarm and Detection Equipment
(III) Combined Contract for the
Above Programs I & II
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Planned Maintenance Program          Evergreen Woods Health and          12/14/00     Expired.
Scheduling Agreement                 Ringhaver Equipment Co.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to the Beautician    Evergreen Woods Health and          7/17/01      Unknown.
Agreement                            Rehabilitation Center and Gale
                                     E. Piotrowski
------------------------------------------------------------------------------------------------------------------------------
Confidential Professional Copying    Evergreen Woods Health and          7/15/01      Unknown.
Nondisclosure Agreement              Rehabilitation Center and
                                     Confidential Professional Copying
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Confidential      Evergreen Woods Health and          8/17/01      Unknown.
Professional Copying                 Rehabilitation Center and
                                     Confidential Professional Copying
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Grounds           Evergreen Woods Health and          7/17/01      Unknown.
Maintenance Contract                 Rehabilitation Center and Sunrise
                                     Landscaping & Maintenance
------------------------------------------------------------------------------------------------------------------------------
Water and Sewer Agreement            Evergreen Woods and Hernando        4/13/88      Unknown.
                                     County Water and Sewer District
------------------------------------------------------------------------------------------------------------------------------
Self storage Agreement               Evergreen Woods Health and          9/5/01       Expired.
                                     Rehabilitation and Self Storage
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Vencor Inc. #637 and Pitney Bowes   None given   48 months.
Lease Agreement                      Credit Corporation
------------------------------------------------------------------------------------------------------------------------------

Rehabilitation and Health Care Center of Tampa

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Rehab and Health Care of Tampa      7/1/98       Automatic renewal; This Agreement may be
                                     and Vencor Hospital Tampa                        terminated earlier if either party
                                                                                      materially breaches the Agreement.
------------------------------------------------------------------------------------------------------------------------------
Laboratory Services Agreement        Kindred Health Care LLC d/b/a       10/15/02     Automatic renewal; At anytime either
                                     Rehabilitation and Healthcare of                 party may voluntarily elect to terminate
                                     Tampa and Ecolab Group Co.                       this Agreement with or without cause by
                                                                                      delivering to the other party, at least
                                                                                      30 days prior to the date upon which
                                                                                      termination is desired.
------------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Services and          Vencare Pharmacy Services and       12/1/97      Automatic renewal; This Agreement may be
Consulting Agreement                 Rehabilitation and Healthcare                    terminated by Pharmacy on account of
                                     Center of Tampa                                  Facility's failure to pay outstanding
                                                                                      bills.
------------------------------------------------------------------------------------------------------------------------------
Health Information Management        Rehabilitation and Healthcare       7/20/99      Automatic renewal; Either party may
Consulting Agreement                 Center of Tampa and Adele Katchuk                terminate this Agreement by submitting a
                                     Art, d/b/a Katchup Consulting                    30 day written notice.
------------------------------------------------------------------------------------------------------------------------------
America Ambulance Service, Inc.      Rehabilitation & Healthcare         Not          Automatic renewal; This Agreement may be
Preferred Ambulance Provider         Center of Tampa and Americare       executed     terminated by written notice of either
Agreement; Wheelchair &              Ambulance Service, Inc.                          party to the other, 30 days after such
Non-Medical Stretcher Provider                                                        notice.
Agreement; Healthcare Facility
Disaster Agreement
------------------------------------------------------------------------------------------------------------------------------
Agreement with Nursing Facility      Between Lifepath Hospice and        1/02         Automatic renewal; Either party may
                                     Palliative Care, Inc. and                        terminate this Agreement without cause
                                     Rehabilitation & Healthcare                      at any time by providing to the other
                                     Center of Tampa                                  party at least 60 days prior written
                                                                                      notice of termination.
------------------------------------------------------------------------------------------------------------------------------
Healthcare Facility Disaster         Rehabilitation & Healthcare         1/30/97      Automatic renewal; This Agreement may be
Transport Agreement                  Center of Tampa and Hillsborough                 terminated with 30 days written notice.
                                     Management MedTrans
------------------------------------------------------------------------------------------------------------------------------
LTCF Dialysis (ERSD) Compliance      Renex Dialysis Clinic of Tampa,     6/16/94      Automatic renewal; This Agreement may be
Agreement                            Inc. and Rehabilitation Health                   terminated by either party with 90 days
                                     Center of Tampa                                  written notice.
------------------------------------------------------------------------------------------------------------------------------
Managed Service Agreement for        Rehabilitation & Healthcare         11/18/99     Automatic renewal; It may be terminated
behavioral services to clients at    Center of Tampa and the Insight                  by either party with 30 days written
the Facility                         Health Network, Inc.                             notice, except in case of breach in
                                                                                      which either party can terminate
                                                                                      immediately.
------------------------------------------------------------------------------------------------------------------------------
Podiatric Services Agreement         Rehabilitation & Healthcare         12/1/99      Automatic renewal; It may be terminated
                                     Center of Tampa and KG Health                    at any time as follows: in written
                                     Partners, Inc.                                   notice, with and without cause and
                                                                                      bankruptcy.
------------------------------------------------------------------------------------------------------------------------------
Healthcare Facility Disaster         Rehabilitation & Healthcare         8/23/01      Automatic renewal; This Agreement may be
Transport Agreement                  Center of Tampa and American                     terminated with 30 days written notice.
                                     Medical Response
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
American Medical Response and        Rehabilitation & Healthcare         8/23/01      This Agreement shall be 1 year and will
Rehabilitation & Healthcare Center   Center of Tampa and American                     be automatically extended for 1 year
of Tampa Service Agreement           Medical Response                                 upon such terms and conditions as may be
                                                                                      mutually agreed upon by the parties
                                                                                      hereto. It may be terminated upon giving
                                                                                      60 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Transportation Services      Rehabilitation & Healthcare         8/23/01      Automatic renewal; Termination by either
Agreement                            Center of Tampa and LifeFleet                    party without cause upon 30 days of
                                     Southeast Inc. d/b/a American                    written notice or with cause upon notice
                                     Medical Response West Florida                    to the other.
------------------------------------------------------------------------------------------------------------------------------
Facility Transfer Agreement          Rehabilitation & Healthcare         8/1/02       Expires on 7/31/03 unless sooner
between the institutions             Center of Tampa and Galencare,                   terminated as provided that either party
                                     Inc. d/b/a Brandon Regional                      may terminate this Agreement without
                                     Hospital                                         cause upon 30 days advance written
                                                                                      notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Rehabilitation & Healthcare         4/23/01      1 year and shall be automatically
                                     Center of Tampa and Florida                      renewable in successive 1 year terms,
                                     Health Science Center, Inc. d/b/a                unless either Facility gives the other
                                     Tampa General Hospital                           written notice of its intent to
                                                                                      terminate this Agreement, not less than
                                                                                      30 days prior to the expiration of the
                                                                                      then current term.
------------------------------------------------------------------------------------------------------------------------------
Medical Director Service             Rehabilitation & Healthcare         4/1/99       1 year, and annually shall be
Agreement                            Center of Tampa and Dr. Raul Sierra              automatically renewed for a 1 year
                                                                                      period under like terms, unless
                                                                                      otherwise terminated as provided in this
                                                                                      Agreement.
------------------------------------------------------------------------------------------------------------------------------
Nursing Facility Dialysis Services   Rehabilitation & Healthcare         8/2/99       1 year unless sooner terminated pursuant
Agreement                            Center of Tampa and Bradenton                    to Article V of this Agreement with at
                                     Medical Enterprises                              least 30 day written notice prior to the
                                                                                      termination date.
------------------------------------------------------------------------------------------------------------------------------
Long Term Care Facility Dialysis     Rehabilitation & Healthcare         6/1/00       Initial term is 12 months. This
(ESRD) Compliance Agreement          Center of Tampa and Independent                  Agreement will be automatically renewed
                                     Renal Associates                                 for consecutive twelve-month terms until
                                                                                      such time as the Agreement is terminated
                                                                                      by one of the parties under the
                                                                                      provisions of this Agreement.
------------------------------------------------------------------------------------------------------------------------------
LTCF Dialysis (ESRD) Compliance      RENEX Dialysis Clinic of Tampa,     6/16/99      Unknown.
Agreement                            Inc. and Rehabilitation Center of
                                     Tampa
------------------------------------------------------------------------------------------------------------------------------
Agreement with Nursing Facility      LifePath Hospice and Pallative      Unknown      Not executed.
                                     Care, Inc. and Not Provided
                                     (appears to be Rehabilitation
                                     Center of Tampa)
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Vencor Inc. #836 and Pitney Bowes   1/?/99       48 months.
Lease Agreement                      Credit Corporation
------------------------------------------------------------------------------------------------------------------------------
Option to Purchase or Re-Rent        Nellcor Puritan Bennett Hospital    7/9/98       Unknown.
Agreement                            Credit Corp and Veneer Operating
                                     Inc.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Storage Agreement for pick up,       Rehabilitation & Healthcare         2/25/00      This Agreement shall be for 1 year and
delivery, storage and management     Center of Tampa and Business                     automatically renew for successive terms
of material belonging to the         Archives                                         of 1 year.
Client.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Portable X-Ray         Rehabilitation & Healthcare         1/1/99       Automatic renewal; This Agreement may be
Services                             Center of Tampa and Mobile                       terminated for any reason whatsoever by
                                     Radiology and EGG Service, Inc.                  either party upon 30 day written notice
                                     d/b/a RADS Mobile X-Ray & EKG                    to the other party, specifying the
                                     Service, Inc.                                    effective date of termination.
------------------------------------------------------------------------------------------------------------------------------

Rehabilitation and Health Center of Cape Coral

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Medicare Memorandum of Agreement     Rehab and Healthcare Center of      11/1/99      Automatic renewal; Agreement may be
                                     Cape Coral and Florida Medical                   terminated with 60 days written notice;
                                     Quality Assurance, Inc.                          or automatically on the date the Dept.
                                                                                      of Health and Human Services no longer
                                                                                      funds FMQAI.
------------------------------------------------------------------------------------------------------------------------------
Vista Healthplan, Inc. Vista         Vencor d/b/a Rehab & Health Care    Not dated    Automatic renewal; Agreement may be
Insurance Plan, Inc. Amended and     Center and Vista Healthplan,                     terminated with 60 days prior written
Restated Provider Services           Inc., Vista Insurance Plan, Inc.                 notice.
Agreement
------------------------------------------------------------------------------------------------------------------------------
American Red Cross Authorized        Rehab and Healthcare Center of      3/1/01       Expired.
Provider Agreement                   Cape Coral and American Red Cross
                                     of Lee County
------------------------------------------------------------------------------------------------------------------------------
American Red Cross Authorized        Rehab and Healthcare Center of      9/12/02      Expires on 10/31/03; Agreement may be
Provider Agreement                   Cape Coral and American Red Cross                terminated with 30 days prior written
                                     of Lee County                                    notice.
------------------------------------------------------------------------------------------------------------------------------
Laboratory Services Agreement        Kindred Nursing Centers East, LLC   9/1/01       Automatic renewal; Agreement may be
                                     d/b/a Rehabilitation and                         terminated with 30 days prior written
                                     Healthcare Center of Cape Coral                  notice.
                                     and DSI Laboratories
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Rehabilitation & Healthcare         6/20/00      Agreement may be terminated with 90 days
                                     Center of Cape Coral and Lee                     prior written notice or automatic
                                     Memorial Health System                           termination should either party fail to
                                                                                      maintain its licensure or certification
                                                                                      as provided by Public Law 89-97.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Rehabilitation & Healthcare         6/20/00      Agreement may be terminated with 90 days
                                     Center of Cape Coral and Gulf                    prior written notice or automatic
                                     Coast Hospital                                   termination should either party fail to
                                                                                      maintain its licensure or certification
                                                                                      as provided by Public Law 89-97.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Rehabilitation & Healthcare         6/20/00      Agreement may be terminated with 90 days
                                     Center of Cape Coral and                         prior written notice or automatic
                                     HealthPark Care Center                           termination should either party fail to
                                                                                      maintain its licensure or certification
                                                                                      as provided by Public Law 89-97.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Rehabilitation & Healthcare         6/20/00      Agreement may be terminated with 90 days
                                     Center of Cape Coral and Cape                    prior written notice or automatic
                                     Coral Hospital                                   termination should either party fail to
                                                                                      maintain its licensure or certification
                                                                                      as provided by Public Law 89-97.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Rehabilitation & Healthcare         6/20/00      Agreement may be terminated with 90 days
                                     Center of Cape Coral and S.W.                    prior written notice or automatic
                                     Regional Medical Center                          termination should either party fail to
                                                                                      maintain its licensure or certification
                                                                                      as provided by Public Law 89-97.
------------------------------------------------------------------------------------------------------------------------------
Monthly Minimum Advertising          Rehabilitation & Healthcare         9/3/01       12 consecutive periods; Agreement may be
Agreement                            Center of Cape Coral and The News                terminated with 30 days prior written
                                     Press Publishing Company                         notice.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Laboratory Services Agreement        Kindred Nursing Centers East, LLC   7/13/01      Unknown.
                                     d/b/a Rehabilitation & Healthcare
                                     Center of Cape Coral and DSI
                                     Laboratories
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            Rehabilitation & Healthcare         6/1/01       Automatic renewal; Renewal may be
Agreement                            Center of Cape Coral and                         cancelled with 60 days prior written
                                     Dr. S. Johnsen, M.D.                             notice of termination; Agreement may be
                                                                                      terminated at any time with 30 days
                                                                                      written notice.
------------------------------------------------------------------------------------------------------------------------------
Agreement to provide nursing         Rehabilitation & Healthcare         11/13/98     Automatic renewal; Agreement may be
services to healthcare center        Center of Cape Coral and H.O.P.E.                terminated with 30 days written notice
                                     of Lee County, Inc., d/b/a Hope                  (without cause); Agreement may be
                                     Hospice and Palliative Care                      terminated with 10 days written notice
                                                                                      if breach is not cured within 10 days of
                                                                                      breaching party's receipt of written
                                                                                      notice of breach.
------------------------------------------------------------------------------------------------------------------------------
Standard Consulting Agreement        Rehabilitation & Healthcare         3/23/00      Automatic renewal; Agreement may be
                                     Center of Cape Coral and Sharon                  terminated with 30 days advance notice
                                     Fitzgerald, RHIT                                 (without cause); Agreement may be
                                                                                      terminated with 10 days written notice
                                                                                      if breach is not cured within 10 days of
                                                                                      breaching party's receipt of written
                                                                                      notice of breach.
------------------------------------------------------------------------------------------------------------------------------
Radiology Services Agreement         Rehabilitation & Healthcare         4/12/99      Automatic renewal; Agreement may be
                                     Center of Cape Coral and                         terminated with 60 days prior written
                                     Radiology Regional Center, P.A.                  notice.
------------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Services and          Rehabilitation & Healthcare         4/1/97       Automatic renewal; Agreement may be
Consulting Agreement                 Center of Cape Coral and Vencare                 terminated by Pharmacy on account of
                                     Pharmacy Services                                Facility's failure to pay outstanding
                                                                                      bills.
------------------------------------------------------------------------------------------------------------------------------
Contract for Podiatric Care          Rehabilitation & Healthcare         8/3/00       Agreement may be terminated with 30 days
                                     Center of Cape Coral and David                   prior written notice.
                                     Velarde, D.P.M.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Cape Coral Rehab and Vencor         7/1/98       Automatic renewal; Agreement may be
                                     Hospital Tampa                                   terminated with 90 days prior written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Mental Health Services Agreement     Rehabilitation & Healthcare         10/22/01     Automatic renewal; Agreement may be
                                     Center of Cape Coral and                         terminated with 30 days prior written
                                     Harald W. Lettner, PH.D., P.A.                   notice.
------------------------------------------------------------------------------------------------------------------------------
Service Agreement to provide         Cape Coral Rehab and Health Care    3/6/00       Unknown.
psychiatric care for the valuable    Center and Seabreeze Behavioral
patient of this Nursing Facility     Medicine
------------------------------------------------------------------------------------------------------------------------------
Staffing Agreement pursuant          Rehabilitation & Healthcare         12/10/99     Automatic renewal; Agreement may be
availability of qualified staff to   Center of Cape Coral and Alliance                terminated with 30 days prior written
provide services for the             Respiratory Service                              notice.
Facility's patients
------------------------------------------------------------------------------------------------------------------------------
Social Service Consultation          Rehab Center of Cape Coral and      9/27/02      Automatic renewal; Agreement may be
Agreement                            Stoll Health Care Consulting                     terminated with 30 days prior written
                                     Services, Inc.                                   notice.
------------------------------------------------------------------------------------------------------------------------------
Renewal Agreement for continued      Rehabilitation & Health Care        10/26/01     Expired.
participation in the Medicaid        Center of Cape Coral and Agency
Program                              fro Health Care Administrator
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Memorandum of Agreement pursuant     Vencor Rehabilitation and Health    6/19/01      Agreement may be terminated with 60 days
to the education of students in      Care Center of Cape Coral and the                prior written notice.
Lee County                           School Board of Lee County
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Vencor Inc. #837 and Pitney Bowes   11/16/99     66 months.
Lease Agreement                      Credit Corporation
------------------------------------------------------------------------------------------------------------------------------
RMAP Lease Agreement                 Rehab and Healthcare of Cape        4/12/00      36 months.
                                     Coral and Ricoh Corporation
------------------------------------------------------------------------------------------------------------------------------
Pest Prevention Service Agreement    Rehab & Healthcare Center (Cape     10/30/00     Automatic renewal; Agreement may be
                                     Coral, FL) and The Steritech                     terminated at least 30 days prior to the
                                     Group, Inc.                                      end of the applicable 1 year term.
------------------------------------------------------------------------------------------------------------------------------
Ricoh Major Account Program Master   Rehab and Healthcare of Cape        4/12/00      Unknown.
Contract for Purchase and/or Full    Coral and Ricoh Corporation
Maintenance
------------------------------------------------------------------------------------------------------------------------------
Loan Agreement for purchase of       Cape Coral Rehab & Healthcare and   9/12/00      Unknown.
aviary                               Oak Creek Aviaries
------------------------------------------------------------------------------------------------------------------------------
Equipment Lease Contract for         Rehabilitation & Healthcare         6/1/01       42 months.
Leases Under $25,000                 Center of Cape Coral and Culligan
                                     Water Conditioning
------------------------------------------------------------------------------------------------------------------------------
Equipment Lease Agreement            Vencor Inc. d/b/a Rehabilitation    9/30/96      Expired.
                                     & Healthcare Center of Cape Coral
                                     and Copia Business Systems Inc.
------------------------------------------------------------------------------------------------------------------------------
Steri Safe Service Agreement         Vencor Rehab & Health Care and      9/20/02      Automatic renewal of each 3 year term;
                                     Stericycle                                       Agreement may be terminated at the end
                                                                                      of any term with 60 days prior written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------

Casa Mora Rehabilitation & Extended Care

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Staffing Agreement pursuant          Unexecuted                          Undated      1 year renewals unless terminated by
availability of qualified staff to                                                    either party with 30 days prior written
provide services for the                                                              notice to the other party.
Facility's patients
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            PersonaCare of Bradenton d/b/a      6/1/02       1 year renewals unless terminated by
Agreement                            Casa Mora Rehab & Extended care                  either party upon no less than 30 days
                                     and Dr. Vishal Sharma                            prior written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Casa Mora Health Care and Vencor    1/1/99       1 year renewals unless notice of
                                     Hospital Tampa                                   non-renewal is provided not less than 90
                                                                                      days prior to the end of the term. It
                                                                                      may be terminated earlier if either
                                                                                      party materially breaches this
                                                                                      Agreement.
------------------------------------------------------------------------------------------------------------------------------
Continuation Certificate             Personacare of Bradenton d/b/a      5/25/02      Expires on 5/25/03.
                                     Casa Mora Rehabilitation and
                                     Extended Care # 1217
------------------------------------------------------------------------------------------------------------------------------
Contract for the provision of        Casa Mora and Knowles' Mobile       6/1/02       Unknown if this Contract may be
certain provider services to         Diagnostics                                      automatically renewed; It may be
Facility                                                                              canceled by either party upon 30 days
                                                                                      written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing Facility (SNF)       105327 Casa Mora Rehab and          11/1/02      Through October 31, 2005 and/or until
Memorandum of Agreement (MOA)        Extended Care and Florida Medical                such time as both parties deem a new
                                     Quality Assurance, Inc.                          Agreement is necessary.
------------------------------------------------------------------------------------------------------------------------------
Medical Record Consultant            Casa Mora Rehab & Extended Care     2/7/00       Expired.
Agreement                            and LTD Medical Record Consulting
                                     Firm
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Laboratory      Casa Mora Rehab & Extended Care     7/13/01      1 year renewals unless terminated by
Services                             and Midwest Medical Laboratory                   either party with 30 days written notice
                                                                                      prior to the expiration of this
                                                                                      Agreement.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Consultant Dietitian   Casa Mora Rehab and Kathy Green     11/11/00     Unknown if this Contract may be
Services                             R.D., L.D.                                       automatically renewed; It may be
                                                                                      canceled by either party with 30 days
                                                                                      written notice.
------------------------------------------------------------------------------------------------------------------------------
Long-Term Care Facility Outpatient   Casa Mora Rehab & Extended Care     5/1/00       Expired.
Dialysis Services Agreement          and Bio-Medical Applications of
                                     Florida Inc., d/b/a Bio-Medical
                                     Applications of Bradenton
------------------------------------------------------------------------------------------------------------------------------
Contract for dental care services    Casa Mora Rehab & Extended Care     6/25/02      Automatic renewal unless notified 60
                                     and Ricardo M. Carreno D.D.S.                    days prior to the anniversary date; This
                                                                                      Agreement may be terminated by either
                                                                                      party with 30 days prior written notice
                                                                                      to the other party.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Services to provide    Casa Mora Rehab & Extended Care     11/16/98     1 year renewals unless terminated by
medical oxygen and healthcare        and MEDOX Corporation                            either party with 30 days prior written
equipment services to the Facility                                                    notice.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Service Agreement to establish the   PersonaCare of Bradenton and        10/1/96      Automatic renewal; Either party may
position of Medical Director of      Robert E. Blackwood                              terminate this Agreement without cause
the Facility to assist the                                                            effective at any time giving the other
Facility to better provide                                                            party written notice at least 30 days
services to its residents                                                             prior to the effective date of
                                                                                      termination.
------------------------------------------------------------------------------------------------------------------------------
Podiatric Services Agreement         Casa Mora Rehab & Extended Care     2/1/01       1 year renewals unless terminated by the
                                     and KG Health Partners, Inc.                     following: with cause by either party
                                                                                      upon default by the other, without cause
                                                                                      by either party upon 60 days advance
                                                                                      written notice given to the other party
                                                                                      or bankruptcy.
------------------------------------------------------------------------------------------------------------------------------
Full Membership Service Agreement    PersonaCare of Bradenton and        3/10/97      Unknown if this Agreement can be
with Staftrack Inc.                  Staftrack, Inc.                                  automatically renewed; It may be
                                                                                      terminated by Member with 20 days
                                                                                      written notice and StafTrack with 30
                                                                                      days written notice to Member except in
                                                                                      the event that StafTrack would suffer
                                                                                      unreasonable loss by not discontinuing
                                                                                      or amending such services.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Vencor Inc. #1217 and Pitney        11/10/98     26 months.
Lease Agreement                      Bowes Credit Corporation
------------------------------------------------------------------------------------------------------------------------------
Ecotemp Lease Agreement              Casa Mora and Ecolab Inc.           7/16/02      Expires on 7/04.
------------------------------------------------------------------------------------------------------------------------------

Kindred Rehabilitation & Nursing Center of Broward

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Physician Services Agreement         North Broward Rehabilitation &      8/1/99       From 9/1/99 for 1 year with automatic
                                     Nursing Center and Dental                        renewals and may be terminated upon at
                                     Horizons                                         least 30 days advanced written notice.
------------------------------------------------------------------------------------------------------------------------------
Dialysis Services Back-up            Kindred Rehab and Davita Ft.        9/1/02       From 9/1/02 for 1 year with automatic
Agreement                            Lauderdale Renal Associates                      renewals and may be terminated upon 30
                                                                                      days advanced written notice.
------------------------------------------------------------------------------------------------------------------------------
Long Term Care Facility,             Kindred Rehab Center and Fort       3/23/02      3/23/02 through 3/23/03 with automatic
Outpatient Dialysis Services         Lauderdale Artificial Kidney                     one-year renewals and may be terminated
Agreement                            Center                                           upon 30 days advanced written notice.
------------------------------------------------------------------------------------------------------------------------------
Long Term Care Facility,             North Broward Rehabilitation &      10/20/98     9/23/98 with automatic 1 year renewals
Outpatient Dialysis Services         Nursing Center and Fort                          and may be terminated upon 30 days
Agreement                            Lauderdale Artificial Kidney                     advanced written notice.
                                     Center
------------------------------------------------------------------------------------------------------------------------------
Outpatient Dialysis Service          North Broward Rehabilitation &      Unknown.     Unknown.
Agreement                            Nursing Center and Complete
                                     Dialysis Care, Inc. of Coral
                                     Springs
------------------------------------------------------------------------------------------------------------------------------
Hospice Care of Broward County,      Hospice Care of Broward County      Unknown.     Unknown.
Inc. Agreement                       and North Broward Rehab & Nursing
                                     Center
------------------------------------------------------------------------------------------------------------------------------
Agreement of service to be           Hospice by the Sea, Inc. and        6/16/98      Automatic 1 year renewals unless sooner
provided by Hospice and Nursing      North Broward Rehabilitation &                   terminated as provided by Article XIV of
Facility                             Nursing Center                                   this Agreement.
------------------------------------------------------------------------------------------------------------------------------
Vitas Healthcare Corporation of      Vitas Healthcare Corporation        8/20/99      Automatic 1 year renewals unless sooner
Florida Agreement with North         of Florida and North Broward                     terminated as provided by Article VII of
Broward Rehabilitation and Nursing   Rehabilitation and Nursing Center                this Agreement.
Center
------------------------------------------------------------------------------------------------------------------------------
Visual Health Service Agreement      North Broward Rehabilitation and    12/1/98      From 12/1/98, to remain in force
                                     Nursing Center and Eye-Med Visual                indefinitely subject to termination by
                                     Services                                         either Party upon 60 days written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Services and          North Broward Rehabilitation and    12/1/98      From 12/1/98 for a period of 3 years;
Consulting Agreement                 Nursing Center and Vencare                       Automatic 1 year renewals unless
                                     Pharmacy Services                                terminated by Pharmacy on account of
                                                                                      Facility's failure to pay outstanding
                                                                                      bills.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         North Broward Rehabilitation and    7/1/98       Automatic 1 year renewals and may be
                                     Nursing Center and Vencor                        terminated upon 90 days advanced written
                                     Hospital Fort Lauderdale                         notice.
------------------------------------------------------------------------------------------------------------------------------
Mobile Diagnostics Services          Vencor Hospital Ft. Lauderdale      9/29/97      Automatic 1 year renewals and may be
Agreement                            and Persona Care - Broward                       terminated upon 30 days advanced written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Diagnostic Services Proposal for     North Broward Rehabilitation and    11/1/99      Agreement to be revised on an annual
North Broward Rehab                  Nursing Center and Prestige                      basis before renewal.
                                     Diagnostic Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Consulting Services    North Broward Rehabilitation and    8/1/99       1 year term commencing on 8/1/99, with
                                     Nursing Center and Louis Max,                    automatic 1 year renewals and may be
                                     LCSW                                             terminated upon 30 days advanced written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Social Services Consultant           Louis Max, LCSW and Persona Care    10/1/96      Agreement is indefinite and may be
Retainer Agreement                   of Broward                                       terminated upon 60 days written notice
                                                                                      or when either Party fails to abide by
                                                                                      its contents.
------------------------------------------------------------------------------------------------------------------------------
Managed Service Contract             North Broward Rehabilitation and    9/1/98       This Agreement shall continue until
                                     Nursing Center and Insight Health                terminated by either party with 30 days
                                     Network, Inc.                                    written notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Records Consultant           North Broward Rehabilitation and    9/1/98       This Agreement will continue
Agreement                            Nursing Center and Medical                       indefinitely.
                                     Records Management, Inc.
------------------------------------------------------------------------------------------------------------------------------
Maintenance Agreement of sanitary    Colonial Palms Nursing Home East    4/1/93       Expired.
sewage                               and Pumping Station Service
                                     Center
------------------------------------------------------------------------------------------------------------------------------
Maintenance Agreement to restore     North Broward Rehabilitation and    6/1/99       Term is monthly.
malfunctioning equipment             Nursing Center and Telecorp Inc.
------------------------------------------------------------------------------------------------------------------------------
Medical Instrument Operating SNF     North Broward Rehabilitation and    3/15/02      1 year contract and may be terminated by
Lease Agreement                      Nursing Center and Accelerated                   Lessor following 10 days notice to
                                     Care Plus Corp.                                  Lessee; or by either Party upon 30 days
                                                                                      advanced written notice.
------------------------------------------------------------------------------------------------------------------------------
Letter from the School Board of      N/A                                 6/15/00      N/A.
Broward County, Florida
------------------------------------------------------------------------------------------------------------------------------
Outpatient Dialysis Service          Colonial Palms East and             1997-98      Expired.
Agreement                            Artificial Kidney Center of
                                     Broward
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Vencor Inc. #1218 and Pitney        12/11/01     48 months.
Lease Agreement                      Bowes Credit Corporation
------------------------------------------------------------------------------------------------------------------------------
Beauty Shop Services Agreement       North Broward Rehabilitation and    8/1/99       Automatic 1 year renewals and may be
                                     Nursing Center and Linda Baker                   terminated upon 30 days advanced written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Ecotemp Lease Agreement              Vencor Inc. d/b/a North Broward     2/6/98       Term is 2 years. Beginning on the first
                                     Rehabilitation and Nursing Center                day of the first service period. Either
                                     and Ecolab Inc.                                  party may terminate Agreement upon 60
                                                                                      days advanced written notice.
------------------------------------------------------------------------------------------------------------------------------
Pest Elimination Agreement           North Broward Rehabilitation and    8/98         Agreement effective for an original
                                     Nursing Center and Ecolab Inc.                   period of 1 year and shall renew itself
                                                                                      on a monthly basis thereafter, until
                                                                                      terminated upon 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Preventative Maintenance Agreement   North Broward Rehabilitation and    10/1/98      Expired.
Emergency Generator Systems          Nursing Center and Circle
                                     Generator Service Inc.
------------------------------------------------------------------------------------------------------------------------------
North Broward Rehabilitation and     North Broward Rehabilitation and    5/6/98       Expired.
Nursing Center Landscape &           Nursing Center and Tri-County
Groundkeeping Proposal               Landscape Inc.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Grinnell Fire Protection Systems     Colonial Palms East Nursing         8/12/93      1 year term with automatic 1 year
Company (I) Contract for Automatic   Center and Grinnell Fire                         renewals and may be terminated upon 30
Sprinkler Equipment Inspection       Protection Systems Company, Inc.                 days advanced written notice.
(II) Contract for testing of fire
alarm and detection equipment
(III) Combined Contract for the
Above Programs I & II
------------------------------------------------------------------------------------------------------------------------------
Biotrack Medical Waste Service       North Broward Rehabilitation and    11/4/98      Unknown.
Agreement                            Nursing Center and BFI Waste
                                     Systems of North America, Inc.
------------------------------------------------------------------------------------------------------------------------------
Natural Gas Sales Agreement          North Broward Rehabilitation and    1/1/00       Initial term is 24 months from the date
                                     Nursing Center and Perry Gas                     of first gas deliveries.
                                     Companies, Inc.
------------------------------------------------------------------------------------------------------------------------------

Highland Pines Rehabilitation & Nursing Center

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Institutional Medicaid Provider      Highland Pines Nursing Manor and    4/8/02       Automatic renewal; Agreement may be
Agreement                            Agency for Health Care                           terminated with 30 days advance notice.
                                     Administrator
------------------------------------------------------------------------------------------------------------------------------
Manager Service Agreement            Highland Pines Rehab & Nursing      11/15/02     Automatic renewal; Agreement may be
                                     Center and Insight Health                        terminated with 30 days advance notice.
                                     Network, Inc.
------------------------------------------------------------------------------------------------------------------------------
Ameri-Pride Inc. Proposal/Contract   Highland Pines Rehab and            1/1/03       Automatic renewal; Agreement may be
                                     Ameri-Pride Inc.                                 terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
BayCare Outreach Laboratory          Highland Pines / Highland Terrace   7/17/01      Automatic renewal; Agreement may be
Services Agreement                   and BayCare Outreach Laboratory                  terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Radiology Services Agreement         Advanced Radiology Services, Inc.   3/1/01       Automatic renewal; Agreement may be
                                     and Highland Pines                               terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Record Consultant            Highland Pines Nursing and Rehab    6/18/01      Automatic renewal; Agreement may be
Agreement                            Center and LTD Medical Record                    terminated with 30 days advance notice.
                                     Consulting Firm
------------------------------------------------------------------------------------------------------------------------------
PersonaCare of Clearwater Service    Healthcare Services Group, Inc.     3/13/98      Agreement may be cancelled 120 days
Agreement                            and Vencor, Inc. which Inc.ludes                 after 3/9/98 provided a 30 day written
                                     the attached facility known as                   notice has been given.
                                     PersonaCare of Clearwater
------------------------------------------------------------------------------------------------------------------------------
Podiatric Services Agreement         Highland Pines Rehab and Nursing    11/25/02     Automatic renewal; Agreement may be
                                     and KG Health Partners, Inc.                     terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Director Service Agreement   Highland Pines Rehabilitation &     2/1/02       Automatic renewal; Agreement may be
                                     Nursing Center and Ali Saifi                     terminated with 30 days advance notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Director Service             Highland Pines Rehabilitation &     9/1/02       Automatic renewal; Agreement may be
Agreement                            Nursing Center and Michael Yu,                   terminated with 30 days advance notice.
                                     M.D.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Vencor Inc. #1220 and Pitney        1/?/02       48 months.
Lease Agreement                      Bowes Credit Corporation
------------------------------------------------------------------------------------------------------------------------------

Pompano Rehabilitation & Nursing Center

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Co-Medical Director Services         Pompano Rehab & Nursing Center      8/l/01       Initial term of 1 year and shall be
Agreement                            and Scott Silverstein M.D.                       automatically annually renewed for a 1
                                                                                      year period unless otherwise terminated
                                                                                      as provided in this Agreement. Either
                                                                                      party may terminate this Agreement
                                                                                      without cause upon no less than 30 days
                                                                                      prior written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
MDU Service Agreement - Hospital     PersonaCare of Pompano West, Inc.   3/1/02       Expired.
                                     and Mediaone of Greater Florida,
                                     Inc.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         Pompano Rehab & Nursing and         7/1/98       Initial term of 1 year and thereafter it
                                     Vencor Hospital Fort Lauderdale                  shall be renewed automatically for
                                                                                      successive periods of 1 year. It may be
                                                                                      terminated earlier if either party
                                                                                      breaches this Agreement.
------------------------------------------------------------------------------------------------------------------------------
Agreement with Hospice pursuant      Pompano Rehab & Nursing Center      6/11/99      1 year renewals and may be terminated
services to be provided by Hospice   and Hospice Care of Broward                      with or without cause by providing to
and Center                           County, Inc.                                     the other party at least 30 days written
                                                                                      notice of termination.
------------------------------------------------------------------------------------------------------------------------------
Vitas Healthcare Corporation of      PersonaCare of Pompano West, Inc.   7/3/02       Automatic renewal; This Agreement may be
Florida Agreement for Nursing        d/b/a Pompano Rehabilitation and                 terminated by either party without cause
Facility Services                    Nursing Center and Vitas                         by providing to the other party at least
                                     Healthcare Corporation of Florida                60 days prior written notice of
                                                                                      termination.
------------------------------------------------------------------------------------------------------------------------------
Agreement for the Provision of       Kindred Nursing Centers East, LLC   6/20/02      1 year renewals unless terminated by
Hospice Service                      d/b/a Pompano Rehabilitation and                 either party. A 30 days advance written
                                     Nursing Center and North Broward                 notice must be given to the other party.
                                     Hospital District d/b/a Hospice
                                     Care of Gold Coast Facility
                                     Health
------------------------------------------------------------------------------------------------------------------------------
Transfer Agreement for emergency     Pompano Rehab and Edgewater         11/10/02     This Agreement will continue in effect
needs of the Facility's residents    Pointe Estates                                   unless either party withdraws by giving
                                                                                      30 days written notice to the other
                                                                                      party of its intention.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Patient Transfer       Pompano Rehabilitation and          2/2/98       This Agreement may be terminated by
                                     Nursing Center and Boca Raton                    either party upon 90 days written notice
                                     Community Hospital                               and will be automatically terminated
                                                                                      should either party fail to maintain its
                                                                                      licensure or certification.
------------------------------------------------------------------------------------------------------------------------------
Transfer Agreement between two       Pompano Rehabilitation and          2/2/98       1 year renewals upon mutual written
facilities in the event that         Nursing Center and Tenet                         Agreement of the parties. Either party
either Facility requires the         HealthSystem Hospitals, Inc.                     may terminate this Agreement upon a 30
services of the other Facility       d/b/a West Boca Medical Center                   days written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Pompano Rehabilitation and          10/1/97      This Agreement shall automatically be
                                     Nursing Center and North Broward                 renewed each year, except that either
                                     Medical Center                                   party may withdraw by giving 30 days
                                                                                      written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           PersonaCare - Pompano and North     10/1/97      This Agreement shall automatically be
                                     Broward Medical Center                           renewed each year, except that either
                                                                                      party may withdraw by giving 30 days
                                                                                      written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Patient Transfer Agreement           Colonial Palms West and Holy        11/1/94      This Agreement shall automatically be
                                     Cross Hospital                                   renewed each year, except that either
                                                                                      party may withdraw by giving 30 days
                                                                                      written notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Patient Transfer       Pompano Rehabilitation and          2/2/98       This Agreement may be terminated by
                                     Nursing Center and Northwest                     either party upon 90 days written notice
                                     Medical Center                                   and will be automatically terminated
                                                                                      should either party fail to maintain its
                                                                                      licensure or certification.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Respiratory Care       Colonial Palms - West and           11/1/95      This Agreement shall be renewed for
Services                             Northwest Medical Center                         successive 1 year periods unless either
                                                                                      party notifies the other in writing of
                                                                                      its intention not to renew within 60
                                                                                      days prior to the end of the then
                                                                                      current term.
------------------------------------------------------------------------------------------------------------------------------
Vencor, Inc. Service Agreement for   Pompano Rehabilitation and          8/30/99      This Agreement will continue unless
all necessary management,            Nursing Center and Healthcare                    canceled by either party 30 days after
supervision, etc. to perform the     Services Group, Inc.                             the services begin, provided a 30 day
housekeeping and laundry services                                                     written notice has been given.
on the premises of the Facility.
------------------------------------------------------------------------------------------------------------------------------
Managed Service Agreement for the    Pompano Rehabilitation and          1/2/02       This Agreement will continue until
provision of behavioral services     Nursing Center and Insight Health                canceled by either party with 30 days
to clients                           Network                                          written notice, except in the case of
                                                                                      breach, in which either party can
                                                                                      terminate immediately.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Podiatric Services     Pompano Rehab and Foot Care         12/17/01     This Agreement will remain in full force
for reasonable access to routine     Consultants Inc.                                 unless terminated by either party by
and emergency Podiatric care                                                          giving 30 days written notice prior to
                                                                                      the expiration date of the contract.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Services regarding     Pompano Rehabilitation and          1/6/03       1 year renewals unless terminated by
Portable Medical Diagnostics         Nursing Center and Portable                      either party with 30 days written notice
                                     Medical Diagnostics                              to the other party.
------------------------------------------------------------------------------------------------------------------------------
Visual Health Service Agreement      Pompano Rehabilitation and          10/8/98      This Agreement shall remain in force
                                     Nursing Center and Eye-Med Visual                indefinitely unless terminated by either
                                     Services                                         party upon 60 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Dietary Services Agreement           Pompano Rehabilitation and          1/9/03       1 year renewals and can be terminated
                                     Nursing Center and Beth Ann Beer                 by either party for any reason by giving
                                     BSCD                                             30 days prior written notice to the
                                                                                      other party.
------------------------------------------------------------------------------------------------------------------------------
Physician Services Agreement         Pompano Rehabilitation and          1/6/03       1 year renewals unless terminated by
                                     Nursing Center and Lawrence                      either party with 30 days prior written
                                     Landis DDS                                       notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
SNF/LTCF Outpatient Dialysis         Pompano Rehabilitation and          6/6/02       1 year renewals unless terminated by
Services Agreement                   Nursing Center and Bio-Medical                   either party with 30 days prior written
                                     Applications of Florida, Inc.                    notice to the other party.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Services regarding     Pompano Rehabilitation and          Not dated    1 year renewals unless terminated by
laboratory tests, physician and      Nursing Center and Oracle Lab                    either party with 30 days prior written
billing information                                                                   notice to the other party.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Transfer Agreement under which       Colonial Palms West and AMISUB,     8/4/94       1 year renewals. It may be terminated
patients under the care of one       Inc. d/b/a North Ridge Medical                   by mutual Agreement or by either party
party may be transferred to the      Center                                           upon the default of the other party of
care of the other party                                                               any term.
------------------------------------------------------------------------------------------------------------------------------
Social Services Consultant           The Louis Max Group                 9/?/00       Duration of this Agreement is indefinite
Retainer Agreement                                                                    unless terminated by providing the other
                                                                                      party a 60 day written notice of such
                                                                                      intent or when either party fails abide
                                                                                      by its contents.
------------------------------------------------------------------------------------------------------------------------------
Social Services Consulting           Colonial Palms West and Louis       6/1/96       Automatic renewal; This Agreement can be
Agreement                            Max, LCSW, ACSW, CCM                             terminated with 30 days written notice
                                                                                      by either party.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Fac. # 1232 and Pitney Bowes        1/13/03      63 months.
Lease Agreement                      Credit Corporation
------------------------------------------------------------------------------------------------------------------------------
Pitney Bowes Credit Corporation      Vencor Inc., Pompano                6/14/99      Unknown.
Lease Agreement                      Rehabilitation and Nursing Center
                                     and Pitney Bowes Credit
                                     Corporation
------------------------------------------------------------------------------------------------------------------------------
Fire Alarm Service Agreement         Colonial Palms West and             12/8/94      Unknown.
                                     Bass-United Fire & Security
                                     Systems, Inc.
------------------------------------------------------------------------------------------------------------------------------
Service Agreement for Non            Pompano Rehab Nursing Center and    4/1/99       Expired.
Hazardous Wastes                     Waste Management Inc. of Florida
------------------------------------------------------------------------------------------------------------------------------
Pest Elimination Agreement           Persona Care of Pompano and         7/02/97      This Agreement shall be effective for an
                                     Ecolab Pest Elimination Services                 original period of 1 year and shall
                                                                                      renew itself from month to month
                                                                                      thereafter, unless terminated by either
                                                                                      party on 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Biomedical Equipment PM Only         Pompano Rehab & Nursing and Pace    2/2/01       Expired.
Agreement                            Medical Electronics, INC.
------------------------------------------------------------------------------------------------------------------------------
Photocopy Service Agreement          Pompano Rehab and Nursing Center    2/28/02      Unknown.
                                     and Minuteman Press
------------------------------------------------------------------------------------------------------------------------------
Lease Agreement for Vodavi Triad     Vencor Inc., d/b/a Pompano Rehab    5/11/99      Unknown.
Phone System                         & Nursing and Global
                                     Telecommunications
------------------------------------------------------------------------------------------------------------------------------

The Oaks at Avon

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            The Oaks at Avon and Dr. Hanford    8/30/01      Automatic renewal; After initial term of
Agreement                            Brace                                            1 year, Agreement may be terminated
                                                                                      without cause upon 30 days prior written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Medical           The Oaks at Avon and Dr. Hanford    7/5/01       Unknown.
Director Contract                    Brace
------------------------------------------------------------------------------------------------------------------------------
Postage Equipment lease Increase     Pitney Bowes Credit Corporation     3/10/99      Expired.
for three years                      and Lavon Childers (Avon Park
                                     Fac. #246)
------------------------------------------------------------------------------------------------------------------------------

The Rehabilitation Center of the Palm Beaches

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Agreement with Hospice for Hospice   The Rehabilitation Center of the    2/9/99       Automatic renewal; Agreement may be
Routine Home Care Services           Palm Beaches and Hospice of Palm                 terminated with 30 days prior written
                                     Beach County, Inc.                               notice.
------------------------------------------------------------------------------------------------------------------------------
Agreement of service to be           The Rehabilitation Center of the    5/21/02      Automatic renewal; Agreement may be
provided by Hospice and Nursing      Palm Beaches and Hospice by the                  terminated with 30 days prior written
Facility                             Sea, Inc.                                        notice.
------------------------------------------------------------------------------------------------------------------------------
SNF/LTCF Outpatient Dialysis         Rehabilitation Center of the Palm   12/12/00     Automatic renewal; Agreement may be
Services Agreement                   Beaches and Bio-Medical                          terminated with 30 days prior written
                                     Applications of Florida, Inc.                    notice.
                                     d/b/a FMC West Palm Beach
------------------------------------------------------------------------------------------------------------------------------
Dialysis Services Agreement          Rehabilitation Center of the Palm   9/12/00      Automatic renewal; Agreement may be
                                     Beaches and Atlantic Kidney                      terminated with 30 days prior written
                                     Centers, Inc.                                    notice.
------------------------------------------------------------------------------------------------------------------------------
Dialysis Services Agreement          Schwartz Dialysis Center and        8/24/00      Automatic renewal; Agreement may be
                                     Rehabilitation Center of the Palm                terminated with 30 days prior written
                                     Beaches                                          notice.
------------------------------------------------------------------------------------------------------------------------------
Agreement of inspection, testing     Rehabilitation Center of the Palm   1/23/02      Automatic renewal; Agreement may be
and maintenance for fire             Beaches and Wiginton Fire                        terminated with 60 days prior written
protection                           Sprinklers, Inc.                                 notice.
------------------------------------------------------------------------------------------------------------------------------
Consulting Agreement for Dentistry   Rehabilitation Center of the Palm   10/19/00     Automatic renewal; Agreement may be
Services                             Beaches and Alex Kobb, DDS                       terminated with 30 days prior written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Professional    Rehabilitation Center of the Palm   9/29/00      Expires on 9/9/03 unless terminated with
Consulting and Advisory Services     Beaches and A&M Hearing Aid                      good cause upon 30 days written notice.
                                     Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------
Real Estate Lease                    Rehabilitation Center of the Palm   7/1/00       Automatic renewal; Agreement may be
                                     Beaches and North Point Surgery                  terminated with 30 days prior written
                                     and Laser Center                                 notice.
------------------------------------------------------------------------------------------------------------------------------
Transfer Agreement between           The Rehab. Center of the Palm       10/2/00      Automatic renewal and may be terminated
institutions                         Beaches and Palm Beach Gardens                   without cause upon 30 days written
                                     Community Hospital, Inc. d/b/a                   notice; immediately after a facility
                                     Palm Beach Gardens Medical Center                closes or discontinues operating or a
                                                                                      facility loses its license.
------------------------------------------------------------------------------------------------------------------------------
Mutual Aid Agreement or Statement    Rehabilitation Center of the Palm   7/23/97      Unless otherwise notified this Agreement
of Understanding                     Beach and Palm Beach medical                     will automatically be renewed and may be
                                     Transport                                        terminated upon 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------
Laboratory Services Agreement        The Rehabilitation Center of the    9/26/00      Automatic renewal; Agreement may be
                                     Palm Beaches and South Florida                   terminated with 30 days prior written
                                     Clinical Services, Inc.                          notice.
------------------------------------------------------------------------------------------------------------------------------
Facility Agreement to provide        The Rehabilitation Center of the    10/1/01      Automatic renewal; Agreement may be
assessments, group and individual    Palm Beaches and Cotler Health                   terminated with 30 days prior written
counseling sessions to clients at    Care & Development, Inc.                         notice.
the Facility
------------------------------------------------------------------------------------------------------------------------------
St. Mary's Hospital, Inc. Transfer   The Rehabilitation Center of the    5/1/01       Expires on 5/1/03 unless terminated
Agreement                            Palm Beaches and St. Mary's                      earlier with 30 days prior written
                                     Hospital, Inc.                                   notice.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Institutional Medicaid Provider      The Rehabilitation Center of the    7/8/02       Expires on 7/31/05.
Agreement                            Palm Beaches and Florida Agency
                                     for Health Care Administrator
------------------------------------------------------------------------------------------------------------------------------
Contract for Health Information      The Rehabilitation Center of the    5/11/00      It is Unknown whether this Agreement
Management Services                  Palm Beaches and Hazel Rudich,                   ended on 5/1/01. The parties may agree
                                     RHIA, HRM                                        in writing to a continuation beyond the
                                                                                      termination date.
------------------------------------------------------------------------------------------------------------------------------
Ancillary Services Agreement         America's Choice Medical Plans,     7/1/03       Continues in effect until terminated;
                                     Inc. and Rehabilitation Center of                may be terminated for cause by the
                                     the Palm Beach, Inc.                             facility upon failure to cure upon 30
                                                                                      days' notice, which termination shall be
                                                                                      effective upon 60 days' notice to Health
                                                                                      Plan, DOI, HFCA and the Agency; Health
                                                                                      Plan my terminate on 60 days notice to
                                                                                      Facility and DOI.
------------------------------------------------------------------------------------------------------------------------------
Contractual Agreement for Portable   The Rehabilitation Center of the    10/2/00      Automatic renewal; Agreement may be
Radiology Procedures                 Palm Beaches and Portable Medical                terminated with 30 days prior written
                                     Diagnostics, Inc.                                notice.
------------------------------------------------------------------------------------------------------------------------------
Agreement for education and          The Rehabilitation Center of the    2/7/01       Expired.
training of students of nursing      Palm Beaches and the District
program                              Board of Trustees of the Palm
                                     Beach Community College
------------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Consulting            Kindred Hospitals East, LLC d/b/a   10/1/01      Agreement will be renewed automatically
Agreement                            Vencare Pharmacy Boca Raton and                  unless notice of non-renewal is provided
                                     Kindred Nursing Centers East, LLC                90 days prior to end of term; Agreement
                                     d/b/a The Rehabilitation Center                  may be terminated earlier if either
                                     of the Palm Beaches                              party materially breaches Agreement.
------------------------------------------------------------------------------------------------------------------------------
Solicitation, Offer and Award of     Offeror: Rehabilitation Center of   5/14/03      60 calendar days for acceptance of
Contract to Place VA Patients in     the Palm Beaches.                                offer; contract term expires 5/30/04; VA
Nursing Home                         Offeree: VA Medical Center                       has the right to remove any of its
                                     (West Palm Beach)                                patients at any time; VA may extend term
                                                                                      of contract by written notice within 90
                                                                                      days of expiration, not to exceed 3
                                                                                      years.
------------------------------------------------------------------------------------------------------------------------------
Agreement to Provide Professional    Convalescent Center of the Palm     8/9/93       Automatic renewal; Agreement may be
Consulting and Advisory Services     Beaches and Dr. Alan Harstein,                   terminated with 30 days prior written
                                     DPM and Dr. Wendy Stark, DPM                     notice.
------------------------------------------------------------------------------------------------------------------------------
St. Mary's Hospital, Inc. Transfer   Rehabilitation Center of the Palm   3/1/99       Expired.
Agreement for Acute Care Services    Beaches and St. Mary's Hospital,
                                     Inc.
------------------------------------------------------------------------------------------------------------------------------
Notification Letter of QOC           N/A                                 3/27/01      N/A.
Approval
------------------------------------------------------------------------------------------------------------------------------
Option to Purchase or Re-Rent        Nellcor Puritan Bennett Hospital    7/9/98       Unknown; This Agreement may be
Agreement                            Credit Corp and Vencor Operating                 terminated at the end of the first 27
                                     Inc.                                             months.
------------------------------------------------------------------------------------------------------------------------------
Service Agreement regarding          Rehabilitation Center of the Palm   5/18/94      Unknown.
transportation of biohazard waste    Beaches and Browning-Ferris
                                     Industries of Fla., Inc.
------------------------------------------------------------------------------------------------------------------------------
Beauty Shop Services Agreement       Rehabilitation Center of the Palm   2/17/99      Automatic renewal; Agreement may be
                                     Beaches and Doreen Leimer                        terminated with 30 days prior written
                                                                                      notice.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Agreement for Professional           Rehabilitation Center of the Palm   10/9/01      Automatic renewal; Agreement may be
Investigative Services               Beaches and Sureway Investigative                terminated with 30 days prior written
                                     Agency                                           notice.
------------------------------------------------------------------------------------------------------------------------------
Exterminating Service Agreement      The Rehabilitation Center of the    10/3/02      Expired.
                                     Palm Beaches and Ameribest
                                     Exterminating, Co.
------------------------------------------------------------------------------------------------------------------------------
Exterminating Service Agreement      The Rehabilitation Center of the    5/28/03      One year, automatic renewal; Agreement
                                     Palm Beaches and Ameribest                       may be terminated with 30 days prior
                                     Exterminating, Co.                               written notice.
------------------------------------------------------------------------------------------------------------------------------
Landscape Maintenance Agreement      The Rehabilitation Center of the    10/1/02      30 cancellation notice necessary; Not
Proposal                             Palm Beaches and Horti Care                      applicable during first year of service.
------------------------------------------------------------------------------------------------------------------------------
Medical Gases Supply Agreement       The Rehabilitation Center of the    11/1/00      Automatic renewal; Agreement may be
                                     Palm Beaches and MEDIQ/PRN Life                  terminated with 30 days prior written
                                     Support Services, Inc.                           notice.
------------------------------------------------------------------------------------------------------------------------------

Boca Raton Rehabilitation Center

------------------------------------------------------------------------------------------------------------------------------
          Name of Agreement                       Parties                   Date                  Termination Date
------------------------------------------------------------------------------------------------------------------------------
Medical Director Service Agreement   Boca Raton Rehabilitation and       2/1/03       Unknown.
                                     Susan Rodall, M.D.
------------------------------------------------------------------------------------------------------------------------------
Agreement for Dialysis Services      Boca Raton Rehabilitation and       3/27/02      Unknown.
between Boca Raton Rehabilitation    Artificial Kidney Center
and Artificial Kidney Center
------------------------------------------------------------------------------------------------------------------------------
Clinical Laboratory Services         Boca Raton Community Hospital,      2/18/02      Automatic renewal; This Agreement may be
Agreement                            Inc. and Boca Raton                              terminated with cause upon 10 days
                                     Rehabilitation Center                            prior written notice to the other party
                                                                                      or without cause upon 30 days prior
                                                                                      written notice.
------------------------------------------------------------------------------------------------------------------------------
Healthcare Services Group, Inc.      Healthcare Services Group, Inc.     7/19/00      Automatic renewal; This Agreement may be
Service Agreement                    and Vencor Nursing Centers East                  terminated 30 days after July 19, 2000,
                                     LLC                                              provided 30 days prior written notice.
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            Boca Raton Rehabilitation and       2/1/02       Unknown.
Agreement                            Susan Rodall M.D.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Vencor Inc. #610 and Pitney Bowes   12/4/97      16 months.
Lease Agreement                      Credit Corporation
------------------------------------------------------------------------------------------------------------------------------

The Abbey

------------------------------------------------------------------------------------------------------------------------------
First Amendment to Austin Medical,   The Abbey Rehabilitation and        5/23/02      Unknown.
Inc. Staffing Agreement              Nursing Center and Austin
                                     Medical, Inc.
------------------------------------------------------------------------------------------------------------------------------
Radiology Services Agreement         The Abbey Rehabilitation and        3/15/01      Automatic renewal; It may be terminated
                                     Nursing Center and Advance                       without cause by either party upon 30
                                     Radiology Services, Inc.                         day prior written notice to the other
                                                                                      party, specifying the effective date of
                                                                                      termination.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Advanced          The Abbey Rehabilitation and        5/23/02      Unknown.
Radiology Services Agreement         Nursing Center and Advance
                                     Radiology Services, Inc.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Physician         Abbey Rehabilitation and Nursing    8/8/01       Unknown.
Service Agreement                    Center and Dr. Naomi Marsh

------------------------------------------------------------------------------------------------------------------------------
First Amendment to Physician         Abbey Rehabilitation and Nursing    8/8/01       Unknown.
Service Agreement-Optical            Center and Dr. Jeffrey Phillips
Services
------------------------------------------------------------------------------------------------------------------------------
Agency for Health Care               Abbey Rehabilitation and Nursing    8/30/02      Expires on 3/31/04.
Administration Electronic            Center and Agency for Health Care
Remittance Voucher Agreement         Administration
------------------------------------------------------------------------------------------------------------------------------
BayCare Outreach Laboratory          Abbey Rehabilitation and Nursing    9/21/01      This Agreement will remain in force
Services Agreement                   Center and BayCare Outreach                      until 30 days written notice is given by
                                     Laboratory                                       either party to terminate.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Inspection        Abbey Rehabilitation and Nursing    8/8/01       Unknown.
Service Contract                     Center and Industrial Fire
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Beauty Shop       Abbey Rehabilitation and Nursing    5/23/02      Unknown.
Services Agreement                   Center and Tammy Grehan
------------------------------------------------------------------------------------------------------------------------------
Medical Director Services            Abbey Rehabilitation and Nursing    2/1/00       Initial term of 1 year and annually
Agreement                            Center and Ernest Frierson, M.D.                 automatically renewed for a 1 year
                                                                                      period unless otherwise terminated as
                                                                                      provided in this Agreement.
------------------------------------------------------------------------------------------------------------------------------
First Amendment to Medical           Abbey Rehabilitation and Nursing    5/23/02      Unknown.
Director Services Agreement          Center and Dr. Ernest Frierson
------------------------------------------------------------------------------------------------------------------------------
Mental Health Service Agreement      Abbey Rehabilitation and Nursing    9/30/02      Period of 1 year and automatically
                                     Center and Randolph H. Hemsath,                  renewed on the anniversary date for an
                                     M.D.                                             additional year unless terminated by
                                                                                      either party at any time upon 30 days
                                                                                      notification.
------------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Services Agreement    PersonaCare of St. Petersburg,      10/14/02     This Agreement shall be renewed
                                     Inc. d/b/a Abbey Rehabilitation                  automatically for successive periods of
                                     and Nursing Center and Kindred                   1 year unless notice of non-renewal is
                                     Hospitals East, LLC d/b/a Kindred                provided not less than 90 days prior to
                                     Pharmacy Services                                the end of a term.
------------------------------------------------------------------------------------------------------------------------------
Executive Commercial Services,       Abbey Nursing Home and Executive    1/1/93       Term of 12 months and renewable unless
Inc. Lawn Service Contract           Commercial Services, Inc.                        one party notifies the other in writing
                                                                                      30 days prior to the expiration date.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Beauty Shop Services Agreement       Abbey Rehabilitation and Nursing    5/23/02      Term of 1 year and shall be
                                     Center and Tammy Grehan                          automatically renewed for successive 1
                                                                                      year periods unless otherwise terminated
                                                                                      as provided in this Agreement.
------------------------------------------------------------------------------------------------------------------------------
Ecotemp Lease Agreement              Abbey Rehabilitation and Nursing    No date      Period of 2 years; Either party may
                                     Center and Ecolab Inc.                           terminate this Agreement at the end of
                                                                                      the initial term or on the anniversary
                                                                                      of that date by giving at least 60 days
                                                                                      prior notice in writing.
------------------------------------------------------------------------------------------------------------------------------
Pest Control Service Agreement       Abbey Rehabilitation and Nursing    2/11/03      Period of 1 year and shall continue
                                     Center and Hawkeye Pest Control,                 thereafter unless terminated at any time
                                     Inc.                                             by either party within the first year
                                                                                      with a 60 day notice in writing or after
                                                                                      the first year with a 30 day notice in
                                                                                      writing.
------------------------------------------------------------------------------------------------------------------------------
Pittney Bowes Credit Corporation     Fac. # 1233 and Pitney Bowes        12/12/94     21 months.
Lease Agreement                      Credit Corporation
------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.07(a)
                  COMPUTER SOFTWARE AND SYSTEMS TO BE RETAINED

List of Retained Computer Equipment
Schedule 3.07(a)

                                                                                                Number
                                                     Total Cost of                                of
                                                        Network        # of     Total Cost of    Rehab   Total cost
Facility #            Facility Name                    Equipment     Printers      Printers      PC's     of PC's     Facility Total
------------------------------------------------------------------------------------------------------------------------------------
   115       Rehab.Ctr of Palm Beach                   $ 1,900.00        2       $   700.00        2      $  300.00     $ 2,900.00
------------------------------------------------------------------------------------------------------------------------------------
   117       Waldemere Place                           $ 3,690.00        1       $   500.00        1      $  150.00     $ 4,340.00
------------------------------------------------------------------------------------------------------------------------------------
   124       Health Care & Rehab of Sanford            $ 3,100.00        1       $   500.00        1      $  150.00     $ 3,750.00
------------------------------------------------------------------------------------------------------------------------------------
   125       Titusville Rehab & Nsg Ctr                $ 4,000.00        1       $   400.00        3      $  450.00     $ 4,850.00
------------------------------------------------------------------------------------------------------------------------------------
   181       Windsor Woods Rehab & Healthcare          $ 3,100.00        2       $ 1,000.00        3      $1,350.00     $ 5,450.00
------------------------------------------------------------------------------------------------------------------------------------
   245       Bay Pointe Nsg Pavillion                  $ 3,680.00        1       $   400.00        3      $  450.00     $ 4,530.00
------------------------------------------------------------------------------------------------------------------------------------
   246       Oaks at Avon Nsg & Rehab Ctr              $ 1,800.00        2       $ 1,000.00        2      $  300.00     $ 3,100.00
------------------------------------------------------------------------------------------------------------------------------------
   268       Winkler Court/FT Myers                    $ 3,490.00        2       $ 1,000.00        2      $  300.00     $ 4,790.00
------------------------------------------------------------------------------------------------------------------------------------
   372       Carrollwood Care Ctr                      $ 3,100.00        2       $ 1,000.00        2      $  300.00     $ 4,400.00
------------------------------------------------------------------------------------------------------------------------------------
   610       Boca Raton Rehab Ctr                      $ 1,800.00        1       $   500.00        2      $  300.00     $ 2,600.00
------------------------------------------------------------------------------------------------------------------------------------
   637       Evergreen Woods Healthcare                $ 4,100.00        2       $   900.00        5      $  750.00     $ 5,750.00
------------------------------------------------------------------------------------------------------------------------------------
   836       Rehab & Health Care Ctr of Tampa          $ 3,780.00        2       $   800.00        3      $  450.00     $ 5,030.00
------------------------------------------------------------------------------------------------------------------------------------
   837       Rehab & Health Care Ctr of Capr Coral     $ 4,130.00        2       $ 1,000.00        3      $  450.00     $ 5,580.00
------------------------------------------------------------------------------------------------------------------------------------
  1217       Casa Mora Rehab                           $ 3,730.00        1       $   400.00        3      $  499.00     $ 4,629.00
------------------------------------------------------------------------------------------------------------------------------------
  1218       North Broward                             $ 1,400.00        2       $ 1,000.00        3      $  450.00     $ 2,850.00
------------------------------------------------------------------------------------------------------------------------------------
  1220       Highland Pines                            $ 3,680.00        1       $   500.00        1      $  150.00     $ 4,330.00
------------------------------------------------------------------------------------------------------------------------------------
  1232       Pompano                                   $ 1,800.00        2       $   800.00        2      $  300.00     $ 2,900.00
------------------------------------------------------------------------------------------------------------------------------------
  1233       Abbey Rehab                               $ 3,780.00        1       $   500.00        1      $  150.00     $ 4,430.00
------------------------------------------------------------------------------------------------------------------------------------
                                        Sub Totals     $56,060.00       28       $12,900.00       42      $7,249.00

                                       Grand Total                                                                      $76,209.00

List of Retained Computer Equipment
Schedule 3.07(a)

                                                                                                Number
                                                     Total Cost of                                of
                                                       Network         # of     Total Cost of    Rehab   Total cost
Facility #            Facility Name                   Equipment       Printers     Printers      PC's     of PC's     Facility Total
------------------------------------------------------------------------------------------------------------------------------------
   115       Rehab Ctr of Palm Beach                   $ 1,900.00        2       $   700.00        2      $  300.00     $ 2,900.00
------------------------------------------------------------------------------------------------------------------------------------
   117       Waldemere Place                           $ 3,690.00        1       $   500.00        1      $  150.00     $ 4,340.00
------------------------------------------------------------------------------------------------------------------------------------
   124       Health Care & Rehab of Sanford            $ 3,100.00        1       $   500.00        1      $  150.00     $ 3,750.00
------------------------------------------------------------------------------------------------------------------------------------
   125       Titusville Rehab & Nsg Ctr                $ 4,000.00        1       $   400.00        3      $  450.00     $ 4,850.00
------------------------------------------------------------------------------------------------------------------------------------
   181       Windsor Woods Rehab & Healthcare          $ 3,100.00        2       $ 1,000.00        3      $1,350.00     $ 5,450.00
------------------------------------------------------------------------------------------------------------------------------------
   245       Bay Pointe Nsg Pavillion                  $ 3,680.00        1       $   400.00        3      $  450.00     $ 4,530.00
------------------------------------------------------------------------------------------------------------------------------------
   246       Oaks at Avon Nsg & Rehab Ctr              $ 1,800.00        2       $ 1,000.00        2      $  300.00     $ 3,100.00
------------------------------------------------------------------------------------------------------------------------------------
   268       Winkler Court/FT Myers                    $ 3,490.00        2       $ 1,000.00        2      $  300.00     $ 4,790.00
------------------------------------------------------------------------------------------------------------------------------------
   372       Carrollwood Care Ctr.                     $ 3,100.00        2       $ 1,000.00        2      $  300.00     $ 4,400.00
------------------------------------------------------------------------------------------------------------------------------------
   610       Boca Raton Rehab Ctr                      $ 1,800.00        1       $   500.00        2      $  300.00     $ 2,600.00
------------------------------------------------------------------------------------------------------------------------------------
   637       Evergreen Woods Healthcare                $ 4,100.00        2       $   900.00        5      $  750.00     $ 5,750.00
------------------------------------------------------------------------------------------------------------------------------------
   836       Rehab & Health Care Ctr of Tampa          $ 3,780.00        2       $   800.00        3      $  450.00     $ 5,030.00
------------------------------------------------------------------------------------------------------------------------------------
   837       Rehab & Health Care Ctr of Capr Coral     $ 4,130.00        2       $ 1,000.00        3      $  450.00     $ 5,580.00
------------------------------------------------------------------------------------------------------------------------------------
  1217       Casa Mora Rehab                           $ 3,730.00        1       $   400.00        3      $  499.00     $ 4,629.00
------------------------------------------------------------------------------------------------------------------------------------
  1218       North Broward                             $ 1,400.00        2       $ 1,000.00        3      $  450.00     $ 2,850.00
------------------------------------------------------------------------------------------------------------------------------------
  1220       Highland Pines                            $ 3,680.00        1       $   500.00        1      $  150.00     $ 4,330.00
------------------------------------------------------------------------------------------------------------------------------------
  1232       Pompano                                   $ 1,800.00        2       $   800.00        2      $  300.00     $ 2,900.00
------------------------------------------------------------------------------------------------------------------------------------
  1233       Abbey Rehab                               $ 3,780.00        1       $   500.00        1      $  150.00     $ 4,430.00
------------------------------------------------------------------------------------------------------------------------------------
                                        Sub Totals     $56,060.00       28       $12,900.00       42      $7,249.00

                                       Grand Total                                                                      $76,209.00

                                SCHEDULE 6.03(g)
                              ENVIRONMENTAL MATTERS

1.   Asbestos Operations and Maintenance Programs.

Seller currently has the following asbestos operations and maintenance programs in effect at the Facilities:

     a. Operations and Maintenance Program for Asbestos Containing Material, H-9114, sent to Dominic Marco of Spector, Gadon & Rosen, P.C. and Steve Horowitz of Cleary, Gottlieb, Steen & Hamilton by Richard E. Myers of Kindred on June 17, 2003

2.   Storage Tanks and Transformers Containing Leaking PCB's.

     a. Storage Tanks. There are underground storage tanks at the following facilities:

          i.   Carrolwood Care Center

          ii.  Waldemere Place

          iii. Windsor Woods Convalescent Center

          iv.  Bay Pointe Nursing Pavilion

          v.   Rehab Center of the Palm Beaches

     b. Electrical Transformers Containing PCB's that are Leaking. None.

3.   Environmental and Engineering Reports.

Phase 1 and Phase 2 environmental reports and other Florida Institute Commissioned Reports have been reviewed by Senior Health, Florida Institute and the New Operators and the contents thereof are satisfactory, and such reports have been delivered to Kindred prior to the Closing Date.

                                 Schedule 11.03
                        Diligence Matters - Florida SNFs

1.   a) Title Documents

     .    Fac. 1233 - Title Insurance Commitment dated April 8, 1998
     .    Fac. 245 - Owner's Title Insurance Policy dated August 4, 1994
     .    Fac. 372 - Title Insurance Commitment dated May 4, 1998
     .    Fac. 1217 - Title Insurance Commitment dated April 3, 1998
     .    Fac. 637 - Owners Title Policy dated July 1, 1995
     .    Fac. 124 - Owner's Title Policy dated November 13, 1992
     .    Fac. 1220 - Owner's Title Policy dated April 5, 1995
     .    Fac. 1218 - Title Insurance Commitment dated April 9, 1998
     .    Fac. 246 - Leasehold Title Policy dated July 11, 1996
     .    Fac. 1232 - Title Insurance Commitment dated April 9, 1998
     .    Fac. 837 - Owner's Title Policy dated September 4, 1991
     .    Fac. 836 - Owner's Title Policy dated September 3, 1993
     .    Fac. 125 - Owner's Title Policy dated February 26, 1993
     .    Fac. 117 - Owner's Title Policy dated September 3, 1993
     .    Fac. 181 - Owner's Title Policy dated August 30, 1993
     .    Fac. 268 - Owner's Title Policy dated March 13, 1995
     .    Fac. 610 - Owner's Title Policy dated October 4, 1991
     .    Fac. 115 - Owner's Title Policy dated December 30, 1997

1.   b) Survey Documents

     . Fac. 1233 - Boundary and Improvement Survey dated April 21, 1998 by American Surveying Company, Inc.
     . Fac. 245 - Boundary Survey dated June 22, 1993 by C. Fred Deuel and Associates, Inc.
     . Fac. 1217 - Boundary and Improvement Survey dated May 2, 1998 by American Surveying Company, Inc.
     . Fac. 637 - Special Purpose Survey dated May 14, 1996 by Coffin & McLean Assoc., Inc.
     . Fac. 1220 - Boundary and Improvements Survey dated April 9, 1998 by American Surveying Company, Inc.
     .    Fac. 1218 - Survey dated May 7, 1998 by Caribbean Land Surveyors, Inc.
     . Fac. 246 - Boundary Survey dated December 14, 1994 by Germaine Surveying Inc.
     .    Fac. 1232 - Survey dated April 28, 1998 by Caribbean Land Surveyors,
          Inc.
     . Fac. 837 - As-built Survey dated February 13, 1991 by Lee County Engineering Inc.
     . Fac. 836 - Building Addition Overall Site Plan dated February 28, 1992 by Landmark Engineering & Surveying Corporation
     . Fac. 117 - Boundary and Building Location Survey dated September 9, 1977 by Mosby Engineering Associates, Inc.
     .    Fac. 268 - Survey dated April 14, 1993 by Alligator Surveying, Inc.
     . Fac. 610 - Boundary and Improvement Survey dated April 6, 1990 by Keith and Schnars, P.A.
     .    Fac. 115 - Survey dated August 4, 1997 by F.R.S. & Associates, Inc.

     c) Environmental

     .    Fac. 1217 - Phase I Environmental conducted December 9, 1994 by Cierra
          Inc.
     . Fac. 637 - Level I Environmental Site Assessment conducted December 11, 1992 by Environmental Resources Management-South, Inc.
     . Fac. 837 - Level I Environmental Property Audit conducted February 7, 1991 by ERM-Northwest, Inc.

     . Fac. 836 - Asbestos Survey Report dated September 6, 1996 by Law Engineering and Environmental Services, Specifications for Asbestos Abatement dated December 5, 1996 by Gaudet Associates, Inc.
     . Fac. 181 - Phase I Environmental Assessment dated April 27, 1993 by Environmental Enterprise Group, Inc.
     . Fac. 268 - Phase I Environmental Site Assessment dated February 22, 1995 by Ardaman & Associates, Inc.

     d) Underground Storage Tanks

     . Fac. 117 - Tank Removal Closure Assessment dated June 1998 by Ogden Environmental and Energy Services Co., Inc.
     . Fac. 181 - Tank Removal Closure Assessment dated July 1998 by Ogden Environmental and Energy Services Co., Inc.
     . Fac. 245 - Site Rehabilitation Completion Order dated July 27, 1999 - Ogden Environmental and Energy Services Co., Inc. in conjunction with FL Dept. of Environmental Protection
     . Fac. 372 - Tank Removal Closure Assessment dated July 1998 by Ogden Environmental and Energy Services Co., Inc.

1. e) Miscellaneous Documents

     . Fac. 115 - Special Warranty Deed dated December 23, 1997 and mesne Deeds (last source deed Vencor Operating, Inc. -> Vencor Nursing Centers East, L.L.C.) dated April 30, 1998 and recorded September 28, 1999 as Document No. 99-391116, O. R. Book 11370, Pg. 1184
     . Fac. 246 - Lease Agreement by and between First Healthcare Corporation as Lessee and Fairhaven South, Inc. as Lessor dated July 1, 1996 and mesne Assignments and Assumption of Leases (First Healthcare Corporation -> Vencor Healthcare, Inc.; Vencor Healthcare, Inc. -> Vencor Operating, Inc.; Vencor Operating, Inc. -> Vencor Nursing Centers East, L.L.C.) dated April 30, 1998
     . Fac. 610 - Mesne Deeds (last source deed Vencor Operating, Inc. -> Vencor Nursing Centers East, L.L.C.) dated April 30, 1998 and recorded May 12, 1998 as Document No. 98-175242, O.R. Book 10396, Pg. 880
     . Fac. 637 - Reciprocal Easement Agreement by and between Nationwide Care, Inc. and Evergreen Woods, Ltd. dated August 16, 1996 and recorded August 28, 1996 in Hernando County, Florida, File No. 96-031971, Book 1083, Pg. 1551
     . Fac. 1217 - Ninety-Nine Year Lease by and between Alpha Medical Land Corp. as Landlord and Bradenton Care Center, Limited as Tenant dated June 1, 1982, Amendment dated October 18, 1982 and Assignment and Assumption of Lease (PersonaCare of Bradenton, Inc. -> Ventas Realty, Limited Partnership) dated August 23, 1999

Additional Documentation Provided - For all FL facilities unless specifically noted

     . Agency for Health Care Administration ("AHCA")/Surveys for the Florida facilities -

     Surveys (Doc. No. 2567), Plans of Correction and various correspondence for 2002

     Surveys (Doc. No. 2567), Plans of Correction and various correspondence for 2001

     Surveys (Doc. No. 2567), Plans of Correction and various correspondence for 2000

     . Survey Issues - Fac. 246 (documentation re: AHCA Survey conducted July 11-12, 2002 resulting in State Class I Citation); Fac. 372 (documentation re: AHCA Complaint Survey conducted June 18, 2002 resulting in State Class I Citation), Fac. 1218 (documentation re:
          AHCA Complaint Investigation conducted April 1, 2002 about an attempt to close facility's vent. unit), Fac. 1233 (documentation re: AHCA Complaint Investigation conducted October 8, 2002 resulting in State Class I Citation);
     . Inventory of Personal Effects (upon patient admission - time period not specific)
     . Florida Depository Bank Account Reconciliation (May 2002 - October 2002 and December 2002 - March 2003) - Bank of America Acct. No. 3751033080
     . Medicare Credit Balance Report Certification for Calendar Quarter Ended 9/30/02

     . Kindred AR Aging Trends (AR198) for subject Florida facilities - November 2002
     . Kindred Accounts Receivable Summary (AR195) for subject Florida facilities - November 2002, April 2003
     . Kindred General Ledger Balancing (reconciliation of detail AR to General Ledger Accounts for Florida facilities) - November 2002
     . Kindred Aged 360 Accounts Receivable Analysis (AR360) - June 2002, November 2002, May 2003, June 2003
     . Kindred Balance Sheet by facility - Year End Final Close 2001, Calendar 2001 vs. November 2002, As of April 2003
     .    Current Kindred Manage Care Rates - central Florida summary
     .    Master Lease Agreement #4 dated as of April 20, 2001
     .    Medicare Cost Reports -

     Annual reporting period ended 6/30/01 - Fac. 115, 117, 181, 124, 125, 245,
     246, 268, 372, 610, 637, 836, 837, 1217, 1218, 1220, 1232, 1233

     Annual reporting period ended 6/30/02 - Fac. 115, 117, 181, 124, 125, 245,
     246, 268, 372, 610, 637, 836, 837, 1217, 1218, 1220, 1232, 1233

     .    Medicaid Cost Reports -

     Annual reporting period ended 5/31/01 - Fac. 115, 117, 124, 125, 245, 246,
     268, 610, 836, 837

     Annual reporting period ended 5/31/02 - Fac. 115, 117, 124, 125, 245, 246,
     268, 610, 836, 837

     Annual reporting period ended 7/31/01 - Fac. 181, 372, 637, 1217, 1218,
     1220, 1232, 1233

     Annual reporting period ended 7/31/02 - Fac. 181, 372, 637, 1217, 1218,
     1220, 1232, 1233

     . Kindred 2001 Benefits - Open Enrollment Guide for Full-time Health Services Employees along with Health Insurance Claims Analysis by facility for Florida facilities (August 2000 - September 2002)
     .    Vencor Human Resources Reference Guide (1998)
     . Vencor Human Resources Policy and Procedure Manual (Nursing Center) - not dated
     .    Vencor Employee Handbook (CC/HR97-015) - not dated
     . STARS Report - 5 yr. Worker's Compensation Claims Loss History (as of 9/30/02) for Florida facilities
     .    Kindred Average Daily Census Trend by facility - 1999, 2000, 2001,
          2002
     . Medicaid Reimbursement Per Diem Rates - Effective 7/1/02 and Effective 1/1/03
     . Kindred Nursing Center Operations G/L Labor Report (March 2003), May 2002 and May 2003
     .    EEOC Matters -

     Synopsis of Charges of Discrimination: Fac. 1233 - Virgil Beckford (filed 12/12/02 - open), Elizabeth Pitt (filed 11/29/01 - open), Josette Robinson (filed 9/25/02 - open); Fac. 245 - Joyce Boone (filed 2/10/03 - open), Joyce Boone (2) (filed 3/31/03 - open); Fac. 610 - Ronalde Battist (filed 5/6/03 - open); Fac. 836 - Yasmina Garcia (filed 10/15/01 - open), Ana L. Lecaros (filed 4/11/02 - open); Fac. 125 - Tamika R. Ganzy (filed 2/17/03 - open)

     Litigation: Fac. 837 - Linda Leccese, Plaintiff (filed 12/6/02 - open); Fac. 1217 - Caroline Waldron, Plaintiff (filed 5/30/02 - open)

     . Union Information - Ken Hurley's 1/8/03 memo and collective bargaining agreements with SEIU 1199 Florida for Fac. 115 (12/1/02-11/30/05) and 125 (7/1/02-11/30/05), Tampa (#836) Rehab Wage Proposal with SEIU Local 1199 FL dated 5/30/03 and Titusville (#125) Wage & Scale Increase Proposal with SEIU Local 1199 FL dated 5/20/03
     .    Bonds - Continuous until cancelled

     Safeco Patient Trust Fund Bond - Fac. 115 ($65k), 117 ($110k), 124 ($75k), 125 ($100k), 181 ($50k), 245 ($90k), 246 ($25k), 268 ($50k), 372 ($60k),
     610 ($100k), 637 ($25k), 836 ($75k), 837 ($50k), 1217 ($85k), 1218 ($100k),
     1220 ($60k plus $5k for assisted living), 1232 ($40k), 1233 ($80k)

     Agency for Health Care Administration Leased Nursing Home Surety Bond - Fac. 117 ($791,497), 124 ($652,190), 125 ($808,966), 181 ($411,988), 245
     ($828,623), 246 ($585,490), 268 ($782,682), 372 ($774,578), 637 ($365,072),
     836 ($951,652), 837 ($665,079), 1217 ($1,232,424), 1218 ($1,038,976), 1220
     ($620,408), 1232 ($784,848), 1233 ($597,499)

     Safeco Utility Payment Bond - Fac. 117 (Peoples Gas System, Inc. - $1k), 124 (Florida Power & Light Company - $7,690), 181 (Withlacoochee River Electric Cooperative, Inc. - $15k), 268 (Florida Power & Light Company - $11,500), 372 (Tampa Electric Company - $15k), 836 (Tampa Electric Company
     - $17,450),

     Safeco Surety Bond - Fac. 124 (Florida Public Utilities Company - $2,700), 1233 (Florida Power Corporation - $8,645)

     .    Insurance Policies -

     Storage Tank Pollution Liability - Aon (5/28/02 - 5/28/03)

     Crime & Fiduciary - Aon (1/1/02- 1/1/03)

     Director & Officers - Aon (4/20/02 - 4/20/03)

     Professional/General Liability - Aon (1/1/02 - l/1/03)

     Insurance Schedules (2002, 2003, Property, UST, Auto, Approved Drivers) and Workers Comp Loss Run (5 yr. As of 11/30/02 and 12/31/02)

     Property Insurance Program Policy Manual - Hobbs (12/1/01 - 12/1/02)

     All Risk Property Binder Addendum from Hobbs Group (Effective 12/1/02 - 12/1/03)

     Auto Liability - Aon (1/1/02 - 1/1/03)

     Workers' Compensation - Aon (1/1/02 - 1/1/03, 2 binders)

     .    Flood Certificates - Fac. 115 (eff. 1/9/03 - 1/9/04), 181 (eff.
          1/17/03- 1/17/04), 837 (eff. 12/17/02 - 12/17/03), 1233 (eff. 12/17/02
          - 12/17/03)
     .    Florida Pending Claims List - Florida Nursing Centers Only as of
          12/31/02
     . Florida Licensure and Certification Documents - binder (current licenses, Medicaid Agreements, Medicare 1561's, original Medicare letters, tie-in notices, DMEPOS letters)
     . Corporate Integrity Agreement between Office of Inspector General of Dept. of Health and Human Services and Vencor, Inc. signed 7/24/00
     .    Patient Trust Fund Trial Balance by Facility - December 2002
     . CIGNA Dental Preferred Provider Insurance - Low Incentive Plan and High Incentive Plan effective 1/1/03 for all Kindred full-time employees
     . Welcome to Your 2003 Employee Benefits - Communication and Enrollment for all Kindred full-time employees
     . Your Insured Benefit Plan - Health Services Division Nonunion Facilities (issued to Kindred Healthcare, Inc. by Metropolitan Life Ins. Co. - not dated)
     . Kindred Facility Historical Tax Data/Tax Year 2002 (Personal and Real Property Tax) - Fac. 1217, 1218, 1220, 1232, 1233
     . Kindred Operational Analysis (GL4000) (Income Statement in Operational Format): December 1999 Year End Final Close, December 2000 Year End Final Close, As of November 2001, As of December 2001, As of November 2002, December 2002 Year End Final Close, As of January 2003, As of February 2003, As of March 2003, As of April 2003
     . Nursing Center Payroll Analysis & Trend Report by Facility for Payroll Process Dates of 5/9/03 and 6/6/03 for Fac. 115, 117, 124, 125, 181,
          245, 246, 268, 372, 610, 637, 836, 837, for Payroll Process Dates of
          5/16/03 and 6/13/03 for Fac. 1217, 1218, 1220, 1232, 1233
     .    Tax Assessment Statements by local authority -
     .    2002 Real Property - Fac. 115, 117, 124, 125, 181, 245, 246, 268, 372,
          610, 637, 836, 837
     .    2002 Personal Property - Fac. 115, 117, 124, 125, 181, 245, 246, 268,
          372, 610, 637, 836, 837
     .    Cash/Receipt Record Recap (December 2002 - March 2003)
     . Kindred Florida Facilities Market Planning Map (10/02) and facility information

     . Kindred General Ledger Account Detail - January 2003 (housekeeping and laundry depts. wages accounts)
     .    Kindred Asbestos Operations and Maintenance Program
     . Florida General Ledger Balances - Petty Cash and Patient Fund for each facility for Jan-May 2003
     .    Current Vendor Lists for each facility